                                                                      Exhibit 99

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                         CHANNELL COMMERCIAL CORPORATION

                              as Domestic Borrower

                         CHANNELL COMMERCIAL CANADA INC.

                              as Canadian Borrower

                       CHANNELL COMMERCIAL EUROPE LIMITED
                                CHANNELL LIMITED

                                 as UK Borrowers

               --------------------------------------------------

               --------------------------------------------------

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                           LOAN AND SECURITY AGREEMENT

                            Dated: September 25, 2002

                                   $25,000,000

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               --------------------------------------------------

               --------------------------------------------------

                            FLEET CAPITAL CORPORATION
                    Individually and as Administrative Agent

                        FLEET CAPITAL CANADA CORPORATION
                       Individually and as Canadian Agent

                    FLEET NATIONAL BANK, LONDON U.K. BRANCH,
                        TRADING AS FLEETBOSTON FINANCIAL
                          Individually and as UK Agent

                            THE LENDERS NAMED HEREIN

               __________________________________________________

                                TABLE OF CONTENTS

          SECTION 1. CREDIT FACILITY .......................................   1
1.1  Revolving Credit Facility. ............................................   2
1.2  Letters of Credit; LC Guaranties. .....................................   5
1.3  Term Loan Facilities. .................................................   7
1.4  UK Borrowers. .........................................................   8
          SECTION 2. INTEREST, FEES AND CHARGES ............................   9
2.1  Interest. .............................................................   9
2.2  Computation of Interest and Fees. .....................................  11
2.3  Fee Letter. ...........................................................  11
2.4  Letter of Credit and LC Guaranty Fees. ................................  11
2.5  Unused Line Fee. ......................................................  12
2.6  Fronting Fees and Participation Fees. .................................  12
2.7  Prepayment Fee. .......................................................  13
2.8  Audit Fees. ...........................................................  14
2.9  Reimbursement of Expenses. ............................................  14
2.10 Bank Charges. .........................................................  15
2.11 Collateral Protection Expenses; Appraisals. ...........................  15
2.12 Payment of Charges. ...................................................  16
2.13 Taxes. ................................................................  16
          SECTION 3. LOAN ADMINISTRATION ...................................  23
3.1  Manner of Borrowing Loans. ............................................  23
3.2  Payments. .............................................................  31
3.4  Application of Payments and Collections. ..............................  41
3.5  All Loans to Constitute One Obligation. ...............................  44
3.6  Loan Accounts. ........................................................  44
3.7  Statements of Account. ................................................  44
3.8  Sharing of Payments, Etc. .............................................  45
3.9  Increased Costs. ......................................................  46
3.10 Basis for Determining Interest Rate Inadequate or Unfair. .............  48
3.11 Location of Payments ..................................................  48
          SECTION 4. TERM AND TERMINATION ..................................  49
4.1  Term of Agreement. ....................................................  49
4.2  Termination. ..........................................................  49
          SECTION 5. SECURITY INTERESTS ....................................  51
5.1  Security Interest in Collateral. ......................................  51
5.2  Other Collateral. .....................................................  57
5.3  Lien Perfection; Further Assurances. ..................................  58
5.4  Lien on Realty. .......................................................  58
5.5  UK Real Estate ........................................................  59
          SECTION 6. COLLATERAL ADMINISTRATION .............................  60
6.1  General. ..............................................................  60

6.2  Administration of Accounts. ...........................................................   61
6.3  Records and Reports of Inventory ......................................................   64
6.4  Administration of Equipment. ..........................................................   65
          SECTION 7.  REPRESENTATIONS AND WARRANTIES .......................................   66
7.1  General Representations and Warranties. ...............................................   66
7.2  Continuous Nature of Representations and Warranties. ..................................   77
7.3  Survival of Representations and Warranties. ...........................................   77
          SECTION 8.  COVENANTS AND CONTINUING AGREEMENTS ..................................   77
8.1  Affirmative Covenants. ................................................................   77
8.2  Negative Covenants. ...................................................................   85
8.3  Specific Financial Covenants. .........................................................   91
          SECTION 9.  CONDITIONS PRECEDENT .................................................   92
9.1  Documentation. ........................................................................   92
9.2  No Default. ...........................................................................   92
9.3  Other Conditions. .....................................................................   92
9.4  No Litigation. ........................................................................   92
9.5  Material Adverse Effect. ..............................................................   92
9.6  Fees. .................................................................................   93
9.7  Collateral. ...........................................................................   93
9.8  Diligence. ............................................................................   93
9.9  Corporate Matters. ....................................................................   94
9.10 Environmental Matters. ................................................................   94
9.11 Insurance. ............................................................................   94
9.12 Legal Opinions. .......................................................................   94
9.13 Reference Checks. .....................................................................   94
9.14 Financial Statements. .................................................................   94
9.15 Updated Audit. ........................................................................   95
9.16 Costs and Expenses. ...................................................................   95
9.17 Representations and Warranties. .......................................................   95
9.18 Availability. .........................................................................   95
9.19 Cash Management .......................................................................   95
          SECTION 10. EVENTS OF DEFAULT; RIGHTS AND REMEDIES ON DEFAULT ....................   95
10.1 Events of Default. ....................................................................   95
10.2 Acceleration of the Obligations. ......................................................  100
10.3 Other Remedies. .......................................................................  100
10.4 Set Off and Sharing of Payments. ......................................................  103
10.5 Remedies Cumulative; No Waiver. .......................................................  105
          SECTION 11. THE ADMINISTRATIVE AGENT, THE CANADIAN AGENT AND THE UK AGENT ........  106
11.1 Authorization and Action. .............................................................  106
11.2 Administrative Agent's, Canadian Agent's and UK Agent's Reliance, Etc. ................  107

11.3  Fleet, Fleet Canada, Fleet UK and Affiliates. ...................................  108
11.4  Lender Credit Decision. .........................................................  108
11.5  Indemnification. ................................................................  109
11.6  Rights and Remedies to be Exercised by Administrative Agent, Canadian Agent and
UK Agent Only. ........................................................................  109
11.7  Agency Provisions Relating to Collateral. .......................................  110
11.8  Administrative Agent's, Canadian Agent's and UK Agent's Right to Purchase
Commitments. ..........................................................................  111
11.9  Right of Sale, Assignment, Participations. ......................................  111
11.10 Amendment. ......................................................................  113
11.11 Resignation of Administrative Agent, Canadian Agent or UK Agent; Appointment of
Successor. ............................................................................  114
          SECTION 12. MISCELLANEOUS ...................................................  115
12.1  Power of Attorney. ..............................................................  115
12.2  Indemnity. ......................................................................  116
12.3  Sale of Interest. ...............................................................  117
12.4  Severability. ...................................................................  117
12.5  Successors and Assigns. .........................................................  117
12.6  Cumulative Effect; Conflict of Terms. ...........................................  118
12.7  Execution in Counterparts. ......................................................  118
12.8  Notices. ........................................................................  118
12.9  Consent. ........................................................................  120
12.10 Credit Inquiries. ...............................................................  120
12.11 Time of Essence. ................................................................  120
12.12 Entire Agreement. ...............................................................  120
12.13 Interpretation. .................................................................  121
12.14 Confidentiality. ................................................................  121
12.15 Judgment. .......................................................................  121
12.16 GOVERNING LAW; CONSENT TO FORUM. ................................................  122
12.17 WAIVERS BY BORROWERS. ...........................................................  123
12.18 Joint and Several ...............................................................  124
12.19 Further Assurances. .............................................................  124
12.20 Interest Act (Canada). ..........................................................  125
12.21 Australian Indebtedness .........................................................  125

                         LIST OF EXHIBITS AND SCHEDULES

Exhibit 1.2          Form of Revolving Note
Exhibit 1.3          Form of Term Note
Exhibit 1.4          Joinder Agreement
Exhibit 8.1.3        Compliance Certificate
Exhibit 8.1.3(g)     Statutory Payables Certificate
Exhibit 8.1.4        Borrowing Base Certificate
Exhibit 8.3          Financial Covenants
Exhibit 12.18        Joint Borrower Provisions

Schedule A           Mandatory Costs
Schedule 1.1         Lender Commitments
Schedule 1.1.4       Existing Indebtedness to be Repaid with Loan Proceeds
Schedule 6.1.1       Business Locations
Schedule 7.1.1       Jurisdictions in which Borrowers and each Subsidiary are
                     Authorized to do Business
Schedule 7.1.4       Capital Structure of Borrowers and each Subsidiary
Schedule 7.1.4A      Corporate Organization Chart
Schedule 7.1.4B      Closing Date Restricted Subsidiaries
Schedule 7.1.5       Names, State of Incorporation, Type of Organization and
                     Organizational I.D. Number.
Schedule 7.1.12      Solvency
Schedule 7.1.13      Surety Obligations
Schedule 7.1.14      Taxes
Schedule 7.1.15      Brokers' Fees
Schedule 7.1.16      Patents, Trademarks, Copyrights and Licenses
Schedule 7.1.18      Compliance With Laws
Schedule 7.1.20      Litigation
Schedule 7.1.22      Capitalized and Operating Leases
Schedule 7.1.23      Pension Plans
Schedule 7.1.25      Labor Relations
Schedule 8.2.3(b)    Existing Indebtedness
Schedule 8.2.3(i)    Certain existing guaranties
Schedule 8.2.4       Affiliate Transactions
Schedule 8.2.5       Permitted Liens
Schedule 8.2.9       Operating Leases
Schedule 8.2.13      Restricted Investments

                         List of Exhibits and Schedules

                           LOAN AND SECURITY AGREEMENT


          THIS LOAN AND SECURITY AGREEMENT is made as of September 25, 2002, by and among FLEET CAPITAL CORPORATION ("Fleet"), a Rhode Island corporation with an office at 15260 Ventura Boulevard, Suite 400, Sherman Oaks, California 91403, individually as a Lender and as administrative agent ("Administrative Agent") for itself and any other financial institution which is or becomes a party hereto (each such financial institution, including Fleet, Fleet Canada (as defined below) as Canadian Lender, each Canadian Participating Lender (as defined in Appendix A attached hereto), Fleet UK (as defined below) as UK Lender, and each UK Participating Lender (as defined in Appendix A attached hereto), is referred to hereinafter individually as a "Lender" and collectively as the "Lenders"), Fleet Capital Canada Corporation ("Fleet Canada"), a Canadian corporation with an office at 300 The East Mall, Suite 120, Toronto, Ontario M9B 6B7 Canada, individually as the Canadian Lender and as Canadian agent ("Canadian Agent") for itself, the Canadian Lender and any other financial entity which is or becomes a Canadian Participating Lender (as defined in Appendix A attached hereto), Fleet National Bank, London U.K. branch, trading as FleetBoston Financial, a Rhode Island corporation, with an office at 39 Victoria Street, London SW1H OED, United Kingdom ("Fleet UK"), individually as the UK Lender and as United Kingdom agent ("UK Agent") for itself, the UK Lender and any other financial entity which is or becomes a UK Participating Lender (as defined in Appendix A attached hereto), the Lenders, Channell Commercial Corporation, a Delaware corporation, with its chief executive office and principal place of business at 26040 Ynez Road, Temecula, California 92591-9022 ("Domestic Borrower"), Channell Commercial Canada Inc., an Ontario corporation, with its chief executive office and principal place of business at 6185 Tomken Road, Units 3-5, Mississauga, Ontario L5T 1X3 Canada ("Canadian Borrower") and the UK Borrowers which become a party hereto pursuant to Section 1.4. Domestic Borrower, Canadian Borrower and UK Borrowers are referred to collectively in this Agreement as "Borrowers". Capitalized terms used in this Agreement have the meanings assigned to them in Appendix A, General Definitions. Accounting terms not otherwise specifically defined herein shall be construed in accordance with GAAP consistently applied.

                           SECTION 1. CREDIT FACILITY

          Subject to the terms and conditions of, and in reliance upon the representations and warranties made in, this Agreement and the other Loan Documents, Lenders agree to make a total credit facility of up to $25,000,000 available upon Borrower Representative's request therefor, as follows:

          1.1  Revolving Credit Facility.

               1.1.1 Domestic Revolving Credit Loans. Each Lender having a Domestic Revolving Credit Commitment (each, a "Domestic Lender") agrees, severally and not jointly, for so long as no Default or Event of Default exists, to make loans denominated in U.S. Dollars (such loans relative to such Lender, its "Domestic Revolving Credit Loans") to Domestic Borrower from time to time during the period from the date hereof to but not including the last day of the Term, as requested by Borrower Representative in the manner set forth in Section 3.1.1(a) hereof, provided, that no Domestic Revolving Credit Loan shall be made if, after giving effect to the making of such Loan and the simultaneous application of the proceeds thereof, (a) the amount of the Domestic Revolving Credit Exposure of such Lender (which, for purposes of clarification, includes the Domestic LC Amount and outstanding Domestic LC Obligations, as further set forth in the definition of "Domestic Revolving Credit Exposure") would exceed such Lender's Domestic Revolving Credit Commitment minus the aggregate principal amount of that portion of the Domestic Term Loan owing to such Lender minus such Lender's Domestic Revolving Loan Percentage of Reserves, if any, (b) the aggregate amount of the Domestic Revolving Credit Exposure of all the Domestic Lenders would exceed the Domestic Borrowing Base then in effect minus the outstanding principal amount of the Domestic Term Loan minus Reserves applicable to Domestic Revolving Credit Loans, if any, or (c) the aggregate amount of the Domestic Revolving Credit Exposure of all the Domestic Lenders (which, for purposes of clarification, includes the Domestic LC Amount and outstanding Domestic LC Obligations, as further set forth in the definition of "Domestic Revolving Credit Exposure") would exceed the Revolving Credit Maximum Amount minus the outstanding principal amount of the Domestic Term Loan minus the Dollar Equivalent of the aggregate principal amount of the outstanding Canadian Revolving Credit Loans minus the Dollar Equivalent of the aggregate principal amount of the outstanding UK Revolving Credit Loans minus the Dollar Equivalent of the outstanding principal amount of the UK Term Loans minus the Dollar Equivalent of the UK LC Amount minus Reserves, if any. Domestic Revolving Credit Loans may be borrowed as Domestic Base Rate Loans or Domestic LIBOR Loans. Amounts borrowed under this Section 1.1.1 may be repaid in whole or in part and, up to but excluding the last day of the Term, reborrowed, all in accordance with the terms and conditions hereof. The Domestic Revolving Credit Loans shall be further evidenced by, and repayable in accordance with the terms of, the applicable Revolving Notes and shall be secured by all of the Domestic Collateral.

               1.1.2 Canadian Revolving Credit Loans.

               (a) Subject to the terms and conditions hereof, the Canadian Lender agrees, for so long as no Default or Event of Default exists, to make loans to Canadian Borrower denominated in Canadian Dollars (each such loan or extension of credit, a "Canadian Revolving Credit Loan") from time to time during the period from the date hereof to but not including the last day of the Term, as requested by the Borrower Representative in the manner set forth in Section 3.1.1(b) hereof; provided that no Canadian Revolving Credit Loan shall be made if, after giving effect to the making of such Loan and the simultaneous application of the proceeds thereof, (i) the aggregate amount of the Canadian Revolving Credit Exposure of the Canadian Lender would exceed the Canadian Borrowing Base then in effect minus Reserves applicable to Canadian Revolving Credit Loans, if any, or (ii) the aggregate amount of the Domestic Revolving Credit Exposure of all the Lenders would exceed the Revolving Credit Maximum Amount minus the outstanding principal amount of the Domestic Term Loan minus the Dollar Equivalent of the aggregate principal amount of the outstanding Canadian Revolving Credit Loans minus the Dollar Equivalent of the aggregate principal amount of the outstanding UK Revolving Credit Loans minus the Dollar Equivalent of the outstanding principal amount of the UK Term Loans minus the Dollar Equivalent of the UK LC Amount minus Reserves, if any. The Canadian Revolving Credit Loans shall be further evidenced by, and repayable in accordance with the terms of, the applicable Revolving Note and shall be secured by all of the Canadian Collateral. Amounts borrowed under this Section 1.1.2 may be repaid in whole or in part and, up to but excluding the last day of the Term, reborrowed, all in accordance with the terms and conditions hereof. Upon the making of each such Canadian Revolving Credit Loan and subject to Section 3.2.6, each Canadian Participating Lender shall be deemed to have irrevocably and unconditionally purchased from the Canadian Lender, without recourse or warranty, an undivided interest and participation in each Canadian Revolving Credit Loan to the extent of such Canadian Participating Lender's Canadian Percentage thereof.

               (b) The Administrative Agent will determine the Dollar Equivalent amount with respect to any (i) Canadian Revolving Credit Loans as of the requested borrowing date, and (ii) outstanding Canadian Revolving Credit Loans as of the last Business Day of each month, or on such earlier date during such month as the Administrative Agent reasonably believes necessary, for all other purposes under this Agreement where the determination of a Dollar Equivalent is required to be made.

               1.1.3 UK Revolving Credit Loans.

               (a) Subject to the terms and conditions hereof, the UK Lender agrees, for so long as no Default or Event of Default exists, to make loans under an overdraft facility to either UK Borrower denominated in Sterling (each such loan or extension of credit, a "UK Revolving Credit Loan") from time to time during the period from the date hereof to but not including the last day of the

     Term, as requested by the Borrower Representative or either UK Borrower in the manner set forth in Section 3.1.1(c) hereof; provided that no UK Revolving Credit Loan shall be made if, after giving effect to the making of such Loan and the simultaneous application of the proceeds thereof, (i) the aggregate amount of the UK Revolving Credit Exposure of the UK Lender (which, for purposes of clarification, includes the UK LC Amount and outstanding UK LC Obligations, as further set forth in the definition of "UK Revolving Credit Exposure") would exceed the UK Borrowing Base then in effect minus Reserves applicable to UK Revolving Credit Loans, if any, or
     (ii) the aggregate amount of the Domestic Revolving Credit Exposure of all the Lenders would exceed the Revolving Credit Maximum Amount minus the outstanding principal amount of the Domestic Term Loan minus the Dollar Equivalent of the aggregate principal amount of the outstanding Canadian Revolving Credit Loans minus the Dollar Equivalent of the aggregate principal amount of the outstanding UK Revolving Credit Loans minus the Dollar Equivalent of the outstanding principal amount of the UK Term Loans minus the Dollar Equivalent of the UK LC Amount minus Reserves, if any. UK Revolving Credit Loans may be borrowed as UK Base Rate Loans or UK LIBOR Loans. The UK Revolving Credit Loans shall be further evidenced by, and repayable in accordance with the terms of, the applicable Revolving Note and shall be secured by all of the UK Collateral. Amounts borrowed under this Section 1.1.3 may be repaid in whole or in part and, up to but excluding the last day of the Term, reborrowed, all in accordance with the terms and conditions hereof. Upon the making of each such UK Revolving Credit Loan and subject to Section 3.2.7, each UK Participating Lender shall be deemed to have irrevocably and unconditionally purchased from the UK Lender, without recourse or warranty, an undivided interest and participation in each UK Revolving Credit Loan to the extent of such UK Participating Lender's UK Percentage thereof.

              (b) The Administrative Agent will determine the Dollar Equivalent amount with respect to any (i) UK Revolving Credit Loans as of the requested borrowing date, and (ii) outstanding UK Revolving Credit Loans, UK Letters of Credit and UK LC Guaranties as of the last Business Day of each month, or on such earlier date during such month as the Administrative Agent reasonably believes necessary, for all other purposes under this Agreement where the determination of a Dollar Equivalent is required to be made.

               1.1.4 Use of Proceeds. The Revolving Credit Loans shall be used by Borrowers solely for (a) the satisfaction of certain existing Indebtedness of Borrowers identified on Schedule 1.1.4 hereto, (b) for the general operating capital needs of Borrowers in a manner consistent with the provisions of this Agreement and all applicable laws, and (c) for other purposes permitted under this Agreement.

               1.1.5 Reserves. Administrative Agent shall have the right to establish reserves (collectively, "Reserves") in such amounts, and with respect to such matters, as Administrative Agent shall reasonably deem necessary or appropriate, against the amount of Revolving Credit Loans which Borrowers may otherwise request under this Section 1.1 with respect to (a) price adjustments, damages, unearned discounts, returned products or other matters for which credit memoranda are issued in the ordinary course of Borrowers' businesses; (b) potential dilution related to Accounts of Borrowers, (c) shrinkage, spoilage and obsolescence of Domestic Borrower's Inventory, (d) slow-moving Inventory of Domestic Borrower, (e) other sums chargeable against Borrowers' Loan Accounts as Revolving Credit Loans under any section of this Agreement; (f) amounts owing by any Borrower to any Person to the extent secured by a Lien on, or trust over, any Property of a Borrower, including Prior Claims, landlord, bailee and customs claims which are not subordinated to the satisfaction of Administrative Agent,
(g) with respect to UK Borrowers, claims of Preferential Creditors of the UK Borrowers in their capacity as such, including, without limitation, a PAYE Reserve, (h) with respect to Canadian Borrower, claims of Preferential Creditors of the Canadian Borrower in their capacity as such, (i) liabilities (potential or otherwise) of Domestic Borrower with respect to state sales tax, which Reserve shall be in the amount of $644,000 on the Closing Date and shall be subject to change after the Closing Date in the reasonable credit judgment of the Administrative Agent, and (j) such other specific events, conditions or contingencies as to which Administrative Agent, in its reasonable credit judgment, determines Reserves should be established from time to time hereunder. Notwithstanding the foregoing, Administrative Agent shall not establish any Reserves in respect of any matters relating to any items of Collateral that have been taken into account in determining Eligible Accounts and Eligible Inventory.

          1.2  Letters of Credit; LC Guaranties.

          (a) Administrative Agent agrees, for so long as no Default or Event of Default exists and if requested by Borrower Representative on behalf of Domestic Borrower, to (i) issue its, or cause to be issued by Bank or another Affiliate of Administrative Agent, Domestic Letters of Credit for the account of Domestic Borrower on the date requested by Borrower Representative or (ii) execute Domestic LC Guaranties, by which Fleet, or an Affiliate of Administrative Agent, on the date requested by Borrower Representative, shall guaranty the payment or performance by Domestic Borrower of its reimbursement obligations with respect to Domestic Letters of Credit, provided that the Domestic LC Amount shall not exceed $1,000,000 at any time. No Domestic Letter of Credit which is a trade Letter of Credit or Domestic LC Guaranty of a trade letter of credit may have an expiration date that is more than 180 days after the date of issuance thereof; and no Domestic Letter of Credit which is a standby Letter of Credit or Domestic LC Guaranty of a standby letter of credit may have an expiration date that is more than one year from the date of issuance thereof, which expiration date may be extended for additional periods of up to one year, subject to the immediately following sentence. No Domestic Letter of Credit or Domestic LC Guaranty may have an expiration date that is after 30 days prior to the last day of the Term. Each Domestic Letter of Credit shall be denominated in U.S. Dollars. Notwithstanding anything to the contrary contained herein, Domestic Borrower, Administrative Agent and Domestic Lenders hereby agree that all Domestic LC Obligations and all obligations of Domestic Borrower relating thereto shall be satisfied by the prompt issuance of one or more Domestic Revolving Credit Loans that are Domestic Base Rate Loans, which Domestic Borrower hereby acknowledges are requested and Domestic Lenders hereby agree to fund. In the event that Domestic Revolving Credit Loans are not, for any reason, promptly made to satisfy all then existing Domestic LC Obligations, each Domestic Lender hereby agrees to pay to Administrative Agent, on demand, an amount equal to such Domestic LC Obligations multiplied by such Domestic Lender's Domestic Revolving Loan Percentage, and until so paid, such amount shall be secured by the Domestic Collateral and shall bear interest and be payable at the same rate and in the same manner as Domestic Base Rate Loans. Immediately upon the issuance of a Domestic Letter of Credit or a Domestic LC Guaranty under this Agreement, each Domestic Lender shall be deemed to have irrevocably and unconditionally purchased and received from Administrative Agent, without recourse or warranty, an undivided interest and participation therein equal to such Domestic LC Amount or Domestic LC Obligations multiplied by such Domestic Lender's Domestic Revolving Loan Percentage.

               (b) UK Agent agrees to cause Fleet UK, and Fleet UK agrees, for so long as no Default or Event of Default exists and if requested by Borrower Representative on behalf of either UK Borrower or if requested by either UK Borrower, to (i) issue its, or cause to be issued by an Affiliate of Fleet UK, UK Letters of Credit for the account of UK Borrowers on the date requested by Borrower Representative or (b) execute UK LC Guaranties, by which Fleet UK, or an Affiliate of Fleet UK, on the date requested by Borrower Representative, shall guaranty the payment or performance by UK Borrowers of its reimbursement obligations with respect to UK Letters of Credit, provided that the UK LC Amount shall not exceed the Dollar Equivalent of $250,000 at any time. No UK Letter of Credit that is a trade Letter of Credit or UK LC Guaranty of a trade Letter of Credit may have an expiration date that is more than 180 days after the date of issuance thereof; and no UK Letter of Credit that is a standby Letter of Credit or UK LC Guaranty of a standby letter of credit may have an expiration date that is more than one year from the date of issuance thereof, which expiration date may be extended for additional periods of up to one year, subject to the immediately following sentence. No UK Letter of Credit or UK LC Guaranty may have an expiration date that is after 30 days prior to the last day of the Term. Each UK Letter of Credit shall be denominated in Sterling. Notwithstanding anything to the contrary contained herein, UK Borrowers, UK Agent and UK Lender hereby agree that all UK LC Obligations and all obligations of UK

Borrowers relating thereto shall be satisfied by the prompt issuance of one or more UK Revolving Credit Loans that are UK Base Rate Loans, which UK Borrowers hereby acknowledge are requested and UK Lenders hereby agree to fund. In the event that UK Revolving Credit Loans are not, for any reason, promptly made to satisfy all then existing UK LC Obligations, UK Lender hereby agrees to pay to UK Agent, on demand, an amount equal to the Dollar Equivalent of such UK LC Obligations (paid in the currency of such UK LC Obligations), and until so paid, such amount shall be secured by the UK Collateral and shall bear interest and be payable at the same rate and in the same manner as UK Revolving Credit Loans that are UK Base Rate Loans. Immediately upon the issuance of a UK Letter of Credit or a UK LC Guaranty under this Agreement, each UK Participating Lender shall be deemed to have irrevocably and unconditionally purchased and received from UK Agent, without recourse or warranty, an undivided interest and participation therein equal to such UK LC Amount or UK LC Obligations multiplied by such UK Participating Lender's UK Percentage. UK Letters of Credit shall be issued in accordance with the Uniform Customs and Practice for Documentary Credits then in effect and adopted by Fleet UK.

               1.3   Term Loan Facilities.

                     1.3.1 Domestic Term Loan Subfacility. Each Domestic Lender, severally and not jointly, agrees to make a term loan (collectively, the "Domestic Term Loan") to Domestic Borrower on the Closing Date, in the aggregate principal amount of such Domestic Lender's Domestic Term Loan Commitment. The Domestic Term Loan shall be repayable in accordance with the terms of the applicable Term Note and shall be secured by all of the Domestic Collateral, and shall be initially funded as a Domestic Base Rate Loan. The Domestic Term Loan shall constitute a subfacility under the Domestic Revolving Credit Loans facility, and the proceeds of the Domestic Term Loan shall be used solely for the purposes for which the proceeds of the Domestic Revolving Credit Loans are authorized to be used.

                     1.3.2 UK Term Loan Facility. UK Lender agrees to make a term loan in Sterling to CCEL on the UK Term Loan Funding Date, in the aggregate principal amount of the Sterling Equivalent of $244,000 (the "CCEL Term Loan"), which shall be repayable in accordance with the terms of the applicable Term Note and shall be secured by all of the UK Collateral. UK Lender agrees to make a term loan in Sterling to CLU on the UK Term Loan Funding Date, in the aggregate principal amount of the Sterling Equivalent of $435,000 (the "CLU Term Loan" and, together with the CCEL Term Loan, the "UK Term Loans"), which shall be repayable in accordance with the terms of the applicable Term Note and shall be secured by all of the UK Collateral, and may bear interest either as UK Base Rate Loans or UK LIBOR Loans subject to the other provisions of this Agreement. The UK Term Loans shall at all times be denominated in Sterling. The proceeds of the UK Term Loans shall be used solely for UK Borrowers' general operating capital needs in a manner consistent with the provisions of this Agreement and all applicable laws. Upon the making of the UK Term Loans and subject to Section 3.2.7, each UK Participating Lender shall be deemed to have irrevocably and unconditionally purchased from the UK Lender, without recourse or warranty, an undivided interest and participation in the UK Term Loans to the extent of such UK Participating Lender's UK Percentage thereof.

                  1.4      UK Borrowers.

                  Reference is made to Channell Commercial Europe Limited, a limited liability company organized under the laws of England and Wales (Company number 02837910), with its registered office and principal place of business at Murray Road, Leesons Hill, Orpington, Kent, United Kingdom BR5 3QU ("CCEL") and Channell Limited, a limited liability company organized under the laws of England and Wales (Company number 00912862), with its chief executive office and principal place of business at Murray Road, Leesons Hill, Orpington, Kent, United Kingdom BR5 3QU ("CLU" and, together with CCEL, "UK Borrowers"). Notwithstanding anything to the contrary contained herein, the UK Borrowers are not party to this Agreement as of the Closing Date and the obligations of the UK Borrowers in this Agreement, and the obligations of UK Agent, UK Lender and UK Participating Lenders to the UK Borrowers in this Agreement and the terms and conditions of this Agreement pertaining to the UK Obligations, shall not be effective unless and until both UK Borrowers have executed and delivered to Administrative Agent (and Administrative Agent has accepted) a Joinder Agreement in the form of Exhibit 1.4 hereto (the "Joinder Agreement") and otherwise in substance satisfactory to Administrative Agent and the UK Closing Date has occurred (provided that this sentence shall not render inapplicable to UK Borrowers any covenants, representations or warranties which apply to Subsidiaries of Domestic Borrower in general). Notwithstanding the definition of "Loan Parties", the UK Borrowers and Egerton are not "Loan Parties" as of the Closing Date and will only become "Loan Parties" upon the UK Closing Date, and the representation contained in Section 7.1.12 shall not apply to UK Borrowers and Egerton on the Closing Date. The failure of the Joinder Agreement to be executed and delivered by the UK Borrowers or the failure of the UK Closing Date to occur shall not be deemed a Default or an Event of Default nor result in any additional Obligations of Borrowers nor the acceleration of any existing Obligations of Borrowers nor otherwise impact in any manner whatsoever the respective obligations of the parties under this Agreement.

                      SECTION 2. INTEREST, FEES AND CHARGES

                  2.1      Interest.

                         2.1.1    Rates of Interest.

               (a) Interest shall accrue on the principal amount of the Domestic Base Rate Loans outstanding at the end of each day at a fluctuating rate per annum equal to the Applicable Margin then in effect plus the Domestic Base Rate. Such rate of interest shall increase or decrease by an amount equal to any increase or decrease in the Domestic Base Rate, effective as of the opening of business on the day that any such change in the Domestic Base Rate occurs.

               (b) Interest shall accrue on the principal amount of Canadian Revolving Credit Loans outstanding at the end of each day at a fluctuating rate per annum equal to the Applicable Margin then in effect plus the Canadian Base Rate. Such rate of interest shall increase or decrease by an amount equal to any increase or decrease in the Canadian Base Rate, effective as of the opening of business on the day that any such change in the Canadian Base Rate occurs.

               (c) Interest shall accrue on the principal amount of UK Base Rate Loans outstanding at the end of each day at a fluctuating rate per annum equal to the Applicable Margin then in effect plus the UK Base Rate. Such rate of interest shall increase or decrease by an amount equal to any increase or decrease in the UK Base Rate, effective as of the opening of business on the day that any such change in the UK Base Rate occurs.

               (d) Interest shall accrue on the principal amount of Domestic LIBOR Loans outstanding at the end of each day at a fixed rate per annum equal to the Applicable Margin then in effect plus the LIBOR for the applicable Interest Period for such Domestic LIBOR Loan.

               (e) Interest shall accrue on the principal amount of UK LIBOR Loans outstanding at the end of each day at a fixed rate per annum equal to the Applicable Margin then in effect plus the LIBOR for the applicable Interest Period for such UK LIBOR Loan plus Mandatory Costs.

               (f) Interest shall be paid solely in the same currency as the underlying Loan is made.

               2.1.2 Default Rate of Interest. Upon and after the occurrence of an Event of Default, and during the continuation thereof, the principal amount of all Loans shall bear interest at a rate per annum equal to 2.0% plus the interest rate otherwise applicable thereto (the "Default Rate").

                    2.1.3 Maximum Interest.

                    (a) In no event whatsoever shall the aggregate of all amounts deemed interest hereunder or under the Notes and charged or collected pursuant to the terms of this Agreement or pursuant to the Notes exceed the highest rate permissible under any law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto (the "Maximum Rate"). If any provisions of this Agreement or the Notes are in contravention of any such law, such provisions shall be deemed amended to conform thereto. If at any time, the amount of interest paid hereunder is limited by the Maximum Rate, and the amount at which interest accrues hereunder is subsequently below the Maximum Rate, the rate at which interest accrues hereunder shall remain at the Maximum Rate, until such time as the aggregate interest paid hereunder equals the amount of interest that would have been paid had the Maximum Rate not applied.

                    (b) Without limiting the provisions of Section 2.1.3(a), if any provision of this Agreement or any of the other Loan Documents would obligate Canadian Borrower to make any payment of interest under the Canadian Obligations or other amount in an amount or calculated at a rate which would be prohibited by law or would result in a receipt by the applicable recipient of interest under the Canadian Obligations at a criminal rate (as such terms are construed under the Criminal Code (Canada)) then, notwithstanding such provision, such amount or rates shall be deemed to have been adjusted with retroactive effect to the maximum amount or rate of interest, as the case may be, as would not be so prohibited by law or so result in a receipt by such recipient of interest under the Canadian Obligations at a criminal rate, such adjustment to be effected, to the extent necessary, as follows: (1) firstly, by reducing the amount or rates of interest required to be paid to the recipient under this Section 2.1.3(b); and (2) thereafter, by reducing any fees, commissions, premiums and other amounts required to be paid by the Canadian Borrower which would constitute interest under the Canadian Obligations for purposes of Section 347 of the Criminal Code (Canada). Notwithstanding the foregoing, and after giving effect to all adjustments contemplated thereby, if the recipient of payments by the Canadian Borrower shall have received an amount in excess of the maximum permitted by that section of the Criminal Code (Canada), then Canadian Borrower shall be entitled, by notice in writing to Canadian Agent for the benefit of such recipient, to obtain reimbursement from such recipient in an amount equal to such excess, and pending such reimbursement, such amount shall be deemed to be an amount payable by such recipient to Canadian Borrower. Any amount or rate of interest under the Canadian Obligations referred to in this Section 2.1.3 shall be determined in accordance with generally accepted actuarial practices and principles as an effective annual rate of interest over the term that any Loan to Canadian Borrower remains outstanding on the assumption that any charges, fees or expenses that fall within the meaning of "interest" (as defined in the Criminal Code (Canada)) shall, if they relate to a specific period of time, be pro-rated over that period of time and otherwise be pro-rated over the period from the Closing Date to the date all Obligations have been indefeasibly paid in full and all commitments to make Canadian Revolving Credit Loans have been terminated and, in the event of a dispute, a certificate of a Fellow of the Canadian Institute of Actuaries appointed by Canadian Agent shall be conclusive for the purposes of such determination.

          2.2  Computation of Interest and Fees.

          Interest, Letter of Credit and LC Guaranty fees and unused line fees hereunder shall be calculated daily and shall be computed on the actual number of days elapsed over a year of 360 days (except for Canadian Obligations, which shall be based on a 365-day year, and except for UK Obligations, which shall be based on a 365-day year). For the purpose of computing interest hereunder, (a) all items of payment received by Administrative Agent shall be applied by Administrative Agent on account of the Domestic Obligations (subject to final payment of such items) one (1) Business Day after receipt by Administrative Agent of such items in Administrative Agent's account located in Hartford, Connecticut, (b) all items of payment received by Canadian Agent shall be applied by Canadian Agent on account of the Canadian Obligations (subject to final payment of such items) on the date of receipt by Canadian Agent of such items in Canadian Agent's account located in Toronto, Ontario, Canada, and (c) all items of payment received by UK Agent shall be applied by UK Agent on account of the UK Obligations (subject to final payment of such items) on the date of receipt by UK Agent of such items in UK Agent's account located in London, England. Unless otherwise set forth herein, all fees shall be paid in the same currency as the underlying Loan is made or Letter of Credit or LC Guaranty is issued for which such fee is associated.

          2.3  Fee Letter.

          Borrowers shall pay to Administrative Agent certain fees and other amounts in accordance with the terms of the fee letter between Borrowers and Administrative Agent dated as of the date hereof (the "Fee Letter").

          2.4  Letter of Credit and LC Guaranty Fees.

          Each applicable Borrower shall pay to Administrative Agent or UK Agent, as applicable, through Administrative Agent's Treasury and International Services Group, (a) for Administrative Agent's or UK Agent's (as applicable) own account, a fronting fee equal to 0.25% multiplied by the available amount of each

Letter of Credit (and, without duplication, LC Guaranty) at the time of issuance of such Letter of Credit (or, without duplication, LC Guaranty) and at the time of any amendment to increase the amount of each such Letter of Credit (or, without duplication, LC Guaranty)(on the amount of any such increase), (b) for the ratable benefit of the applicable Lenders, a fee equal to the Domestic LC Margin or UK LC Margin, as applicable (provided that upon and after the occurrence of an Event of Default, and during the continuation thereof, the Domestic LC Margin and the UK LC Margin shall be increased by 2.0% per annum) multiplied by the aggregate available amount of all Domestic Letters of Credit, Domestic LC Guaranties, UK Letters of Credit and UK LC Guaranties, as applicable, outstanding from time to time during the term of this Agreement (calculated for each such Letter of Credit or LC Guaranty from the date of issuance), which fees shall be payable monthly in arrears on the first day of each month hereafter, and (c) for the benefit of Bank and Fleet UK as applicable, all normal and customary charges associated with the issuance, amendment, administration, processing, transfer or negotiation of such Letters of Credit and LC Guaranties, which fees and charges shall be deemed fully earned and shall be due and payable upon issuance, amendment, transfer or negotiation of each such Letter of Credit or LC Guaranty or such other times as notified by Administrative Agent, Bank or Fleet UK, as applicable, and shall not be subject to rebate or proration upon the termination of this Agreement for any reason.

          2.5  Unused Line Fee.

          Domestic Borrower shall pay to Administrative Agent, for the ratable benefit of the Domestic Lenders, a fee (the "Unused Line Fee") equal to 0.375% per annum multiplied by the average daily amount by which the Revolving Credit Maximum Amount exceeds the sum of the outstanding principal balance of the Dollar Equivalent of the Revolving Credit Loans plus the Domestic LC Amount plus the UK LC Amount plus the outstanding principal balance of the Dollar Equivalent of the Term Loans. The Unused Line Fee shall be payable in Dollars monthly in arrears on the first day of each month hereafter.

          2.6  Fronting Fees and Participation Fees. The provisions of this
Section 2.6 shall only be effective upon the initial assignment of any of the Loans hereunder by Fleet, Canadian Lender or UK Lender to another lender in accordance with the provisions of this Agreement.

          (a) When and as interest is collected on Canadian Revolving Credit Loans, and until the Canadian Revolving Credit Loans are refunded in accordance with Section 3.2.6, Canadian Borrower shall distribute to the Canadian Lender a fee (the "Canadian Fronting Fee") equal to 1/8 of one percent (0.125%) per annum of the outstanding principal balance of the Canadian Revolving Credit Loans, and Canadian Agent shall distribute to the Canadian Participating Lenders, ratably, a per annum fee (the "Canadian Participation Fee") equal to the product of such Canadian Participating

Lender's Canadian Percentage times the Applicable Margin then in effect for Canadian Revolving Credit Loans with respect to the aggregate principal amount of Canadian Revolving Credit Loans outstanding from time to time during the term of this Agreement plus any Default Rate then in effect. The Canadian Participation Fee shall be distributed by the Canadian Agent promptly upon receipt of the relevant Applicable Margin by the Canadian Agent pursuant to
Section 2.1.1(b). If Canadian Borrower pays less than all of the interest then due and owing by it for any period, that portion of the interest corresponding to the Canadian Participation Fee shall be deemed to be the last portion of interest paid or to be paid. For purposes of Section 2.13, any interest distributed by Canadian Lender to a Canadian Participating Lender shall be deemed to have been paid by Canadian Borrower.

          (b) When and as interest is collected on UK Revolving Credit Loans and the UK Term Loans, and until the UK Revolving Credit Loans and the UK Term Loans are refunded in accordance with Section 3.2.7, UK Borrower shall pay to the UK Lender a fee (the "UK Fronting Fee") equal to 1/8 of one percent (0.125%) per annum of the outstanding principal balance of the UK Revolving Credit Loans and UK Term Loans, and UK Agent shall distribute to the UK Participating Lenders, ratably, a per annum fee (the "UK Participation Fee") equal to the product of such UK Participating Lender's UK Percentage times the Applicable Margins then in effect for UK Revolving Credit Loans and the UK Term Loans with respect to the aggregate principal amount of UK Revolving Credit Loans and the UK Term Loans outstanding from time to time during the term of this Agreement plus any Default Rate then in effect. The UK Participation Fee shall be distributed by the UK Agent promptly upon receipt of the relevant Applicable Margin by the UK Agent pursuant to Section 2.1.1(c) and (e). If UK Borrowers pay less than all of the interest then due and owing by them for any period, that portion of the interest corresponding to the UK Participation Fee shall be deemed to be the last portion of interest paid or to be paid.

          2.7  Prepayment Fee.

          Subject to the next sentence, Domestic Borrower shall pay to Administrative Agent, for the ratable benefit of the Lenders, a fee in the event that prior to the second (2/nd/) anniversary of the Closing Date, Borrowers elect to repay the Loans in full and terminate all credit facilities provided pursuant to this Agreement. Such fee shall be payable upon repayment of the Loans and shall be in an amount equal to one percent (1%) of the Revolving Credit Maximum Amount as of such date. The fee provided for in the foregoing sentence shall not be payable in the event that subsequent to the Closing Date FleetBoston Financial experiences a Change of Control and subsequent thereto either (i) Fleet's business is divested or (ii) the fundamental business practices of Fleet change to the material detriment of Borrowers.

          2.8  Audit Fees.

          Borrowers shall pay to Administrative Agent, Canadian Agent and UK Agent, as the case may be, an audit fee of $850 per day per auditor which is an employee of Administrative Agent, Canadian Agent or UK Agent (which daily audit fee shall be subject to change from time to time without prior notice), and, with respect to audits conducted by auditors which are not employees of Administrative Agent, Canadian Agent or UK Agent, such audit fees as shall be charged by such auditors, together with all reasonable out-of-pocket expenses incurred by Administrative Agent, Canadian Agent or UK Agent, as the case may be, in connection with audits of the books and records and Properties of Borrowers and their Subsidiaries and such other matters as Administrative Agent, Canadian Agent or UK Agent, as the case may be, shall deem appropriate in its sole judgment, whether such audits are conducted by employees of Administrative Agent, Canadian Agent or UK Agent, as the case may be, or by third parties hired by Administrative Agent, Canadian Agent or UK Agent, as the case may be; provided that Canadian Borrower and UK Borrowers shall not be responsible for such fees and expenses incurred with respect to Domestic Borrower. Such fees and out-of-pocket expenses shall be payable within 10 days following the date of issuance by Administrative Agent, Canadian Agent or UK Agent, as the case may be, of a request for payment thereof to Borrower Representative.

          2.9  Reimbursement of Expenses.

          If, at any time or times regardless of whether or not an Event of Default then exists, (a) Administrative Agent, Canadian Agent and/or UK Agent incurs legal or accounting expenses or any other costs or out-of-pocket expenses (including, without limitation, costs or expenses of any third party consultants, and costs or expenses relating to due diligence, transportation, computer, duplication, appraisal, audit, insurance, searches, filing and recording of documents) in connection with (i) the negotiation and preparation of this Agreement or any of the other Loan Documents and the closing of the transactions contemplated hereby, the Administrative Agent's, Canadian Agent's and UK Agent's due diligence in connection therewith, any amendment of or modification of this Agreement or any of the other Loan Documents, or any sale or attempted sale of any interest herein to any assignee (including, without limitation, printing and distribution of materials to prospective Lenders and all costs associated with bank meetings, but excluding any closing fees paid to Lenders in connection therewith) or (ii) the administration of this Agreement or any of the other Loan Documents and the transactions contemplated hereby and thereby; or (b) Administrative Agent, Canadian Agent, UK Agent or any Lender incurs legal or accounting expenses or any other costs or out-of-pocket expenses (including, without limitation, costs or expenses of any third-party consultants) in connection with (i) any litigation, contest, dispute, suit, proceeding or action (whether instituted by Administrative Agent, Canadian Agent, UK Agent, any Lender, any Borrower or any other Person) relating to the Collateral, this Agreement or any of the other Loan Documents or any Borrower's, any of its Subsidiaries' or any Guarantor's affairs; (ii) any attempt to enforce any rights of Administrative Agent, Canadian Agent, UK Agent or any Lender against any Borrower or any other Person which may be obligated to Administrative Agent, Canadian Agent, UK Agent or any Lender by virtue of this Agreement or any of the other Loan Documents, including, without limitation, the Account Debtors; or (iii) any attempt to inspect, verify, protect, preserve, restore, collect, sell, liquidate or otherwise dispose of or realize upon the Collateral; then all such reasonable legal and accounting expenses, other costs and out of pocket expenses of Administrative Agent, Canadian Agent, UK Agent or any Lender, as applicable, shall be charged to Borrowers; provided, that Borrowers shall not be responsible for such costs and out-of-pocket expenses to the extent incurred because of the gross negligence or willful misconduct of Administrative Agent, Canadian Agent, UK Agent or any Lender; and provided, further, that Canadian Borrower and UK Borrowers shall not be responsible for such fees and expenses incurred with respect to Domestic Borrower. Borrowers shall also reimburse Administrative Agent, Canadian Agent and UK Agent for expenses incurred by Administrative Agent, Canadian Agent and UK Agent in their administration of the Collateral to the extent and in the manner provided in Section 2.11 hereof.

          2.10 Bank Charges.

          Borrowers shall pay to Administrative Agent, Canadian Agent and UK Agent any and all fees, costs or expenses which Administrative Agent, Canadian Agent or UK Agent pays to a bank or other similar institution arising out of or in connection with (a) the forwarding to Borrowers or any other Person on behalf of any Borrower, by Administrative Agent, Canadian Agent or UK Agent, of proceeds of Loans made to any Borrower pursuant to this Agreement and (b) the depositing for collection by Administrative Agent, Canadian Agent or UK Agent of any check or item of payment received or delivered to Administrative Agent, Canadian Agent or UK Agent on account of the Obligations; provided that Canadian Borrower and UK Borrowers shall not be responsible for such fees, costs or expenses incurred with respect to Domestic Borrower.

          2.11 Collateral Protection Expenses; Appraisals.

          All out-of-pocket expenses incurred in protecting, storing, warehousing, insuring, handling, maintaining and shipping the Collateral, any and all excise, property, sales, and use taxes imposed by any state, federal, provincial or local authority on any of the Collateral or in respect of the sale thereof shall be borne and paid by Borrowers; provided that Canadian Borrower and UK Borrowers shall not be liable for any such expenses incurred with respect to Domestic Borrower. If Borrowers fail to promptly pay any portion thereof when due, Administrative Agent, Canadian Agent or UK Agent, as the case may be, may, at its option, but shall not be required to, pay the same and charge Borrowers therefor. Additionally, from time to time, if Administrative Agent, Canadian Agent or UK Agent or any Lender determines that obtaining appraisals is necessary in order for it to comply with applicable laws or regulations, or is otherwise necessary in the reasonable credit judgment of Administrative Agent, Canadian Agent or UK Agent, as the case may be, and at any time if a Default or an Event of Default shall have occurred and be continuing, Administrative Agent, Canadian Agent or UK Agent, as the case may be, may, at Borrowers' expense, obtain appraisals from appraisers (who may be personnel of Administrative Agent, Canadian Agent or UK Agent, as the case may be), stating the then current fair market value or liquidation value of all or any portion of the real (or immovable) Property or personal (or movable) Property of Borrowers or any of their Subsidiaries. Administrative Agent and UK Agent also shall have the right to obtain such appraisals periodically, at Borrowers' expense, with respect to the real estate or equipment of Borrowers to confirm the continuing adequacy of the value of such Collateral as the basis for the Term Loans. In the event that personnel of Administrative Agent, Canadian Agent or UK Agent conduct any such appraisal, Administrative Agent's, Canadian Agent's or UK Agent's, as applicable, then-prevailing internal cost of such appraisal shall be payable by Borrowers (which cost per appraisal shall be subject to change from time to time with respect to future appraisals without prior notice).

          2.12  Payment of Charges.

          All amounts chargeable to Domestic Borrower under this Agreement shall be Obligations secured by all of the Domestic Collateral, all amounts chargeable to Canadian Borrower under this Agreement shall be Obligations secured by all of the Canadian Collateral, and all amounts chargeable to UK Borrowers under this Agreement shall be Obligations secured by all of the UK Collateral, and in each case shall be, unless specifically otherwise provided, payable on demand and shall bear interest from the date demand was made or such amount is due, as applicable, until paid in full at the rate applicable to that portion of the outstanding principal amount of the Domestic Term Loan bearing interest with reference to the Domestic Base Rate from time to time, with respect to amounts chargeable to Domestic Borrower, at the rate applicable to Canadian Revolving Credit Loans, with respect to amounts chargeable to Canadian Borrower, and at the rate applicable to that portion of the outstanding principal amount of the UK Term Loans bearing interest with reference to the UK Base Rate from time to time, with respect to amounts chargeable to UK Borrowers.

          2.13 Taxes.

               2.13.1 Subject to Section 2.13.5, all payments made by Domestic Borrower to any Lender under this Agreement or any other Loan Document shall be made free and clear of, and without deduction or withholding for or on account of, any present or future taxes, levies, assessments, imposts, duties, fees, deductions or withholdings or similar charges, and all liabilities with respect thereto, now or hereafter imposed, levied, collected, withheld or assessed by any governmental authority, excluding, in the case of the Administrative Agent, Bank and each Lender, any tax based upon or measured by net income (or taxes that are expressly in substitution for, or relieve the indemnitee from, any tax based on or measured by net income) imposed on the Administrative Agent, Bank or such Lender (including, without limitation, any transferee or assignee (including a participation holder) (any such entity, a "Transferee")), as the case may be, as a result of a present or former connection between the jurisdiction of the governmental authority imposing such tax and the Administrative Agent, Bank or such Lender (excluding a connection arising solely from the Administrative Agent, Bank or such Lender or Transferee having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or any other Loan Document) (all such non-excluded taxes, levies, imposts, duties, charges, fees, deductions and withholdings being hereinafter called "Domestic Non-Excluded Taxes").

               2.13.2 Subject to Section 2.13.5, if Domestic Borrower shall be required by law to deduct or withhold any Domestic Non-Excluded Taxes or Further Taxes from or in respect of any sum payable hereunder to any Lender, Bank or the Administrative Agent, then:

               (a) the sum payable shall be increased as necessary so that, after making all required deductions and withholdings (including deductions and withholdings applicable to additional sums payable under this Section), such Lender, Bank or the Administrative Agent, as the case may be, receives and retains an amount equal to the sum it would have received and retained had no such deductions or withholdings been made;

               (b) Domestic Borrower shall make such deductions and withholdings;

               (c) Domestic Borrower shall pay the full amount deducted or withheld to the relevant taxing authority or other authority in accordance with applicable law; and

               (d) Domestic Borrower shall also pay to each Lender, Bank or the Administrative Agent for the account of such Lender or Bank, at the time interest is paid, Further Taxes in the amount that the respective Lender or Bank reasonably specifies is necessary to preserve the after-tax yield such Lender or Bank would have received if such Domestic Non-Excluded Taxes or Further Taxes had not been imposed.

               2.13.3 Subject to Section 2.13.5, Domestic Borrower agrees to indemnify and hold harmless each Lender, Bank and the Administrative Agent for the full amount of Domestic Non-Excluded Taxes and Further Taxes in the amount that the respective Lender, Bank or the Administrative Agent reasonably specifies as necessary to preserve the after-tax yield such Lender, Bank or the Administrative Agent would have received if such Domestic Non-Excluded Taxes or Further Taxes had not been imposed, and any liability (including penalties, interest, additions to tax and expenses) arising therefrom or with respect thereto, whether or not such Domestic Non-Excluded Taxes or Further Taxes were correctly or legally asserted. Payment under this indemnification shall be made within 30 days after the date the applicable Lender, Bank or the Administrative Agent makes written demand therefor specifying the amount and basis for such determination.

               2.13.4 Within 30 days after the date of any payment by Domestic Borrower of Domestic Non-Excluded Taxes or Further Taxes, Domestic Borrower shall furnish to each Lender, Bank or the Administrative Agent the original or a certified copy of a receipt evidencing payment thereof, or other evidence of payment satisfactory to such Lender, Bank or the Administrative Agent.

               2.13.5 (a) Each Lender or Transferee that is not a "United States Person" within the meaning of Section 7701(a)(30) of the Code, agrees that it will deliver to the Borrower Representative and the Administrative Agent on or before the date it becomes a Lender or Transferee two duly completed and signed copies of Form W-8BEN, Form W-8ECI or Form W-8IMY or successor applicable form (relating to such Person and entitling it to an exemption from, or reduction of, withholding tax on all payments to be made to such Person by the Domestic Borrower pursuant to this Agreement or the other Loan Documents) certifying that such Person is entitled to receive all payments under this Agreement and the other Loan Documents without deduction or withholding of any United States federal income taxes (or, in the case of a Transferee, that any such deduction or withholding is no greater than it would have been for the Lender (or the Transferee) that transferred or assigned its interest to such Transferee). A Form W-8BEN completed and delivered by (i) certain foreign trusts, or (ii) persons claiming an exemption or reduced rate of withholding at source under an income tax treaty will not be considered duly completed unless the Form W-8BEN contains such person's U.S. taxpayer identification number. Each such Lender or Transferee also agrees (x) to deliver to the Borrower Representative and the Administrative Agent two further completed and signed copies of one of such forms (or successor applicable forms) on or before the date that any such statement or form expires or becomes obsolete or after the occurrence of any event (including, without limitation, a change in such Lender's or Transferee's lending office) requiring a change in the most recent statement or form previously delivered by it to the Borrower Representative and the Administrative Agent, and (y) to obtain such extensions of the time for filing and to renew such statements or forms and certifications thereof as may reasonably be requested by the Borrower Representative or the Administrative Agent, unless in any such case an event (including, without limitation, any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such statements or forms inapplicable or which would prevent such Lender or Transferee from duly completing and delivering any such statement or form with respect to it and such Lender or Transferee so advises the Borrower Representative and the Administrative Agent. If such Person fails to deliver the above forms or other documentation, then the Administrative Agent may withhold from any interest payment to such Person an amount equivalent to the applicable withholding tax imposed by Sections 1441 and 1442 of the Code, without reduction, provided that the Domestic Borrower shall not be required to increase any such amounts payable to any Lender pursuant to Section 2.13.1, unless the obligation to pay such increased amounts would not have arisen but for a change in law. Each Lender or Transferee that is a "United States person", as defined under Section 7701(a)(30) of the Code, and that is not a corporation agrees that it will deliver to the Borrower Representative and the Administrative Agent a Form W-9 stating that it is entitled to an exemption from United States backup withholding tax.

               (b) Domestic Borrower shall not be required to pay any additional amounts to any Lender or Transferee pursuant to this Section 2.13 if the obligation to pay such additional amounts arose solely from a failure by such Lender or Transferee to comply with the provisions of Section 2.13.5(a) above.

               2.13.6 If any Lender or Transferee claims exemption from, or reduction of, withholding tax under a United States tax treaty by providing IRS Form W-8BEN or W-8IMY (or any successor form) or claims an exemption from withholding tax by providing an IRS Form W-8ECI (or any successor form) and such Lender or Transferee sells, assigns or (other than pursuant to Section 2.13.8 below) otherwise transfers all or part of the Obligations of Domestic Borrower to a transferee Lender or Transferee, such Lender or Transferee agrees to notify the Administrative Agent of the percentage amount in which it is no longer the beneficial owner of Obligations of Domestic Borrower to such Lender or Transferee. To the extent of such percentage amount, the Administrative Agent will treat such Lender or Transferee's IRS Form W-8BEN or W-8IMY (or any successor form) as no longer valid.

               2.13.7 If any Lender or Transferee claims an exemption from, or reduction of, withholding tax under a United States tax treaty by providing IRS Form W-8BEN or W-8IMY (or any successor form) or claims an exemption from withholding tax by providing Form W-8ECI (or successor form) and such Lender or Transferee grants a participation in the Obligations of Domestic Borrower to a transferee Lender or Transferee, such Lender or Transferee agrees to notify the Administrative Agent of the percentage amount in which it is no longer the beneficial owner of Obligations of Domestic Borrower, and such Lender or Transferee agrees to undertake responsibility to provide to the Administrative Agent such forms and documentation (including IRS Form W-8IMY and forms and documentation provided by each participant to the extent required by the IRS) to enable the Domestic Borrower to comply with the withholding tax requirements imposed by Sections 1441 and 1442 of the Code.

               2.13.8 (a) If the IRS or any other governmental authority of the United States or other jurisdiction asserts a claim that the Administrative Agent or Domestic Borrower did not properly withhold tax or any other amount from amounts paid to or for the account of any Lender or Transferee (because the appropriate form was not delivered or was not properly executed, or because such Lender or Transferee failed to notify the Administrative Agent or Domestic Borrower of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason) such Lender or Transferee shall indemnify the Administrative Agent or Domestic Borrower fully for all amounts paid, directly or indirectly, by the Administrative Agent or Domestic Borrower as tax or otherwise, including penalties and interest, and including any taxes imposed by any jurisdiction on the amounts payable to the Administrative Agent or Domestic Borrower under this Section 2.13, together with all costs and expenses (including reasonable fees and expenses of legal counsel). The obligation of the Lenders or Transferees under this Section 2.13.8 shall survive the payment of all Obligations and the resignation or replacement of the Administrative Agent.

               (b) If Administrative Agent, Bank or any Lender (or Transferee), as applicable, receives a refund of a tax for which a payment has been made by Domestic Borrower pursuant to this Section 2.13, which refund in the good faith judgment of Administrative Agent, Bank or such Lender (or Transferee), as the case may be, is attributable to such payment made by Domestic Borrower, then Administrative Agent, Bank or such Lender (or Transferee), as the case may be, shall reimburse Domestic Borrower for such amount as Administrative Agent, Bank or such Lender (or Transferee), as the case may be, determines will leave it, after such reimbursement, in the same position it would have been in if the payment of such tax and any payment by Domestic Borrower under this Section 2.13 had not been made. Administrative Agent, Bank and each Lender (or Transferee), as the case may be, shall exercise good faith in determining whether to make a claim for any refund. Subject to this Section 2.13.8(b), upon the request of Domestic Borrower, the Administrative Agent, Bank or such Lender (or Transferee), as applicable, shall use reasonable efforts to cooperate with Domestic Borrower with a view to obtaining a refund of any Domestic Non-Excluded Taxes with respect to which Domestic Borrower has paid any amounts pursuant to this Section 2.13 and which Domestic Borrower reasonably believes were not correctly or legally asserted.

               2.13.9 Any and all payments or reimbursements made by the Canadian Borrower hereunder and under the other Loan Documents to Canadian Agent, Canadian Lender or any Canadian Participating Lender shall be made in Canadian Dollars, as applicable, free and clear of and without deduction for any and all taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto; excluding, however, the following: franchise taxes and taxes imposed on the net income of Canadian Agent or Canadian Lender by the jurisdiction under the laws of which Canadian Agent or Canadian Lender is organized or doing business or any political subdivision thereof and franchise taxes and taxes imposed on its net income by the jurisdiction of Canadian Agent's or Canadian Lender's applicable lending office or any political subdivision thereof (all such taxes, levies, imposts, deductions, charges or withholdings and all liabilities with respect thereto, excluding such franchise taxes and taxes imposed on net income, herein "Canadian Non-Excluded Taxes"). If Canadian Borrower (or Canadian Agent) shall be required by law or the administration thereof to deduct any such Canadian Non-Excluded Taxes from or in respect of any sum payable hereunder to Canadian Agent, Canadian Lender or any Canadian Participating Lender, then the sum payable hereunder shall be increased as may be necessary so that, after all required deductions are made, Canadian Agent, Canadian Lender and any such Canadian Participating Lender receives an amount equal to the sum it would have received had no such deductions been made. Whenever any Canadian Non-Excluded Taxes are deducted by Canadian Borrower, as soon as practicable thereafter, the Borrower Representative shall send to Canadian Agent for its own account or for the account of the Canadian Lender or Canadian Participating Lenders, as the case may be, a certified copy of an original official receipt received by Canadian Borrower showing payment thereof or other evidence of such payment reasonably satisfactory to the Canadian Agent. If Canadian Borrower fails to pay any Canadian Non-Excluded Taxes when due to the appropriate taxing authority or fails to remit to Canadian Agent the required receipts or other required documentary evidence, Canadian Borrower shall indemnify Canadian Agent, Canadian Lender and Canadian Participating Lenders for any incremental taxes, interest or penalties that may become payable by Canadian Agent, Canadian Lender or Canadian Participating Lenders as a result of any such failure. Without in any way limiting the foregoing, Canadian Borrower shall indemnify and hold harmless Canadian Agent, Canadian Lender and Canadian Participating Lenders for any Canadian Non-Excluded Taxes (including related interest and penalties, if any) that may be incurred by Canadian Agent, Canadian Lender and/or Canadian Participating Lender in respect of arrangements pertaining to the refunding, pursuant to Section 3.2.6, of the Canadian Revolving Credit Loans and the Canadian Participation Fees provided for pursuant to Section 2.6.

               2.13.10 Any and all payments or reimbursements made by UK Borrowers hereunder and under the other Loan Documents to UK Agent, UK Lender or any UK Participating Lender shall be made in Sterling, free and clear of and without deduction (except as required by law) for any and all taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto; excluding, however, the following: franchise taxes and taxes imposed on the net income of UK Agent or UK Lender by the jurisdiction under the laws of which UK Agent or UK Lender is organized or doing business or if different, the jurisdiction (or jurisdictions) in which the UK Agent or UK Lender is treated as resident for tax purposes) or any political subdivision thereof and franchise taxes and taxes imposed on its net income by the jurisdiction of UK Agent's or UK Lender's applicable lending office or any political subdivision thereof (all such taxes, levies, imposts, deductions, charges or withholdings and all liabilities with respect thereto, excluding such franchise taxes and taxes imposed on net income, herein "UK Non-Excluded Taxes"). If UK Borrowers, UK Agent or UK Lender shall be required by law or the administration thereof to deduct any such UK Non-Excluded Taxes from or in respect of any sum payable hereunder to UK Agent, UK Lender or any UK Participating Lender, then the sum payable hereunder shall be increased as may be necessary so that, after all required deductions are made, UK Agent, UK Lender and any such UK Participating Lender receives an amount equal to the sum it would have received had no such deductions been made. Whenever any UK Non-Excluded Taxes are deducted by either UK Borrower, as soon as practicable thereafter, the Borrower Representative shall send to UK Agent for its own account or for the account of the UK Lender or UK Participating Lenders, as the case may be, a certified copy of an original official receipt received by such UK Borrower showing payment thereof or other evidence of such payment reasonably satisfactory to the UK Agent. If either UK Borrower fails to pay any UK Non-Excluded Taxes when due to the appropriate taxing authority or fails to remit to UK Agent the required receipts or other required documentary evidence, such UK Borrower shall indemnify UK Agent, UK Lender and UK Participating Lenders for any incremental taxes, interest or penalties that may become payable by UK Agent, UK Lender or UK Participating Lenders as a result of any such failure. Without in any way limiting the foregoing, UK Borrowers shall indemnify and hold harmless UK Agent, UK Lender and UK Participating Lenders for any UK Non-Excluded Taxes (including related interest and penalties, if any) that may be incurred by UK Agent, UK Lender and/or UK Participating Lenders in respect of arrangements pertaining to the refunding, pursuant to Section 3.2.7, of the UK Revolving Credit Loans and UK Term Loans and the UK Participation Fees provided for pursuant to Section 2.6.

               2.13.11 The agreements in this Section 2.13 shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

                         SECTION 3. LOAN ADMINISTRATION

          3.1  Manner of Borrowing Loans.

          Borrowings under the credit facility established pursuant to Section 1 hereof shall be as follows:

               3.1.1 Loan Requests.

               (a) Domestic Revolving Credit Loan Requests. A request for a Domestic Revolving Credit Loan shall be made, or shall be deemed to be made, in the following manner: (i) Borrower Representative may give Administrative Agent notice of its intention to borrow, in which notice Borrower Representative shall specify the amount of the proposed borrowing and the proposed borrowing date, no later than 10:00 a.m. Los Angeles time on the proposed borrowing date (or in accordance with Section 3.1.7 in the case of a request for a Domestic LIBOR Loan), provided, however, that no such request may be made at a time when there exists a Default or an Event of Default; and (ii) the becoming due of any amount required to be paid under this Agreement, or the Notes, by Domestic Borrower, whether as interest or for any other Domestic Obligation, shall be deemed irrevocably to be a request for a Domestic Revolving Credit Loan bearing interest in relation to the Domestic Base Rate on the due date in the amount required to pay such interest or other Domestic Obligation.

               (b) Canadian Revolving Credit Loan Requests. A request for a Canadian Revolving Credit Loan shall be made, or shall be deemed to be made, in the following manner: (i) Borrower Representative may give Administrative Agent and Canadian Agent notice of its intention to borrow, in a form specified by the Administrative Agent and the Canadian Agent, which notice must be received by each of the Administrative Agent and the Canadian Agent prior to 10:00 a.m. (Los Angeles time) one (1) Business Day prior to the requested borrowing date (provided, however, that no such request may be made at a time when there exists a Default or an Event of Default) specifying: (A) the amount of the proposed borrowing (which shall be no less than cdn$100,000) and (B) the requested borrowing date, which shall be a Business Day; and (ii) the becoming due of any amount required to be paid under this Agreement, or the Notes, by Canadian Borrower, whether as interest or for any other Canadian Obligation, shall be deemed irrevocably to be a request for a Canadian Revolving Credit Loan on the due date in the amount required to pay such interest or other Canadian Obligation.

               (c) UK Revolving Credit Loan Requests. A request for a UK Revolving Credit Loan shall be made, or shall be deemed to be made, in the following manner: (i) Borrower Representative or either UK Borrower may give Administrative Agent and UK Agent notice of its intention to borrow, in a form specified by Administrative Agent and UK Agent, which notice must be received by each of Administrative Agent and UK Agent prior to 10:00 a.m. (Los Angeles time) four (4) Business Days prior to the requested borrowing date, in the case of UK LIBOR Loans and one (1) Business Day prior to the requested borrowing date, in the case of UK Base Rate Loans (provided, however, that no such request may be made at a time when there exists a Default or an Event of Default), specifying: (A) the amount of the proposed borrowing; (B) the requested borrowing date, which shall be a Business Day; (C) whether such UK Revolving Credit Loan shall be maintained as a UK Base Rate Loan or UK LIBOR Loan; and (D) with respect to UK LIBOR Loans, the duration of the Interest Period applicable to such Loan; provided, that if the notice fails to specify the duration of the Interest Period, such Interest Period shall be one month; and (ii) the becoming due of any amount required to be paid under this Agreement, or the Notes, by either UK Borrower, whether as interest or for any other UK Obligation, shall be deemed irrevocably to be a request for a UK Revolving Credit Loan bearing interest in relation to the UK Base Rate on the due date in the amount required to pay such interest or other UK Obligation. With respect to borrowing under the overdraft facility for UK Revolving Credit Loans, the prior notice requirements may be waived by UK Agent.

               3.1.2 Disbursement. Each Borrower hereby irrevocably authorizes Administrative Agent, Canadian Agent and UK Agent, as the case may be, to disburse the proceeds of each Revolving Credit Loan requested, or deemed to be requested, pursuant to Section 3.1.1 as follows: (a) the proceeds of each Revolving Credit Loan requested under Sections 3.1.1(a)(i), 3.1.1(b)(i) or 3.1.1(c)(i) shall be disbursed by Administrative Agent, Canadian Agent or UK Agent, as the case may be, in Dollars, Canadian Dollars or Sterling, as the case may be, in immediately available funds, in the case of the initial borrowing, in accordance with the terms of the written disbursement letter from Borrower Representative, and in the case of each subsequent borrowing, by wire transfer to such bank account as may be agreed upon by Borrower Representative and Administrative Agent from time to time; and (b) the proceeds of each Revolving Credit Loan deemed requested under Section 3.1.1(a)(ii), 3.1.1(b)(ii) or 3.1.1(c)(ii) shall be disbursed, as the case may be, by Administrative Agent by way of direct payment of the relevant interest or other Domestic Obligation, by Canadian Agent by way of direct payment of the relevant interest or other Canadian Obligation, or by UK Agent by way of direct payment of the relevant interest or other UK Obligation.

               3.1.3 Payment by Lenders. Administrative Agent shall give to each Domestic Lender prompt written notice (which notice shall specify the requested date and amount of the applicable Domestic Revolving Credit Loan, whether such Domestic Revolving Credit Loan shall be a Domestic LIBOR Loan, and the amount of each Domestic Lender's advance thereunder (in accordance with its applicable Domestic Revolving Loan Percentage)) by facsimile, telex or cable of the receipt by Administrative Agent from Borrower Representative of any request for a Domestic Revolving Credit Loan, and Administrative Agent shall give to each Canadian Participating Lender prompt written notice by facsimile, telex or cable of the receipt by Administrative Agent from Canadian Lender of any Notice of Canadian Revolving Loan Refunding (as defined in Section 3.2.6 below), and Administrative Agent shall give to each UK Participating Lender prompt written notice by facsimile, telex or cable of the receipt by Administrative Agent from UK Lender of any Notice of UK Revolving Loan Refunding (as defined in Section
3.2.7 below) or Notice of UK Term Loan Refunding (as defined in Section 3.2.7 below). Each Domestic Lender shall, and each Canadian Participating Lender shall, and each UK Participating Lender shall, not later than 12:00 p.m. (Los Angeles time), 12:00 p.m. (Toronto time) or 12:00 p.m. (London time), respectively, on the applicable requested date of funding, wire to a bank designated by Administrative Agent the amount of that Domestic Lender's Domestic Revolving Loan Percentage of the requested Domestic Revolving Credit Loan, or that Canadian Participating Lender's Canadian Percentage of the outstanding principal amount of Canadian Revolving Credit Loans, or that UK Participating Lender's UK Percentage of the outstanding principal amount of UK Revolving Credit Loans, or that UK Participating Lender's UK Percentage of the outstanding principal amount of the UK Term Loans. The failure of any Domestic Lender, Canadian Participating Lender or UK Participating Lender to make the Domestic Revolving Credit Loans, Canadian Revolving Credit Loans refunding, UK Revolving Credit Loans refunding or UK Term Loan refunding, as the case may be, to be made by it shall not release any other Domestic Lender, Canadian Participating Lender or UK Participating Lender, as the case may be, of its obligations hereunder to make its Domestic Revolving Credit Loan, Canadian Revolving Credit Loan refunding, UK Revolving Credit Loan Refunding or UK Term Loan refunding, as the case may be. Neither Administrative Agent, Canadian Agent, UK Agent nor any other Domestic Lender, Canadian Participating Lender or UK Participating Lender shall be responsible for the failure of any other Domestic Lender, Canadian Participating Lender or UK Participating Lender, as the case may be, to make the Domestic Revolving Credit Loan, Canadian Revolving Credit Loan refunding, UK Revolving Credit Loan refunding or UK Term Loan refunding, as the case may be, to be made by such other Domestic Lender, Canadian Participating Lender or UK Participating Lender, as the case may be. The foregoing notwithstanding, Administrative Agent, Canadian Agent or UK Agent, as applicable, in its sole discretion, may from its own funds make a Domestic Revolving Credit Loan on behalf of any Domestic Lender, or a Canadian Revolving Credit Loan refunding on behalf of any Canadian Participating Lender, or a UK Revolving Credit Loan refunding or UK Term Loan refunding on behalf of any UK Participating Lender. In such event, the Domestic Lender, Canadian

Participating Lender or UK Participating Lender on behalf of whom Administrative Agent, Canadian Agent or UK Agent made the Domestic Revolving Credit Loan, Canadian Revolving Credit Loan refunding, UK Revolving Credit Loan refunding, or UK Term Loan refunding, as the case may be, shall reimburse Administrative Agent, Canadian Agent or UK Agent, as applicable, for the amount of such Domestic Revolving Credit Loan, Canadian Revolving Credit Loan refunding, UK Revolving Credit Loan refunding or UK Term Loan refunding, as the case may be, made on its behalf, on a weekly (or more frequent, as determined by Administrative Agent, Canadian Agent or UK Agent, as applicable, in its sole discretion) basis. The entire amount of interest attributable to such Domestic Revolving Credit Loan, Canadian Revolving Credit Loan refunding, UK Revolving Credit Loan refunding or UK Term Loan refunding, as the case may be, for the period from the date on which such Domestic Revolving Credit Loan, Canadian Revolving Credit Loan refunding, UK Revolving Credit Loan refunding or UK Term Loan refunding, as the case may be, was made by Administrative Agent, Canadian Agent or UK Agent on such Domestic Lender's, Canadian Participating Lender's or UK Participating Lender's, as the case may be, behalf until Administrative Agent, Canadian Agent or UK Agent, as applicable, is reimbursed by such Domestic Lender, Canadian Participating Lender or UK Participating Lender, as the case may be, shall be paid to Administrative Agent, Canadian Agent or UK Agent, as applicable, for its own account.

               3.1.4 Authorization.

               (a) Domestic Borrower hereby irrevocably authorizes Administrative Agent to advance on behalf of Domestic Borrower, and to charge to Domestic Borrower's Domestic Loan Account hereunder as a Domestic Revolving Credit Loan (which shall be a Domestic Base Rate Loan), a sum sufficient to pay all interest accrued on the Domestic Obligations during the immediately preceding month and to pay all fees, costs and expenses and other Domestic Obligations at any time owed by Domestic Borrower to any Agent or any Lender hereunder.

               (b) Canadian Borrower hereby irrevocably authorizes Canadian Agent to advance on behalf of Canadian Borrower, and to charge to Canadian Borrower's Canadian Loan Account hereunder as a Canadian Revolving Credit Loan, a sum sufficient to pay interest accrued on the Canadian Obligations during the immediately preceding month and to pay all fees, costs and expenses and other Canadian Obligations at any time owed by Canadian Borrower to Canadian Agent, Canadian Lender, Canadian Participating Lenders, UK Agent, UK Lender or UK Participating Lenders hereunder.

               (c) Each UK Borrower hereby irrevocably authorizes UK Agent to advance on behalf of UK Borrowers, and to charge to UK Borrowers' UK Loan Account hereunder as a UK Revolving Credit Loan (which shall be a UK

     Base Rate Loan), a sum sufficient to pay interest accrued on the UK Obligations during the immediately preceding month and to pay all fees, costs and expenses and other UK Obligations at any time owed by either UK Borrower to UK Agent, UK Lender, UK Participating Lender, Canadian Agent, Canadian Lender or Canadian Participating Lenders hereunder.

               3.1.5 Letter of Credit and LC Guaranty Requests. A request for a Letter of Credit or LC Guaranty shall be made in the following manner: Borrower Representative may give Administrative Agent and Bank or Fleet UK and UK Agent (with a copy to Administrative Agent), as applicable, a written notice of its request for the issuance of a Letter of Credit or LC Guaranty, not later than 10:00 a.m. Los Angeles time, three (3) Business Days before the proposed issuance date thereof, in which notice Borrower Representative shall specify whether such Letter of Credit or LC Guaranty is to be issued on behalf of Domestic Borrower or one of the UK Borrowers, the proposed beneficiary, issuance date, expiration date and format and wording for the Letter of Credit or LC Guaranty being requested (which shall be satisfactory to Administrative Agent and Bank, or UK Agent and Fleet UK, as applicable, or any other Person asked to issue such Letter of Credit or LC Guaranty); provided, that no such request may be made at a time when there exists a Default or Event of Default. Such request shall be accompanied by an executed application and reimbursement agreement in form and substance satisfactory to Administrative Agent or UK Agent, as applicable, and the Person being asked to issue the Letter of Credit or LC Guaranty, as well as any required resolutions.

               3.1.6 Method of Making Requests. As an accommodation to Borrowers, unless a Default or an Event of Default is then in existence, (a) Administrative Agent shall permit telephonic requests for Domestic Revolving Credit Loans to Administrative Agent, (b) Administrative Agent and Bank may, in their discretion, permit electronic transmittal of requests for Domestic Letters of Credit and Domestic LC Guaranties to them, and (c) Administrative Agent may, in Administrative Agent's discretion, permit electronic transmittal of instructions, authorizations, agreements or reports to Administrative Agent. All other instructions, authorizations, agreements or reports must be in written hard copy form (including by facsimile). Unless Borrower Representative specifically directs Administrative Agent or Bank in writing not to accept or act upon telephonic or electronic communications from Borrower Representative, neither Administrative Agent nor Bank shall have any liability to Borrowers for any loss or damage suffered by Borrowers as a result of Administrative Agent's or Bank's honoring of any requests, execution of any instructions, authorizations or agreements or reliance on any reports communicated to it telephonically or electronically and purporting to have been sent to Administrative Agent or Bank by an authorized officer of Borrower Representative, and neither Administrative Agent nor Bank shall have any duty to verify the origin of any such communication or the authority of the Person sending it. Each telephonic request for a

Revolving Credit Loan, Domestic Letter of Credit or Domestic LC Guaranty accepted by Administrative Agent and Bank, if applicable, hereunder shall be promptly followed by a written confirmation of such request from Borrower Representative to Administrative Agent and Bank, if applicable.

               3.1.7 Domestic LIBOR Loans and UK LIBOR Loans.

               (a) Notwithstanding the provisions of Section 3.1.1(a), in the event Borrower Representative desires to obtain a Domestic LIBOR Loan, Borrower Representative shall give Administrative Agent prior, written, irrevocable notice no later than 10:00 a.m. Los Angeles time on the second (2/nd/) Business Day prior to the requested borrowing date specifying (i) Borrower Representative's election to obtain a Domestic LIBOR Loan, (ii) the date of the proposed borrowing (which shall be a Business Day), (iii) the length of the Interest Period, and (iv) the amount to be borrowed, which amount shall be in a minimum principal amount of $1,000,000 and may increase in integral multiples of $500,000. In no event shall Domestic Borrower be permitted to have outstanding at any one time in the aggregate more than five (5) different Domestic LIBOR Loans.

               (b) Notwithstanding the provisions of Section 3.1.1(c), in the event either UK Borrower desires to obtain a UK LIBOR Loan, Borrower Representative or such UK Borrower shall give Administrative Agent and UK Agent prior, written, irrevocable notice no later than 10:00 a.m. (Los Angeles time) on the fourth (4/th/) Business Day prior to the requested borrowing date specifying (i) such UK Borrower's election to obtain a UK LIBOR Loan, (ii) the date of the proposed borrowing (which shall be a Business Day), (iii) the length of the Interest Period, and (iv) the amount to be borrowed (which shall be in Sterling), which amount shall be in a minimum principal amount of (Pounds)200,000 or an integral multiple of (Pounds)100,000 in excess thereof. In no event shall UK Borrowers be permitted to have outstanding at any one time in the aggregate more than two (2) different UK LIBOR Loans.

               3.1.8 Conversion of Domestic Base Rate Loans and UK Base Rate Loans.

               (a) Provided that no Default or Event of Default has occurred which is then continuing, Borrower Representative may, on any Business Day, convert any Domestic Base Rate Loan into a Domestic LIBOR Loan. If Borrower Representative desires to convert a Domestic Base Rate Loan, Borrower Representative shall give Administrative Agent not less than two (2) Business Days' prior written notice (prior to 10:00 a.m. Los Angeles time on such Business Day), specifying the date of such conversion, the amount to be converted, and the length of the Interest Period. Each conversion into or

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

     conversion of a Domestic LIBOR Loan shall be in a minimum principal amount of $1,000,000 and may increase in integral multiples of $500,000 in excess thereof. After giving effect to any conversion of Domestic Base Rate Loans to Domestic LIBOR Loans, the number of Domestic LIBOR Loans outstanding shall not exceed five (5).

               (b) Provided that no Default or Event of Default has occurred which is then continuing, UK Borrowers may, on any Business Day, convert any UK Base Rate Loan into a UK LIBOR Loan. If either UK Borrower desires to convert a UK Base Rate Loan, Borrower Representative or such UK Borrower shall give Administrative Agent and UK Agent written notice thereof not less than 10:00 a.m. (Los Angeles time) on the fourth (4/th/) Business Day prior to the date of the proposed conversion, specifying the date of such conversion, the amount to be converted, and the length of the Interest Period. Each conversion into or conversion of a UK LIBOR Loan shall be in a minimum principal amount of (Pounds)200,000 and may increase in integral multiples of (Pounds)100,000 in excess thereof. After giving effect to any conversion of UK Base Rate Loans to UK LIBOR Loans, the number of UK LIBOR Loans outstanding shall not exceed two (2).

               3.1.9 Continuation of Domestic LIBOR Loans and UK LIBOR Loans.

               (a) Domestic LIBOR Loans. Borrower Representative shall have the right on two (2) Business Days' prior irrevocable written notice given to Administrative Agent by Borrower Representative (prior to 10:00 a.m. Los Angeles time on such Business Day), subject to the provisions hereof, to continue any Domestic LIBOR Loan into a subsequent Interest Period of the same or a different permitted duration, in each case subject to the satisfaction of the following conditions:

                      (i) in the case of a continuation of less than all Domestic LIBOR Loans, the Domestic LIBOR Loans continued shall each be in a minimum principal amount of $1,000,000 and may increase in integral multiples of $500,000; and

                      (ii) no Domestic LIBOR Loan (or portion thereof) may be continued as a Domestic LIBOR Loan if a Default or Event of Default has occurred which is then continuing or if, after giving effect to such continuation, Domestic Borrower shall have outstanding in the aggregate more than five (5) separate Domestic LIBOR Loans.

          If Borrower Representative shall fail to give timely notice of its election to continue any Domestic LIBOR Loan or portion thereof as provided above, or if such continuation shall not be permitted, such Domestic LIBOR Loan or portion thereof, unless such Domestic LIBOR Loan shall be repaid, shall automatically be converted into a Domestic Base Rate Loan at the end of the Interest Period then in effect with respect to such Domestic LIBOR Loan.

               (b) UK LIBOR Loans. Either UK Borrower shall have the right on four (4) Business Days' prior irrevocable written notice given to Administrative Agent and UK Agent by Borrower Representative or such UK Borrower (prior to 10:00 a.m. Los Angeles time on such Business Day), subject to the provisions hereof, to continue any UK LIBOR Loan made to such UK Borrower into a subsequent Interest Period of the same or a different permitted duration, in each case subject to the satisfaction of the following conditions:

                      (1) in the case of a continuation of less than all UK LIBOR Loans, the UK LIBOR Loans continued shall each be in a minimum principal amount of (Pounds)200,000 and may increase in integral multiples of (Pounds)100,000; and

                      (2) no UK LIBOR Loan (or portion thereof) may be continued as a UK LIBOR Loan if a Default or Event of Default has occurred which is then continuing or if, after giving effect to such continuation, UK Borrowers shall have outstanding in the aggregate more than two (2) separate UK LIBOR Loans.

          If Borrower Representative or either UK Borrower shall fail to give timely notice of such UK Borrower's election to continue any UK LIBOR Loan or portion thereof made to such UK Borrower as provided above, or if such continuation shall not be permitted, such UK LIBOR Loan or portion thereof, unless such UK LIBOR Loan shall be repaid, shall automatically be converted into a UK Base Rate Loan at the end of the Interest Period then in effect with respect to such UK LIBOR Loan.

               3.1.10 Inability to Make Domestic LIBOR Loans or UK LIBOR Loans. Notwithstanding any other provision hereof, if any applicable law, treaty, regulation or directive, or any change therein or in the interpretation or application thereof, shall make it unlawful for any Lender (for purposes of this Section 3.1.10, the term "Lender" shall include the office or branch where a Lender or any corporation or bank then controlling such Lender makes or maintains any Domestic LIBOR Loans or UK LIBOR Loans, as the case may be) to make or maintain its Domestic LIBOR Loans or UK LIBOR Loans, as the case may be, or if with respect to any Interest Period, Administrative Agent or UK Agent is unable to determine the LIBOR relating thereto, or adverse or unusual conditions in, or changes in applicable law relating to, the London interbank market make it, in the reasonable judgment of Administrative Agent or UK Agent, as the case may be, impracticable to fund therein any of the

Domestic LIBOR Loans or UK LIBOR Loans, as the case may be, or make the projected LIBOR unreflective of the actual costs of funds therefor to any Lender, the obligation of the Administrative Agent, UK Agent and Lenders to make or continue Domestic LIBOR Loans or UK LIBOR Loans, as the case may be, or convert Domestic Base Rate Loans to Domestic LIBOR Loans or UK Base Rate Loans to UK LIBOR Loans, as the case may be, hereunder shall forthwith be suspended during the pendency of such circumstances and Borrowers shall, if any affected Domestic LIBOR Loans or UK LIBOR Loans, as the case may be, are then outstanding, promptly upon request from Administrative Agent or UK Agent, as the case may be, convert such affected Domestic LIBOR Loans or UK LIBOR Loans, as the case may be, into Domestic Base Rate Loans or UK Base Rate Loans, as the case may be.

               3.1.11 Borrower Representative. Each Borrower hereby designates Domestic Borrower as its representative and agent on its behalf for the purposes of requests for Loans, giving instructions with respect to the disbursement of the proceeds of the Loans, selecting interest rate options, requesting Letters of Credit, giving and receiving all other notices and consents hereunder or under any of the other Loan Documents and taking all other actions (including in respect of compliance with covenants) on behalf of any Borrower or Borrowers under the Loan Documents. Domestic Borrower hereby accepts such appointment as Borrower Representative. Administrative Agent, Canadian Agent, UK Agent and each Lender may regard any notice or other communication pursuant to any Loan Document from Borrower Representative as a notice or communication from all Borrowers, any group of Borrowers or any Borrower, as the case may be, and may give any notice or communication required or permitted to be given to any Borrower or Borrowers hereunder to Borrower Representative on behalf of such Borrower or Borrowers. Each Borrower agrees that each notice, election, representation and warranty, covenant, agreement and undertaking made on its behalf by Borrower Representative shall be deemed for all purposes to have been made by such Borrower and shall be binding upon and enforceable against such Borrower to the same extent as if the same had been made directly by such Borrower. Borrower Representative hereby authorizes and appoints each UK Borrower (who hereby accepts such appointment) as its agent solely for purposes of giving notices of borrowings to the UK Agent with respect to UK Revolving Credit Loans.

          3.2  Payments.

          Except where evidenced by notes or other instruments issued or made by Borrowers to any Lender and accepted by such Lender specifically containing payment instructions that are in conflict with this Section 3.2 (in which case the conflicting provisions of said notes or other instruments shall govern and control), the Obligations shall be payable as follows:

               3.2.1 Principal.

               (a) Domestic Revolving Credit Loans. Principal payable on account of Domestic Revolving Credit Loans shall be payable by Domestic Borrower to Administrative Agent for the ratable benefit of Domestic Lenders, in addition to the circumstances described in Section 3.3.3, immediately upon the earliest of (i) the receipt by Administrative Agent or Domestic Borrower of any proceeds of any of the Domestic Collateral (except as otherwise provided herein), including without limitation pursuant to Sections 3.3.1, 3.3.2(a) and 6.2.4, to the extent of such proceeds, subject to Domestic Borrower's rights to reborrow such amounts in compliance with
     Section 1.1.1 hereof; (ii) the occurrence of an Event of Default in consequence of which Administrative Agent or Majority Lenders elect to accelerate the maturity and payment of the Obligations, or (iii) termination of this Agreement pursuant to Section 4 hereof. Each payment (including principal prepayments) by Domestic Borrower on account of principal of the Domestic Revolving Credit Loans shall be applied first to Domestic Base Rate Loans, then to Domestic LIBOR Loans.

               (b) Canadian Revolving Credit Loans. Principal on account of Canadian Revolving Credit Loans shall be payable by Canadian Borrower to Canadian Agent for the ratable benefit of the Canadian Lender and the Canadian Participating Lenders, in addition to the circumstances described in Section 3.3.3, immediately upon the earliest of (i) the receipt by Canadian Borrower of any proceeds of any of the Collateral (except as otherwise provided herein), including without limitation pursuant to Sections 3.3.1, 3.3.2(b) and 6.2.4, to the extent of such proceeds, subject to Canadian Borrower's right to reborrow such amounts in compliance with
     Section 1.1.2 hereof, (ii) the occurrence of an Event of Default in consequence of which Administrative Agent or Majority Lenders elect to accelerate the maturity and payment of the Obligations, or (iii) termination of this Agreement pursuant to Section 4 hereof.

               (c) UK Revolving Credit Loans. Principal on account of UK Revolving Credit Loans shall be payable by UK Borrowers to UK Agent for the ratable benefit of the UK Lender and the UK Participating Lenders, in addition to the circumstances described in Section 3.3.3, immediately upon the earliest of (i) the receipt by either UK Borrower of any proceeds of any of the Collateral (except as otherwise provided herein), including without limitation pursuant to Sections 3.3.1, 3.3.2(c) and 6.2.4, to the extent of such proceeds, subject to UK Borrowers' right to reborrow such amounts in compliance with Section 1.1.2 hereof, (ii) the occurrence of an Event of Default in consequence of which Administrative Agent or Majority Lenders elect to accelerate the maturity and payment of the Obligations, or
     (iii) termination of this Agreement
     pursuant to Section 4 hereof. Each payment (including principal prepayments) by UK Borrowers on account of principal of the UK Revolving Credit Loans shall be applied first to UK Base Rate Loans, then to UK LIBOR Loans.

               3.2.2 Interest. Interest accrued on all Loans shall be due and payable on each applicable Interest Payment Date and on the earliest of (a) the occurrence of an Event of Default in consequence of which Administrative Agent or Majority Lenders elect to accelerate the maturity and payment of the Obligations or (b) termination of this Agreement pursuant to Section 4 hereof.

               3.2.3 Costs, Fees and Charges. Costs, fees and charges payable pursuant to this Agreement shall be payable by Borrowers to Administrative Agent, Canadian Agent and UK Agent, as and when provided in Section 2 or Section 3 hereof or to any other Person designated by Administrative Agent, Canadian Agent or UK Agent in writing.

               3.2.4 Other Obligations. The balance of the Domestic Obligations requiring the payment of money, if any, shall be payable by Domestic Borrower to Administrative Agent for distribution to Domestic Lenders, any other Lender and Bank, as appropriate, the balance of the Canadian Obligations requiring the payment of money, if any, shall be payable by Canadian Borrower to Canadian Agent for distribution to Canadian Agent, Canadian Lender, the Canadian Participating Lenders, UK Agent, UK Lender and the UK Participating Lenders, as appropriate, and the balance of the UK Obligations requiring the payment of money, if any, shall be payable by UK Borrowers to UK Agent for distribution to UK Agent, UK Lender, the UK Participating Lenders, Canadian Agent, Canadian Lender, and the Canadian Participating Lenders, as appropriate, in each case as and when provided in this Agreement, the Other Agreements or the Security Documents, or on demand, whichever is later.

               3.2.5 Prepayment of or Failure to Borrow Domestic LIBOR Loans and UK LIBOR Loans. Except as otherwise provided in this Section 3.2.5, repayment of a Domestic LIBOR Loan or UK LIBOR Loan shall occur only on the last day of the Interest Period for such Domestic LIBOR Loan or UK LIBOR Loan. Borrowers may prepay a Domestic LIBOR Loan only upon at least two (2) Business Days prior written notice, and UK Borrowers may prepay a UK LIBOR Loan only upon at least four (4) Business Days prior written notice, to Administrative Agent and/or UK Agent, as applicable (which notice shall be irrevocable), and subject to the provisions of this Section 3.2.5. Domestic Borrower shall pay to Administrative Agent, upon request of Administrative Agent, such amount or amounts as shall be sufficient (in the reasonable opinion of Administrative Agent) to compensate Domestic Lenders for any loss, cost, or expense incurred as a result of: (a) any payment of a Domestic LIBOR Loan on a date other than the last day of the Interest Period for such Loan; (b) any failure by Domestic Borrower to borrow a Domestic LIBOR Loan on the date specified by Borrower Representative's applicable written notice; or
(c) any failure by Domestic Borrower to pay a Domestic LIBOR Loan on the date for payment specified in Borrower Representative's written notice. UK Borrowers shall pay to UK Agent, upon request of UK Agent, such amount or amounts as shall be sufficient (in the reasonable opinion of UK Agent) to compensate UK Lender and UK Participating Lenders for any loss, cost, or expense incurred as a result of: (a) any payment of a UK LIBOR Loan on a date other than the last day of the Interest Period for such Loan; (b) any failure by either UK Borrower to borrow a UK LIBOR Loan on the date specified by Borrower Representative's or such UK Borrower's applicable written notice; or (c) any failure by either UK Borrower to pay a UK LIBOR Loan on the date for payment specified in Borrower Representative's or such UK Borrower's written notice. Without limiting the foregoing, in connection with any prepayment of a Domestic LIBOR Loan or UK LIBOR Loan, Borrowers shall pay, as applicable, to Administrative Agent, for the ratable benefit of Domestic Lenders or to UK Agent, for the ratable benefit of UK Lender and, as applicable, UK Participating Lenders, a "yield maintenance fee" in an amount computed as follows: the greater of (i) $150.00 (which amount shall be subject to change from time to time without prior notice), and (ii) the amount obtained when the current rate for United States Treasury securities (bills on a discounted basis shall be converted to a bond equivalent) (or United Kingdom equivalent as determined by UK Agent, as applicable) with a maturity date closest to the Interest Period chosen pursuant to the Domestic LIBOR Loan or UK LIBOR Loan as to which the prepayment is made, is subtracted from the LIBOR in effect at the time of prepayment. If the result in clause (ii) above is zero or a negative number, the yield maintenance fee shall be $150.00. If the result in clause (ii) above is a positive number, then the resulting percentage shall be multiplied by the amount of the principal balance being prepaid. The resulting amount shall be divided by 360 and multiplied by the number of days remaining in the Interest Period chosen pursuant to the Domestic LIBOR Loan or UK LIBOR Loan as to which the prepayment is made. Such amount shall be reduced to present value calculated by using the above referenced United States Treasury securities rate (or United Kingdom equivalent, as applicable) and the number of days remaining in the term chosen pursuant to the Domestic LIBOR Loan or UK LIBOR Loan as to which prepayment is made. The resulting amount shall be, if greater than $150.00, as applicable, the yield maintenance fee due to Administrative Agent, for the ratable benefit of Domestic Lenders, upon the prepayment of a Domestic LIBOR Loan, or the yield maintenance fee due to UK Agent, for the ratable benefit of UK Lender and the UK Participating Lenders, upon the prepayment of a UK LIBOR Loan. If by reason of an Event of Default, Administrative Agent or Majority Lenders elect to declare the Obligations to be immediately due and payable, then any yield maintenance fee with respect to a Domestic LIBOR Loan or UK LIBOR Loan, as the case may be, shall become due and payable in the same manner as though Borrowers had exercised such right of prepayment.

               3.2.6 Canadian Revolving Credit Loans Refunding.

               (a) If any Default or Event of Default shall occur and be continuing, the Canadian Lender may, in its sole and absolute discretion, direct that the Canadian Revolving Credit Loans owing to it be refunded by delivering a notice (with such detail as the Administrative Agent shall request, a "Notice of Canadian Revolving Loan Refunding") to the Administrative Agent. Upon receipt of any such notice, the Administrative Agent shall (i) promptly give notice of the contents thereof to the Canadian Participating Lenders and, unless an Event of Default described in Sections 10.1.8 or 10.1.9 shall have occurred, to the Borrower Representative and (ii) calculate the aggregate principal amount of Canadian Revolving Credit Loans (the "Canadian Dollar Refunding Amount"). Each such Notice of Canadian Revolving Loan Refunding shall be deemed to constitute delivery of a notice to the Administrative Agent requesting each Canadian Participating Lender to immediately transfer to the Canadian Lender, in immediately available funds, the amount of such Canadian Participating Lender's participation with reference to the Canadian Dollar Refunding Amount, as the case may be.

               (b) Whenever, at any time after a Canadian Participating Lender has funded a participating interest in a Canadian Revolving Credit Loan, the Canadian Lender receives any payment on account thereof, the Canadian Lender will distribute to the Administrative Agent for delivery to such Canadian Participating Lender its participating interest in such amount (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Canadian Participating Lender's participating interest was outstanding and funded); provided, however, that in the event that such payment received by the Canadian Lender is required to be returned, such Canadian Participating Lender will return to the Administrative Agent for delivery to the Canadian Lender any portion thereof previously distributed by the Administrative Agent or the Canadian Lender to it.

               (c) Each Canadian Participating Lender's obligation to fund the participating interests referred to in this Section 3.2.6 shall be absolute and unconditional and shall not be affected by any circumstances, including, without limitation, (i) any set-off, counterclaim, recoupment, defense or other right which such Canadian Participating Lender or any Borrower may have against the Canadian Lender, any Canadian Participating Lender, any Borrower or any other Person for any reason whatsoever, (ii) the occurrence or continuance of a Default or an Event of Default, (iii) any adverse change in the condition (financial or otherwise) of any Borrower, (iv) any breach of this Agreement or any other Loan Document by any Borrower, any Guarantor, any Subsidiary of any Borrower or any other Lender, or (v) any other circumstances, happening or event whatsoever, whether or not similar to any of the foregoing.

               3.2.7 UK Revolving Credit Loans and UK Term Loan Refunding.

               (a) If any Default or Event of Default shall occur and be continuing, the UK Lender may, in its sole and absolute discretion, direct that the UK Revolving Credit Loans owing to it be refunded by delivering a notice (with such detail as the Administrative Agent shall request, a "Notice of UK Revolving Loan Refunding") to the Administrative Agent, and may direct that the UK Term Loans owing to it be refunded by delivering a notice (with such detail as the Administrative Agent shall request, a "Notice of UK Term Loan Refunding") to the Administrative Agent. Upon receipt of any such notice, the Administrative Agent shall (i) promptly give notice of the contents thereof to the UK Participating Lenders and, unless an Event of Default described in Sections 10.1.8 or 10.1.9 shall have occurred, to the Borrower Representative and (ii) calculate the aggregate principal amount of UK Revolving Credit Loans or the UK Term Loans, as applicable (the "UK Refunding Amount"). Each such Notice of UK Revolving Loan Refunding and each such Notice of UK Term Loan Refunding shall be deemed to constitute delivery of a notice to the Administrative Agent requesting each UK Participating Lender to immediately transfer to the UK Lender, in immediately available funds, the amount of such UK Participating Lender's participation with reference to the UK Refunding Amount.

               (b) Whenever, at any time after a UK Participating Lender has funded a participating interest in a UK Revolving Credit Loan or the UK Term Loans, the UK Lender receives any payment on account thereof, the UK Lender will distribute to the Administrative Agent for delivery to such UK Participating Lender its participating interest in such amount (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such UK Participating Lender's participating interest was outstanding and funded); provided, however, that in the event that such payment received by the UK Lender is required to be returned, such UK Participating Lender will return to the Administrative Agent for delivery to the UK Lender any portion thereof previously distributed by the Administrative Agent or the UK Lender to it.

                           (c) Each UK Participating Lender's obligation to fund the participating interests referred to in this Section 3.2.7 shall be absolute and unconditional and shall not be affected by any circumstances, including, without limitation, (i) any set-off, counterclaim, recoupment, defense or other right which such UK Participating Lender or any Borrower may have against the UK Lender, any UK Participating Lender, any Borrower or any other Person for any reason whatsoever, (ii) the occurrence or continuance of a Default or an Event of Default, (iii) any adverse change in the condition (financial or otherwise) of any Borrower, (iv) any breach of this Agreement or any other Loan Document by any Borrower, any Guarantor, any Subsidiary of any Borrower or any other Lender, or (v) any other circumstances, happening or event whatsoever, whether or not similar to any of the foregoing.

               3.3 Mandatory and Optional Prepayments.

               3.3.1 Proceeds of Sale, Loss, Destruction or Condemnation of Collateral. Except as provided in Sections 6.4.2, 8.2.10 and 5.5, if any Borrower or any of its Subsidiaries sells any of the Equipment or real (or immovable) Property, or if any of the Collateral owned by such Borrower or such Subsidiary is lost or destroyed or taken by condemnation, such Borrower shall, unless otherwise agreed by Majority Lenders, pay, in the case of Domestic Borrower, to Administrative Agent for the benefit of Administrative Agent, Canadian Agent, UK Agent, the Lenders and Bank, and, in the case of Canadian Borrower, to Canadian Agent for the benefit of Canadian Agent, Canadian Lender, the Canadian Participating Lenders, UK Agent, UK Lender and the UK Participating Lenders, and, in the case of UK Borrowers, to UK Agent for the benefit of UK Agent, UK Lender, the UK Participating Lenders, Canadian Agent, Canadian Lender and the Canadian Participating Lenders, as and when received by such Borrower or such Subsidiary and as a mandatory prepayment of the Loans, as herein provided, a sum equal to the proceeds (including insurance payments but net of costs and taxes incurred in connection with such sale or event) received by such Borrower or such Subsidiary from such sale, loss, destruction or condemnation. Any prepayment under this Section 3.3.1 with respect to Domestic Collateral shall be applied first to the installments of principal due under the Term Notes evidencing the Domestic Term Loan ratably, to be applied to future installment payments in inverse order of maturity until paid in full, second to repay ratably outstanding principal of Domestic Revolving Credit Loans (but shall not permanently reduce the Domestic Revolving Credit Commitments), third to pay any other Domestic Obligations owing by Domestic Borrower (provided that, subsequent to an Event of Default, any such payment which is to be applied to amounts payable by Domestic Borrower under the Domestic Borrower Guaranties shall be applied first to amounts owing under the Domestic Borrower Guaranty pertaining to the UK Obligations and second to amounts owing under the Domestic Borrower Guaranty pertaining to the Canadian Obligations), and fourth, at Administrative Agent's option, to be held by Administrative Agent as security for repayment of any remaining Domestic Obligations (or to be released to Domestic Borrower, if there are no remaining Obligations and the Commitment Termination has occurred), and any prepayment under this Section 3.3.1 with respect to Canadian Collateral shall be applied first to repay ratably outstanding principal of Canadian Revolving Credit Loans (but shall not permanently reduce the Canadian Revolving Credit Sub-Limit), second to pay any other Canadian Obligations owing by Canadian Borrower, and third, at Canadian Agent's option, to be held by Canadian Agent as security for repayment of any remaining Canadian Obligations (or to be released to Canadian Borrower, if there are no remaining Canadian Obligations and the Commitment Termination has occurred), and any prepayment under this Section 3.3.1 with respect to UK Collateral shall be applied first to the installments of principal due under the Term Notes evidencing the UK Term Loans, to be applied ratably to future installment payments in inverse order of maturity until paid in full, second to repay ratably outstanding principal of UK Revolving Credit Loans (but shall not permanently reduce the UK Revolving Credit Sub-Limit), third to pay any other UK Obligations owing by UK Borrowers, and fourth, at UK Agent's option, to be held by UK Agent as security for repayment of any remaining UK Obligations (or to be released to UK Borrowers, if there are no remaining UK Obligations and the Commitment Termination has occurred). Notwithstanding the foregoing, if the proceeds of insurance (net of costs and taxes incurred) with respect to any loss or destruction of Equipment, Inventory or real (or immovable) Property (a) are less than $250,000, unless an Event of Default is then in existence, Administrative Agent shall remit such proceeds to the applicable Borrower for use in replacing or repairing the damaged Collateral or (b) are equal to or greater than $250,000 and the applicable Borrower has requested that Administrative Agent agree to permit such Borrower or the applicable Subsidiary to repair or replace the damaged Collateral, such amounts shall be provisionally applied to reduce the outstanding principal balance of the applicable Revolving Credit Loans until the earlier of Administrative Agent's decision with respect thereto or the expiration of 120 days from such request. If Administrative Agent agrees, in its reasonable judgment, to permit such repair or replacement under such clause (b), such amount shall, unless an Event of Default is in existence, be remitted to the applicable Borrower for use in replacing or repairing the damaged Collateral; if Administrative Agent declines to permit such repair or replacement or does not respond to the applicable Borrower within such 120 day period, such amount shall be applied to the Loans in the manner specified in the second sentence of this Section 3.3.1 until payment thereof in full.

               3.3.2 Prepayment Upon Exceeding Commitments and Borrowing Base.

               (a) Domestic Revolving Credit Loans. Domestic Borrower shall prepay the outstanding principal amount of the Domestic Revolving Credit Loans on any date on which Domestic Revolving Credit Exposure of all the Domestic Lenders exceeds the Domestic Borrowing Base then in effect (minus the outstanding principal amount of the Domestic Term Loan minus Reserves applicable to Domestic Revolving Credit Loans, if any) or the Revolving Credit Maximum Amount (minus the outstanding principal amount of the Domestic Term Loan minus the Dollar Equivalent of the aggregate principal amount of the outstanding Canadian Revolving Credit Loans minus the Dollar Equivalent of the aggregate principal amount of the outstanding UK Revolving Credit Loans minus the Dollar Equivalent of the outstanding principal amount of the UK Term Loans minus Reserves, if any), in the amount of such excess. Any such prepayment shall be applied to repay ratably outstanding principal of Domestic Revolving Credit Loans (but shall not permanently reduce the Domestic Revolving Credit Commitments).

               (b) Canadian Revolving Credit Loans. Canadian Borrower shall prepay the outstanding principal amount of Canadian Revolving Credit Loans on any date on which the aggregate amount of the Canadian Revolving Credit Exposure of the Canadian Lender would exceed (including, without limitation, solely as a result of fluctuation in exchange rates) the Canadian Borrowing Base then in effect (minus Reserves applicable to Canadian Revolving Credit Loans, if any), in the amount of such excess and in the applicable currency; provided, however, that if such excess is solely as a result of fluctuation in exchange rates, such repayment shall not be required to be made until two Business Days after notice from the Canadian Agent and Canadian Borrower shall not be obligated to pay such amount unless such excess is greater than the Dollar Equivalent of an amount equal to 1% of the Canadian Revolving Credit Sub-Limit then in effect. Any such prepayment shall be applied to repay ratably outstanding principal of Canadian Revolving Credit Loans (but shall not permanently reduce the Canadian Revolving Credit Sub-Limit).

               (c) UK Revolving Credit Loans. UK Borrowers shall prepay the outstanding principal amount of UK Revolving Credit Loans on any date on which the aggregate amount of the UK Revolving Credit Exposure of the UK Lender would exceed (including, without limitation, solely as a result of fluctuation in exchange rates) the UK Borrowing Base then in effect (minus Reserves applicable to UK Revolving Credit Loans, if any), in the amount of such excess and in Sterling; provided, however, that if such excess is solely as a result of fluctuation in exchange rates, such repayment shall not be required to be made until two Business Days after notice from the UK Agent and UK Borrowers shall not be obligated to pay such amount unless such excess is greater than the Dollar Equivalent of an amount equal to 1% of the UK Revolving Credit Sub-Limit then in effect. Any such prepayment shall be applied as follows: first to the installments of principal due under the Term Notes evidencing the UK Term Loans ratably, to be applied to future installment payments in inverse order of maturity until paid in full, and second to repay ratably outstanding principal of UK Revolving Credit Loans (but shall not permanently reduce the UK Revolving Credit Sub-Limit).

               3.3.3 Proceeds from Issuance of Additional Indebtedness or Equity. If any Borrower issues any additional Indebtedness for Money Borrowed or issues any additional equity in a manner permitted under this Agreement, other than (provided no Default or Event of Default has occurred and is continuing) for the purpose of financing an asset or stock acquisition or merger approved by the Majority Lenders, such Borrower shall pay, in the case of Domestic Borrower, to Administrative Agent for the benefit of Administrative Agent, Canadian Agent, UK Agent, the Lenders and Bank, and, in the case of Canadian Borrower, to Canadian Agent for the benefit of Canadian Agent, Canadian Lender, the Canadian Participating Lenders, UK Agent, UK Lender and the UK Participating Lenders, and, in the case of UK Borrowers, to UK Agent for the benefit of UK Agent, UK Lender, the UK Participating Lenders, Canadian Agent, Canadian Lender and the Canadian Participating Lenders, when and as received by such Borrower and as a mandatory prepayment of the Domestic Obligations or the Canadian Obligations or the UK Obligations, respectively, a sum equal to 100% of the net proceeds to such Borrower of the issuance of such Indebtedness or equity. Any prepayment under this Section 3.3.3 with respect to the issuance of such Indebtedness for Money Borrowed or equity by Domestic Borrower or any of its Subsidiaries (other than Canadian Borrower and UK Borrowers) shall be applied first to the installments of principal due under the Term Notes evidencing the Domestic Term Loan ratably, to be applied to future installment payments in inverse order of maturity until paid in full, and second to repay ratably the outstanding principal of Domestic Revolving Credit Loans (but shall not permanently reduce the Domestic Revolving Credit Commitments), and any prepayment under this
Section 3.3.3 with respect to the issuance of such Indebtedness for Money Borrowed or equity by Canadian Borrower shall be applied to repay ratably outstanding principal of Canadian Revolving Credit Loans (but shall not permanently reduce the Canadian Revolving Credit Sub-Limit), and any prepayment under this Section 3.3.3 with respect to the issuance of such Indebtedness for Money Borrowed or equity by UK Borrowers shall be applied first to the installments of principal due under the Term Notes evidencing the UK Term Loans, to be applied ratably to future installment payments in inverse order of maturity until paid in full and second to repay ratably the outstanding principal of UK Revolving Credit Loans (but shall not permanently reduce the UK Revolving Credit Sub-Limit).

               3.3.4 Domestic LIBOR Loans and UK LIBOR Loans. If the application of any payment made in accordance with the provisions of this Section 3.3 at a time when no Event of Default has occurred and is continuing would result in termination of a Domestic LIBOR Loan or a UK LIBOR Loan prior to the last day of the Interest Period for such Domestic LIBOR Loan or UK LIBOR Loan, the amount of such prepayment shall not be applied to such Domestic LIBOR Loan or UK LIBOR Loan, but will, at Borrower Representative's option, be held by Administrative Agent, in the case of Domestic Borrower, or UK Agent, in the case of UK Borrowers, in a non-interest bearing account or deposited by the applicable Borrower in an interest-bearing account at a Lender or another bank satisfactory to Administrative Agent, in the case of Domestic Borrower, or UK Agent, in the case of UK Borrowers, in its discretion, which account is in the name of Administrative Agent, in the case of Domestic Borrower, or UK Agent, in the case of UK Borrowers, and from which account only Administrative Agent or UK Agent, as the case may be, can make any withdrawal, in each case to be applied as such amount would otherwise have been applied under this Section 3.3 at the earlier to occur of (a) the last day of the relevant Interest Period or (b) the occurrence of a Default or an Event of Default.

               3.3.5 Optional Term Loan Prepayments. Domestic Borrower may, at its option from time to time upon not less than 3 Business Days' prior written notice to Administrative Agent, prepay installments of the Term Notes evidencing the Domestic Term Loan, provided that the amount of any such prepayment is at least $500,000 and in integral multiples of $100,000 above $500,000, and that such prepayments are made ratably with respect to all such Term Notes. UK Borrowers may, at their option from time to time upon not less than 3 Business Days' prior written notice to UK Agent, prepay installments of the Term Notes evidencing the UK Term Loans. Except for charges under Section 3.2.5 applicable to prepayments of Domestic LIBOR Loans and UK LIBOR Loans, such prepayments shall be without premium or penalty.

          3.4  Application of Payments and Collections.


               3.4.1 Collections. All items of payment received by Administrative Agent by 12:00 noon, Los Angeles time, or by Canadian Agent by 12:00 noon, Toronto time, or by UK Agent by 12:00 noon, London time, on any Business Day shall be deemed received on that Business Day for purposes other than computation of interest. All items of payment received after 12:00 noon, Los Angeles time, or 12:00 noon, Toronto time, or 12:00 noon, London time, on any Business Day shall be deemed received on the following Business Day for purposes other than computation of interest. Domestic Borrower irrevocably waives the right to direct the application of any and all payments and collections at any time or times hereafter received by Administrative Agent from or on behalf of Domestic Borrower or any of their Subsidiaries (other than Canadian Borrower and UK Borrowers), and Domestic Borrower does hereby irrevocably agree that Administrative Agent shall have the continuing exclusive right to apply and reapply any and all such payments and collections received at any time or times hereafter by Administrative Agent or its agent against the Domestic Obligations, in such manner as Administrative Agent may deem advisable, notwithstanding any entry by Administrative Agent or any Lender upon any of its books and records. Canadian Borrower irrevocably waives the right to direct the application of any and all payments and collections at any time or times hereafter received by Canadian Agent from or on behalf of Canadian Borrower, and Canadian Borrower does hereby irrevocably agree that Canadian Agent shall have the continuing exclusive right to apply and reapply any and all such payments and collections received at any time or times hereafter by Canadian Agent or its agent against the Canadian Obligations, in such manner as Canadian Agent may deem advisable, notwithstanding any entry by Canadian Agent or Canadian Lender or any Canadian Participating Lender upon any of its books and records. Each UK Borrower irrevocably waives the right to direct the application of any and all payments and collections at any time or times hereafter received by UK Agent from or on behalf of UK Borrowers, and each UK Borrower does hereby irrevocably agree that UK Agent shall have the continuing exclusive right to apply and reapply any and all such payments and collections received at any time or times hereafter by UK Agent or its agent against the UK Obligations, in such manner as UK Agent may deem advisable, notwithstanding any entry by UK Agent or UK Lender or any UK Participating Lender upon any of its books and records. If as the result of collections of Accounts as authorized by Section 6.2.4 hereof or otherwise, a credit balance exists in the Domestic Loan Account, such credit balance shall not accrue interest in favor of Domestic Borrower, but shall be disbursed to Domestic Borrower or otherwise at Borrower Representative's direction in the manner set forth in Section 3.1.2, upon Borrower Representative's request at any time, so long as no Default or Event of Default then exists. If as the result of collections of Accounts authorized by Section 6.2.4 hereof or otherwise, a credit balance exists in the Canadian Loan Account, such credit balance shall not accrue interest in favor of Canadian Borrower, but shall be disbursed to Canadian Borrower or otherwise at Borrower Representative's direction in the manner set forth in Section 3.1.2, upon Borrower Representative's request at any time, so long as no Default or Event of Default then exists. If as the result of collections of Accounts authorized by Section 6.2.4 hereof or otherwise, a credit balance exists in the UK Loan Account, such credit balance shall not accrue interest in favor of UK Borrowers, but shall be disbursed to UK Borrowers or otherwise at Borrower Representative's direction in the manner set forth in
Section 3.1.2, upon Borrower Representative's request at any time, so long as no Default or Event of Default then exists. Administrative Agent may at its option, offset such credit balance with respect to the Domestic Loan Account against any of the Domestic Obligations upon and during the continuance of an Event of Default. Canadian Agent may at its option, offset such credit balance with respect to the Canadian Loan Account against any of the Canadian Obligations upon and during the continuance of an Event of Default. UK Agent may at its option, offset such credit balance with respect to the UK Loan Account against any of the UK Obligations upon and during the continuance of an Event of Default.

               3.4.2 Apportionment; Application and Reversal of Payments. Principal and interest payments (i) by Domestic Borrower shall be apportioned ratably among all Domestic Lenders (according to the unpaid principal balance of the Loans to which such payments related held by each Domestic Lender), (ii) by Canadian Borrower shall be distributed to Canadian Lender subject to Section 2.6 or, following a refunding in accordance with Section 3.2.6, apportioned among Canadian Lender and all Canadian Participating Lenders (according to the unpaid principal balance of the Loans to which such payments related held by Canadian Lender and each Canadian Participating Lender), and (iii) by UK Borrowers shall be distributed to UK Lender subject to Section 2.6 or, following a refunding in accordance with Section 3.2.7, apportioned among UK Lender and all UK Participating Lenders (according to the unpaid principal balance of the Loans to which such payments related held by UK Lender and each UK Participating Lender). All payments by Domestic Borrower shall be remitted to Administrative Agent, by Canadian Borrower shall be remitted to Canadian Agent, and by UK Borrowers shall be remitted to UK Agent, and all such payments not relating to principal or interest of specific Loans, or not constituting payment of specific fees, and all proceeds of Accounts or, except as provided in Section 3.3, other Collateral received by Administrative Agent, Canadian Agent or UK Agent, as applicable, shall be applied, ratably, subject to the provisions of this Agreement, first, to pay any fees, indemnities, or expense reimbursements then due to Administrative Agent, Canadian Agent, UK Agent, Bank or Lenders from the applicable Borrower; second, to pay interest due from the applicable Borrower in respect of all Loans made to such Borrower, third, to pay or prepay principal of any Term Loan made to such Borrower; fourth, to pay or prepay principal of the Revolving Credit Loans made to such Borrower and unpaid reimbursement obligations in respect of Letters of Credit owed by such Borrower; fifth, with respect to payments by Domestic Borrower, to pay an amount to Administrative Agent equal to the available amount of all outstanding Domestic Letters of Credit to be held as cash Collateral for reimbursement and fee obligations in respect of such Domestic Letters of Credit; sixth, with respect to payments by UK Borrowers, to pay an amount to UK Agent equal to the available amount of all outstanding UK Letters of Credit to be held as cash Collateral for reimbursement and fee obligations in respect of such UK Letters of Credit; and seventh, to the payment of any other Obligations due to the Administrative Agent, Canadian Agent, UK Agent, Bank or any Lender by such Borrower. Except as expressly set forth to the contrary, payments received (i) from Domestic Borrower shall be applied only to the Domestic Obligations, (ii) from Canadian Borrower shall be applied only to the Canadian Obligations, and (iii) from UK Borrowers shall be applied only to the UK Obligations. Subject to the provisions of this Section 3.4.2, after the occurrence and during the continuance of an Event of Default, Administrative Agent, Canadian Agent and UK Agent shall have the continuing exclusive right to apply and reapply any and all such payments and collections received at any time or times hereafter by Administrative Agent, Canadian Agent or UK Agent or their agents against the Obligations, in such manner as Administrative Agent, Canadian Agent or UK Agent may deem advisable, notwithstanding any entry by Administrative Agent, Canadian Agent, UK Agent, Bank or any Lender upon any of its books and records.

          3.5  All Loans to Constitute One Obligation.

          The Domestic Revolving Credit Loans and the Domestic Term Loan shall constitute one general Obligation of Domestic Borrower, and shall be secured by Administrative Agent's (for the benefit of itself, Canadian Agent, UK Agent, Bank and each Lender) Lien upon all of the Domestic Collateral. The Canadian Revolving Credit Loans shall constitute one general Obligation of Canadian Borrower, and shall be secured by Canadian Agent's (on behalf of itself, Canadian Lender, the Canadian Participating Lenders, UK Agent, UK Lender and the UK Participating Lenders) Lien upon all of the Canadian Collateral. The UK Revolving Credit Loans and the UK Term Loans shall constitute one general joint and several Obligation of UK Borrowers, and shall be secured by UK Agent's (on behalf of itself, UK Lender, the UK Participating Lenders, Canadian Agent, Canadian Lender and the Canadian Participating Lenders) Lien upon all of the UK Collateral.

          3.6  Loan Accounts.

          Administrative Agent shall enter all Domestic Revolving Credit Loans and the Domestic Term Loan as debits to a loan account (the "Domestic Loan Account"), Canadian Agent shall enter all Canadian Revolving Credit Loans as debits to a loan account (the "Canadian Loan Account"), and UK Agent shall enter all UK Revolving Credit Loans and the UK Term Loans as debits to a loan account (the "UK Loan Account" and, together with the Domestic Loan Account and the Canadian Loan Account, each a "Loan Account"), and shall also record in the relevant Loan Account all payments made by the relevant Borrowers on any Obligations and all proceeds of the relevant Collateral which are finally paid to Administrative Agent, Canadian Agent or UK Agent, as the case may be, and may record therein, in accordance with customary accounting practice, other debits and credits, including interest and all charges and expenses properly chargeable to Borrowers pursuant to this Agreement or any other Loan Document.

          3.7  Statements of Account.

          Administrative Agent will account to Borrower Representative monthly with a statement of Loans, charges and payments made pursuant to this Agreement during the immediately preceding month, and such account rendered by Administrative Agent shall be deemed final, binding and conclusive upon Borrowers absent demonstrable error unless Administrative Agent is notified by Borrower Representative in writing to the contrary within 30 days of the date each accounting is received by Borrower Representative. Such notice shall only be deemed an objection to those items specifically objected to therein.

          3.8  Sharing of Payments, Etc.

               3.8.1 If any Domestic Lender shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) on account of any Domestic Revolving Credit Loan or any portion of the Domestic Term Loan made by it in excess of its ratable share of payments on account of such Loans made by all Domestic Lenders, such Domestic Lender shall forthwith purchase from each other Domestic Lender such participation in such Loans as shall be necessary to cause such purchasing Domestic Lender to share the excess payment ratably with each other Domestic Lender; provided, that if all or any portion of such excess payment is thereafter recovered from such purchasing Domestic Lender, such purchase from each Domestic Lender shall be rescinded and such Domestic Lenders shall repay to the purchasing Domestic Lender the purchase price to the extent of such recovery, together with an amount equal to such Domestic Lender's ratable share (according to the proportion of (i) the amount of such Domestic Lender's required repayment to
(ii) the total amount so recovered from the purchasing Domestic Lender) of any interest or other amount paid or payable by the purchasing Domestic Lender in respect of the total amount so recovered. Each Borrower agrees that any Domestic Lender so purchasing a participation from another Domestic Lender pursuant to this Section 3.8.1 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Domestic Lender were the direct creditor of Borrowers in the amount of such participation. Notwithstanding anything to the contrary contained herein, all purchases and repayments to be made under this
Section 3.8.1 shall be made through Administrative Agent.

               3.8.2 If Canadian Lender or any Canadian Participating Lender shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) on account of any Canadian Revolving Credit Loan made or refunded by it in excess of its ratable share of payments on account of such Loans made or refunded by Canadian Agent and Canadian Participating Lenders in the aggregate, such Lender shall forthwith purchase from Canadian Lender and each other Canadian Participating Lender such participation in such Loans as shall be necessary to cause such purchasing Lender to share the excess payment ratably with Canadian Lender and each other Canadian Participating Lender; provided, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from Canadian Lender and each Canadian Participating Lender shall be rescinded and Canadian Lender and such Canadian Participating Lenders shall repay to the purchasing Lender the purchase price to the extent of such recovery, together with an amount equal to such Lender's ratable share (according to the proportion of (i) the amount of such Lender's required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. Each Borrower agrees that Canadian Lender and any Canadian Participating Lender so purchasing a participation from Canadian Lender or a Canadian Participating Lender pursuant to this Section 3.8.2 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of Borrowers in the amount of such participation. Notwithstanding anything to the contrary contained herein, all purchases and repayments to be made under this Section
3.8.2 shall be made through Canadian Agent.

               3.8.3 If UK Lender or any UK Participating Lender shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) on account of any UK Revolving Credit Loan or any portion of the UK Term Loans made or refunded by it in excess of its ratable share of payments on account of such Loans made or refunded by UK Agent and UK Participating Lenders in the aggregate, such Lender shall forthwith purchase from UK Lender and each other UK Participating Lender such participation in such Loans as shall be necessary to cause such purchasing Lender to share the excess payment ratably with UK Lender and each other UK Participating Lender; provided, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from UK Lender and each UK Participating Lender shall be rescinded and UK Lender and such UK Participating Lenders shall repay to the purchasing Lender the purchase price to the extent of such recovery, together with an amount equal to such Lender's ratable share (according to the proportion of (i) the amount of such Lender's required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. Each Borrower agrees that UK Lender and any UK Participating Lender so purchasing a participation from UK Lender or a UK Participating Lender pursuant to this Section 3.8.3 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of Borrowers in the amount of such participation. Notwithstanding anything to the contrary contained herein, all purchases and repayments to be made under this Section 3.8.3 shall be made through UK Agent.

          3.9  Increased Costs.

          If any law or any governmental or quasi-governmental rule, regulation, policy, guideline or directive (whether or not having the force of law) adopted or implemented after the date of this Agreement and having general applicability to all banks or finance companies within the jurisdiction in which any Lender operates (excluding, for the avoidance of doubt, the effect of and phasing in of capital requirements or other regulations or guidelines passed prior to the date of this Agreement), or any interpretation or application thereof by any governmental authority charged with the interpretation or application thereof, or the compliance of such Lender therewith, shall:

               (a) (i) subject such Lender to any tax with respect to this Agreement (other than (A) any tax based on or measured by net income or otherwise in the nature of a net income tax, including, without limitation, any franchise tax or any similar tax based on capital, net worth or comparable basis for measurement and (B) subject to the provisions of
     Section 2.13, any tax collected by a withholding on payments and which neither is computed by reference to the net income of the payee nor is in the nature of an advance collection of a tax based on or measured by the net income of the payee) or (ii) change the basis of taxation of payments to such Lender of principal, fees, interest or any other amount payable hereunder or under any Loan Documents (other than in respect of (A) any tax based on or measured by net income or otherwise in the nature of a net income tax, including, without limitation, any franchise tax or any similar tax based on capital, net worth or comparable basis for measurement and (B) subject to the provisions of Section 2.13, any tax collected by a withholding on payments and which neither is computed by reference to the net income of the payee nor is in the nature of an advance collection of a tax based on or measured by the net income of the payee);

               (b) impose, modify or hold applicable any reserve (except any reserve taken into account in the determination of the applicable LIBOR), special deposit, assessment or similar requirement against assets held by, or deposits in or for the account of, advances or loans by, or other credit extended by, any office of such Lender, including (without limitation) pursuant to Regulation D of the Board of Governors of the Federal Reserve System; or

               (c) impose on such Lender or the London interbank market any other condition with respect to any Loan Document and the result of any of the foregoing is to increase the cost to such Lender of making, renewing or maintaining its Loans hereunder by an amount that such Lender deems to be material or the result of any of the foregoing is to reduce the rate of return on such Lender's capital as a consequence of its obligations hereunder, or the result of any of the foregoing is to reduce the amount of any payment (whether of principal, interest or otherwise) in respect of any of such Loans by an amount that such Lender deems to be material, then, in any such case, the applicable Borrower(s) shall pay such Lender, upon demand and certification not later than sixty (60) days following Borrower Representative's receipt of notice of the imposition of such increased costs, such additional amount as will compensate such Lender for such additional cost or such reduction, as the case may be, to the extent such Lender has not otherwise been compensated, with respect to a particular Loan, for such increased cost as a result of an increase in the Domestic Base Rate, UK Base Rate, Canadian Base

Rate or LIBOR. An officer of such Lender shall determine the amount of such additional cost or reduced amount using reasonable averaging and attribution methods and shall certify the amount of such additional cost or reduced amount to Borrower Representative, which certification shall include a written explanation of such additional cost or reduction to Borrower Representative. Such certification shall be conclusive absent manifest error. If a Lender claims any additional cost or reduced amount pursuant to this Section 3.9, then such Lender shall use reasonable efforts (consistent with legal and regulatory restrictions) to designate a different lending office or to file any certificate or document reasonably requested by Borrower Representative if the making of such designation or filing would avoid the need for, or reduce the amount of, any such additional cost or reduced amount and would not, in the sole discretion of such Lender, be otherwise disadvantageous to such Lender.

          3.10 Basis for Determining Interest Rate Inadequate or Unfair.

          In the event that Administrative Agent or UK Agent or any Lender shall have determined that:

               (a) reasonable means do not exist for ascertaining the LIBOR for any Interest Period; or

               (b) Sterling and Dollar deposits in the relevant amount and for the relevant maturity are not available in the London interbank market with respect to a proposed Domestic LIBOR Loan or UK LIBOR Loan, or a proposed conversion of a Domestic Base Rate Loan into a Domestic LIBOR Loan or of a UK Base Rate Loan into a UK LIBOR Loan; then

          Administrative Agent, UK Agent or such Lender, as applicable, shall give Borrower Representative prompt written, telephonic or electronic notice of the determination of such event. If such notice is given, (i) any such requested Domestic LIBOR Loan shall be made as a Domestic Base Rate Loan, and any such requested UK LIBOR Loan shall be made as a UK Base Rate Loan, unless Borrower Representative shall notify Administrative Agent, with respect to Domestic LIBOR Loans, no later than 10:00 a.m. (Los Angeles time) two (2) Banking Days prior to, or, with respect to UK LIBOR Loans, no later than 10:00 a.m. (Los Angeles time) four (4) Business Days prior to, the date of such proposed borrowing that the request for such borrowing shall be canceled, and (ii) any Domestic Base Rate Loan or UK Base Rate Loan which was to have been converted to an affected type of Domestic LIBOR Loan or UK LIBOR Loan shall be continued as or converted into a Domestic Base Rate Loan or UK Base Rate Loan as the case may be.

          3.11 Location of Payments. Notwithstanding anything else herein to the contrary, all payments made by Borrowers or Borrower Representative on behalf of Borrowers under this Agreement, whether principal or interest payments, fees,

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

expenses or other charges hereunder, shall be made to the applicable Agent at its address for notices set forth in Section 12.8 of this Agreement.

                         SECTION 4. TERM AND TERMINATION

          4.1  Term of Agreement.

          Subject to the right of Lenders to cease making Loans to Borrowers during the continuance of any Default or Event of Default, this Agreement shall be in effect from the Closing Date through and including September 30, 2005 (the "Term"), unless terminated as provided in Section 4.2 hereof.

          4.2  Termination.

               4.2.1 Termination by Lenders. Administrative Agent may, and at the direction of Majority Lenders shall, terminate this Agreement without notice upon or after the occurrence and during the continuance of an Event of Default.

               4.2.2 Termination by Borrower Representative. Upon at least 60 days prior written notice to Administrative Agent and Lenders, Borrower Representative may, at its option, terminate this Agreement; provided, however, no such termination shall be effective until Borrowers have paid or collateralized to Administrative Agent's reasonable satisfaction all of the Obligations in immediately available funds, all Letters of Credit and LC Guaranties have expired, terminated or have been cash collateralized to Administrative Agent's and UK Agent's, as applicable, reasonable satisfaction and Borrowers have complied with Sections 2.7, 3.2.5 and 4.2.3(b) (if applicable). Any notice of termination given by Borrower Representative shall be irrevocable unless all Lenders otherwise agree in writing, and no Lender shall have any obligation to make any Loans or issue or procure any Letters of Credit or LC Guaranties on or after the termination date stated in such notice. Borrower Representative may elect to terminate this Agreement in its entirety only. No section of this Agreement or type of Loan available hereunder may be terminated singly.

               4.2.3 Effect of Termination.

               (a) All of the Obligations shall be immediately due and payable upon the termination date stated in any notice of termination of this Agreement. All undertakings, agreements, covenants, warranties and representations of Borrowers and their Subsidiaries contained in the Loan Documents shall survive any such termination and Administrative Agent, Canadian Agent and UK Agent shall retain their Liens in the Collateral and Administrative Agent, Canadian Agent, UK Agent and each Lender shall retain all of its rights and remedies under the Loan Documents notwithstanding such termination until all Obligations have been discharged or paid, in full, in immediately available funds, including, without limitation, all applicable Obligations under Sections 2.7, 3.2.5 and 4.2.3(b) resulting from such termination. Notwithstanding the foregoing or the payment in full of the Obligations, none of Administrative Agent, Canadian Agent and UK Agent shall be required to terminate its Liens in the Collateral unless, with respect to any loss or damage Administrative Agent, Canadian Agent or UK Agent may incur as a result of dishonored checks or other items of payment received by Administrative Agent, Canadian Agent or UK Agent from Borrowers or any of their Subsidiaries or any Account Debtor and applied to the Obligations, Administrative Agent shall, at its option, (i) have received a written agreement satisfactory to Administrative Agent, executed by Borrowers and/or their Subsidiaries and by any Person whose loans or other advances to Borrowers and/or their Subsidiaries are used in whole or in part to satisfy the Obligations, indemnifying Administrative Agent, Canadian Agent, UK Agent and each Lender from any such loss or damage or (ii) have retained cash Collateral for such period of time as Administrative Agent, in its reasonable discretion, may deem necessary to protect Administrative Agent, Canadian Agent, UK Agent and each Lender from any such loss or damage.

          (b) In the event that Borrower Representative provides less than 60 days prior written notice of termination of this Agreement as required by
Section 4.2.2, in addition to any other amounts which are required to be paid to Administrative Agent, Canadian Agent, UK Agent or any Lender under the Loan Documents, (i) Domestic Borrower agrees to pay to Administrative Agent (for the ratable benefit of the Domestic Lenders), an amount equal to the product of
(A)(I) the product of (X) the aggregate payoff amount of the Domestic Obligations times (Y) the interest rates applicable to such Domestic Obligations, divided by (II) 365 times (B) the difference between 60 and the number of days prior written notice of termination of this Agreement given by Borrower Representative to Administrative Agent and Lenders (the "Notice Days"),
(ii) Canadian Borrower agrees to pay to Canadian Agent (for the benefit of Canadian Lender and, subsequent to any Canadian Revolving Credit Loan refunding pursuant to Section 3.2.6, for the ratable benefit of Canadian Lender and Canadian Participating Lenders) an amount equal to the product of (A)(I) the product of (X) the aggregate payoff amount of the Canadian Obligations times (Y) the interest rates applicable to such Canadian Obligations, divided by (II) 365 times (B) the Notice Days, and (iii) UK Borrowers agree to pay to UK Agent (for the benefit of UK Lender and, subsequent to any UK Revolving Credit Loan refunding or UK Term Loan refunding pursuant to Section 3.2.7, for the ratable benefit of UK Lender and UK Participating Lenders) an amount equal to the product of (A)(I) the product of (X) the aggregate payoff amount of the UK Obligations times (Y) the interest rates applicable to such UK Obligations, divided by (II) 365 times (B) the Notice Days.

          (c) Upon termination of this Agreement and repayment in full of the Obligations, each Agent shall promptly execute and deliver to Borrowers such

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documents as reasonably requested by Borrower Representative to evidence the release of Agents' Liens in the Collateral.


                          SECTION 5. SECURITY INTERESTS

          5.1  Security Interest in Collateral.

               5.1.1 To secure the prompt payment and performance of the Domestic Obligations (including, without limitation, the obligations of Domestic Borrower under the Domestic Borrower Guaranties), Domestic Borrower hereby grants to Administrative Agent for the benefit of itself, Canadian Agent, UK Agent, Bank and each Lender a continuing Lien upon all of Domestic Borrower's assets, including all of the following Property and interests in Property of Domestic Borrower, whether now owned or existing or hereafter created, acquired or arising and wheresoever located:

               (a) Accounts;

               (b) Certificated Securities;

               (c) Chattel Paper;

               (d) Computer Hardware and Software and all rights with respect thereto, including, any and all licenses, options, warranties, service contracts, program services, test rights, maintenance rights, support rights, improvement rights, renewal rights and indemnifications, and any substitutions, replacements, additions or model conversions of any of the foregoing;

               (e) Contract Rights;

               (f) Deposit Accounts;

               (g) Documents;

               (h) Equipment;

               (i) Financial Assets;

               (j) Fixtures;

               (k) General Intangibles, including Payment Intangibles and Software;

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               (l) Goods (including all of its Equipment, Fixtures and
     Inventory), and all accessions, additions, attachments, improvements, substitutions and replacements thereto and therefor;

               (m) Instruments;

               (n) Intellectual Property;

               (o) Inventory;

               (p) Investment Property;

               (q) money (of every jurisdiction whatsoever);

               (r) Letter-of-Credit Rights;

               (s) Payment Intangibles;

               (t) Security Entitlements;

               (u) Software;

               (v) Supporting Obligations;

               (w) Uncertificated Securities; and

               (x) to the extent not included in the foregoing, all other personal property of any kind or description;

together with all books, records, writings, data bases, information and other property relating to, used or useful in connection with, or evidencing, embodying, incorporating or referring to any of the foregoing, and all Proceeds, products, offspring, rents, issues, profits and returns of and from any of the foregoing; provided that (i) to the extent that the provisions of any lease or license of Computer Hardware and Software or Intellectual Property expressly prohibit (which prohibition is enforceable under applicable law) any assignment thereof, and the grant of a security interest therein, Administrative Agent will not enforce its security interest in Domestic Borrower's rights under such lease or license (other than in respect of the Proceeds thereof) for so long as such prohibition continues, it being understood that upon request of Administrative Agent, Domestic Borrower will in good faith use reasonable efforts (other than the payment of money) to obtain consent for the creation of a security interest in favor of Administrative Agent (and to Administrative Agent's enforcement of such security interest) in Domestic Borrower's rights under such lease or license, and (ii) with respect to other contracts or agreements, Contract Rights of Domestic Borrower will be excluded from Domestic Collateral to the extent assignment is expressly prohibited by the underlying contract or agreement (which prohibition is enforceable under applicable law), it being understood that upon request of Administrative Agent, Domestic Borrower will in good faith use reasonable efforts (other than the payment of money) to obtain consent for the creation of a security interest in favor of Administrative Agent (and to Administrative Agent's enforcement of such security interest) in Domestic Borrower's rights under such contract or agreement.

               5.1.2 To secure the prompt payment and performance of the Canadian Obligations, Canadian Borrower hereby grants to Canadian Agent for the benefit of itself, Canadian Lender, each Canadian Participating Lender, UK Agent, UK Lender and each UK Participating Lender, a continuing security interest upon all of Canadian Borrower's assets, including all of the following Property and interests in Property of Canadian Borrower, whether now owned or existing or hereafter created, acquired or arising and wheresoever located:

               (a) Accounts;

               (b) Certificated Securities;

               (c) Chattel Paper;

               (d) Computer Hardware and Software and all rights with respect thereto, including, any and all licenses, options, warranties, service contracts, program services, test rights, maintenance rights, support rights, improvement rights, renewal rights and indemnifications, and any substitutions, replacements, additions or model conversions of any of the foregoing;

               (e) Contract Rights;

               (f) Deposit Accounts;

               (g) Documents;

               (h) Equipment;

               (i) Financial Assets;

               (j) Fixtures;

               (k) General Intangibles, including Payment Intangibles and Software;

               (l) Goods (including all of its Equipment, Fixtures and Inventory), and all accessions, additions, attachments, improvements, substitutions and replacements thereto and therefor;

               (m) Instruments;

               (n) Intellectual Property;

               (o) Inventory;

               (p) Investment Property;

               (q) money (of every jurisdiction whatsoever);

               (r) Letter-of-Credit Rights;

               (s) Payment Intangibles;

               (t) Security Entitlements;

               (u) Software;

               (v) Supporting Obligations;

               (w) Uncertificated Securities; and

               (x) to the extent not included in the foregoing, all other personal property of any kind or description;

together with all books, records, writings, data bases, information and other property relating to, used or useful in connection with, or evidencing, embodying, incorporating or referring to any of the foregoing, and all Proceeds, products, offspring, rents, issues, profits and returns of and from any of the foregoing; provided, however, that notwithstanding the foregoing this Section
5.1.2 shall not constitute a grant of a security interest in any property to the extent that such grant of a security interest is prohibited by any applicable law, requires a consent not obtained of any governmental authority pursuant to such applicable law or is prohibited by, or constitutes a breach or default under or results in the termination of or requires any consent not obtained under any contract, license, agreement, instrument or other document evidencing or giving rise to such property or, in the case of any Investment Property, any applicable shareholder or similar agreement, except to the extent that such applicable law or the term in such contract, license, agreement, instrument or other document or shareholder or similar agreement providing for such prohibition, breach, default or termination or requiring such consent is ineffective under applicable law, it being understood that upon request of Canadian Agent, Canadian Borrower will in good faith use reasonable efforts (other than the payment of money) to obtain any such required consent. In addition to the foregoing grant of a security interest, Canadian Borrower shall execute and deliver such debentures, hypothecs, pledges and other security agreements as Canadian Agent may reasonably request to provide Canadian Agent with a first-priority perfected Lien on all assets of Canadian Borrower. In the event of a conflict between this Section 5.1.2 and the Security Documents executed by Canadian Borrower, the latter shall govern.

               5.1.3 To secure the prompt payment and performance of the UK Obligations, each UK Borrower hereby grants to UK Agent for the benefit of itself, UK Lender, each UK Participating Lender, Canadian Agent, Canadian Lender and each Canadian Participating Lender a continuing security interest upon all of such UK Borrower's assets, including all of the following Property and interests in Property of such UK Borrower, whether now owned or existing or hereafter created, acquired or arising and wheresoever located:

               (a) Accounts;

               (b) Certificated Securities;

               (c) Chattel Paper;

               (d) Computer Hardware and Software and all rights with respect thereto, including, any and all licenses, options, warranties, service contracts, program services, test rights, maintenance rights, support rights, improvement rights, renewal rights and indemnifications, and any substitutions, replacements, additions or model conversions of any of the foregoing;

               (e) Contract Rights;

               (f) Deposit Accounts;

               (g) Documents;

               (h) Equipment;

               (i) Financial Assets;

               (j) Fixtures;

               (k) General Intangibles, including Payment Intangibles and Software;

                       (l) Goods (including all of its Equipment, Fixtures and Inventory), and all accessions, additions, attachments, improvements, substitutions and replacements thereto and therefor;

                       (m) Instruments;

                       (n) Intellectual Property;

                       (o) Inventory;

                       (p) Investment Property;

                       (q) money (of every jurisdiction whatsoever);

                       (r) Letter-of-Credit Rights;

                       (s) Payment Intangibles;

                       (t) Security Entitlements;

                       (u) Software;

                       (v) Supporting Obligations;

                       (w) Uncertificated Securities; and

                       (x) to the extent not included in the foregoing, all other personal (or movable) or other property of any kind or description;

together with all books, records, writings, data bases, information and other property relating to, used or useful in connection with, or evidencing, embodying, incorporating or referring to any of the foregoing, and all Proceeds, products, offspring, rents, issues, profits and returns of and from any of the foregoing; provided that (i) to the extent that the provisions of any lease or license of Computer Hardware and Software or Intellectual Property expressly prohibit (which prohibition is enforceable under applicable law) any assignment thereof, and the grant of a security interest therein, UK Agent will not enforce its security interest in UK Borrowers' rights under such lease or license (other than in respect of the Proceeds thereof) for so long as such prohibition continues, it being understood that upon request of UK Agent, UK Borrowers will in good faith use reasonable efforts (other than the payment of money) to obtain consent for the creation of a security interest in favor of UK Agent (and to UK Agent's enforcement of such security interest) in UK Borrowers' rights under such lease or license, and (ii) with respect to other contracts or agreements, Contract Rights of UK Borrowers will be excluded from UK Collateral to the extent assignment for security is expressly prohibited by the underlying contract or agreement (which prohibition is enforceable under applicable law), it being understood that upon request of UK Agent, UK Borrowers will in good faith use reasonable efforts (other than the payment of money) to obtain consent for the creation of a security interest in favor of UK Agent (and to UK Agent's enforcement of such security interest) in UK Borrowers' rights under such contract or agreement. In addition to the foregoing grant of a security interest, UK Borrowers shall execute and deliver such debentures, pledges and other security agreements as UK Agent may reasonably request to provide UK Agent a first-priority perfected Lien on all assets of UK Borrowers. In the event of a conflict between this Section 5.1.3 and the Security Documents executed by UK Borrowers, the latter shall govern.

                  5.2  Other Collateral.

                       5.2.1 Commercial Tort Claims. Domestic Borrower shall promptly notify Administrative Agent in writing upon incurring or otherwise obtaining a Commercial Tort Claim after the Closing Date against any third party and, upon request of Administrative Agent, promptly enter into an amendment to this Agreement and do such other acts or things deemed appropriate by Administrative Agent to give Administrative Agent a security interest in any such Commercial Tort Claim.

                       5.2.2 Other Collateral. Each Borrower shall promptly notify Administrative Agent, Canadian Agent or UK Agent, as the case may be, in writing upon acquiring or otherwise obtaining any Collateral after the date hereof consisting of Deposit Accounts, Investment Property, Letter of Credit Rights or Electronic Chattel Paper and, upon the request of Administrative Agent, Canadian Agent or UK Agent, as the case may be, promptly execute such other documents, and do such other acts or things deemed appropriate by Administrative Agent, Canadian Agent or UK Agent, as the case may be, to deliver to Administrative Agent, Canadian Agent or UK Agent, as the case may be, control with respect to such Collateral; promptly notify Administrative Agent, Canadian Agent or UK Agent, as the case may be, in writing upon acquiring or otherwise obtaining any Collateral after the date hereof consisting of Documents (and Documents of Title, as defined in the PPSA) or Instruments and, upon the request of Administrative Agent, Canadian Agent or UK Agent, as the case may be, will promptly execute such other documents, and do such other acts or things deemed appropriate by Administrative Agent, Canadian Agent or UK Agent, as the case may be, to deliver to Administrative Agent, Canadian Agent or UK Agent, as the case may be, possession of such Documents (and Documents of Title, as defined in the PPSA) which are negotiable and Instruments, and, with respect to nonnegotiable Documents (and Documents of Title, as defined in the PPSA), to have such nonnegotiable Documents (and Documents of Title, as defined in the PPSA) issued in the name of Administrative Agent, Canadian Agent or UK Agent, as the case may be; and with respect to Collateral in the possession of a third party, other than Certificated Securities and Goods covered by a Document, obtain an acknowledgement from the third party that it is holding the Collateral for the benefit of Administrative Agent, Canadian Agent or UK Agent, as the case may be.

                  5.3   Lien Perfection; Further Assurances.

                  Each Borrower hereby authorizes Administrative Agent to file such UCC-1 and PPSA financing statements as are required by the UCC or the PPSA, and UK Borrowers shall execute such filings as are required by Section 395 of the Companies Act 1985 of England and Wales (as amended), and any other applicable statutory scheme, and each Borrower shall execute such other instruments, assignments or documents as are necessary to perfect Administrative Agent's Lien upon any of the Domestic Collateral, Canadian Agent's Lien upon any of the Canadian Collateral, and UK Agent's Lien upon any of the UK Collateral, and each Borrower shall take such other action as may be required to perfect or to continue the perfection of Administrative Agent's Lien upon the Domestic Collateral, Canadian Agent's Lien upon the Canadian Collateral and UK Agent's Lien upon the UK Collateral. Without limiting the generality of the preceding sentence, each Borrower hereby irrevocably authorizes Administrative Agent, Canadian Agent and UK Agent, as applicable, to file any such financing statements, including, without limitation, financing statements that indicate the portion of the Collateral owned by such Borrower (a) as all assets of such Borrower or words of similar effect, or (b) as being of an equal or lesser scope, or with greater or lesser detail, than as set forth in Section 5.1. Each Borrower also hereby ratifies its authorization for Administrative Agent, Canadian Agent and UK Agent, as the case may be, to have filed in any jurisdiction any like financing statements or amendments thereto if filed prior to the date hereof. The parties agree that a carbon, photographic or other reproduction of this Agreement shall be sufficient as a financing statement for the purposes of the UCC and may be filed in any appropriate office in lieu thereof. At Administrative Agent's, Canadian Agent's or UK Agent's request, each Borrower shall also promptly execute or cause to be executed and shall deliver to Administrative Agent, Canadian Agent or UK Agent, as the case may be, any and all documents, instruments and agreements deemed necessary by Administrative Agent, Canadian Agent or UK Agent, as the case may be, to give effect to or carry out the terms or intent of the Loan Documents.

                  5.4   Lien on Realty.

                  The due and punctual payment and performance of the Domestic Obligations shall also be secured by the Lien created by Mortgages upon all real (or immovable) Property of Domestic Borrower now or hereafter owned. The due and punctual payment and performance of the Canadian Obligations shall also be secured by the Lien created by Mortgages upon all real (or immovable) Property of Canadian Borrower now or hereafter owned. The due and punctual payment and performance of the UK Obligations shall also be secured by the Lien created by Mortgages upon all real (or immovable) Property of UK Borrowers now or hereafter owned. Each

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

Mortgage shall be executed by the applicable Borrower in favor of Administrative Agent, Canadian Agent or UK Agent, as the case may be. Each Mortgage shall be duly recorded, at the applicable Borrower's expense, in each office where such recording is required to constitute a fully perfected first Lien on the real (or immovable) Property covered thereby. Each applicable Borrower shall deliver to Administrative Agent, Canadian Agent or UK Agent, as the case may be, at such Borrower's expense, mortgagee title insurance policies (or a Canadian or United Kingdom equivalent acceptable to the applicable Agent) issued by a title insurance company satisfactory to Administrative Agent, Canadian Agent or UK Agent, as the case may be, which policies shall be in form and substance satisfactory to Administrative Agent, Canadian Agent or UK Agent, as the case may be, and shall insure a valid first Lien in favor of Administrative Agent (for the benefit of itself, Canadian Agent, UK Agent, Bank and the Lenders), or in favor of Canadian Agent (for the benefit of itself, Canadian Lender, the Canadian Participating Lenders, UK Agent, UK Lender and the UK Participating Lenders), or in favor of UK Agent (for the benefit of itself, UK Lender, the UK Participating Lenders, Canadian Agent, Canadian Lender and the Canadian Participating Lenders) as the case may be, on the Property covered by each Mortgage, subject only to those exceptions reasonably acceptable to Administrative Agent, Canadian Agent or UK Agent, as the case may be, and its counsel. Each applicable Borrower shall deliver to Administrative Agent, Canadian Agent or UK Agent, as the case may be, such other documents, including, without limitation, as-built survey prints of the real (or immovable) Property (to the extent such as-built survey prints are already in existence or, at the applicable Borrower's sole option, prepared), as Administrative Agent, Canadian Agent or UK Agent, as the case may be, and its counsel may reasonably request relating to the real (or immovable) Property subject to the Mortgages.

                  5.5 UK Real Estate. Subsequent to the UK Closing Date, Agents and Lenders agree that the lien of UK Agent on the UK Real Estate shall be released upon the following conditions: (a) the UK Real Estate shall be sold for net proceeds of not less than the Dollar Equivalent of $1,000,000, or Egerton shall obtain a loan (the "Egerton Financing") on terms and conditions reasonably acceptable to Majority Lenders secured by the UK Real Estate the net proceeds of which shall be not less than the Dollar Equivalent of $1,000,000, and (b) the proceeds of the sale of the UK Real Estate or of any Egerton Financing shall be applied (i) if a Default or Event of Default has occurred and is continuing, to payment of the Obligations in Agents' discretion, and (ii) if no Default or Event of Default has occurred and is continuing, first to the installments of principal due under the Term Notes evidencing the UK Term Loans, to be applied ratably to future installment payments in inverse order of maturity until paid in full, second to repay ratably outstanding principal of UK Revolving Credit Loans, third to pay any interest and other payment obligations due and payable with respect to the UK Term Loans and the UK Revolving Loans, and fourth, to be returned to UK Borrowers for reinvestment in the business of Borrowers and their Subsidiaries.

                      SECTION 6. COLLATERAL ADMINISTRATION

                  6.1   General.

                        6.1.1 Location of Collateral. All tangible Collateral, other than Inventory in transit and motor vehicles, will at all times be kept by the applicable Borrowers and their Subsidiaries at one or more of the business locations identified in Schedule 6.1.1 hereto as a business location for such Borrower or Subsidiary.

                        6.1.2 Insurance of Collateral. Each Borrower shall maintain and pay for insurance upon all Collateral owned by such Borrower wherever located and with respect to the business of such Borrower and each of its Subsidiaries, covering casualty, hazard, public liability, workers' compensation and such other risks in such amounts and with such insurance companies as are reasonably satisfactory to Administrative Agent. Each Borrower shall deliver certified copies of such policies to Administrative Agent, Canadian Agent and UK Agent as promptly as practicable, with satisfactory lender's loss payable endorsements, naming Administrative Agent, with respect to Domestic Collateral, Canadian Agent, with respect to Canadian Collateral, and UK Agent, with respect to UK Collateral, as a loss payee, assignee or additional insured, as appropriate, as its interest may appear, and showing only such other loss payees, assignees and additional insureds as are satisfactory to Administrative Agent, Canadian Agent and UK Agent, as the case may be. Each policy of insurance or endorsement shall contain a clause (in the case of UK Collateral, where available) requiring the insurer to give not less than 10 days' prior written notice to Administrative Agent, Canadian Agent or UK Agent, as the case may be, in the event of cancellation of the policy for nonpayment of premium and not less than 30 days' prior written notice to Administrative Agent, Canadian Agent or UK Agent, as the case may be, in the event of cancellation of the policy for any other reason whatsoever and shall provide in substance that the interest of Administrative Agent, Canadian Agent or UK Agent, as the case may be, shall not be impaired or invalidated by any act or neglect of the applicable Borrower, any of its Subsidiaries or the owner of the Property or by the occupation of the premises for purposes more hazardous than are permitted by said policy. Borrower Representative agrees to deliver to Administrative Agent, Canadian Agent and UK Agent, as the case may be, promptly as rendered, true copies of all reports made in any reporting forms to insurance companies. All proceeds of business interruption insurance (if any) of Borrowers and their Subsidiaries shall be remitted to Administrative Agent, Canadian Agent or UK Agent, as the case may be, for application to the outstanding balance of the Revolving Credit Loans.

                  Unless Borrower Representative provides Administrative Agent, Canadian Agent and UK Agent, as the case may be, with evidence of the insurance coverage required by this Agreement, Administrative Agent, Canadian Agent or UK Agent, as the case may be, may purchase insurance at the applicable Borrowers'

                                      -60-

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expense to protect Administrative Agent's, Canadian Agent's and UK Agent's, as
the case may be, interests in the Properties of Borrowers and their Subsidiaries. This insurance may, but need not, protect the interests of Borrowers and their Subsidiaries. The coverage that Administrative Agent, Canadian Agent or UK Agent, as the case may be, purchases may not pay any claim that Borrowers or any Subsidiary makes or any claim that is made against Borrowers or any such Subsidiary in connection with said Property. Borrower Representative may later cancel any insurance purchased by Administrative Agent, Canadian Agent or UK Agent, but only after (a) providing Administrative Agent, Canadian Agent or UK Agent, as the case may be, with evidence that Borrowers and their Subsidiaries have obtained insurance as required by this Agreement, and
(b) Administrative Agent, Canadian Agent or UK Agent, as the case may be, shall have approved such insurance. If Administrative Agent, Canadian Agent or UK Agent purchases insurance in accordance with this Section 6.1.2, Borrowers will be responsible for the costs of that insurance, including interest and any other charges Administrative Agent, Canadian Agent or UK Agent, as the case may be, may impose in connection with the placement of insurance, until the effective date of the cancellation or expiration of the insurance. The costs of the insurance may be added to the Obligations. The costs of the insurance may be more than the cost of insurance that Borrowers and their Subsidiaries may be able to obtain on their own.

               6.1.3 Protection of Collateral. Neither Administrative Agent, Canadian Agent, UK Agent nor Lenders shall be liable or responsible in any way for the safekeeping of any of the Collateral or for any loss or damage thereto (except for reasonable care in the custody thereof while any Collateral is in Administrative Agent's, Canadian Agent's, UK Agent's or any Lender's actual possession) or for any diminution in the value thereof, or for any act or default of any warehouseman, carrier, forwarding agency, or other person whomsoever, but the same shall be at the applicable Borrower's or Subsidiary's sole risk.

          6.2  Administration of Accounts.

               6.2.1 Records, Schedules and Assignments of Accounts. Each Borrower shall keep (and shall cause each of its Subsidiaries to keep) accurate and complete records of its Accounts and all payments and collections thereon and Borrowers shall submit to Administrative Agent, Canadian Agent and UK Agent on such periodic basis as Administrative Agent, Canadian Agent or UK Agent shall request a sales and collections report for the preceding period, in form consistent with the reports currently prepared by Borrowers and their Subsidiaries with respect to such information. Concurrently with the delivery of each Borrowing Base Certificate required by Section 8.1.4, or more frequently as reasonably requested by Administrative Agent, Canadian Agent or UK Agent, from and after the date hereof, Borrower Representative shall deliver to Administrative Agent, Canadian Agent and UK Agent a detailed aged trial balance of all Accounts of Borrowers and their

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

Subsidiaries, and upon Administrative Agent's, Canadian Agent's or UK Agent's request therefor, copies of proof of delivery and the original copy of all documents, including, without limitation, repayment histories and present status reports relating to the Accounts so scheduled and such other matters and information relating to the status of then existing Accounts as Administrative Agent, Canadian Agent or UK Agent shall reasonably request.

               6.2.2 If an Account of a Borrower (or any of its Subsidiaries) includes a charge for any tax payable to any governmental taxing authority, Administrative Agent, Canadian Agent and/or UK Agent, as the case may be, is authorized, in its sole discretion, to pay the amount thereof to the proper taxing authority for the account of the applicable Borrower or Subsidiary and to charge the applicable Borrowers therefor, except for taxes that (i) are being actively contested in good faith and by appropriate proceedings and with respect to which the applicable Borrower or Subsidiary maintains reasonable reserves on its books therefor and (ii) would not reasonably be expected to result in any Lien on any material Property of Borrowers other than a Permitted Lien. In no event shall Administrative Agent, Canadian Agent, UK Agent or any Lender be liable for any taxes to any governmental taxing authority that may be due by any Borrower or any Subsidiary of a Borrower.

               6.2.3 Account Verification. Any of Administrative Agent's, Canadian Agent's or UK Agent's officers, employees or agents shall have the right, at any time or times hereafter, in the name of Administrative Agent, Canadian Agent or UK Agent, any designee of Administrative Agent, Canadian Agent, UK Agent or any Borrower or any of its Subsidiaries, to verify the validity, amount or any other matter relating to any Accounts owned by any such Person by mail, telephone, telegraph or otherwise; provided, that unless a Default or an Event of Default is then in existence, prior to conducting each set of verifications, Administrative Agent, Canadian Agent and UK Agent shall generally consult with the applicable Borrower or Subsidiary about the verification process. Each Borrower shall (and shall cause each of its Subsidiaries to) cooperate fully with Administrative Agent, Canadian Agent and UK Agent in an effort to facilitate and promptly conclude any such verification process.

               6.2.4 Maintenance of Dominion Accounts. (a) Within thirty (30) days of the Closing Date and at all times thereafter, Domestic Borrower shall maintain, and, if requested by Administrative Agent, shall cause each Subsidiary of such Borrower (other than other Borrowers and Restricted Subsidiaries) to maintain, at Domestic Borrower's expense, a Dominion Account or Accounts pursuant to lockbox and blocked account arrangements acceptable to Administrative Agent, with such banks as may be selected by Domestic Borrower and be acceptable to Administrative Agent for direct deposit of payments and other remittances. Domestic Borrower shall issue, and shall cause each of its Subsidiaries required to maintain such account arrangements hereunder to issue, to any such banks an irrevocable letter of instruction directing such banks to deposit all payments or other remittances received in the lockbox and blocked accounts to Domestic Borrower's Dominion Account for application on account of the Domestic Obligations (with all such applications described in this sentence to be conducted in the manner set forth in the second sentence of Section 3.3.1).

               (b) No later than thirty (30) days subsequent to the Closing Date, Domestic Borrower shall notify each Account Debtor of Domestic Borrower to remit all payments and other remittances with respect to Accounts payable by such Account Debtor to the lockboxes described in Section 6.2.4(a) above. Domestic Borrower shall use its best efforts to cause all such payments and other remittances to be deposited in the lockboxes described in Section 6.2.4(a) above no later than one hundred fifty (150) days subsequent to the Closing Date.

               (c) Until such time as the lockboxes and Dominion Accounts described in Section 6.2.4(a) above shall have been established, Domestic Borrower shall immediately remit in kind all checks and other instruments for the payment of money payable to Domestic Borrower to the BofA Account upon receipt thereof by Domestic Borrower.

               (d) Canadian Borrower shall maintain, at Canadian Borrower's expense, the RBC Account (which is a Dominion Account for purposes of this Agreement) pursuant to blocked account arrangements acceptable to Administrative Agent (or other Dominion Account or Accounts pursuant to blocked account arrangements acceptable to Administrative Agent, with such banks as may be selected by Canadian Borrower and be acceptable to Administrative Agent) for direct deposit of payments and other remittances. Amounts deposited in Canadian Borrower's Dominion Account shall be applied on account of the Canadian Obligations in the event of the occurrence of an Event of Default (with all such applications described in this sentence to be conducted in the manner set forth in the second sentence of Section 3.3.1).

               (e) Effective as of the UK Closing Date and at all times thereafter, UK Borrowers shall maintain, at UK Borrowers' expense, (i) a Dominion Account or Accounts pursuant to collection account letters acceptable to UK Agent with Fleet UK for direct deposit of payments and other remittances and (ii) their primary disbursement accounts and other cash management accounts with Fleet UK and shall, within a reasonable time after the UK Closing Date, close all of their other deposit and cash management accounts in the United Kingdom. Amounts deposited in the UK Borrowers' Dominion Account shall be applied on account of the UK Obligations (with all such applications described in this sentence to be conducted in the manner set forth in the second sentence of Section 3.3.1).

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

               (f) All funds deposited in any Dominion Account shall, to the extent of the applicable Obligations, immediately become the property of, in the case of Domestic Borrower and its Subsidiaries (other than Canadian Borrower, UK Borrowers and Restricted Subsidiaries), Administrative Agent, for the benefit of itself, Canadian Agent, UK Agent, Bank and the Lenders, and, in the case of Canadian Borrower, Canadian Agent, for the benefit of Canadian Lender, the Canadian Participating Lenders, UK Lender and the UK Participating Lenders, and, in the case of UK Borrowers, UK Agent, for the benefit of UK Lender, the UK Participating Lenders, Canadian Agent and the Canadian Participating Lenders, and the applicable Borrowers shall obtain (and shall cause their applicable Subsidiaries to obtain) the agreement by such banks in favor of Administrative Agent, Canadian Agent and UK Agent, as applicable, to waive any recoupment, compensation rights, offset rights and any security interest or hypothec in, or against, the funds so deposited. Neither Administrative Agent, Canadian Agent nor UK Agent assumes any responsibility for such lockbox and blocked account arrangements, including, without limitation, any claim of accord and satisfaction or release with respect to deposits accepted by any bank thereunder.

               6.2.5 Collection of Accounts, Proceeds of Collateral. To expedite collection, each Borrower shall endeavor in the first instance, and shall cause its Subsidiaries (other than Restricted Subsidiaries) to endeavor in the first instance, to collect its Accounts for Administrative Agent, Canadian Agent or UK Agent, as applicable. All remittances received by each applicable Borrower or Subsidiary on account of Accounts, together with the proceeds of any other Collateral, shall be held as Administrative Agent's, Canadian Agent's or UK Agent's, as the case may be, property, for its benefit and the benefit of the applicable Lenders, other Agents and Bank, by such Borrower or Subsidiary as trustee of an express trust for Administrative Agent's, Canadian Agent's or UK Agent's, as the case may be, benefit and such Borrower shall, and shall cause its applicable Subsidiaries to, immediately deposit same in kind in the lockboxes or a Dominion Account. Administrative Agent, Canadian Agent and UK Agent each retains the right at all times after the occurrence and during the continuance of a Default or an Event of Default to notify Account Debtors that Borrowers' and their applicable Subsidiaries' Accounts have been assigned to Administrative Agent, Canadian Agent or UK Agent, as the case may be, and to collect such Borrowers' and their applicable Subsidiaries' Accounts directly in its own name and to charge the collection costs and expenses, including legal fees, to Borrowers.

          6.3 Records and Reports of Inventory. Each Borrower shall keep records of its Inventory which records shall be complete and accurate in all material respects. Domestic Borrower will furnish to Administrative Agent Inventory reports concurrently with the delivery of each Borrowing Base Certificate described in Section 8.1.4 or more frequently as requested by Administrative Agent, which reports will be in such other format and detail as Administrative Agent shall request and shall include a current list of all locations of Domestic Borrower's Inventory. Domestic Borrower shall conduct a physical inventory no less frequently than annually and shall provide to Administrative Agent a report based on each such physical inventory promptly thereafter, together with such supporting information as Administrative Agent shall reasonably request. Upon Administrative Agent's request, Canadian Borrower and UK Borrowers shall furnish to Administrative Agent perpetual listings of Inventory of such Borrower.

          6.4  Administration of Equipment.

               6.4.1 Records and Schedules of Equipment. Each Borrower shall (and shall cause each of its Subsidiaries to) keep records of its Equipment which shall be complete and accurate in all material respects itemizing and describing the kind, type, quantity and book value of its Equipment and all dispositions made in accordance with Section 6.4.2 hereof, and Borrowers shall, and shall cause each of their Subsidiaries to, furnish Agents with a current schedule containing the foregoing information on at least an annual basis and more often if reasonably requested by Agents, which schedule shall contain a certification that, except as otherwise indicated in such schedule, all such Equipment is working in a satisfactory manner. Promptly after the reasonable request therefor by Administrative Agent, Canadian Agent or UK Agent, each applicable Borrower shall (and shall cause each of its Subsidiaries to) deliver to Administrative Agent, Canadian Agent or UK Agent, as applicable, any and all evidence of ownership, if any, of any of its Equipment.

               6.4.2 Dispositions of Equipment. No Borrower shall, nor shall it permit any of its Subsidiaries to, sell, lease or otherwise dispose of or transfer any of its respective Equipment or other fixed assets or any part thereof without the prior written consent of Administrative Agent, in the case of Domestic Borrower, Canadian Agent, in the case of Canadian Borrower, and UK Agent, in the case of UK Borrowers; provided, however, that the foregoing restriction shall not apply, for so long as no Default or Event of Default exists and is continuing, to (a) dispositions of Equipment and other fixed assets which, in the aggregate during any consecutive twelve-month period, have a book value of $250,000 or less, provided that all proceeds thereof are remitted to Administrative Agent, Canadian Agent or UK Agent, as applicable, for application to the Loans as provided in Section 3.3.1, or (b) replacements of Equipment or other fixed assets that are substantially worn, damaged or obsolete with Equipment or other fixed assets which are useful in the business of the applicable Borrower or one of its Subsidiaries, provided that the replacement Equipment or other fixed assets shall be acquired within 180 days before or after any disposition of the Equipment or other fixed assets that are to be replaced and the replacement Equipment or other fixed assets shall be free and clear of Liens other than Permitted Liens that are Purchase Money Liens.

               SECTION 7. REPRESENTATIONS AND WARRANTIES

               7.1  General Representations and Warranties.

               To induce Administrative Agent, Canadian Agent, UK Agent and each Lender to enter into this Agreement and to make advances hereunder, each Borrower warrants, represents and covenants to Administrative Agent, Canadian Agent, UK Agent and each Lender that:

                    7.1.1 Organization and Qualification. Domestic Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Canadian Borrower is a corporation duly organized and validly existing under the laws of Ontario. CCEL is a private limited liability company duly incorporated and validly existing under the laws of England and Wales. CLU is a private limited liability company duly incorporated and validly existing under the laws of England and Wales. Each of Borrowers' Subsidiaries not referenced in the preceding sentences is a corporation, limited partnership or limited liability company duly organized, validly existing and, with respect to those Subsidiaries organized in the United States, in good standing under the laws of the jurisdiction of its incorporation or organization. Each Borrower and each of its Subsidiaries is duly qualified and is authorized to do business and, with respect to Domestic Borrower and those Subsidiaries organized in the United States, is in good standing as a foreign limited liability company, limited partnership or corporation, as applicable, in each state or jurisdiction listed on Schedule 7.1.1 hereto and in all other states and jurisdictions in which the failure of such Borrower or any of its Subsidiaries to be so qualified would reasonably be expected to have a Material Adverse Effect.

                    7.1.2 Power and Authority. Each Borrower and each of its Subsidiaries is duly authorized and empowered to enter into, execute, deliver and perform this Agreement and each of the other Loan Documents to which it is a party. The execution, delivery and performance of this Agreement by each Borrower, and the execution, delivery and performance of each of the other Loan Documents by each Borrower and each of its Subsidiaries, have been duly authorized by all necessary corporate or other relevant action and do not and will not (a) require any consent or approval of the shareholders or other equity holders of any Borrower or any of the shareholders, partners or members, as the case may be, of any Subsidiary of any Borrower (other than UK Borrowers and Egerton); (b) contravene any Borrower's or any of its Subsidiaries' charter, articles or certificate of incorporation, partnership agreement, certificate of formation, by-laws, limited liability agreement, operating agreement, unanimous shareholders agreement or other organizational documents (as the case may be);
(c) violate, or cause any Borrower or any of its Subsidiaries to be in default under, any provision of any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award in effect having applicability to such Borrower or any of its Subsidiaries, the violation of which would reasonably be expected to have a Material Adverse Effect; (d) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which any Borrower or any of its Subsidiaries is a party or by which it or its Properties may be bound or affected, the breach of or default under which would reasonably be expected to have a Material Adverse Effect; or (e) result in, or require, the creation or imposition of any Lien (other than Permitted Liens) upon or with respect to any of the Properties now owned or hereafter acquired by any Borrower or any of its Subsidiaries.

                    7.1.3 Legally Enforceable Agreement. This Agreement is, and each of the other Loan Documents when delivered under this Agreement will be, a legal, valid and binding obligation of each Borrower party thereto and each of its Subsidiaries party thereto, enforceable against it in accordance with its respective terms, except as enforcement may be limited by applicable bankruptcy or insolvency laws, and by general principles of equity.

                    7.1.4 Capital Structure. Schedule 7.1.4 hereto states, as of the date hereof, (a) the correct name of each of the Subsidiaries of each Borrower, its jurisdiction of incorporation or organization and the percentage of its Voting Stock owned by Borrowers, (b) the name of each Borrower's and each of its Subsidiaries' corporate or joint venture relationships and the nature of the relationship, (c) the number, nature and holder of all outstanding Securities of Borrowers (other than Domestic Borrower) and the holder of Securities of each Subsidiary of each Borrower and (d) the number of issued and treasury Securities of each Borrower (with respect to Domestic Borrower, as of the date set forth in such schedule). Attached as Schedule 7.1.4A hereto is the corporate organization chart of the Domestic Borrower and its Subsidiaries as of the Closing Date. Each Borrower has good title to all of the Securities it purports to own of each of such Subsidiaries, free and clear in each case of any Lien other than Permitted Liens. All such Securities have been duly issued and are fully paid and non-assessable. Except as set forth on Schedule 7.1.4, as of the date hereof, there are no outstanding options to purchase, or any rights or warrants to subscribe for, or any commitments or agreements to issue or sell any Securities or obligations convertible into, or any powers of attorney relating to, any Securities of any Borrower or any of its Subsidiaries. Except as set forth on Schedule 7.1.4, as of the date hereof, there are no outstanding agreements or instruments binding upon any of any Borrower's or any of its Subsidiaries' partners, members or shareholders, as the case may be, relating to the ownership of its Securities.

                    7.1.5 Names. No Borrower nor any of its Subsidiaries has been known as or has used any legal, fictitious or trade names except those listed on Schedule 7.1.5 hereto. Except as set forth on Schedule 7.1.5, no Borrower nor any of its Subsidiaries has been the surviving entity of a merger or consolidation, or the entity resulting from an amalgamation, or has acquired all or substantially all of the assets of any Person. Each Borrower's and each of its Subsidiaries' respective jurisdictions of incorporation or organization, Type of Organization and Organizational I.D. Number, and any United Kingdom and Canadian equivalent thereof, are set forth on Schedules 7.1.4 and 7.1.5. The respective exact legal names of each Borrower and each of its Subsidiaries are set forth on Schedule 7.1.5.

                    7.1.6 Business Locations. Each Borrower's and each of its Subsidiaries' chief executive office and other places of business as of the date hereof are as listed on Schedule 6.1.1 hereto as updated from time to time by Borrower Representative. During the preceding one-year period, no Borrower nor any of its Subsidiaries has had an office or place of business other than as listed on Schedule 6.1.1. All tangible Collateral is and will at all times be kept by each Borrower and its Subsidiaries in accordance with Section 6.1.1. Except as shown on Schedule 6.1.1, as of the date hereof, no Inventory is stored with a bailee, distributor, warehouseman or similar party, nor is any Inventory consigned to any Person.

                    7.1.7 Title to Properties; Priority of Liens. Each Borrower and each of its Subsidiaries has good and indefeasible title to and fee simple ownership of, or valid and subsisting leasehold interests in, all of its real (or immovable) Property, and good title to all of the Collateral owned by such Borrower or Subsidiary and all of its other Property, in each case, free and clear of all Liens except Permitted Liens. Each Borrower and each of its Subsidiaries has paid or discharged all lawful claims which, if unpaid, might become a Lien against any Borrower's or such Subsidiary's Properties that is not a Permitted Lien. The Liens granted to Administrative Agent, Canadian Agent and UK Agent under Section 5 hereof are first priority Liens, subject only to Permitted Liens.

                    7.1.8 Accounts. Administrative Agent, Canadian Agent and UK Agent may rely, in determining which Accounts are Eligible Accounts, on all statements and representations made by Borrowers and their Subsidiaries with respect to any Account or Accounts. With respect to each Account of a Borrower and each Account of each Subsidiary of a Borrower, whether or not such Account of such Borrower or such Subsidiary is an Eligible Account, unless otherwise disclosed to Administrative Agent, Canadian Agent or UK Agent in writing:

                    (a) It is genuine and in all respects what it purports to be, and it is not evidenced by a judgment;

                    (b) It arises out of a completed, bona fide sale and delivery of goods or rendition of services by such Borrower or such Subsidiary, in the ordinary course of its business and in accordance with the terms and conditions of all purchase orders, contracts or other documents relating thereto to be complied with by any Borrower or any of its Subsidiaries and forming a part of the contract between such Borrower or such Subsidiary and the Account Debtor and the Account Debtor is not an Affiliate of such Borrower or such Subsidiary;

                    (c) It is for a liquidated amount maturing as stated in the duplicate invoice covering such sale or rendition of services, a copy of which has been furnished or is available to Administrative Agent, Canadian Agent or UK Agent, as applicable;

                    (d) There are no facts, events or occurrences known to Borrowers which in any way impair the validity or enforceability of any Accounts or tend to reduce the amount payable thereunder from the face amount of the invoice and statements delivered or made available to Administrative Agent, Canadian Agent or UK Agent, as applicable, with respect thereto;

                    (e) To the best of such Borrower's knowledge (with "knowledge" in this clause (e) referring to the actual knowledge of those officers of such Borrower which are directly involved in the administration of the credit facilities provided pursuant to this Agreement), the Account Debtor thereunder (i) had the capacity to contract at the time any contract or other document giving rise to the Account was executed and (ii) is not involved in any bankruptcy or insolvency proceeding; and

                    (f) To the best of such Borrower's knowledge (with "knowledge" in this clause (f) referring to the actual knowledge of those officers of such Borrower which are directly involved in the administration of the credit facilities provided pursuant to this Agreement), there are no proceedings or actions which are pending against the Account Debtor thereunder which are reasonably likely to result in any material adverse change in such Account Debtor's financial condition or the collectability of such Account.

                    7.1.9 Equipment. The Equipment of each Borrower and its Subsidiaries is in good operating condition and repair as of the date hereof, and all necessary replacements of and repairs thereto shall be made so that the operating efficiency thereof shall be maintained and preserved, reasonable wear and tear excepted, except where the failure to so maintain the same would not reasonably be expected to have a Material Adverse Effect. No Borrower will permit (nor will it allow any of its Subsidiaries (other than Restricted Subsidiaries) to permit) any Equipment owned by such Borrower or Subsidiary to become affixed to any real (or immovable) Property leased to such Borrower or such Subsidiary so that an interest arises therein under the real estate laws of the applicable jurisdiction unless the landlord of such real (or immovable) Property has executed a landlord waiver or leasehold mortgage in favor of and in form reasonably acceptable to Administrative Agent, Canadian Agent or UK Agent, as applicable, and no Borrower will permit (nor will it allow any of its Subsidiaries (other than Restricted Subsidiaries) to permit) any of the Equipment of such Borrower or such Subsidiary to become an accession to any personal (or movable) Property other than Equipment that is subject to first priority (except for Permitted Liens) Liens in favor of Administrative Agent, Canadian Agent or UK Agent, as applicable.

                    7.1.10 Financial Statements; Fiscal Year. The Consolidated balance sheets of Domestic Borrower and its Subsidiaries (including the accounts of all Subsidiaries of Domestic Borrower and their respective Subsidiaries for the respective periods during which a Subsidiary relationship existed) as of June 30, 2002, and the related statements of income for the periods ended on such date, except for the absence of footnote disclosures and normal year-end adjustments, have been prepared in accordance with GAAP, and present fairly in all material respects the financial positions of Domestic Borrower and such Persons, taken as a whole, at such dates and the results of Domestic Borrower's and such Persons' operations, taken as a whole, for such periods. As of the date hereof, since June 30, 2002, there has been no material adverse change in the financial position of Domestic Borrower and such other Persons, taken as a whole, as reflected in the Consolidated balance sheet as of such date. As of the date hereof, the fiscal year of each Borrower and each of its Subsidiaries ends on December 31 of each year.

                    7.1.11 Full Disclosure. The financial statements referred to in Section 7.1.10 hereof do not, nor does this Agreement or any other written statement of any Borrower or any of its Subsidiaries to Administrative Agent, Canadian Agent, UK Agent or any Lender contain any untrue statement of a material fact or omit a material fact necessary to make the statements contained therein or herein not misleading. To the best of Borrowers' knowledge, there is no fact pertaining directly to the business of Borrowers and their Subsidiaries or their customers which any Borrower or any of its Subsidiaries has failed to disclose to Administrative Agent, Canadian Agent, UK Agent or any Lender in writing which would reasonably be expected to have a Material Adverse Effect.

                    7.1.12 Solvent Financial Condition. Except as set forth on
Schedule 7.1.12, each Borrower and each of its Subsidiaries, is now and, after giving effect to the initial Loans to be made and the initial Letters of Credit and LC Guaranties to be issued hereunder and all related transactions, will be, as of the Closing Date, Solvent.

                    7.1.13 Surety Obligations. Except as set forth on Schedule 7.1.13, as of the date hereof, no Borrower nor any of its Subsidiaries is obligated as surety or indemnitor under any surety or similar bond or other contract issued or entered into to assure payment, performance or completion of performance of any undertaking or obligation of any Person.

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

               7.1.14 Taxes. Domestic Borrower's federal tax identification number is 95-2453261. Canadian Borrower's original corporation number is Ontario Corporation Number 1244636. The federal tax identification number of each Domestic Subsidiary of each Borrower is shown on Schedule 7.1.14 hereto. Except as set forth on Schedule 7.1.14 hereto, each Borrower and each of its Subsidiaries has filed all federal, national, state, provincial and local tax returns (including, without limitation, any returns required under its jurisdiction of organization or incorporation) and other reports relating to taxes it is required by law to file, except where the failure to so file would not reasonably be expected to have a Material Adverse Effect, and has paid, or made provision for the payment of, all material taxes, assessments, fees, levies and other governmental charges known by it to be due upon it, its income and Properties as and when such taxes, assessments, fees, levies and charges are due and payable, unless and to the extent any thereof are being actively contested in good faith and by appropriate proceedings and each Borrower and each of its Subsidiaries maintains reasonable reserves on its books therefor. Except as set forth on Schedule 7.1.14 hereto, no tax Lien has been filed with respect to any such tax, fee or other charge. To the knowledge of each Borrower, no claim is being asserted with respect to any such tax, fee or other charge, except (a) as set forth on Schedule 7.1.14 hereto, and (b) where any such claim would not reasonably be expected to result in a Material Adverse Effect. The provision for taxes on the books of each Borrower and its Subsidiaries is adequate for all years not closed by applicable statutes, and for the current fiscal year. No Borrower, nor any of its Subsidiaries, has entered into any "listed transactions" within the meaning of Treasury Regulation 1.6011-4T(b)(2).

               7.1.15 Brokers. Except as shown on Schedule 7.1.15 hereto, there are no claims for brokerage commissions, finder's fees or investment banking fees in connection with the transactions contemplated by this Agreement arising from any actions taken by any Borrower or any of its Subsidiaries.

               7.1.16 Patents, Trademarks, Copyrights and Licenses. Each Borrower and each of its Subsidiaries owns, possesses or licenses or has the right to use all the patents, trademarks, service marks, trade names, copyrights, licenses and other Intellectual Property necessary for the present conduct of its business without any known conflict with the rights of others, except for such conflicts as would not reasonably be expected to have a Material Adverse Effect. All such patents, registered trademarks, trademark applications, registered service marks, registered tradenames, registered copyrights, copyright applications, and licenses of Intellectual Property are listed on
Schedule 7.1.16 hereto. No claim has been asserted against any Borrower or any of its Subsidiaries which is currently pending that its use of its Intellectual Property or the conduct of its business does or may infringe upon the Intellectual Property rights of any third party, except for such claims as would not reasonably be expected to have a Material Adverse Effect. To the knowledge of Borrowers and except as set forth on Schedule 7.1.16 hereto, as of the date hereof, no Person is engaging in any activity that infringes in any material respect upon Borrowers' or any of their Subsidiaries' material Intellectual Property. Except as set forth on Schedule 7.1.16, each Borrower's and each of its Subsidiaries' material license agreements and similar arrangements relating to its Inventory (a) permits, and does not restrict, the assignment by such Borrower or any of its Subsidiaries to Administrative Agent, Canadian Agent or UK Agent, as the case may be, or any other Person designated by Administrative Agent, Canadian Agent or UK Agent, as the case may be, of all of such Borrower's or such Subsidiary's, as applicable, rights, title and interest pertaining to such license agreement or such similar arrangement and (b) would permit the continued use by such Borrower or such Subsidiary, or Administrative Agent, Canadian Agent or UK Agent, as the case may be, or its assignee, of such license agreement or such similar arrangement and the right to sell Inventory subject to such license agreement for a period of no less than 6 months after a default or breach of such agreement or arrangement. The consummation and performance of the transactions and actions contemplated by this Agreement and the other Loan Documents, including without limitation, the exercise by Administrative Agent, Canadian Agent or UK Agent, as the case may be, of any of its rights or remedies under Section 10, will not result in the termination or impairment of any of any Borrower's or any of its Subsidiaries' ownership or rights relating to its Intellectual Property, except for such Intellectual Property rights the loss or impairment of which would not reasonably be expected to have a Material Adverse Effect. Except as listed on Schedule 7.1.16 and except as would not reasonably be expected to have a Material Adverse Effect, (A) no Borrower nor any of its Subsidiaries is in breach of, or default under, any term of any license or sublicense with respect to any of its Intellectual Property and (B) to the knowledge of Borrowers, no other party to such license or sublicense is in breach thereof or default thereunder, and such license is valid and enforceable.

               7.1.17 Governmental Consents. Each Borrower and each of its Subsidiaries has, and is in good standing with respect to, all governmental consents, approvals, licenses, authorizations, permits, certificates, inspections and franchises necessary to continue to conduct its business as heretofore or proposed to be conducted by it and to own or lease and operate its Properties as now owned or leased by it, except where the failure to possess or so maintain such rights would not reasonably be expected to have a Material Adverse Effect. No action, consent or approval of, registration or filing with or any other action by any governmental authority is or will be required in connection with the borrowings hereunder, the creation of the security interests contemplated hereby and the other transactions contemplated to occur under the Loan Documents, except for (a) the filing of UCC and PPSA financing statements and filings with the United States Patent and Trademark Office, the United States Copyright Office and foreign equivalent, as applicable, and such other comparable documents as may be necessary to perfect the security interest of the Lenders hereunder in any jurisdiction, (b) such filings as are required by Section

395 of the Companies Act of England and Wales (as amended) or any applicable act of Parliament or rule or regulations of England and Wales relating to creation of security interests over land, and (c) such others as have been made or obtained and are in full force and effect.

               7.1.18 Compliance with Laws. Except as set forth on Schedule 7.1.18, each Borrower and each of its Subsidiaries has duly complied in all material respects with (except for such noncompliance with respect to which no action may be taken by the applicable governmental authorities against any Borrower or any of its Subsidiaries), and its Properties, business operations and leaseholds are in compliance in all material respects with, the provisions of all United States of America, Canadian and United Kingdom federal, state, provincial and local laws, rules and regulations applicable to such Borrower or such Subsidiary, as applicable, its Properties or the conduct of its business, except for such non-compliance as would not reasonably be expected to have a Material Adverse Effect, and there have been no citations, notices or orders of noncompliance issued to any Borrower or any of its Subsidiaries under any such law, rule or regulation, except where (i) such noncompliance would not reasonably be expected to have a Material Adverse Effect or (ii) no action may be taken by the applicable governmental authorities against any Borrower or any of its Subsidiaries with respect to such noncompliance. Each Borrower and each of its Subsidiaries has established and maintains an adequate monitoring system to insure that it remains in compliance in all material respects with all federal, state, provincial and local rules, laws and regulations applicable to it. No Inventory has been produced in violation of the Fair Labor Standards Act (29 U.S.C. (S)201 et seq.), as amended.

               7.1.19 Restrictions. No Borrower nor any of its Subsidiaries is a party or subject to any contract or agreement which restricts its right or ability to incur Indebtedness.

               7.1.20 Litigation. Except as set forth on Schedule 7.1.20 hereto, there are no actions, suits, proceedings or investigations pending, or to the knowledge of Borrowers, threatened, against or involving any Borrower or any of its Subsidiaries, or the business, operations, Properties, prospects, profits or condition of any Borrower or any of its Subsidiaries which, singly or in the aggregate, would reasonably be expected to have a Material Adverse Effect. No Borrower nor any of its Subsidiaries is in default with respect to any order, writ, injunction, judgment, decree or rule of any court, governmental authority or arbitration board or tribunal, which, singly or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

               7.1.21 No Defaults. No event has occurred and no condition exists which would, upon or after the execution and delivery of this Agreement or Borrowers' performance hereunder, constitute a Default or an Event of Default. No Borrower nor any of its Subsidiaries is in default in (and no event has occurred and no condition exists which constitutes, or which with the passage of time or the giving of notice or both would constitute, a default in) the payment of any Indebtedness to any Person for Money Borrowed in excess of $250,000.

               7.1.22 Leases. Schedule 7.1.22 hereto is a complete listing of all capitalized and operating personal (or movable) Property leases of Borrowers and their Subsidiaries and all real (or immovable) Property leases of Borrowers and their Subsidiaries. Each Borrower and each of its Subsidiaries is in full compliance with all of the terms of each of its respective capitalized and operating leases, except where the failure to so comply would not reasonably be expected to have a Material Adverse Effect.

               7.1.23 Pension Plans.

               (a) Except as disclosed on Schedule 7.1.23 hereto, no Borrower nor any of its Subsidiaries has any Plan, Canadian Pension Plan or pension scheme. Each Borrower and each of its Subsidiaries is in compliance with the requirements of ERISA and the regulations promulgated thereunder with respect to each Plan, except where the failure to so comply would not reasonably be expected to have a Material Adverse Effect. No fact or situation that would reasonably be expected to have a Material Adverse Effect exists in connection with any Plan. Neither Domestic Borrower nor any of its Subsidiaries has any material withdrawal liability in connection with a Multiemployer Plan.

               (b) The Canadian Pension Plans are duly registered under and have been administered in compliance with the Income Tax Act (Canada) and all other applicable laws which require registration (except where the failure to so comply would not reasonably be expected to have a Material Adverse Effect) and no event has occurred which is reasonably likely to cause the loss of such registered status. All material obligations of Canadian Borrower or any of its Subsidiaries (including fiduciary, funding, investment and administration obligations) required to be performed in connection with the Canadian Pension Plans and the funding agreements therefor have been performed in a timely fashion. There have been no improper withdrawals or applications of the assets of the Canadian Pension Plans or the Canadian Benefit Plans. There are no outstanding disputes, actions, suits or claims concerning the assets of the Canadian Pension Plans or the Canadian Benefit Plans. Each of the Canadian Pension Plans is fully funded on a solvency basis (using actuarial methods and assumptions which are consistent with the valuations last filed with the applicable governmental authorities and which are consistent with generally accepted actuarial principles). Canadian Borrower and its Subsidiaries have withheld all employee withholdings and have made all employer contributions to be withheld and made by it pursuant to Canadian and any provincial applicable law on account of Canadian Pension Plans, Canadian Benefit Plans,

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     Canadian employment insurance and employee income taxes. No condition exists or transaction has occurred in connection with any Canadian Pension Plan or Canadian Benefit Plan which could result in the incurrence by Canadian Borrower or its Subsidiaries of any liability, fine or penalty, except any liability, fine or penalty the imposition of which would not reasonably be expected to have a Material Adverse Effect.

               (c) All pension schemes of UK Borrowers and any other Subsidiaries of Domestic Borrower that are organized under the laws of the United Kingdom are operated and fully funded to the extent required by law based on reasonable actuarial assumptions applicable in the United Kingdom.

               7.1.24 Trade Relations. There exists no actual or, to any Borrower's knowledge, threatened termination, cancellation or limitation of, or any modification or change in, the business relationship between any Borrower or any of its Subsidiaries and any customer or any group of customers whose purchases individually or in the aggregate are material to the business of any Borrower and its Subsidiaries, or with any material supplier, except in each case, where the same would not reasonably be expected to have a Material Adverse Effect, and there exists no present condition or state of facts or circumstances which would prevent any Borrower or any of its Subsidiaries from conducting such business after the consummation of the transaction contemplated by this Agreement in substantially the same manner in which it has heretofore been conducted.

               7.1.25 Labor Relations. Except as described on Schedule 7.1.25 hereto, as of the date hereof, no Borrower nor any of its Subsidiaries is a party to any collective bargaining agreement. There are no material grievances, disputes or controversies with any union or any other organization of any Borrower's or any of its Subsidiaries' employees, or threats of strikes, work stoppages or any asserted pending demands for collective bargaining by any union or organization, except those that would not reasonably be expected to have a Material Adverse Effect.

               7.1.26 Environmental Matters.

               (a) The properties now or formerly owned or operated by each Borrower and its Subsidiaries (as referred to in this Section 7.1.26, the "Owned Properties") do not contain any Hazardous Materials in amounts or concentrations which (i) constitute, or constituted a violation of, or (ii) could give rise to liability under, Environmental Laws resulting from any Release of Hazardous Materials during such Borrower's or its Subsidiaries' ownership or operation of the Owned Properties or, to the knowledge of such Borrower, at any other time, which violations and liabilities, in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

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               (b) The Owned Properties currently owned or occupied by such
     Borrower or any of its Subsidiaries and all operations of such Borrower and its Subsidiaries are in compliance, and, to the extent that such Borrower or any of its Subsidiaries owned or operated any Owned Properties in the past three years, in the last three years have been in compliance, with all Environmental Laws and all Environmental Permits and all necessary Environmental Permits have been obtained and are in effect, except to the extent that such non-compliance or failure to obtain any necessary permits, in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

               (c) During the time of such Borrower's or its Subsidiaries' ownership or operation of the Owned Properties and, to the knowledge of such Borrower, at any other time, there have been no Releases at, from, under or proximate to the Owned Properties or otherwise in connection with the operations of such Borrower or its Subsidiaries, which Releases, in the aggregate, could reasonably be expected to result in a Material Adverse Effect, and none of the Owned Properties currently owned or operated by such Borrower and its Subsidiaries are listed on the Federal National Priorities List (under CERCLA and as defined pursuant to Environmental
     Law), or any similar listing in any other relevant jurisdiction.

               (d) No Borrower nor any of its Subsidiaries has received any Environmental Claim in connection with any of the Owned Properties or the operations of such Borrower or any of its Subsidiaries or with regard to any Person whose liabilities for environmental matters such Borrower or any of its Subsidiaries has retained or assumed, in whole or in part, contractually, by operation of law or otherwise, which Environmental Claim, in the aggregate, could reasonably be expected to result in a Material Adverse Effect, nor do such Borrower or any of its Subsidiaries have reason to believe that notice of any such Environmental Claim will be received or is being threatened.

          Hazardous Materials have not been transported from any of the Owned Properties by any Borrower or any of its Subsidiaries or, to the knowledge of Borrowers, any other party, nor have Hazardous Materials been generated, treated, stored or disposed of at, on or under any of the Owned Properties by any Borrower or any of its Subsidiaries in a manner that could reasonably be expected to give rise to liability under any Environmental Law that would constitute a Material Adverse Effect, nor have any Borrower or any of its Subsidiaries retained or assumed any liability, contractually, by operation of law or otherwise, with respect to the generation, treatment, storage or disposal of Hazardous Materials, which transportation, generation, treatment, storage or disposal, or retained or assumed liabilities, in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

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          7.2  Continuous Nature of Representations and Warranties.

          Each representation and warranty contained in this Agreement and the other Loan Documents shall be continuous in nature and shall remain accurate, complete and not misleading at all times during the term of this Agreement, except for changes in the nature of a Borrower's or one of a Borrower's Subsidiary's business or operations that would render the information in any schedule attached hereto or to any other Loan Document either inaccurate, incomplete or misleading, so long as Majority Lenders have consented to such changes or such changes are expressly permitted by this Agreement (provided that the consent of Majority Lenders shall not be required (so long as Borrowers have notified Administrative Agent of such changes) with respect to the following, to the extent otherwise expressly permitted by this Agreement: (a) the entry into any capitalized or operating personal (or movable) Property leases by any Borrowers or any of their Subsidiaries, or any real (or immovable) Property leases by any Borrower or any of their Subsidiaries not identified on Schedule
7.1.22 as of the Closing Date, (b) the establishment by any Borrower or any of their Subsidiaries of any Plan, Canadian Pension Plan or pension scheme not identified on Schedule 7.1.23 as of the Closing Date, (c) the filing of any tax Lien permitted by Section 8.2.5(b), or (d) the issuance of additional equity by Domestic Borrower).

          7.3  Survival of Representations and Warranties.

          All representations and warranties of Borrowers contained in this Agreement or any of the other Loan Documents shall survive the execution, delivery and acceptance thereof by Administrative Agent, Canadian Agent, UK Agent and each Lender and the parties thereto and the closing of the transactions described therein or related thereto.

                 SECTION 8. COVENANTS AND CONTINUING AGREEMENTS

          8.1  Affirmative Covenants.

          During the term of this Agreement, and thereafter for so long as there are any Obligations outstanding, each Borrower covenants that, unless otherwise consented to by Majority Lenders, in writing, it shall (and it shall cause each of its Subsidiaries to):

               8.1.1 Visits and Inspections; Lender Meeting. Permit representatives of Administrative Agent, Canadian Agent and UK Agent, and during the continuation of any Default or Event of Default any Lender, from time to time, as often as may be reasonably requested, but only during normal business hours, to visit and inspect the Properties of such Borrower and such Subsidiaries, inspect, audit and make extracts from their books and records, and discuss with their officers, their employees, their consultants and their independent accountants, such Borrower's and such Subsidiaries' business, assets, liabilities, financial condition, business prospects and results of operations. Administrative Agent, Canadian Agent or UK Agent, as applicable, if no Default or Event of Default then exists, shall give each Borrower or Subsidiary reasonable prior notice of any such inspection or audit. Without limiting the foregoing, each Borrower will participate and will cause its Subsidiaries and key management personnel to participate in a meeting with Administrative Agent, Canadian Agent, UK Agent and Lenders periodically during each year, which meetings shall be held at such times and such places as may be reasonably requested by Administrative Agent, Canadian Agent and UK Agent.

               8.1.2 Notices. Promptly notify Administrative Agent in writing of the occurrence of (a) any Default or Event of Default and (b) any event or the existence of any fact which renders any representation or warranty in this Agreement or any of the other Loan Documents inaccurate, incomplete or misleading in any material respect as of the date made or remade. In addition, each Borrower agrees to provide Administrative Agent with (i) 10 Business Days' prior written notice of (A) any change in the legal name of such Borrower or any of its Subsidiaries, (B) the adoption by such Borrower or any of its Subsidiaries of any new fictitious name or tradename and (C) any change in the principal place of business of such Borrower or any of its Subsidiaries, and
(ii) prompt written notice of any change in the information disclosed in any exhibit or schedule hereto, in each case after giving effect to the materiality limits and Material Adverse Effect qualifications contained therein.

               8.1.3 Financial Statements. Keep, and cause each of its Subsidiaries to keep, adequate records and books of account with respect to its business activities in which proper entries are made in accordance with customary accounting practices reflecting all its financial transactions; and cause to be prepared and furnished to Administrative Agent, Canadian Agent, UK Agent and each Lender, the following, all to be prepared in accordance with GAAP applied on a consistent basis, unless Borrowers' certified public accountants concur in any change therein and such change is disclosed to Administrative Agent and is consistent with GAAP:

               (a) not later than 90 days after the close of each fiscal year of Domestic Borrower, unqualified (except for a qualification for a change in accounting principles with which the accountant concurs) audited financial statements of Domestic Borrower and its Subsidiaries as of the end of such year (including without limitation, a balance sheet, statement of income and statement of cash flow), on a Consolidated basis, certified by a firm of independent certified public accountants of recognized standing selected by Borrowers but reasonably acceptable to Administrative Agent and, within a reasonable time thereafter a copy of any management letter issued in connection therewith;

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

               (b) not later than 45 days after the end of each fiscal quarter of Domestic Borrower (other than the fourth fiscal quarter of each fiscal year), unaudited financial statements of Domestic Borrower and its Subsidiaries as of the end of such quarter (including without limitation, a balance sheet, statement of income and statement of cash flow), on a Consolidated basis;

               (c) not later than 30 days after the end of each month hereafter, including the last month of Domestic Borrower's fiscal year, unaudited financial statements of Domestic Borrower and its Subsidiaries as of the end of such month and of the portion of the fiscal year then elapsed (including without limitation, a balance sheet, statement of income and statement of cash flow), on a Consolidated and consolidating basis, certified by the principal financial officer of Domestic Borrower as prepared in accordance with GAAP and fairly presenting in all material respects the financial position and results of operations of Domestic Borrower and its Subsidiaries for such month and period subject only to changes from audit and year-end adjustments and except that such statements need not contain notes;

               (d) together with each delivery of financial statements pursuant to clauses (a) and (c) of this Section 8.1.3, a management report (i) setting forth in comparative form the corresponding figures for the corresponding periods of the previous fiscal year and the corresponding figures from the most recent Projections for the current fiscal year delivered pursuant to Section 8.1.7 and (ii) identifying the reasons for any significant variations from such Projections. The information above shall be presented in reasonable detail and shall be certified by the chief financial officer of Domestic Borrower to the effect that such information fairly presents in all material respects the results of operations and financial condition of Domestic Borrower and its Subsidiaries as at the dates and for the periods indicated;

               (e) promptly after the sending or filing thereof, as the case may be, copies of any proxy statements or financial statements which any Borrower has made available to its Securities holders and copies of any regular, periodic and special reports or registration statements which any Borrower or any of its Subsidiaries files with the Securities and Exchange Commission or any governmental authority which may be substituted therefor, or any national securities exchange;

               (f) upon request of Administrative Agent, copies of any annual report to be filed with the United States Department of Labor in connection with each Plan;

               (g) concurrently with the delivery of the financial statements described in paragraph (a) and (b) of this Section 8.1.3 and as more frequently as Administrative Agent, Canadian Agent or UK Agent may request, a statutory payables certificate with respect to Canadian Borrower and UK Borrowers in the form of Exhibit 8.1.3(g) hereto; and

               (h) such other data and information (financial and otherwise) as Administrative Agent, Canadian Agent, UK Agent or any Lender, from time to time, may reasonably request, bearing upon or related to the Collateral or Borrowers' or any of their Subsidiaries' financial condition or results of operations.

          Concurrently with the delivery of the financial statements described in paragraph (a) of this Section 8.1.3, Borrowers shall forward to Administrative Agent a copy of the accountants' letter to Domestic Borrower's management that is prepared in connection with such financial statements and shall also cause to be prepared and shall furnish to Administrative Agent a certificate of the aforesaid certified public accountants certifying to Administrative Agent that, based upon their examination of the financial statements of Domestic Borrower and its Subsidiaries, they are not aware of any Default or Event of Default, or, if they are aware of such Default or Event of Default, specifying the nature thereof. Concurrently with the delivery of the financial statements described in paragraphs (a) and (c) of this Section 8.1.3, or more frequently if reasonably requested by Administrative Agent, Canadian Agent or UK Agent, Borrowers shall cause to be prepared and furnished to Administrative Agent, Canadian Agent and UK Agent a Compliance Certificate in the form of Exhibit 8.1.3 hereto executed by the Chief Financial Officer of Domestic Borrower.

               8.1.4 Borrowing Base Certificates. On or before the 15th day of each month from and after the date hereof, Borrowers shall deliver to Administrative Agent a Borrowing Base Certificate as of the last day of the immediately preceding month, with such supporting materials as Administrative Agent shall reasonably request, which Borrowing Base Certificate shall provide eligibility information with respect to Accounts of the Account Creditors and Inventory of Domestic Borrower on a consolidated and consolidating basis. If Administrative Agent deems it advisable in its sole discretion, Borrowers shall execute and deliver to Administrative Agent Borrowing Base Certificates more frequently than as provided above.

               8.1.5 Sales Tax Deliveries.

               (a) Immediately notify Administrative Agent in writing (with a copy to Sheppard, Mullin, Richter & Hampton LLP at the address indicated in
Section 12.8) of the receipt of notification from any State of (i) the imposition by such State of a liability on Domestic Borrower or any Domestic Subsidiary with respect to sales tax, (ii) a determination by such State that Domestic Borrower or any Domestic Subsidiary has a sufficient nexus with such State to require the payment by Domestic Borrower or any Domestic Subsidiary of sales tax in such State, and (iii) the settlement of any dispute with a State pertaining to the liability of Domestic Borrower or any Domestic Subsidiary to such State with respect to sales tax, together with a description of the terms of such settlement in form and substance satisfactory to Administrative Agent, and (b) deliver to Administrative Agent (with a copy to Sheppard, Mullin, Richter & Hampton LLP at the address indicated in Section 12.8), in form and substance satisfactory to Administrative Agent, on the fifteenth day of each calendar month, a list of all States with respect to which Domestic Borrower or any Domestic Subsidiary is required to, or could potentially be required to, pay sales tax, together with any pending or potential liability of Domestic Borrower or Domestic Subsidiaries to such States with respect to sales tax and a report on the status of Domestic Borrower's and Domestic Subsidiaries' payment of any such pending liability.

               8.1.6 Landlord, Processor and Storage Agreements. Provide Administrative Agent, Canadian Agent and UK Agent with copies of all agreements between each Borrower or any of its Subsidiaries and any landlord, processor, distributor, warehouseman or consignee which owns any premises at which any Collateral may, from time to time, be kept.

               8.1.7 Projections. No later than thirty (30) days prior to the end of each fiscal year of Domestic Borrower, deliver to Administrative Agent Consolidated and consolidating Projections of Domestic Borrower and its Subsidiaries for the forthcoming fiscal year of Domestic Borrower, month by month.

               8.1.8 Subsidiaries. Cause each Domestic Subsidiary of Domestic Borrower (other than Restricted Subsidiaries) and upon Administrative Agent's request each Foreign Subsidiary of Domestic Borrower (other than Canadian Borrower, UK Borrowers and Restricted Subsidiaries), in each case whether now or hereafter in existence, to execute and deliver to Administrative Agent a Guaranty Agreement and a Guaranty Security Agreement pursuant to which such Subsidiary guaranties the payment of all Obligations and grants to Administrative Agent (for the benefit of itself, Canadian Agent, UK Agent, Bank and Lenders) a first priority Lien (subject only to Permitted Liens) on all of its Properties of the types described in Section 5. Additionally, each Borrower and each Subsidiary of a Borrower (other than Restricted Subsidiaries) shall execute and deliver to Administrative Agent a pledge agreement pursuant to which such Borrower or such Subsidiary grants to Administrative Agent (for the benefit of itself, Canadian Agent, UK Agent, Bank and Lenders) a first priority Lien (subject only to Permitted Liens) with respect to (a) all of the issued and outstanding Securities of each Subsidiary of Domestic Borrower which is not a Restricted Subsidiary (other than Canadian Borrower (with respect to which 65% of the issued and outstanding Securities shall be pledged to Administrative Agent on the Closing Date) and UK Borrowers (with respect to which: (i) 65% of the issued and outstanding Securities of CCEL shall be pledged to Administrative Agent on the Closing Date, and (ii) 100% of the issued and outstanding Securities of CLU shall be pledged to UK Agent on the UK Closing Date (but not as security for any Domestic Obligations)), and (b) 65% of the issued and outstanding Securities, in the aggregate, of each Restricted Subsidiary described in clause (b) of the definition of "Restricted Subsidiary" if such Subsidiary possesses 2.5% or greater of Consolidated assets of Domestic Borrower, determined in accordance with GAAP, or owns any material Intellectual Property. In addition, Borrowers shall cause each Restricted Subsidiary of Domestic Borrower which ceases to be a Restricted Subsidiary to comply with this Section 8.1.8, and Borrowers shall, and shall cause each Subsidiary of Borrower (other than Restricted Subsidiaries) which owns equity of such Restricted Subsidiary to, comply with this Section
8.1.8 with respect to each Restricted Subsidiary of Domestic Borrower which ceases to be a Restricted Subsidiary.

               8.1.9 Deposit and Brokerage Accounts. For each deposit account or brokerage account that any Borrower or any of its Subsidiaries (other than Restricted Subsidiaries) at any time opens or maintains (other than the BA Treasury Account), such Borrower shall (or shall cause such Subsidiary to), at Administrative Agent's, Canadian Agent's or UK Agent's, as the case may be, request and option, pursuant to an agreement in form and substance satisfactory to Administrative Agent, Canadian Agent or UK Agent, as the case may be, cause the depository bank or securities intermediary, as applicable, to agree to comply at any time with instructions from Administrative Agent, Canadian Agent or UK Agent, as the case may be, to such depository bank or securities intermediary, as applicable, directing the disposition of funds from time to time credited to such deposit or brokerage account, without further consent of such Borrower or such Subsidiary.

               8.1.10 ERISA. Each Borrower will, and will cause each of its Subsidiaries to, (a) comply with the applicable provisions of ERISA and the Code (or their Canadian or United Kingdom equivalent) and of the regulations and published interpretations thereunder, except where the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect, and (b) furnish to the Administrative Agent (i) promptly, and in any event within 30 days after any responsible officer of such Borrower either knows or has a reasonable basis to know that any Reportable Event has occurred, that alone or together with any other Reportable Event could reasonably be expected to result in material liability, of such Borrower, any Subsidiary or any ERISA Affiliate to the PBGC, a statement of a responsible officer of such Borrower (in his or her capacity as such) setting forth details as to such Reportable Event and the action proposed to be taken with respect thereto, together with a copy of the notice, if any, of such Reportable Event given to the PBGC, (ii) promptly after receipt thereof, a copy of any notice such Borrower, any Subsidiary or any ERISA Affiliate receives from the PBGC relating to the intention of the PBGC to terminate any Plan or Plans or to appoint a trustee to administer any Plan or Plans, (iii) within 30 days after the due date for filing with the PBGC pursuant to Section 412(n) of the Code a notice of failure to make a required installment or other

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payment with respect to a Plan, a statement of a responsible officer of such
Borrower setting forth details as to such failure and the action proposed to be taken with respect thereto, together with a copy of such notice given to the PBGC and (iv) promptly and in any event within 30 days after receipt thereof by such Borrower, any Subsidiary or any ERISA Affiliate from the sponsor of a Multiemployer Plan, a copy of each notice received by such Borrower, any Subsidiary or any ERISA Affiliate concerning (A) the imposition of Withdrawal Liability or (B) a determination that a Multiemployer Plan is, or is expected to be, terminated or in Reorganization, in each case within the meaning of Title IV of ERISA; provided, however, that no such notice or statement will be required under this Section 8.1.10 unless the event, when aggregated with all other events described in this Section 8.1.10 occurring at the same time, could be reasonably expected to result in liability to such Borrower, any Subsidiary or any ERISA Affiliate in an amount that would exceed $250,000 in the aggregate for such Borrower, its Subsidiaries and all ERISA Affiliates.

               8.1.11 Compliance with Environmental Laws. Except as any of the following, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, each Borrower will, and will cause each of its Subsidiaries to, comply, and use its reasonable best efforts to cause all lessees and other Persons occupying its Properties to comply, in all material respects with all Environmental Laws and Environmental Permits applicable to its operations and Properties; obtain and renew all material Environmental Permits necessary for its operations and Properties; and conduct any remedial action required by any governmental authority in accordance with Environmental Laws; provided, however, that no Borrower nor any of its Subsidiaries shall be required to undertake any remedial action to the extent that its obligation to do so is being contested in good faith and by proper proceedings and appropriate reserves are being maintained with respect to such circumstances.

               8.1.12 Patents, Trademarks and Copyrights. Each Borrower will, and will cause each of its Subsidiaries to (a) as it deems appropriate in its business judgment, use commercially reasonable efforts to register with the United States Patent and Trademark Office, the United States Copyright Office or foreign equivalent, as the case may be, all of its or their right, title and interest in each material patent, trademark and copyright used in its or their business which is so registrable under applicable law, (b) report each such filing and registration to the Administrative Agent, with respect to Domestic Collateral, Canadian Agent, with respect to Canadian Collateral, and UK Agent, with respect to UK Collateral, within fifteen (15) Business Days after the last day of the fiscal quarter in which such filing occurs and (c) promptly upon request by the Administrative Agent, with respect to Domestic Collateral, Canadian Agent, with respect to Canadian Collateral, and UK Agent, with respect to UK Collateral, execute and deliver any and all agreements, instruments, documents, and papers (each of which shall be in form and substance reasonably satisfactory to the Administrative

Agent, Canadian Agent or UK Agent, as applicable) as may be necessary or as the Administrative Agent, Canadian Agent or UK Agent, as applicable, may reasonably request to grant (to the extent possible) to the Administrative Agent, for the benefit of itself, Canadian Agent, UK Agent, Bank and the Lenders, and to Canadian Agent, for the benefit of itself, Canadian Lender, the Canadian Participating Lenders, UK Agent, UK Lender and the UK Participating Lenders, and to UK Agent, for the benefit of itself, UK Lender, the UK Participating Lenders, Canadian Agent, Canadian Lender and the Canadian Participating Lenders, a perfected, first priority security interest therein and in any goodwill and general intangibles relating thereto or represented thereby.

                      8.1.13 Canadian Pension and Benefit Plans.

                      (a) For each existing Canadian Pension Plan of Canadian Borrower or any of its Subsidiaries, Canadian Borrower or such Subsidiary, as applicable, shall ensure that such plan retains its registered status under and is administered in a timely manner in all material respects in accordance with the applicable pension plan text, funding agreement, the Income Tax Act (Canada) and all other applicable laws.

                      (b) For each Canadian Pension Plan hereafter adopted by Canadian Borrower or any of its Subsidiaries which is required to be registered under the Income Tax Act (Canada) or any other applicable laws, the Canadian Borrower or such Subsidiary, as applicable, shall use its best efforts to seek and receive confirmation in writing from the applicable governmental authorities to the effect that such plan is unconditionally registered under the Income Tax Act (Canada) and such other applicable laws.

                      (c) For each existing and hereafter adopted Canadian Pension Plan and Canadian Benefit Plan of Canadian Borrower or any of its Subsidiaries, Canadian Borrower or such Subsidiary, as applicable, shall in a timely fashion perform in all material respects all obligations (including fiduciary, funding, investment and administration obligations) required to be performed in connection with such plan and the funding media therefor.

                      (d) Canadian Borrower and each Subsidiary of Canadian Borrower shall deliver to Administrative Agent and Canadian Agent, if requested by Administrative Agent or Canadian Agent, promptly after the filing thereof by Canadian Borrower or such Subsidiary, as applicable, with any applicable governmental authority, (i) copies of each annual and other return, report or valuation with respect to each Canadian Pension Plan of Canadian Borrower or such Subsidiary, as applicable;
        (ii) promptly after receipt thereof, a copy of any direction, order, notice, ruling or opinion that Canadian Borrower or such Subsidiary, as applicable, may receive from any applicable

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        governmental authority with respect to any Canadian Pension Plan of
        Canadian Borrower or such Subsidiary, as applicable; and (iii) notification within 30 days of any increases having a cost to Canadian Borrower or such Subsidiary, as applicable, in excess of $250,000 per annum, in the benefits of any existing Canadian Pension Plan or Canadian Benefit Plan, or the establishment of any new Canadian Pension Plan or Canadian Benefit Plan, or the commencement of contributions to any such plan to which Canadian Borrower or such Subsidiary, as applicable, was not previously contributing.

                           8.1.14 Bank of America Letter of Credit. In the event
that the beneficiary of the BofA LC accepts Bank's replacement Domestic Letter of Credit to be issued on the Closing Date, within fifteen (15) Business Days of the Closing Date, the BofA LC and the cash collateral securing Domestic Borrower's obligations in connection therewith shall be released and all reimbursement and similar agreements pertaining thereto shall be terminated. All such cash collateral shall be remitted immediately upon the release thereof to Administrative Agent for application to the outstanding principal amount of Domestic Revolving Credit Loans.

                           8.1.15 Canadian Landlord Waiver. Canadian Borrower
agrees to use its best efforts to obtain a landlord waiver/consent in form and substance acceptable to Canadian Agent with respect to Canadian Borrower's leased location at 6185 Tomken Road, Units 3-5, Mississauga, Ontario L5T 1X3 Canada, subsequent to the Closing Date.

                  8.2     Negative Covenants.

                  During the Term, and thereafter for so long as there are any Obligations outstanding, each Borrower covenants that, unless otherwise consented to by Majority Lenders, in writing, it shall not (and it shall not permit its Subsidiaries to):

                           8.2.1  Mergers; Consolidations; Acquisitions;
Structural Changes. Merge, amalgamate or consolidate with any Person; or acquire all or substantially all of the Properties of any Person; or change its state or other jurisdiction of incorporation or organization or Type of Organization; or change its legal name, except for:

                           (a) mergers of any Subsidiary of a Borrower into a Borrower or another Subsidiary (other than Canadian Borrower, UK Borrowers or a Restricted Subsidiary) of a Borrower; and

                           (b) acquisitions of assets consisting of fixed assets or real (or immovable) Property that constitute Capital Expenditures permitted under Section 8.2.8.

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                     8.2.2 Loans and Advances. Make any loans or other advances of money to any Person, other than (a) for salary, travel advances, advances against commissions and other similar advances to employees and extensions of trade credit in the ordinary course of business, (b) deposits with financial institutions permitted under this Agreement, (c) prepaid expenses, and (d) Permitted Intercompany Loans.

                     8.2.3 Total Indebtedness. Create, incur, assume, or suffer to exist, any Indebtedness, except:

                     (a) Obligations owing to Administrative Agent, Canadian Agent, UK Agent, Bank or any Lender under this Agreement or the other Loan Documents;

                     (b) Indebtedness existing on the date of this Agreement and listed on Schedule 8.2.3(b) and any refinancing thereof which does not increase the amount thereof;

                     (c) Contingent liabilities arising out of endorsements of checks and other negotiable instruments for deposit or collection in the ordinary course of business;

                     (d) Guaranties of any Indebtedness permitted hereunder;

                     (e) To the extent not mentioned above, trade payables, accruals and accounts payable in the ordinary course of business (in each case to the extent not overdue) not for Money Borrowed;

                     (f) Subordinated Debt in such amounts as may be approved in writing by Administrative Agent and the Majority Lenders;

                     (g) Purchase Money Indebtedness secured by a Purchase Money Lien and Capitalized Lease Obligations (and any refinancing thereof), provided that the aggregate unpaid principal amount for Borrowers and their Subsidiaries of the foregoing (excluding any interest component thereof) does not exceed $2,600,000 at any time to and including December 31, 2002 or $2,000,000 at any time thereafter;

                     (h) Permitted Intercompany Loans (for purposes of clarification, so long as no Default or Event of Default then exists or would result therefrom and so long as the applicable UK Borrower is Solvent, there is no limitation or restriction on the ability of either UK Borrower to repay any intercompany loan permitted hereunder owing by such UK Borrower to Domestic Borrower);

                     (i) Guaranties in the ordinary course of business by any Borrower of any obligation owed by any Subsidiary to an unrelated third party, and

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         guaranties by Subsidiaries of Domestic Borrower of any obligation owed by a Borrower to an unrelated third party, provided that the guarantied obligations are otherwise permitted by this Agreement and do not exceed at any time the sum of the amount set forth on Schedule 8.2.3(i) hereto as of the Closing Date plus $75,000;

                     (j) Indebtedness of Channell Australia referred to in
         Section 12.21 to the extent consented to by the Agents and Lenders as provided in such Section; and

                     (k) Indebtedness not included in paragraphs (a) through (j) above which, when added to outstanding Indebtedness permitted under paragraph (g) above, does not exceed at any time, in the aggregate, the sum of $1,000,000.

                     8.2.4 Affiliate Transactions. Enter into, or be a party to, any transaction with any Affiliate of a Borrower, including without limitation any management, consulting or similar fees, except, without duplication, (a) in the ordinary course of and pursuant to the reasonable requirements of such Borrower's or such Subsidiary's business and upon fair and reasonable terms which are fully disclosed to Administrative Agent and are no less favorable to such Borrower or such Subsidiary than would be obtained in a comparable arms-length transaction with a Person not an Affiliate of such Borrower or such Subsidiary, (b) those transactions identified on Schedule 8.2.4 hereto, (c) Permitted Intercompany Loans, and (d) the employment of an Affiliate who is a natural person by any Borrower as an officer, director or employee of such Borrower, and (e) as otherwise permitted under this Agreement.

                     8.2.5 Limitation on Liens. Create or suffer to exist any Lien upon any of its Property, income or profits, whether now owned or hereafter acquired, except:

                     (a) Liens at any time granted in favor of Administrative Agent, Canadian Agent or UK Agent pursuant to the Loan Documents;

                     (b) Liens for taxes, assessments or governmental charges (excluding any Lien imposed pursuant to any of the provisions of ERISA) not yet due, or being contested in the manner described in Section
         7.1.14 hereto, but only if such Lien would not reasonably be expected to have a Material Adverse Effect;

                     (c) Liens arising in the ordinary course of the business of such Borrower or any of its Subsidiaries by operation of law or regulation, but only if payment in respect of any such Lien is not at the time required and such Liens do not, in the aggregate, materially detract from the value of the Property of such Borrower or any of its Subsidiaries or materially impair the use thereof in the operation of the business of such Borrower or any of its Subsidiaries;

                     (d) Purchase Money Liens securing Permitted Purchase Money Indebtedness and any renewals or extensions thereof so long as the obligations secured or benefited thereby are not increased and such Liens comply with the limitations set forth in the definition of "Purchase Money Lien";

                     (e) Such other Liens as appear on Schedule 8.2.5 hereto and any renewals or extensions thereof so long as the obligations secured or benefited thereby are not increased and such Liens are not extended beyond their scope from that existing on the Closing Date;

                     (f) Liens incurred or deposits made in the ordinary course of business in connection with (i) worker's compensation, social security, unemployment insurance and other like laws or (ii) sales contracts, leases, statutory obligations, work in progress advances and other similar obligations not incurred in connection with the borrowing of money or the payment of the deferred purchase price of property;

                     (g) Reservations, covenants, zoning and other land use regulations, title exceptions or encumbrances granted in the ordinary course of business, affecting real (or immovable) Property owned or leased by such Borrower or one of its Subsidiaries; provided that such exceptions do not in the aggregate materially interfere with the use of such Property in the ordinary course of such Borrower's or such Subsidiary's business;

                     (h) Judgment Liens that do not give rise to an Event of Default under Section 10.1.15;

                     (i)Liens securing Capitalized Lease Obligations permitted by Section 8.2.3(g) on and limited to the capital assets acquired, constructed or financed with the proceeds of such Capitalized Lease Obligations

                     (j) Liens on assets of Channel Australia securing Indebtedness of Channell Australia referred to in Section 12.21 to the extent consented to by the Agents and Lenders as provided in such Section; and

                     (j) Such other Liens as Majority Lenders may hereafter approve in writing.

                     8.2.6 Payments and Amendments of Certain Debt.

                     (a) Make any payment of any part or all of any Subordinated Debt or take any other action or omit to take any other action in respect of any

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             Subordinated Debt, except in accordance with the subordination agreement relative thereto or the subordination provisions thereof; or

                         (b) Amend or modify any agreement, instrument or
             document evidencing or relating to any Subordinated Debt.

                         8.2.7 Distributions. Declare or make any Distributions,
except for:

                         (a) Distributions by any Subsidiary of Borrowers to a
             Borrower; and

                         (b) Distributions paid solely in Securities of such
             Borrower or any of its Subsidiaries; and

                         (c) Distributions by Domestic Borrower consisting of
the repurchase of the common stock of Domestic Borrower in the open market in an amount not to exceed $200,000 in the aggregate during each fiscal year of Domestic Borrower, subject in the case of each such Distribution to the following: (i) Aggregate Availability as at such date shall not be less than $2,000,000, after giving effect to such repurchase, (ii) no Default or Event of Default shall then exist or would result therefrom, and (iii) Borrowers and their Subsidiaries shall not be in violation of Section 8.2.19 as of such date.

                         8.2.8  Capital Expenditures. Make Capital Expenditures
(including, without limitation, by way of capitalized leases (but counting in any fiscal year the full amount of the obligations under each capitalized lease entered into during such fiscal year and counting no amount in respect of capitalized leases entered into during any other fiscal year)) which, in the aggregate, as to Borrowers and all of their Subsidiaries, exceed $3,000,000 during Domestic Borrower's fiscal year ending December 31, 2002, $5,000,000 during Domestic Borrower's fiscal year ending December 31, 2003, $5,500,000 during Domestic Borrower's fiscal year ending December 31, 2004, and $6,500,000 during Domestic Borrower's fiscal year ending December 31, 2005.

                         8.2.9  Operating Leases. Incur any obligation to pay
rent under an operating lease in any fiscal year of Domestic Borrower if to do so would result in the aggregate obligation of Borrowers and their Subsidiaries to make cash payments under all operating leases in that fiscal year to exceed the sum of the amount set forth in Schedule 8.2.9 as of the Closing Date plus $300,000.

                         8.2.10 Disposition of Assets. Sell, lease or otherwise
dispose of any of its Properties, including any disposition of Property as part of a sale and leaseback transaction, to or in favor of any Person, except for:

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                           (a) unless a Default or Event of Default has occurred
        and Agents or Lenders are exercising any default remedies pertaining to mashalling, sale, liquidation or other control of such Inventory, sales of Inventory in the ordinary course of business;

                           (b) transfers of Property to such Borrower by a Subsidiary of such Borrower or by any Subsidiary to a Borrower where the Liens created by the Security Documents over such Property are not adversely affected in any material respect;

                           (c) dispositions of Property that is substantially worn, damaged, uneconomic or obsolete (subject to Section 6.4.2 hereof);

                           (d) dispositions of investments described in clauses
        (d), (e), (f) and (g) of the definition of the term Restricted Investments"; and

                           (e) other dispositions expressly authorized by this Agreement, including without limitation dispositions of Equipment and other fixed assets permitted by Section 6.4.2 hereof and the UK Real Estate pursuant to Section 5.5 hereof.

                           8.2.11 Securities of Subsidiaries. Permit any
Subsidiaries of Domestic Borrower to issue any additional Securities except to a Borrower and except for director's qualifying Securities and to any other Subsidiary of Domestic Borrower provided such Subsidiary pledges such Securities to the Agents in accordance with this Agreement and the other Loan Documents.

                           8.2.12 Bill-and-Hold Sales, Etc. Make a sale to any
customer on a bill-and-hold or consignment basis.

                           8.2.13 Restricted Investment. Make or have any
Restricted Investment.

                           8.2.14 Subsidiaries and Joint Ventures. Create,
acquire or otherwise suffer to exist any Subsidiary or joint venture arrangement not in existence as of the date hereof.

                           8.2.15 Tax Consolidation.  File or consent to the
filing of any consolidated income tax return with any Person other than Domestic Borrower and its Subsidiaries.

                           8.2.16 Organizational Documents.  Agree to, or suffer
to occur, any amendment, supplement or addition to its or any of its Subsidiaries' charter, articles or certificate of incorporation, certificate of formation, limited partnership agreement, bylaws, limited liability agreement, operating agreement or other

                                      -90-

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organizational documents (as the case may be), that would reasonably be expected to have a Material Adverse Effect.

                           8.2.17  Fiscal Year End. Change its fiscal year end.

                           8.2.18  Aggregate Availability. Permit Aggregate
Availability to be less than $1,500,000 at any time.

                           8.2.19  UK Losses. (a) Permit UK Loss, as of the last
day of each calendar month for the calendar month then ended, to exceed negative $500,000, or (b) permit UK Loss to exceed negative $900,000 in the aggregate subsequent to the Closing Date; provided that, notwithstanding anything to the contrary contained in this Agreement, a violation of this covenant shall not constitute a Default or an Event of Default under this Agreement nor otherwise impose upon Borrowers or their Subsidiaries any additional Obligations nor any acceleration of the payment of any outstanding Obligations, but rather in the event of a violation of this Section 8.2.19, the sole and exclusive right and remedy shall consist of the right of UK Agent and UK Lender, in their sole discretion, to cease funding UK Revolving Credit Loans and, if not funded prior thereto, the UK Term Loans to UK Borrowers pursuant to this Agreement (unless and until such breach shall be cured by Borrowers and their Subsidiaries delivering appropriate information to Administrative Agent indicating, and Administrative Agent's determination, that Borrowers and their Subsidiaries have complied with this Section 8.2.19 for three consecutive months subsequent to such breach (it being acknowledged that only a breach of clause (b) of this Section 8.2.19 is capable of such cure)).

                           8.2.20  Bermuda Account. Permit greater than $3,000
(or the equivalent thereof in any other currency) to be on deposit in the Bermuda Account at any time.

                  8.3      Specific Financial Covenants.

                  During the Term, and thereafter for so long as there are any Obligations outstanding, each Borrower covenants that, unless otherwise consented to by Majority Lenders in writing, it shall comply (and shall cause each of its Subsidiaries to comply) with all of the financial covenants set forth in Exhibit 8.3 hereto. If GAAP changes from the basis used in preparing the audited financial statements delivered to Administrative Agent by Borrowers on or before the Closing Date, Borrowers will provide Administrative Agent with certificates demonstrating compliance with such financial covenants and will include, at the election of Borrowers or upon the request of Administrative Agent, calculations setting forth the adjustments necessary to demonstrate how Borrowers and their Subsidiaries are in compliance with such financial covenants based upon GAAP as in effect on the Closing Date.

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                         SECTION 9. CONDITIONS PRECEDENT

                  Notwithstanding any other provision of this Agreement or any of the other Loan Documents, and without affecting in any manner the rights of Administrative Agent, Canadian Agent, UK Agent or any Lender under the other sections of this Agreement, no Lender shall be required to make any Loan, nor shall Administrative Agent or UK Agent be required to or issue or procure any Letter of Credit or LC Guaranty unless and until each of the following conditions has been and continues to be satisfied:

                  9.1  Documentation.

                  Administrative Agent shall have received, in form and substance reasonably satisfactory to Administrative Agent, Canadian Agent, UK Agent and their counsel, a duly executed copy of this Agreement and the other Loan Documents, together with such additional documents, instruments and certificates as Administrative Agent, Canadian Agent and UK Agent and their counsel shall require in connection therewith from time to time, all in form and substance reasonably satisfactory to Administrative Agent, Canadian Agent, UK Agent and their counsel, including, without limitation, the pledge by Domestic Borrower to Administrative Agent of 65% of the outstanding equity of Canadian Borrower, 65% of the outstanding voting equity of Egerton and 100% of the outstanding non-voting equity of Egerton, and 65% of the outstanding equity of CCEL.

                  9.2  No Default.

                  No Default or Event of Default shall exist.

                  9.3  Other Conditions.

                  Each of the conditions precedent set forth in the other Loan Documents shall have been satisfied.

                  9.4  No Litigation.

                  No action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before any court, governmental agency or legislative body to enjoin, restrain or prohibit, or to obtain damages in respect of, or which is related to or arises out of this Agreement or the consummation of the transactions contemplated hereby.

                  9.5  Material Adverse Effect.

                  Since June 30, 2002, there has not been any material adverse change in Borrowers' business, assets, condition (financial or otherwise), operations, income or

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prospects and no event or condition exists which would be reasonably likely to result in any Material Adverse Effect.

                  9.6  Fees.

                  The fees payable on the Closing Date pursuant to the Fee Letter shall have been paid.

                  9.7  Collateral.

                  Administrative Agent shall be reasonably satisfied that, upon the filing of appropriate financing statements showing Administrative Agent (for the benefit of itself, Canadian Agent, UK Agent, Bank and each Lender) as secured party with the appropriate governmental authorities, Administrative Agent (for the benefit of itself, Canadian Agent, UK Agent, Bank and each Lender) will hold a first priority perfected Lien in the collateral described therein subject only to Permitted Liens. Canadian Agent shall be reasonably satisfied that, upon the filing of appropriate financing statements showing Canadian Agent (for the benefit of itself, Canadian Lender, Canadian Participating Lenders, UK Agent, UK Lender and UK Participating Lenders) as secured party with the appropriate governmental authorities, Canadian Agent (for the benefit of itself, Canadian Lender, Canadian Participating Lenders, UK Agent, UK Lender and UK Participating Lenders) will hold a first priority perfected Lien in the collateral described therein subject only to Permitted Liens. UK Agent shall be reasonably satisfied that, upon the filing of appropriate financing statements showing UK Agent (for the benefit of itself, UK Lender, UK Participating Lenders, Canadian Agent, Canadian Lender and Canadian Participating Lenders) as secured party with the appropriate governmental authorities, UK Agent (for the benefit of itself, UK Lender, UK Participating Lenders, Canadian Agent, Canadian Lender and Canadian Participating Lenders) will hold a first priority perfected Lien in the collateral described therein subject only to Permitted Liens.

                  9.8  Diligence.

                  Administrative Agent, Canadian Agent and UK Agent shall have completed and received all audits, inspections, legal due diligence and research (including, without limitation, with respect to state sales tax issues), appraisals (including, without limitation, final mold appraisals with respect to molds owned by the Domestic Borrower and UK Borrowers) and examinations as deemed necessary in the Administrative Agent's, Canadian Agent's and UK Agent's reasonable opinion with respect to the Collateral (including inventory, fixed assets and real (or immovable) Property), the books and records of Borrowers and their Subsidiaries, the financial and business condition and operations of Borrowers and their Subsidiaries, environmental assessment studies and remediation plans, and the transactions contemplated hereby.

                                      -93-

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                  9.9  Corporate Matters.

                  Administrative Agent shall be satisfied with the corporate and legal structure and capitalization of Borrowers and each of their Subsidiaries, including the charter and bylaws of Borrowers and each such Subsidiary and each agreement or instrument relating thereto.

                  9.10 Environmental Matters.

                  Administrative Agent shall be satisfied as to the existing and potential liability of Borrowers and their Subsidiaries with respect to any environmental matters, and as to the compliance by Borrowers and their Subsidiaries with all Environmental Laws.

                  9.11 Insurance.

                  Administrative Agent, Canadian Agent and UK Agent shall be satisfied that Borrowers have obtained the insurance policies and the loss payable and additional insured endorsements relating thereto required by Section 6.1.2.

                  9.12 Legal Opinions.

                  Administrative Agent, Canadian Agent and UK Agent shall have received satisfactory written opinions of counsel for Borrowers and their Subsidiaries as to the transactions contemplated hereby (including, without limitation, the tax aspects thereof and compliance with all applicable securities laws), the status of Borrowers and their Subsidiaries, and the legal, binding and enforceable effect of the Loan Documents.

                  9.13 Reference Checks.

                  Administrative Agent shall have completed satisfactory reference checks of the customers and vendors of Borrowers and their Subsidiaries.

                  9.14 Financial Statements.

                  Administrative Agent shall have been satisfied with its review of Borrowers' financial statements for the fiscal year ending December 31, 2001, and all interim financial statements of Borrowers delivered to Administrative Agent (including, without limitation, as of August 31, 2002) prior to the Closing Date.

                                      -94-

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                  9.15 Updated Audit.

                  Administrative Agent, Canadian Agent and UK Agent shall have completed a satisfactory pre-closing updated audit of the books and records of Borrowers and their Subsidiaries.

                  9.16 Costs and Expenses.

                  The reasonable costs and expenses of the Administrative Agent, Canadian Agent and UK Agent in connection with the preparation of the Loan Documents payable pursuant to Section 2.9 and invoiced to Borrowers prior to the Closing Date, shall have been paid.

                  9.17 Representations and Warranties.

                  The representations and warranties of Borrowers contained in
Section 7 shall be true and correct in all material respects.

                  9.18 Availability.

                  Administrative Agent shall have determined that immediately after Lenders have made the initial Loans and after Administrative Agent and UK Agent have procured the initial Letters of Credit and LC Guaranties contemplated hereby, and Borrowers have paid (or, if accrued, treated as paid) all closing costs incurred in connection with the transactions contemplated hereby and have reserved an amount sufficient to pay all trade payables greater than 60 days past due, Aggregate Availability shall not be less than $2,500,000.

                  9.19 Cash Management.

                  Administrative Agent shall have received, in form and substance satisfactory to Administrative Agent and its counsel, duly executed copies of a blocked account agreement with respect to the BofA Account. Canadian Agent shall have received, in form and substance satisfactory to Canadian Agent and its counsel, duly executed copies of a blocked account agreement with respect to the RBC Account.

SECTION 10. EVENTS OF DEFAULT; RIGHTS AND REMEDIES ON DEFAULT

                  10.1 Events of Default.

                  The occurrence of one or more of the following events shall constitute an "Event of Default":

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               10.1.1 Payment of Obligations. Borrowers shall fail to pay any of the Obligations hereunder or under any Note on the due date thereof (whether due at stated maturity, on demand, upon acceleration or otherwise), or, in the case of any payment required because of an Overadvance (as defined below), within three Business Days of the due date thereof (whether due at stated maturity, on demand, upon acceleration or otherwise). As used in this Section 10.1.1, the term "Overadvance" means the occurrence of any of the following: (a) the Domestic Revolving Credit Exposure of all the Domestic Lenders exceeds (i) the Domestic Borrowing Base then in effect (minus the outstanding principal amount of the Domestic Term Loan minus Reserves, if any) or (ii) the Revolving Credit Maximum Amount (minus the outstanding principal amount of the Domestic Term Loan minus the Dollar Equivalent of the aggregate principal amount of the outstanding Canadian Revolving Credit Loans minus the Dollar Equivalent of the aggregate principal amount of the outstanding UK Revolving Credit Loans minus the Dollar Equivalent of the outstanding principal amount of the UK Term Loans minus Reserves, if any), (b) the aggregate amount of the Canadian Revolving Credit Exposure of the Canadian Lender exceeds (including, without limitation, solely as a result of fluctuation in exchange rates) the Canadian Borrowing Base then in effect (minus Reserves applicable to Canadian Revolving Credit Loans, if any), or (c) the aggregate amount of the UK Revolving Credit Exposure of the UK Lender exceeds (including, without limitation, solely as a result of fluctuation in exchange rates) the UK Borrowing Base then in effect (minus Reserves applicable to UK Revolving Credit Loans, if any).

               10.1.2 Misrepresentations. Any representation, warranty or other statement made or furnished to Administrative Agent, Canadian Agent, UK Agent or any Lender by or on behalf of any Borrower, any Subsidiary of any Borrower or any Guarantor in this Agreement, any of the other Loan Documents or any instrument, certificate or financial statement furnished in compliance with or in reference thereto proves to have been false or misleading in any material respect when made, furnished or remade pursuant to Section 7.2 hereof, unless
(a) any breach described in this Section 10.1.2 was not intentional on the part of Borrowers and their Subsidiaries, (b) such breach is capable of being cured as reasonably determined by Administrative Agent, and (c) such breach is in fact so cured to Administrative Agent's satisfaction within fifteen days after the sooner to occur of Borrower Representative's receipt of notice of such breach from Administrative Agent or the date on which such breach first becomes known to any officer of any Borrower.

               10.1.3 Breach of Specific Covenants. Any Borrower shall breach any covenant contained in Sections 6.1.2, 8.1.1 (other than, if no Event of Default shall have occurred and be continuing, the last sentence thereof), 8.1.2, 8.1.4, 8.2 (provided that if at such time there are no outstanding Loans, a breach of the covenants contained in Sections 8.2.3(g) and 8.2.8 shall not constitute a Default or an Event of Default hereunder but Lenders may cease funding hereunder) or 8.3 (provided that if at such

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time there are no outstanding Loans, a breach of such covenant shall not constitute a Default or an Event of Default hereunder but Lenders may cease funding hereunder) hereof on the date that Borrowers are required to perform, keep or observe such covenant or shall fail to perform, keep or observe any covenant contained in Section 8.1.3 or in the last sentence of Section 8.1.1 hereof within 5 days following the date on which Borrowers are required to perform, keep or observe such covenant.

               10.1.4 Breach of Other Covenants. Any Borrower shall fail or neglect to perform, keep or observe any covenant contained in this Agreement (other than a covenant which is dealt with specifically elsewhere in Section
10.1 hereof) and the breach of such other covenant is not cured to Administrative Agent's satisfaction within 30 days after the sooner to occur of Borrower Representative's receipt of notice of such breach from Administrative Agent or the date on which such failure or neglect first becomes known to any officer of any Borrower.

               10.1.5 Default Under Security Documents or Other Agreements. Any event of default shall occur under, or any Borrower, any of its Subsidiaries or any Guarantor shall default in the performance or observance of any term, covenant, condition or agreement contained in, any of the Security Documents or the Other Agreements and such default shall continue beyond any applicable grace or cure period.

               10.1.6 Other Defaults. There shall occur any default or event of default on the part of any Borrower, any Subsidiary of any Borrower or any Guarantor under any agreement, document or instrument to which such Borrower, such Subsidiary of any Borrower or such Guarantor is a party or by which such Borrower, such Subsidiary of any Borrower or such Guarantor or any of its Property is bound, evidencing or relating to any Indebtedness for Money Borrowed (other than the Obligations) with an outstanding principal balance in excess of $250,000, if the payment or maturity of such Indebtedness is accelerated in consequence of such event of default or demand for payment of such Indebtedness is made or could be made in accordance with the terms thereof.

               10.1.7 Uninsured Losses. There shall occur any material loss, theft, damage or destruction of any portion of the Collateral and the portion of such Collateral that is not fully covered by insurance exceeds $200,000, in the aggregate (subject to such deductibles and self-insurance retentions as Administrative Agent, Canadian Agent or UK Agent, as the case may be, shall have permitted).

               10.1.8 Insolvency and Related Proceedings. Any Borrower, any Subsidiary of any Borrower which is a Loan Party or any Guarantor (that is not a Subsidiary of Domestic Borrower) shall cease to be Solvent or shall suffer the appointment of a receiver, administrator, administrative receiver, trustee, interim receiver, sheriff, monitor, sequestrator, custodian or similar fiduciary, or shall pass or convene any meeting for the purpose of considering any resolution for winding up or administration, or shall make an assignment, composition or arrangement for the benefit of creditors, or any petition for an order for relief (or similar proceedings, including, without limitation, an application for a stay order or filing of a proposal or notice of intention to make a proposal) shall be filed by or against any Borrower, any Subsidiary of any Borrower (which is a Loan Party) or any Guarantor (that is not a Subsidiary of Domestic Borrower) under the United States federal bankruptcy laws, the Insolvency Laws of Canada, England's Insolvency Act of 1986 or any other insolvency laws in the United Kingdom (if against any Borrower, any Subsidiary of any Borrower (which is a Loan Party) or any Guarantor (that is not a Subsidiary of Domestic Borrower) the continuation of such proceeding for more than 30 days or, with respect to any proceeding in the United Kingdom, 14 days), or any Borrower, any Subsidiary of any Borrower (which is a Loan Party) or any Guarantor (that is not a Subsidiary of Domestic Borrower) shall make any offer of settlement, extension or composition to their respective unsecured creditors generally. With respect to UK Borrowers or any other Subsidiary of Domestic Borrower (which is a Loan Party) organized under the laws of the United Kingdom, a petition has been presented or a meeting convened or application made for the purpose of appointing an administrator or receiver or other similar officer of, or for the making of an administration order in respect of, UK Borrowers or any such Subsidiary and (other than in the case of a petition to appoint an administrator or receiver to which a grace period shall not apply), such petition or application is not stayed or discharged within 14 days or in any event before it is heard.

               10.1.9 Business Disruption; Condemnation. There shall occur a cessation of a substantial part of the business of any Borrower or any Subsidiary of any Borrower for a period which materially adversely affects Borrowers' and their Subsidiaries', taken as a whole, capacity to continue their business on a profitable basis; or any Borrower or any Subsidiary of any Borrower shall suffer the loss or revocation of any material license or permit now held or hereafter acquired by such Borrower or such Subsidiary which is necessary to the continued or lawful operation of its business and any such loss or revocation would reasonably be expected to have a Material Adverse Effect; or any Borrower or any Subsidiary of any Borrower shall be enjoined, restrained or in any way prevented by court, governmental or administrative order from conducting all or any material part of its business affairs and any such action would reasonably be expected to have a Material Adverse Effect; or any material lease or agreement pursuant to which any Borrower or any Subsidiary of any Borrower leases, uses or occupies any Property shall be canceled or terminated prior to the expiration of its stated term, except any such lease or agreement the cancellation or termination of which would not reasonably be expected to have a Material Adverse Effect; or any material portion of the Collateral shall be taken through condemnation or the value of such Property shall be impaired through condemnation.

               10.1.10 Change of Ownership. Any Borrower shall cease to own and control, beneficially and of record (directly or indirectly), 100% (except for directors' qualifying Securities) of the issued and outstanding Securities and Voting Stock of each of its Subsidiaries which are Loan Parties.

               10.1.11 Reportable Event. A Reportable Event shall occur which, in Administrative Agent's determination, constitutes grounds for the termination by the PBGC of any Plan or for the appointment by the appropriate United States district court of a trustee for any Plan, or if any Plan shall be terminated or any such trustee shall be requested or appointed, or if any Borrower, any Subsidiary of any Borrower or any Guarantor is in "default" (as defined in Section 4219(c)(5) of ERISA) with respect to payments to a Multiemployer Plan resulting from such Borrower's, such Subsidiary's or such Guarantor's complete or partial withdrawal from such Plan and any such event specified in this
Section 10.1.11 would reasonably be expected to have a Material Adverse Effect.

               10.1.12 Challenge to Agreement. Any Borrower, any Subsidiary of any Borrower or any Guarantor, or any Designated Affiliate of any of them, shall challenge or contest in any action, suit or proceeding the validity or enforceability of this Agreement or any of the other Loan Documents, the legality or enforceability of any of the Obligations or the perfection or priority of any Lien granted to Administrative Agent, Canadian Agent or UK Agent. Any holder of Subordinated Debt asserts in writing that such Subordinated Debt is not subordinated to the Obligations in accordance with its terms and Borrowers do not promptly deny in writing such assertion and contest any attempt by such holder to take action based on such assertion.

               10.1.13 Repudiation of or Default Under Guaranty Agreement. Any Guarantor shall revoke or attempt to revoke the Guaranty Agreement signed by such Guarantor, or shall repudiate such Guarantor's liability thereunder or shall be in default under the terms thereof (including any grace or cure period).

               10.1.14 Criminal Forfeiture. Any Borrower, any Subsidiary of any Borrower or any Guarantor shall be criminally indicted or convicted under any law that could lead to a forfeiture of any material Property of any Borrower, any Subsidiary of any Borrower or any Guarantor.

               10.1.15 Judgments. Any money judgments, writ of attachment or similar processes (collectively, "Judgments") are issued or rendered against any Borrower, any Subsidiary of any Borrower or any Guarantor, or any of their respective Property (i) in the case of money judgments, in an amount of $150,000 or more for any single judgment, attachment or process or $300,000 or more for all such judgments, attachments or processes in the aggregate, in each case in excess of any applicable insurance with respect to which the insurer has admitted liability, and

(ii) in the case of non-monetary Judgments, such Judgment or Judgments (in the aggregate) would reasonably be expected to have a Material Adverse Effect, in each case which Judgment is not stayed, appealed, released or discharged within 30 days.

               10.1.16 Canadian Pension Plans. Any of the following events or conditions has occurred which could reasonably be expected to have a Material Adverse Effect: (a) the withdrawal of Canadian Borrower or any of its Subsidiaries from a Canadian Pension Plan; (b) the obligation to provide affected parties with written notice of the intention to terminate or wind-up a Canadian Pension Plan in whole or in part, whether voluntarily or by order of any applicable pension regulatory authority; (c) the institution by any applicable pension regulatory authority of any action to terminate, in whole or in part, any Canadian Pension Plan; (d) any event or condition which would require the appointment of a trustee or similar Person to administer a Canadian Pension Plan; or (e) any event that would give rise to any liability or offense under Canadian pension laws or that could jeopardize the registration of any Canadian Pension Plan.

          10.2 Acceleration of the Obligations.

          Upon or at any time after the occurrence and during the continuance of an Event of Default, (a) the Domestic Revolving Credit Commitments, the Canadian Revolving Credit Sub-Limit, the UK Revolving Credit Sub-Limit and UK Lender's commitment to fund the UK Term Loans shall, at the option of Administrative Agent or Majority Lenders be terminated and/or (b) Administrative Agent or Majority Lenders may declare all or any portion of the Obligations at once due and payable without presentment, demand, protest or further notice by Administrative Agent, Canadian Agent, UK Agent or any Lender, and Domestic Borrower shall forthwith pay to Administrative Agent, and Canadian Borrower shall forthwith pay to Canadian Agent, and UK Borrowers shall forthwith pay to UK Agent, the full amount of such Obligations, provided, that upon the occurrence of an Event of Default specified in Section 10.1.8 hereof, the Domestic Revolving Credit Commitments (together with the Canadian Revolving Credit Sub-Limit and the UK Revolving Credit Sub-Limit and UK Lender's commitment to fund the UK Term Loans) shall automatically be terminated and all of the Obligations shall become automatically due and payable without declaration, notice or demand by Administrative Agent, Canadian Agent, UK Agent or any Lender.

          10.3 Other Remedies.

          Upon the occurrence and during the continuance of an Event of Default, Administrative Agent, Canadian Agent and UK Agent shall have and may exercise from time to time the following rights and remedies:

               10.3.1 All of the rights and remedies of a secured party under the UCC or the PPSA or under other applicable law, such additional rights as may be afforded under the Loan Documents, and all other legal and equitable rights to which Administrative Agent, Canadian Agent, UK Agent or Lenders may be entitled, all of which rights and remedies shall be cumulative and shall be in addition to any other rights or remedies contained in this Agreement or any of the other Loan Documents, and none of which shall be exclusive.

               10.3.2 The right to take immediate possession of the Collateral, and to (a) require Borrowers and each of their Subsidiaries to assemble the Collateral, at Borrowers' expense, and make it available to Administrative Agent, Canadian Agent and/or UK Agent at a place designated by Administrative Agent, Canadian Agent and/or UK Agent which is reasonably convenient to both parties, and (b) enter any premises where any of the Collateral shall be located and to keep and store the Collateral on said premises until sold (and if said premises be the Property of any Borrower or any Subsidiary of any Borrower, such Borrower agrees not to charge, or permit any of its Subsidiaries to charge, Administrative Agent, Canadian Agent or UK Agent for storage thereof).

               10.3.3 The right to sell or otherwise dispose of all or any Collateral in its then condition, or after any further manufacturing or processing thereof, at public or private sale or sales, with such notice as may be required by law, in lots or in bulk, for cash or on credit, all as Administrative Agent, Canadian Agent or UK Agent, as applicable, in its sole discretion, may deem advisable. Administrative Agent, Canadian Agent and/or UK Agent, as applicable, may, at Administrative Agent's, Canadian Agent's and/or UK Agent's, as applicable, option, disclaim any and all warranties regarding the Collateral in connection with any such sale. Each Borrower agrees that 10 days' written notice to Borrower Representative of any public or private sale or other disposition of Collateral shall be reasonable notice thereof, and such sale shall be at such locations as Administrative Agent, Canadian Agent and/or UK Agent may designate in said notice. Administrative Agent, Canadian Agent and/or UK Agent, as applicable, shall have the right to conduct such sales on Borrowers' or any of their Subsidiaries' premises, without charge therefor, and such sales may be adjourned from time to time in accordance with applicable law. Administrative Agent, Canadian Agent and/or UK Agent shall have the right to sell, lease or otherwise dispose of the Collateral, or any part thereof, for cash, credit or any combination thereof, and Administrative Agent, on behalf of itself, Canadian Agent, UK Agent, Bank and Lenders, and Canadian Agent, on behalf of itself, Canadian Lender, Canadian Participating Lenders, UK Agent, UK Lender and UK Participating Lenders, and UK Agent, on behalf of itself, UK Lender, UK Participating Lenders, Canadian Agent, Canadian Lender and Canadian Participating Lenders, may purchase all or any part of the Collateral at public or, if permitted by law, private sale and, in lieu of actual payment of such purchase price, may set off the amount of such price against the Obligations. The proceeds realized from the sale of any Collateral may be applied, after allowing one (1) Business Day for collection, first to the costs, expenses and legal fees incurred by Administrative Agent, Canadian Agent and/or UK Agent, as applicable, in collecting the Obligations, in enforcing the rights of Administrative Agent, Canadian Agent, UK Agent, Bank and Lenders under the Loan Documents and in collecting, retaking, completing, protecting, removing, storing, advertising for sale, selling and delivering any Collateral, second to the interest due upon any of the Obligations; and third, to the principal of the Obligations. If any deficiency shall arise with respect to the Domestic Obligations, Domestic Borrower and each Guarantor of the Domestic Obligations shall remain jointly and severally liable to Agents, Bank and Lenders therefor. If any deficiency shall arise with respect to the Canadian Obligations each Guarantor of the Canadian Obligations shall remain jointly and severally liable, and Canadian Borrower shall remain liable, to Canadian Agent, Canadian Lender, Canadian Participating Lenders, UK Agent, UK Lender and UK Participating Lenders therefor. If any deficiency shall arise with respect to the UK Obligations each Guarantor of the UK Obligations shall remain jointly and severally liable, and UK Borrowers shall remain jointly and severally liable, to UK Agent, UK Lender, UK Participating Lenders, Canadian Agent, Canadian Lender and Canadian Participating Lenders therefor.

               10.3.4 Administrative Agent, with respect to the Domestic Collateral, Canadian Agent, with respect to the Canadian Collateral, and UK Agent, with respect to the UK Collateral, is hereby granted a license or other right to use, without charge, Borrowers' and each of their Subsidiary's labels, patents, copyrights, licenses, rights of use of any name, trade secrets, tradenames, trademarks and advertising matter, or any Property of a similar nature, as it pertains to the applicable Collateral, in completing, advertising for sale and selling any applicable Collateral and Borrowers' and each of their Subsidiary's rights under all licenses and all franchise agreements shall inure to Administrative Agent's, Canadian Agent's and UK Agent's, as applicable, benefit.

               10.3.5 Administrative Agent may, at its option, require Domestic Borrower to deposit with Administrative Agent funds equal to one hundred and five percent (105%) of the Domestic LC Amount and, if Domestic Borrower fails to promptly make such deposit, Administrative Agent may advance such amount as a Domestic Revolving Credit Loan (provided that such Domestic Revolving Credit Loan and the Domestic LC Amount shall only be counted once in determining Domestic Availability). Each such Domestic Revolving Credit Loan shall be secured by all of the Domestic Collateral and shall bear interest and be payable at the same rate and in the same manner as the Domestic Base Rate Loans. Any such deposit or advance shall be held by Administrative Agent as a reserve to fund future payments on such Domestic LC Guaranties and future drawings against such Domestic Letters of Credit and fees payable in connection with such Domestic Letters of Credit. At such time as all Domestic LC Guaranties have been paid or terminated and all Domestic Letters of Credit have been drawn upon or expired, any amounts remaining in such reserve shall be applied against any outstanding Domestic Obligations, or, if all Domestic Obligations have been indefeasibly paid in full, returned to Domestic Borrower.

               10.3.6 UK Agent may, at its option, require UK Borrowers to deposit with UK Agent funds equal to one hundred and five percent (105%) of the UK LC Amount and, if UK Borrowers fail to promptly make such deposit, UK Agent may advance such amount as a UK Revolving Credit Loan (provided that such UK Revolving Credit Loan and the UK LC Amount shall only be counted once in determining UK Availability). Each such UK Revolving Credit Loan shall be secured by all of the UK Collateral and shall bear interest and be payable at the same rate and in the same manner as the UK Base Rate Loans. Any such deposit or advance shall be held by UK Agent as a reserve to fund future payments on such UK LC Guaranties and future drawings against such UK Letters of Credit and fees payable in connection with such UK Letters of Credit. At such time as all UK LC Guaranties have been paid or terminated and all UK Letters of Credit have been drawn upon or expired, any amounts remaining in such reserve shall be applied against any outstanding UK Obligations, or, if all UK Obligations have been indefeasibly paid in full, returned to UK Borrowers.

               10.4 Set Off and Sharing of Payments.

               10.4.1 In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, during the continuance of any Event of Default, each Domestic Lender is hereby authorized by Domestic Borrower at any time or from time to time, with prior written consent of Administrative Agent and with reasonably prompt subsequent notice to Borrower Representative (any prior or contemporaneous notice to Borrowers being hereby expressly waived) to set off and to appropriate and to apply any and all
(a) balances held by such Domestic Lender at any of its offices for the account of Domestic Borrower or any of its Subsidiaries (other than Canadian Borrower and UK Borrowers)(regardless of whether such balances are then due to such Borrower or its Subsidiaries), and (b) other property at any time held or owing by such Domestic Lender to or for the credit or for the account of Domestic Borrower or any of its Subsidiaries (other than Canadian Borrower and UK Borrowers), against and on account of any of the Domestic Obligations. Any Domestic Lender exercising a right to set off shall, to the extent the amount of any such set off exceeds its pro rata share of the amount set off, purchase for cash (and the other Domestic Lenders shall sell) interests in each such other Domestic Lender's pro rata share of the Domestic Obligations as would be necessary to cause such Domestic Lender to share such excess with each other Domestic Lender in accordance with their respective pro rata shares. Domestic Borrower agrees, to the fullest extent permitted by law, that any

Domestic Lender may exercise its right to set off with respect to amounts in excess of its pro rata share of the Domestic Obligations and upon doing so shall deliver such excess to Administrative Agent for the benefit of all Domestic Lenders, in accordance with the Domestic Revolving Loan Percentages and the outstanding principal amount of the Domestic Term Loan, as applicable, to be applied to the Domestic Obligations in the manner set forth in the second sentence of Section 3.3.1 with respect to the application of proceeds of Domestic Collateral.

               10.4.2 In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, during the continuance of any Event of Default, Canadian Lender and each Canadian Participating Lender is hereby authorized by Canadian Borrower at any time or from time to time, with prior written consent of Canadian Agent and with reasonably prompt subsequent notice to Borrower Representative (any prior or contemporaneous notice to Borrowers being hereby expressly waived) to set off and to appropriate and to apply any and all (a) balances held by Canadian Lender or such Canadian Participating Lender at any of its offices for the account of Canadian Borrower (regardless of whether such balances are then due to Canadian Borrower), and (b) other property at any time held or owing by Canadian Lender or such Canadian Participating Lender to or for the credit or for the account of Canadian Borrower, against and on account of any of the Canadian Obligations. Canadian Lender, or any Canadian Participating Lender, exercising a right to set off shall, to the extent the amount of any such set off exceeds its Canadian Percentage of the amount set off, purchase for cash (and Canadian Lender and the Canadian Participating Lenders shall sell) interests in each such Lender's Canadian Percentage of the Canadian Obligations as would be necessary to cause Canadian Lender or such Canadian Participating Lender, as applicable, to share such excess with Canadian Lender and each Canadian Participating Lender in accordance with their respective Canadian Percentages of the Canadian Obligations. Canadian Borrower agrees, to the fullest extent permitted by law, that Canadian Lender and any Canadian Participating Lender may exercise its right to set off with respect to amounts in excess of its Canadian Percentage of the Canadian Obligations and upon doing so shall deliver such excess to Canadian Agent for the benefit of Canadian Lender and all Canadian Participating Lenders, in accordance with the Canadian Percentages, to be applied to the Canadian Obligations in the manner set forth in the second sentence of Section 3.3.1 with respect to the application of proceeds of Canadian Collateral.

               10.4.3 In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, during the continuance of any Event of Default, UK Lender and each UK Participating Lender is hereby authorized by UK Borrowers at any time or from time to time, with prior written consent of UK Agent and with reasonably prompt subsequent notice to Borrower Representative (any prior or contemporaneous notice to Borrowers being hereby expressly waived) to set off and to appropriate and to apply any and all (a) balances held by UK Lender or such UK Participating Lender at any of its offices for the account of UK Borrowers (regardless of whether such balances are then due to UK Borrowers), and (b) other property at any time held or owing by UK Lender or such UK Participating Lender to or for the credit or for the account of UK Borrowers, against and on account of any of the UK Obligations. UK Lender, or any UK Participating Lender, exercising a right to set off shall, to the extent the amount of any such set off exceeds its UK Percentage of the amount set off, purchase for cash (and UK Lender and the UK Participating Lenders shall sell) interests in each such Lender's UK Percentage of the UK Obligations as would be necessary to cause UK Lender or such UK Participating Lender, as applicable, to share such excess with UK Lender and each UK Participating Lender in accordance with their respective UK Percentages. Each UK Borrower agrees, to the fullest extent permitted by law, that UK Lender and any UK Participating Lender may exercise its right to set off with respect to amounts in excess of its UK Percentage of the UK Obligations and upon doing so shall deliver such excess to UK Agent for the benefit of UK Lender and all UK Participating Lenders, in accordance with the UK Percentages, to be applied to the UK Obligations in the manner set forth in the second sentence of Section 3.3.1 with respect to the application of proceeds of UK Collateral.

               10.5   Remedies Cumulative; No Waiver.

               All covenants, conditions, provisions, warranties, guaranties, indemnities, and other undertakings of Borrowers contained in this Agreement and the other Loan Documents, or in any document referred to herein or contained in any agreement supplementary hereto or in any schedule or in any Guaranty Agreement given to Administrative Agent, Canadian Agent, UK Agent, Bank or any Lender or contained in any other agreement between Bank, any Lender and any Borrower or between Administrative Agent, Canadian Agent, UK Agent and any Borrower heretofore, concurrently, or hereafter entered into, shall be deemed cumulative to and not in derogation or substitution of any of the terms, covenants, conditions, or agreements of Borrowers herein contained. The failure or delay of Administrative Agent, Canadian Agent, UK Agent, Bank or any Lender to require strict performance by Borrowers of any provision of this Agreement or to exercise or enforce any rights, Liens, powers, or remedies hereunder or under any of the aforesaid agreements or other documents or security or Collateral shall not operate as a waiver of such performance, Liens, rights, powers and remedies, but all such requirements, Liens, rights, powers, and remedies shall continue in full force and effect until all Loans and other Obligations owing or to become owing from Borrowers to Administrative Agent, Canadian Agent, UK Agent, Bank and each Lender have been fully satisfied. None of the undertakings, agreements, warranties, covenants and representations of Borrowers and their Subsidiaries contained in this Agreement or any of the other Loan Documents and no Default or Event of Default by Borrowers or any of their Subsidiaries under this Agreement or any other Loan Document shall be deemed to have been suspended or waived by Lenders or Bank, unless such suspension or waiver is by an instrument in writing specifying such suspension or waiver and is signed by a duly authorized representative of Administrative Agent, Canadian Agent, UK Agent or Bank, as applicable, and directed to Borrowers.

SECTION 11. THE ADMINISTRATIVE AGENT, THE CANADIAN AGENT AND THE UK AGENT

          11.1 Authorization and Action.

               11.1.1 Each Lender hereby appoints and authorizes Administrative Agent, Canadian Agent and UK Agent to take such action on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated to Administrative Agent, Canadian Agent and UK Agent, as applicable, by the terms hereof and thereof, together with such powers as are reasonably incidental thereto. Each Lender hereby acknowledges that neither Administrative Agent, Canadian Agent nor UK Agent has by reason of this Agreement assumed a fiduciary relationship in respect of any Lender. In performing its functions and duties under this Agreement, Administrative Agent, Canadian Agent and UK Agent shall act solely as agent of Lenders and shall not assume, or be deemed to have assumed, any obligation toward, or relationship of agency or trust with or for, any Borrower or any of its Subsidiaries. As to any matters not expressly provided for by this Agreement and the other Loan Documents (including without limitation enforcement and collection of the Notes), Administrative Agent, Canadian Agent and UK Agent may, but shall not be required to, exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Majority Lenders, whenever such instruction shall be requested by Administrative Agent, Canadian Agent or UK Agent or required hereunder, or a greater or lesser number of Lenders if so required hereunder, and such instructions shall be binding upon all Lenders; provided, that Administrative Agent, Canadian Agent and UK Agent shall be fully justified in failing or refusing to take any action which exposes Administrative Agent, Canadian Agent and/or UK Agent to any liability or which is contrary to this Agreement, the other Loan Documents or applicable law, unless Administrative Agent, Canadian Agent and/or UK Agent is indemnified to its satisfaction by the other Lenders against any and all liability and expense which it may incur by reason of taking or continuing to take any such action. If Administrative Agent, Canadian Agent and/or UK Agent seeks the consent or approval of the Majority Lenders (or a greater or lesser number of Lenders as required in this Agreement), with respect to any action hereunder, Administrative Agent, Canadian Agent and/or UK Agent shall send notice thereof to each Lender and shall notify each Lender at any time that the Majority Lenders (or such greater or lesser number of Lenders) have instructed Administrative Agent, Canadian Agent and/or UK Agent to act or refrain from acting pursuant hereto.

               11.1.2 Each Lender hereby authorizes Administrative Agent to delegate to Canadian Agent and UK Agent any and all of its obligations under this Agreement and the other Loan Documents with respect to all actions required to be taken in Canada and the United Kingdom, respectively, of any kind whatsoever. Canadian Agent and UK Agent, when acting pursuant to the authority granted hereunder, shall have all the protections, indemnities, rights and powers granted to Administrative Agent under this Agreement and any other Loan Document.

          11.2 Administrative Agent's, Canadian Agent's and UK Agent's Reliance, Etc.

          Neither Administrative Agent, Canadian Agent, UK Agent, any Affiliate of Administrative Agent, Canadian Agent or UK Agent, nor any of their respective directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement or the other Loan Documents, except for its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, Administrative Agent, Canadian Agent and UK Agent: (a) may treat each Lender party hereto as the holder of Obligations until Administrative Agent receives written notice of the assignment or transfer of such Lender's portion of the Obligations signed by such Lender and in form reasonably satisfactory to Administrative Agent; (b) may consult with legal counsel, independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts, (c) makes no warranties or representations to any Lender and shall not be responsible to any Lender for any recitals, statements, warranties or representations made in or in connection with this Agreement or any other Loan Documents; (d) shall not have any duty beyond Administrative Agent's, Canadian Agent's or UK Agent's customary practices in respect of loans in which Administrative Agent, Canadian Agent or UK Agent is the only lender, to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or the other Loan Documents on the part of any Borrower or any of their Subsidiaries, to inspect the property (including the books and records) of any Borrower or any of their Subsidiaries, to monitor the financial condition of any Borrower or any of their Subsidiaries or to ascertain the existence or possible existence or continuation of any Default or Event of Default; (e) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto; (f) shall not be liable to any Lender for any action taken, or inaction, by Administrative Agent, Canadian Agent or UK Agent upon the instructions of Majority Lenders pursuant to Section 11.1 hereof or refraining to take any action pending such instructions; (g) shall not be liable for any apportionment or distributions of payments made by it in good faith pursuant to Section 3 hereof; (h) shall incur no liability under or in respect of this Agreement or the other Loan Documents by acting upon any notice, consent, certificate, message or other instrument or writing (which may be by telephone, facsimile, telegram, cable or telex) believed in good faith by it to be genuine and signed or sent by the proper party or parties; and (i) may assume that no Event of Default has occurred and is continuing, unless Administrative Agent, Canadian Agent or UK Agent, as applicable, has actual knowledge of the Event of Default, has received notice from Borrowers or Borrowers' independent certified public accountants stating the nature of the Event of Default, or has received notice from a Lender stating the nature of the Event of Default and that such Lender considers the Event of Default to have occurred and to be continuing. In the event any apportionment or distribution described in clause (g) above is determined to have been made in error, the sole recourse of any Person to whom payment was due but not made shall be to recover from the recipients of such payments any payment in excess of the amount to which they are determined to have been entitled.

          11.3  Fleet, Fleet Canada, Fleet UK and Affiliates.

          With respect to its commitment hereunder to make Loans, Fleet, Fleet Canada and Fleet UK shall have the same rights and powers under this Agreement and the other Loan Documents as any other Lender and may exercise the same as though it were not Administrative Agent, Canadian Agent and UK Agent, respectively; and the terms "Lender," "Lenders" or "Majority Lenders" shall, unless otherwise expressly indicated, include Fleet, Fleet Canada and Fleet UK in its individual capacity as a Lender. Fleet, Fleet Canada, Fleet UK and its Affiliates may lend money to, and generally engage in any kind of business with, Borrowers, Borrowers' Subsidiaries, and any Person who may do business with or own Securities of Borrowers all as if Fleet, Fleet Canada and Fleet UK were not Administrative Agent, Canadian Agent and UK Agent, respectively, and without any duty to account therefor to any other Lender.

          11.4  Lender Credit Decision.

          Each Lender acknowledges that it has, independently and without reliance upon Administrative Agent, Canadian Agent or UK Agent or any other Lender and based on the financial statements referred to herein and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon Administrative Agent, Canadian Agent or UK Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement. Neither Administrative Agent, Canadian Agent nor UK Agent shall have any duty or responsibility, either initially or on an ongoing basis, to provide any Lender with any credit or other similar information regarding Borrowers or any of their Subsidiaries.

          11.5  Indemnification.

          Lenders agree to indemnify Administrative Agent, Canadian Agent and UK Agent (to the extent not reimbursed by Borrowers), in accordance with their respective Aggregate Percentages, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against Administrative Agent, Canadian Agent and/or UK Agent in any way relating to or arising out of this Agreement or any other Loan Document or any action taken or omitted by Administrative Agent, Canadian Agent and/or UK Agent under this Agreement; provided that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from Administrative Agent's, Canadian Agent's or UK Agent's gross negligence or willful misconduct. Without limitation of the foregoing, each Lender agrees to reimburse Administrative Agent, Canadian Agent and UK Agent promptly upon demand for its ratable share, as set forth above, of any out-of-pocket expenses (including legal fees) and allocated costs of audits and appraisals incurred by Administrative Agent, Canadian Agent and/or UK Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiation, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement and each other Loan Document, to the extent that Administrative Agent, Canadian Agent and/or UK Agent is not reimbursed for such expenses by Borrowers. The obligations of Lenders under this Section 11.5 shall survive the payment in full of all Obligations and the termination of this Agreement. If after payment and distribution of any amount by Administrative Agent, Canadian Agent and/or UK Agent to Lenders, any Lender or any other Person, including any Borrower, any Subsidiary of any Borrower, any creditor of any Borrower or any of its Subsidiaries, a liquidator, administrator or trustee in bankruptcy, recovers from Administrative Agent, Canadian Agent and/or UK Agent any amount found to have been wrongfully paid to Administrative Agent, Canadian Agent and/or UK Agent or disbursed by Administrative Agent, Canadian Agent and/or UK Agent to Lenders, then Lenders, in accordance with their respective Aggregate Percentages, shall reimburse Administrative Agent, Canadian Agent and/or UK Agent for all such amounts.

          11.6 Rights and Remedies to be Exercised by Administrative Agent, Canadian Agent and UK Agent Only.

          Each Lender agrees that, except as set forth in Section 10.4, no Lender shall have any right individually (a) to realize upon the security created by this Agreement or any other Loan Document, (b) to enforce any provision of this Agreement or any other Loan Document, or (c) to make demand under this Agreement or any other Loan Document.

          11.7 Agency Provisions Relating to Collateral.

          Each Lender authorizes and ratifies Administrative Agent's, Canadian Agent's and UK Agent's entry into this Agreement and the Security Documents for the benefit of Lenders. Each Lender agrees that any action taken by Administrative Agent, Canadian Agent and/or UK Agent with respect to the Collateral in accordance with the provisions of this Agreement or the Security Documents, and the exercise by Administrative Agent, Canadian Agent and/or UK Agent of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all Lenders. Administrative Agent, Canadian Agent and/or UK Agent, as the case may be, are hereby authorized on behalf of all Lenders, without the necessity of any notice to or further consent from any Lender, from time to time prior to an Event of Default, to take any action with respect to any Collateral or the Loan Documents which may be necessary to perfect and maintain perfected Administrative Agent's Liens upon the Domestic Collateral, for its and Canadian Agent's, UK Agent's, Bank's and the Lenders' benefit, and Canadian Agent's Liens upon the Canadian Collateral, for its, Canadian Lender's, Canadian Participating Lenders', UK Agent's, UK Lender's and UK Participating Lenders' benefit, and UK Agent's Liens upon the UK Collateral, for its, UK Lender's, UK Participating Lenders', Canadian Agent's, Canadian Lender's and Canadian Participating Lenders' benefit. Lenders hereby irrevocably authorize Administrative Agent, Canadian Agent and UK Agent, as the case may be, at its option and in its discretion, to release any Lien granted to or held by Administrative Agent, Canadian Agent or UK Agent upon any Collateral (a) upon termination of this Agreement and payment and satisfaction of all Obligations; or (b) constituting property being sold or disposed of if the Borrower Representative certifies to Administrative Agent, Canadian Agent and UK Agent, as the case may be, that the sale or disposition is made in compliance with Section 8.2.10 hereof (and Administrative Agent, Canadian Agent and UK Agent may rely conclusively on any such certificate, without further inquiry); or (c) constituting property in which the applicable Borrower or Subsidiary of a Borrower owned no interest at the time the Lien was granted or at any time thereafter; or (d) in connection with any foreclosure sale or other disposition of Collateral after the occurrence and during the continuation of an Event of Default or (e) if approved, authorized or ratified in writing by Administrative Agent at the direction of all Lenders in the case of Domestic Collateral, and by Canadian Agent at the direction of Canadian Lender, Canadian Participating Lenders, UK Lender and UK Participating Lenders in the case of Canadian Collateral, and by UK Agent at the direction of UK Lender, UK Participating Lenders, Canadian Lender and Canadian Participating Lenders in the case of UK Collateral. Upon request by Administrative Agent, Canadian Agent or UK Agent, as the case may be, at any time, Lenders will confirm in writing Administrative Agent's, Canadian Agent's or UK Agent's, as the case may be, authority to release particular types or items of Collateral pursuant hereto. Neither Administrative Agent, Canadian Agent nor UK Agent shall have any obligation whatsoever to any Lender or to any other Person to assure that the Collateral exists or is owned by the applicable Borrowers or Subsidiaries of Borrowers or is cared for, protected or insured or has been encumbered or that the Liens granted to Administrative Agent, Canadian Agent or UK Agent, as the case may be, herein or pursuant to the Security Documents have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of its rights, authorities and powers granted or available to Administrative Agent, Canadian Agent or UK Agent, as the case may be, in this Section 11.7 or in any of the Loan Documents, it being understood and agreed that in respect of the Collateral, or any act, omission or event related thereto, Administrative Agent, Canadian Agent or UK Agent, as the case may be, may act in any manner it may deem appropriate, in its sole discretion, but consistent with the provisions of this Agreement, including given Administrative Agent's, Canadian Agent's or UK Agent's own interest in the Collateral as a Lender and that neither Administrative Agent, Canadian Agent nor UK Agent shall have any duty or liability whatsoever to any Lender.

          11.8 Administrative Agent's, Canadian Agent's and UK Agent's Right to Purchase Commitments.

          Administrative Agent, Canadian Agent and UK Agent shall have the right, but shall not be obligated, at any time upon written notice to any Lender and with the consent of such Lender, which may be granted or withheld in such Lender's sole discretion, to purchase for Administrative Agent's, Canadian Agent's or UK Agent's, as the case may be, own account all of such Lender's interests in this Agreement, the other Loan Documents and the Obligations, for the face amount of the outstanding Obligations owed to such Lender, including without limitation all accrued and unpaid interest and fees.

          11.9 Right of Sale, Assignment, Participations.

          Each Borrower hereby consents to any Lender's participation, sale, assignment, transfer or other disposition, at any time or times hereafter, of this Agreement and any of the other Loan Documents, or of any portion hereof or thereof, including, without limitation, such Lender's rights, title, interests, remedies, powers, and duties hereunder or thereunder subject to the terms and conditions set forth below:

               11.9.1 Sales, Assignments. Each Lender hereby agrees that, with respect to any sale or assignment (other than pursuant to Section 3.2.6 or 3.2.7) (a) no such sale or assignment shall be for an amount of less than $5,000,000 (or the aggregate principal amount of Loans owing to such Lender, if less), (b) each such sale or assignment shall be made on terms and conditions which are customary in the industry at the time of the transaction, (c) Administrative Agent and, in the absence of a Default or Event of Default, Borrowers, must consent, such consent not to be unreasonably withheld, to each such assignment to a Person that is not an original signatory to this Agreement, and (d) the assignee Lender shall pay to the Administrative Agent a processing and recordation fee of $3,500 and any out-of-pocket legal fees and expenses incurred by the Administrative Agent in connection with any such sale or assignment. After such sale or assignment has been consummated (i) the assignee Lender thereupon shall become a "Lender" for all purposes of this Agreement and (ii) the assigning Lender shall have no further liability for funding Loans under this Agreement to the extent such liability was assumed by such other Lender.

               11.9.2 Participations. Any Lender may grant participations in its extensions of credit hereunder to any other Lender or other lending institution (a "Participant"), provided that (a) no such participation shall be for an amount of less than $5,000,000 (or the aggregate principal amount of Loans owing to such Lender, if less), (b) no Participant shall thereby acquire any direct rights under this Agreement, (c) no Participant shall be granted any right to consent to any amendment, except to the extent any of the same pertain to (i) reducing the aggregate principal amount of, or interest rate on, or fees applicable to, any Loan in which such Participant has an interest, or (ii) extending the final stated maturity of any Loan in which such Participant has an interest or the stated maturity of any portion of any payment of principal of, or interest or fees applicable to, any of the Loans; provided, that the rights described in this subclause (ii) shall not be deemed to include the right to consent to any amendment with respect to or which has the effect of requiring any mandatory prepayment of any portion of any Loan or any amendment or waiver of any Default or Event of Default, (d) no sale of a participation in extensions of credit shall in any manner relieve the originating Lender of its obligations hereunder, (e) the originating Lender shall remain solely responsible for the performance of such obligations, (f) Borrowers and the Administrative Agent shall continue to deal solely and directly with the originating Lender in connection with the originating Lender's rights and obligations under this Agreement and the other Loan Documents, (g) in no event shall any financial institution purchasing the participation grant a participation in its participation interest in the Loans without the prior written consent of Administrative Agent, and, in the absence of a Default or an Event of Default, Borrowers, which consents shall not unreasonably be withheld and (h) all amounts payable by Borrowers hereunder shall be determined as if the originating Lender had not sold any such participation. For greater certainty, the provisions of this Section 11.9.2 do not apply to the Canadian Participating Lenders or UK Participating Lenders in their capacities as such.

               11.9.3 Certain Agreements of Borrowers. Each Borrower agrees that
(a) it will use its reasonable efforts to assist and cooperate with each Lender in any manner reasonably requested by such Lender to effect the sale of participations in or assignments of any of the Loan Documents or any portion thereof or interest therein, including, without limitation, assisting in the preparation of appropriate disclosure documents and making members of management available at reasonable times to meet with and answer questions of potential assignees and Participants; and (b) subject to the provisions of Section 12.14 hereof, such Lender may disclose credit information regarding such Borrower and its Subsidiaries to any potential Participant or assignee.

          11.10 Amendment.

          No amendment or waiver of any provision of this Agreement or any other Loan Document (including without limitation any Note), nor consent to any departure by Borrowers or any of their Subsidiaries therefrom, shall in any event be effective unless the same shall be in writing and signed by the Majority Lenders and Borrower Representative and/or such Subsidiaries of Borrowers, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, that no amendment, waiver or consent shall be effective, unless (a) in writing and signed by each Lender, to do any of the following: (i) increase or decrease the aggregate Domestic Revolving Credit Commitments, the Canadian Revolving Credit Sub-Limit, the UK Revolving Credit Sub-Limit, the amount which may be borrowed as the CCEL Term Loan or the CLU Term Loan, or any Lender's Domestic Revolving Credit Commitment, or its Canadian Percentage, or its UK Percentage, (ii) reduce the principal of, or interest on, any amount payable hereunder or under any Note, other than those payable only to Fleet in its capacity as Administrative Agent, which may be reduced by Fleet unilaterally, and other than those payable only to Fleet Canada in its capacity as Canadian Agent, which may be reduced by Fleet Canada unilaterally, and other than those payable only to Fleet UK in its capacity as UK Agent, which may be reduced by Fleet UK unilaterally, (iii) postpone any date fixed for any payment of principal of, or interest on, any amounts payable hereunder or under any Note, other than those payable only to Fleet in its capacity as Administrative Agent, which may be postponed by Fleet unilaterally and other than those payable only to Fleet Canada in its capacity as Canadian Agent, which may be postponed by Fleet Canada unilaterally, and other than those payable only to Fleet UK in its capacity as UK Agent, which may be postponed by Fleet UK unilaterally, (iv) reduce the number of Lenders that shall be required for Lenders or any of them to take any action hereunder, (v) release or discharge any Person liable for the performance of any obligations of Borrowers hereunder or under any of the Loan Documents, (vi) amend any provision of this Agreement that requires the consent of all Lenders or consent to or waive any breach thereof, (vii) amend the definition of the term "Majority Lenders", (viii) amend this Section 11.10 or (ix) release any substantial portion of the Collateral, unless otherwise permitted pursuant to Section 11.7 hereof or the other terms of this Agreement; or (b) in writing and signed by Administrative Agent, Canadian Agent or UK Agent, as the case may be, in addition to the Lenders required above to take such action, to affect the rights or duties of Administrative

Agent, Canadian Agent or UK Agent, as the case may be, under this Agreement, any Note or any other Loan Document.

          11.11 Resignation of Administrative Agent, Canadian Agent or UK Agent; Appointment of Successor.

          The Administrative Agent, Canadian Agent or UK Agent may resign as Administrative Agent, Canadian Agent or UK Agent, as the case may be, by giving not less than thirty (30) days' prior written notice to the Lenders and Borrower Representative. If the Administrative Agent, Canadian Agent or UK Agent shall resign under this Agreement, then, (a) subject to the consent of Borrower Representative (which consent shall not be unreasonably withheld and which consent shall not be required during any period in which a Default or an Event of Default exists), the Majority Lenders shall appoint from among the Lenders a successor Administrative Agent, Canadian Agent or UK Agent for the Lenders or
(b) if a successor Administrative Agent, Canadian Agent or UK Agent shall not be so appointed and approved within the thirty (30) day period following the Administrative Agent's, Canadian Agent's or UK Agent's notice to the Lenders and Borrower Representative of its resignation, then the Administrative Agent, Canadian Agent or UK Agent, as the case may be, shall appoint a successor Administrative Agent, Canadian Agent or UK Agent, as the case may be, who shall serve as Administrative Agent, Canadian Agent or UK Agent, as the case may be, until such time as the Majority Lenders appoint a successor Administrative Agent, Canadian Agent or UK Agent, as the case may be, subject to Borrower Representative's consent as set forth above. Upon its appointment, such successor Administrative Agent, Canadian Agent or UK Agent, as the case may be, shall succeed to the rights, powers and duties of the Administrative Agent, Canadian Agent or UK Agent, as the case may be, and the term "Administrative Agent", "Canadian Agent" or "UK Agent", as the case may be, shall mean such successor effective upon its appointment, and the former Administrative Agent's, Canadian Agent's or UK Agent's rights, powers and duties as Administrative Agent, Canadian Agent or UK Agent, as the case may be, shall be terminated without any other or further act or deed on the part of such former Administrative Agent, Canadian Agent or UK Agent, as the case may be, or any of the parties to this Agreement. After the resignation of any Administrative Agent, Canadian Agent or UK Agent hereunder, the provisions of this Section 11 shall inure to the benefit of such former Administrative Agent, Canadian Agent or UK Agent, as the case may be, and such former Administrative Agent, Canadian Agent or UK Agent, as the case may be, shall not by reason of such resignation be deemed to be released from liability for any actions taken or not taken by it while it was an Administrative Agent, Canadian Agent or UK Agent, as the case may be, under this Agreement. Notwithstanding the foregoing, without the consent of Lenders or the Borrowers, an Affiliate of Fleet Canada or Fleet may be appointed by Fleet Canada to replace Fleet Canada as

Canadian Agent hereunder; provided, that, such replacement Canadian Agent shall provide prior notice to Borrowers of such replacement.


                            SECTION 12. MISCELLANEOUS

          12.1 Power of Attorney.

          Domestic Borrower hereby irrevocably designates, makes, constitutes and appoints Administrative Agent (and all Persons designated by Administrative Agent) as Domestic Borrower's true and lawful attorney (and agent-in-fact), solely with respect to the matters set forth in this Section 12.1, and Administrative Agent, or Administrative Agent's agent, may, without notice to Domestic Borrower and in Domestic Borrower's or Administrative Agent's name, but at the cost and expense of Domestic Borrower, do the following, and Canadian Borrower hereby irrevocably designates, makes, constitutes and appoints Canadian Agent (and all Persons designated by Canadian Agent) as Canadian Borrower's true and lawful attorney (and agent-in-fact), solely with respect to the matters set forth in this Section 12.1, and Canadian Agent, or Canadian Agent's agent, may, without notice to Canadian Borrower and in Canadian Borrower's or Canadian Agent's name, but at the cost and expense of Canadian Borrower, do the following, and each UK Borrower hereby irrevocably designates, makes, constitutes and appoints UK Agent (and all Persons designated by UK Agent) as such UK Borrower's true and lawful attorney (and agent-in-fact), solely with respect to the matters set forth in this Section 12.1, and UK Agent may, or UK Agent's agent, may, without notice to UK Borrowers and in either UK Borrower's or UK Agent's name, but at the cost and expense of UK Borrowers, do the following:

               12.1.1 At such time or times as Administrative Agent, Canadian Agent or UK Agent, as the case may be, or said agent, in its sole discretion, may determine, endorse such Borrower's name on any checks, notes, acceptances, drafts, money orders or any other evidence of payment or proceeds of the Collateral which come into the possession of Administrative Agent, Canadian Agent or UK Agent, as the case may be, or under Administrative Agent's, Canadian Agent's or UK Agent's, as the case may be, control.

               12.1.2 At such time or times upon or after the occurrence and during the continuance of an Event of Default (provided that the occurrence of an Event of Default shall not be required with respect to clauses (d) and (f) below), as Administrative Agent, Canadian Agent or UK Agent, as the case may be, or its agent in its sole discretion may determine: (a) demand payment of the Accounts from the Account Debtors, enforce payment of the Accounts by legal proceedings or otherwise, and generally exercise all of such Borrower's rights and remedies with respect to the collection of the Accounts; (b) settle, adjust, compromise, discharge or release any of the Accounts or other Collateral or any legal proceedings brought to collect any of the Accounts or other Collateral; (c) sell or assign any of the Accounts and other Collateral upon such terms, for such amounts and at such time or times as Administrative Agent, Canadian Agent or UK Agent, as the case may be, deems advisable; (d) take control, in any manner, of any item of payment or proceeds relating to any Collateral; (e) prepare, file and sign such Borrower's name to a proof of claim in bankruptcy or similar document against any Account Debtor or to any notice of lien, assignment or satisfaction of lien or similar document in connection with any of the Collateral; (f) receive, open and dispose of all mail addressed to such Borrower; (g) notify postal authorities to change the address for delivery thereof to such address as Administrative Agent, Canadian Agent or UK Agent, as applicable, may designate; (h) endorse the name of such Borrower upon any of the items of payment or proceeds relating to any Collateral and deposit the same to the account of Administrative Agent, Canadian Agent or UK Agent, as the case may be, on account of the Obligations; (i) endorse the name of such Borrower upon any chattel paper, document, instrument, invoice, freight bill, bill of lading or similar document or agreement relating to the Accounts, Inventory and any other Collateral; (j) use such Borrower's stationery and sign the name of such Borrower to verifications of the Accounts and notices thereof to Account Debtors; (k) use the information recorded on or contained in any data processing equipment and computer hardware and software relating to the Accounts, Inventory, Equipment and any other Collateral; (l) make and adjust claims under policies of insurance; and (m) do all other acts and things necessary, in Administrative Agent's, Canadian Agent's or UK Agent's, as the case may be, determination, to fulfill such Borrower's obligations under this Agreement.

          The power of attorney granted hereby shall constitute a power coupled with an interest and shall be irrevocable.

          12.2 Indemnity.

          Each Borrower hereby agrees to indemnify Administrative Agent, Canadian Agent, UK Agent, Bank and each Lender (and each of their Affiliates, officers, directors, employees, agents and advisors (each an "Indemnitee")) and hold each Indemnitee harmless from and against any liability, expense, loss, damage, suit, action or proceeding ever suffered or incurred by any Indemnitee (including reasonable legal fees and expenses) as the result of (a) Borrowers' or their Subsidiaries' failure to observe, perform or discharge Borrowers' or their Subsidiaries' duties hereunder or under the other Loan Documents, or (b) any suit, action, proceeding or investigation arising out of or related to the Loan Documents and the transactions contemplated thereby (except any liabilities, expenses, losses, damages, suits, actions or proceedings identified above which (i) are determined by a final, nonappealable judgment by a court of competent jurisdiction to have resulted from the gross negligence or intentional misconduct of any such Indemnitee or (ii) relate to a dispute between any Borrower or its Subsidiaries and any Indemnitee with respect to the Loan Documents and which dispute is determined adversely to such Indemnitee (and is not the subject of any settlement (unless the settlement provides for a similar exclusion from Borrowers' indemnification obligations hereunder)) by a final, nonappealable judgment by a court of competent jurisdiction). In addition, each Borrower shall defend the Indemnitees against and save them harmless from all claims of any Person with respect to the Collateral (except those determined by a final, nonappealable judgment by a court of competent jurisdiction to have resulted from the gross negligence or intentional misconduct of any such Indemnitee). Without limiting the generality of the foregoing, these indemnities shall extend to any claims asserted against any Indemnitee by any Person under any Environmental Laws with respect to the Owned Properties by reason of any Borrower's or any other Person's failure to comply with laws applicable to solid or hazardous waste materials or other toxic substances. Notwithstanding any contrary provision in this Agreement, the obligations of Borrowers under this Section 12.2 shall survive the payment in full of the Obligations and the termination of this Agreement.

          12.3 Sale of Interest.

          No Borrower may sell, assign or transfer any interest in this Agreement, any of the other Loan Documents, or any of the Obligations, or any portion thereof, including, without limitation, such Borrower's rights, title, interests, remedies, powers, and duties hereunder or thereunder.

          12.4 Severability.

          Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

          12.5 Successors and Assigns.

          This Agreement, the Other Agreements and the Security Documents shall be binding upon and inure to the benefit of the successors and assigns of each Borrower, Administrative Agent, Canadian Agent, UK Agent, Bank and each Lender permitted under Section 11.9 or Section 11.11 hereof.

          12.6 Cumulative Effect; Conflict of Terms.

          The provisions of the Other Agreements and the Security Documents are hereby made cumulative with the provisions of this Agreement. Except as otherwise provided in any of the other Loan Documents by specific reference to the applicable provision of this Agreement, if any provision contained in this Agreement is in direct conflict with, or inconsistent with, any provision in any of the other Loan Documents, the provision contained in this Agreement shall govern and control.

          12.7 Execution in Counterparts.

          This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts taken together shall constitute but one and the same instrument.

          12.8 Notices.

          Except as otherwise provided herein, all notices, requests and demands to or upon a party hereto, to be effective, shall be in writing and shall be sent by certified or registered mail, return receipt requested, by personal delivery against receipt, by overnight courier or by facsimile and, unless otherwise expressly provided herein, shall be deemed to have been validly served, given, delivered or received immediately when delivered against receipt, one Business Day after deposit with an overnight courier or, in the case of facsimile notice, when sent, addressed in the case of each Lender to such Lender at such Lender's address set forth on the signature page to this Agreement (or set forth in the applicable assignment agreement by which such Lender became a Lender under this Agreement), and with respect to the following Persons, as follows:

     If to Administrative Agent:         Fleet Capital Corporation
                                         15260 Ventura Boulevard, Suite 400
                                         Sherman Oaks, California 91403
                                         Attention: Portfolio Manager
                                         Facsimile No.: (818) 382-4291

     With a copy to:                     Sheppard, Mullin, Richter & Hampton LLP
                                         333 South Hope Street, 48th Floor
                                         Los Angeles, California 90071
                                         Attention: Anthony R. Callobre
                                         Facsimile No.: (213) 620-1398

     If to Canadian Agent:            Fleet Capital Canada Corporation
                                      300 The East Mall
                                      Suite 120
                                      Toronto, Ontario
                                      M9B 6B7 Canada
                                      Attention: General Manager
                                      Facsimile No.: (416) 236-4572

     With a copy to:                  Fleet Capital Corporation
                                      400 Galleria Parkway
                                      Suite 1950
                                      Atlanta, Georgia 30339
                                      Attention: Account Administration Manager
                                      Facsimile No.: (770) 859-2480

     And with a copy to:              Fleet Capital Corporation
                                      15260 Ventura Boulevard, Suite 400
                                      Sherman Oaks, California 91403
                                      Attention: Portfolio Manager
                                      Facsimile No.: (818) 382-4291

     If to UK Agent:                  Fleet National Bank, London U.K. branch
                                      39 Victoria Street
                                      London
                                      SW1H OED
                                      United Kingdom
                                      Attention: Manager
                                      Facsimile No.: 02072225649

     With a copy to:                  Fleet Capital Corporation
                                      400 Galleria Parkway
                                      Suite 1950
                                      Atlanta, Georgia 30339
                                      Attention: Account Administration Manager
                                      Facsimile No.: (770) 859-2480

     And with a copy to:              Fleet Capital Corporation
                                      15260 Ventura Boulevard, Suite 400
                                      Sherman Oaks, California 91403
                                      Attention: Portfolio Manager
                                      Facsimile No.: (818) 382-4291

     If to Borrowers or Borrower      c/o Channell Commercial Corporation
     Representative:                  26040 Ynez Road

     Representative:                     Temecula, California  92589-9022
                                         Attention: Tom Liguori
                                         Facsimile No.: (909) 296-2333

     With a copy to:                     Irell & Manella LLP
                                         1800 Avenue of the Stars, Suite 900
                                         Los Angeles, California  90067
                                         Attention: Anthony T. Iler
                                         Facsimile No.: (310) 203-7199


or to such other address as each party may designate for itself by notice given in accordance with this Section 12.8; provided, however, that any notice, request or demand to or upon Administrative Agent, Canadian Agent, UK Agent or a Lender pursuant to Section 3.1.1 or 4.2.2 hereof shall not be effective until received by Administrative Agent, Canadian Agent, UK Agent or such Lender.

          12.9 Consent.

          Whenever Administrative Agent's, Canadian Agent's, UK Agent's or Majority Lenders' consent is required to be obtained under this Agreement, any of the Other Agreements or any of the Security Documents as a condition to any action, inaction, condition or event, except as otherwise specifically provided herein, Administrative Agent, Canadian Agent, UK Agent or Majority Lenders, as applicable, shall be authorized to give or withhold such consent in their sole and absolute discretion.

          12.10 Credit Inquiries.

          Subject to the confidentiality provisions of Section 12.14 hereof, each Borrower hereby authorizes and permits Administrative Agent, Canadian Agent, UK Agent and each Lender to respond to usual and customary credit inquiries from third parties concerning such Borrower or any of its Subsidiaries.

          12.11 Time of Essence.

          Time is of the essence of this Agreement, the Other Agreements and the Security Documents.

          12.12 Entire Agreement.

          This Agreement and the other Loan Documents, together with all other instruments, agreements and certificates executed by the parties in connection therewith or with reference thereto, embody the entire understanding and agreement between the parties hereto and thereto with respect to the subject matter hereof and thereof and supersede all prior agreements, understandings and inducements, whether express or implied, oral or written.

          12.13 Interpretation.

          No provision of this Agreement or any of the other Loan Documents shall be construed against or interpreted to the disadvantage of any party hereto by any court or other governmental or judicial authority by reason of such party having or being deemed to have structured or dictated such provision.

          12.14 Confidentiality.

          Administrative Agent, Canadian Agent, UK Agent and each Lender (and each of their officers, directors and employees) shall hold all nonpublic information obtained pursuant to the requirements of this Agreement and the other Loan Documents in confidence in accordance with Administrative Agent's, Canadian Agent's, UK Agent's and such Lender's customary procedures for handling confidential information of this nature and in accordance with safe and sound banking practices, shall use such information solely for the purposes contemplated by this Agreement and in any event may make disclosure reasonably required by a prospective participant or assignee in connection with the contemplated participation or assignment or as required by any governmental authority or representative thereof (provided that, if possible, Administrative Agent shall provide reasonable prior notice of any such disclosure) or as compelled by legal process (provided that, if possible, Administrative Agent shall provide reasonable prior notice of any such disclosure) and shall require any such participant or assignee to agree to comply with this Section 12.14.

          12.15 Judgment.

          If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or under any other Loan Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given. The obligation of each Borrower in respect of any such sum due from it to the Administrative Agent, Canadian Agent, UK Agent or any Lender hereunder or under the other Loan Documents shall, notwithstanding any judgment in a currency (the "Judgment Currency") other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the "Agreement Currency"), be discharged only to the extent that on the Business Day following receipt by the Administrative Agent, Canadian Agent, UK Agent or such Lender of any sum adjudged to be so due in the Judgment Currency, the Administrative Agent, Canadian Agent, UK Agent or such Lender may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to the Administrative Agent, Canadian Agent, UK Agent or such Lender in the Agreement Currency, each Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent, Canadian Agent, UK Agent or such Lender or the Person to whom such obligation was owing against such loss. If the amount of the Agreement Currency so purchased is greater than the sum originally due to the Administrative Agent, Canadian Agent, UK Agent or such Lender in such currency, the Administrative Agent, Canadian Agent, UK Agent or such Lender agrees to return the amount of any excess to the applicable Borrower (or to any other Person who may be entitled thereto under applicable law).

          12.16 GOVERNING LAW; CONSENT TO FORUM.

          THIS AGREEMENT HAS BEEN NEGOTIATED AND DELIVERED IN AND SHALL BE DEEMED TO HAVE BEEN MADE IN LOS ANGELES, CALIFORNIA. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA; PROVIDED, HOWEVER, THAT IF ANY OF THE COLLATERAL SHALL BE LOCATED IN ANY JURISDICTION OTHER THAN CALIFORNIA, THE LAWS OF SUCH JURISDICTION SHALL GOVERN THE METHOD, MANNER AND PROCEDURE FOR FORECLOSURE OF, OR REALIZATION UNDER, ADMINISTRATIVE AGENT'S, CANADIAN AGENT'S OR UK AGENT'S LIEN UPON SUCH COLLATERAL AND THE ENFORCEMENT OF ADMINISTRATIVE AGENT'S, CANADIAN AGENT'S OR UK AGENT'S OTHER REMEDIES IN RESPECT OF SUCH COLLATERAL TO THE EXTENT THAT THE LAWS OF SUCH JURISDICTION ARE DIFFERENT FROM OR INCONSISTENT WITH THE LAWS OF CALIFORNIA. AS PART OF THE CONSIDERATION FOR NEW VALUE RECEIVED, AND REGARDLESS OF ANY PRESENT OR FUTURE DOMICILE OR PRINCIPAL PLACE OF BUSINESS OF ANY BORROWER, ADMINISTRATIVE AGENT, CANADIAN AGENT, UK AGENT OR ANY LENDER, EACH BORROWER HEREBY CONSENTS AND AGREES THAT THE SUPERIOR COURT OF LOS ANGELES COUNTY, CALIFORNIA, OR, AT ADMINISTRATIVE AGENT'S, CANADIAN AGENT'S OR UK AGENT'S OPTION, THE UNITED STATES DISTRICT COURT FOR THE CENTRAL DISTRICT OF CALIFORNIA, SHALL HAVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN ANY BORROWER ON THE ONE HAND AND ADMINISTRATIVE AGENT, CANADIAN AGENT, UK AGENT OR ANY LENDER ON THE OTHER HAND PERTAINING TO THIS AGREEMENT OR TO ANY MATTER ARISING OUT OF OR RELATED TO THIS AGREEMENT; PROVIDED THAT ADMINISTRATIVE AGENT, CANADIAN AGENT, UK AGENT AND/OR ANY LENDER MAY INITIATE LEGAL OR EQUITABLE PROCEEDINGS IN ANY OTHER COURT

WHICH HAS SUBJECT MATTER JURISDICTION OVER THE MATTER IN CONTROVERSY. EACH BORROWER EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND EACH BORROWER HEREBY WAIVES ANY OBJECTION WHICH SUCH BORROWER MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS AND HEREBY CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT. EACH BORROWER HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINT AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO THE BORROWER REPRESENTATIVE AT THE ADDRESS SET FORTH IN THIS AGREEMENT AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF THE BORROWER REPRESENTATIVE'S ACTUAL RECEIPT THEREOF OR 3 DAYS AFTER DEPOSIT IN THE U.S. MAILS, PROPER POSTAGE PREPAID. NOTHING IN THIS AGREEMENT SHALL BE DEEMED OR OPERATE TO AFFECT THE RIGHT OF ADMINISTRATIVE AGENT, CANADIAN AGENT, UK AGENT OR ANY LENDER TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW, OR TO PRECLUDE THE ENFORCEMENT BY ADMINISTRATIVE AGENT, CANADIAN AGENT, UK AGENT OR ANY LENDER OF ANY JUDGMENT OR ORDER OBTAINED IN SUCH FORUM OR THE TAKING OF ANY ACTION UNDER THIS AGREEMENT TO ENFORCE SAME IN ANY OTHER APPROPRIATE FORUM OR JURISDICTION.

          12.17 WAIVERS BY BORROWERS.

          EACH BORROWER WAIVES (a) THE RIGHT TO TRIAL BY JURY (WHICH ADMINISTRATIVE AGENT, CANADIAN AGENT, UK AGENT AND EACH LENDER HEREBY ALSO WAIVES) IN ANY ACTION, SUIT, PROCEEDING OR COUNTERCLAIM OF ANY KIND ARISING OUT OF OR RELATED TO ANY OF THE LOAN DOCUMENTS, THE OBLIGATIONS OR THE COLLATERAL;
(b) PRESENTMENT, DEMAND AND PROTEST AND NOTICE OF PRESENTMENT, PROTEST, DEFAULT, NON PAYMENT, MATURITY, RELEASE, COMPROMISE, SETTLEMENT, EXTENSION OR RENEWAL OF ANY OR ALL COMMERCIAL PAPER, ACCOUNTS, CONTRACT RIGHTS, DOCUMENTS, INSTRUMENTS , CHATTEL PAPER AND GUARANTIES AT ANY TIME HELD BY ADMINISTRATIVE AGENT, CANADIAN AGENT, UK AGENT OR ANY LENDER ON WHICH ANY BORROWER MAY IN ANY WAY BE LIABLE AND HEREBY RATIFIES AND CONFIRMS WHATEVER ADMINISTRATIVE AGENT, CANADIAN AGENT, UK AGENT OR ANY LENDER MAY DO IN THIS REGARD; (c) NOTICE PRIOR TO

ADMINISTRATIVE AGENT'S OR CANADIAN AGENT'S OR UK AGENT'S TAKING POSSESSION OR CONTROL OF THE COLLATERAL OR ANY BOND OR SECURITY WHICH MIGHT BE REQUIRED BY ANY COURT PRIOR TO ALLOWING ADMINISTRATIVE AGENT OR CANADIAN AGENT OR UK AGENT TO EXERCISE ANY OF ADMINISTRATIVE AGENT'S OR CANADIAN AGENT'S OR UK AGENT'S REMEDIES; (d) THE BENEFIT OF ALL VALUATION, APPRAISEMENT AND EXEMPTION LAWS; AND
(e) NOTICE OF ACCEPTANCE HEREOF. EACH BORROWER ACKNOWLEDGES THAT THE FOREGOING WAIVERS ARE A MATERIAL INDUCEMENT TO ADMINISTRATIVE AGENT'S, CANADIAN AGENT'S, UK AGENT'S AND EACH LENDER'S ENTERING INTO THIS AGREEMENT AND THAT ADMINISTRATIVE AGENT, CANADIAN AGENT, UK AGENT AND EACH LENDER IS RELYING UPON THE FOREGOING WAIVERS IN ITS FUTURE DEALINGS WITH BORROWERS. EACH BORROWER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THE FOREGOING WAIVERS WITH ITS LEGAL COUNSEL AND HAS KNOWINGLY AND VOLUNTARILY WAIVED ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

          12.18 Joint and Several. Without limitation on the provisions of any guaranty of any of the Obligations which any of the UK Borrowers have entered into which is a Loan Document, each UK Borrower shall be obligated for all of the UK Obligations on a joint and several basis, notwithstanding which of the UK Borrowers may have directly received the proceeds of any particular Loan. Each UK Borrower acknowledges and agrees that, for purposes of the Loan Documents, the UK Borrowers constitute a single integrated financial enterprise and that each receives a benefit from the availability of credit under this Agreement to all UK Borrowers. Each UK Borrower waives all defenses arising under the laws of suretyship, to the extent such laws are applicable, in connection with its joint and several obligations under this Agreement. Without limiting the foregoing, each UK Borrower agrees to the Joint Borrower Provisions set forth in Exhibit 12.18, incorporated by this reference.

          12.19 Further Assurances.

          Without limiting in any manner any other obligation, requirement or agreement hereunder or under any of the other Loan Documents or otherwise, Borrowers shall, at their expense and without expense to the Lenders, Administrative Agent, Canadian Agent or UK Agent, do, execute and deliver such further acts and documents as the Majority Lenders, the Administrative Agent, the Canadian Agent or UK Agent from time to time require for the assuring and confirming unto the Lenders, the Administrative Agent, the Canadian Agent or UK Agent of the rights hereby created or intended now or hereafter so to be, or for carrying out the intention or facilitating the performance of the terms of any Loan Document.

          12.20 Interest Act (Canada).

          For the purpose of complying with the Interest Act (Canada), it is expressly stated that:

                12.20.1 where interest is calculated pursuant hereto at a rate based upon a 360-day period (for the purposes of this Section 12.20.1, the "first rate"), the yearly rate or percentage of interest to which the first rate is equivalent is the first rate multiplied by the actual number of days in the calendar year in which the same is to be ascertained and divided by 360; and

                12.20.2 the parties hereto acknowledge that there is a material distinction between the nominal and effective rates of interest and that they are capable of making the calculations necessary to compare such rates and that the calculations herein are to be made using the nominal rate method and not on any basis that gives effect to the principle of deemed reinvestment of interest.

          12.21 Australia Indebtedness. In the event that Channell Australia obtains a financing commitment for debt financing to Channell Australia, or a letter of intent concerning such financing, Agents and Lenders agree not to unreasonably withhold their consent (subject to actual funding of such Indebtedness on substantially the terms provided in such financing commitment or letter of intent) to (i) the incurrence of such Indebtedness by Channell Australia, (ii) the granting by Channell Australia of Liens on all of its assets to secure such Indebtedness, and (iii) if the Australia Guaranty (as defined in Exhibit A attached to the UK Side Letter) and the CLU Pledge (as defined in Exhibit A to the UK Side Letter) have been executed and delivered to Agents and Lenders and are in effect, the release of the Australia Guaranty and the release of the CLU Pledge in order to facilitate the incurrence of such Indebtedness.

         IN WITNESS WHEREOF, this Agreement has been duly executed on the day and year specified at the beginning of this Agreement.

                              CHANNELL COMMERCIAL CORPORATION,
                              a Delaware corporation

                              By: /s/ Tom Liguori
                                  ----------------------------------------------
                              Name:   Tom Liguori
                              Title:  Chief Financial Officer


                              CHANNELL COMMERCIAL CANADA INC., an Ontario corporation


                              By: /s/ William H. Channell, Jr.
                                  ----------------------------------------------
                              Name:   William H. Channell, Jr.
                              Title:  President and Chief Operating Officer


                              FLEET CAPITAL CORPORATION, a Rhode Island corporation, as Administrative Agent and as a Domestic Lender


                              By: /s/ Matthew R. Van Steenhuyse
                                  --------------------------------
                              Name:   Matthew R. Van Steenhuyse
                              Title:  Senior Vice President


                              FLEET CAPITAL CANADA CORPORATION, a Canadian corporation, as Canadian Agent and Canadian Lender


                              By: /s/ Nick Kristo
                                  ----------------------------------------------
                              Name:   Nick Kristo
                              Title:  Credit Manager

                                   APPENDIX A

                               GENERAL DEFINITIONS

          When used in the Loan and Security Agreement dated as of September 25, 2002, by and among Fleet Capital Corporation, individually and as Administrative Agent, the other financial institutions which are or become parties thereto, Fleet Capital Canada Corporation, individually and as Canadian Agent, Fleet National Bank, London U.K. branch, trading as FleetBoston Financial, individually and as UK Agent, Channell Commercial Corporation, a Delaware corporation, Channell Commercial Canada Inc., an Ontario corporation, and the UK Borrowers party thereto, (a) the terms Certificated Security, Chattel Paper, Commercial Tort Claims, Deposit Account, Document, Electronic Chattel Paper, Equipment, Financial Asset, Fixture, General Intangibles, Goods, Instruments, Inventory, Investment Property, Letter-of-Credit Rights, Security, Payment Intangibles, Proceeds, Security Entitlement, Software, Supporting Obligations, Tangible Chattel Paper and Uncertificated Security, have the respective meanings assigned thereto under the UCC (as defined below) or the PPSA (as defined below), as applicable; (b) all terms indicating Collateral having the meanings assigned thereto under the UCC or the PPSA, as applicable shall be deemed to mean such Property, whether now owned or hereafter created or acquired by Borrowers and their applicable Subsidiaries or in which Borrowers and their applicable Subsidiaries now have or hereafter acquire any interest; (c) to the extent that any term reflecting Collateral has different meanings under the PPSA and the UCC, such term shall be defined in the alternative so as to include both meanings; (d) capitalized terms which are not otherwise defined have the respective meanings assigned thereto in said Loan and Security Agreement; and
(e) the following terms shall have the following meanings (terms defined in the singular to have the same meaning when used in the plural and vice versa):

          "Account" - has the meaning assigned thereto under the UCC and, in addition thereto, shall include all "accounts receivable" and "accounts," as such terms are defined in the PPSA and shall include as to UK Borrowers the amounts now or subsequently standing to the credit of any account which each UK Borrower has, or has an interest in, with any person and the debts represented thereby and all book and other debts and monetary claims now or subsequently due or owing to each UK Borrower, the proceeds of the same and the benefit of all securities or investments, Liens and guarantees or other rights of any nature now or subsequently enjoyed or held by it in relation thereto (other than Accounts).

          "Account Creditor" - collectively, Domestic Borrower, Canadian Borrower, UK Borrowers and any other Subsidiary of Domestic Borrower, if any, approved by the Administrative Agent and Majority Lenders in writing from time to time for inclusion as an "Account Creditor" for purposes of the Loan Documents. As of the Closing Date, the sole Account Creditors shall be Domestic Borrower and Canadian Borrower.

          "Account Debtor" - any Person who is or may become obligated on or under or on account of any Account, Contract Right, Chattel Paper or General Intangible.

          "Adjustment Date" - as defined in the definition of "Applicable
Margin".

          "Administrative Agent" - Fleet Capital Corporation in its capacity as administrative agent for the Lenders under the Agreement and any successor in that capacity appointed pursuant to Section 11.11 of the Agreement.

          "Affiliate" - a Person: (a) which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, a Person; (b) which beneficially owns or holds 5% or more of any class of the Voting Stock of a Person; or (c) 5% or more of the Voting Stock (or in the case of a Person which is not a corporation, 5% or more of the equity interest) of which is beneficially owned or held by a Person or a Subsidiary of a Person.

          "Agents" - collectively, Administrative Agent, Canadian Agent and UK Agent.

          "Aggregate Availability" - the sum of the Domestic Availability, the Canadian Availability and the UK Availability.

          "Aggregate Percentage" - with respect to each Lender, the percentage equal to the quotient of (a) such Lender's Domestic Revolving Credit Commitment divided by (b) the aggregate of all Domestic Revolving Credit Commitments.

          "Agreement" - the Loan and Security Agreement referred to in the first sentence of this Appendix A, all Exhibits and Schedules thereto and this Appendix A, in each case either as originally executed or as the same may from time to time be supplemented, modified, amended, restated, extended or supplanted.

          "Agreement Currency" - as defined in Section 12.15 of the Agreement.

          "Annualized EBITDA" - as of the last day of:

                 (a) the fiscal quarter of Domestic Borrower ending March 31, 2003, Consolidated EBITDA of Borrowers for the six-month period ending on such date multiplied by 2;

                 (b) the fiscal quarter of Domestic Borrower ending June 30, 2003, Consolidated EBITDA of Borrowers for the nine-month period ending on such date multiplied by 1.33; and

                 (c) the fiscal quarter of Domestic Borrower ending September 30, 2003 and each fiscal quarter of Domestic Borrower thereafter, Consolidated EBITDA of Borrowers for the twelve-month period ending on such date.

          "Applicable Margin" - from the Closing Date to, but not including, the first Adjustment Date (as hereinafter defined) the percentages set forth below with respect to Domestic Base Rate Loans, UK Base Rate Loans, Domestic LIBOR Loans, UK LIBOR Loans and Canadian Revolving Credit Loans:

          Domestic Base Rate Loans (Revolving)        0.25%
          Domestic Base Rate Loans (Term)             0.25%
          Domestic LIBOR Loans (Revolving)            2.25%
          Domestic LIBOR Loans (Term)                 2.25%
          Canadian Revolving Credit Loans             2.25%
          UK Base Rate Loans (Revolving)              2.25%
          UK Base Rate Loans (Term)                   2.25%
          UK LIBOR Loans (Revolving)                  2.25%
          UK LIBOR Loans (Term)                       2.25%

          The percentages set forth above will be adjusted quarterly on the first day of each month after Administrative Agent's receipt of the monthly financial statements delivered by Borrowers to Administrative Agent pursuant to
Section 8.1.3(c) of the Agreement with respect to each month (beginning with March 2003) which is a final month in a fiscal quarter of Domestic Borrower (each such date an "Adjustment Date"), effective prospectively, by reference to the Leverage Ratio as of the last day of each such month, determined on the basis of such monthly financial statements, in accordance with the following:

Leverage Ratio      Domestic Base Rate            Domestic LIBOR Loans
--------------      -------------------           ---------------------
                     Loans (Revolving        (Revolving and Term), Canadian
                     ----------------        ------------------------------
                         and Term)             Revolving Credit Loans, UK
                         ---------             --------------------------
                                             Base Rate Loans (Revolving and
                                             ------------------------------
                                                 Term), UK LIBOR Loans
                                                 ---------------------
                                                  Revolving and Term)
                                                  -------------------

 **2.50                    1.00%                         2.75%
 **1.00 and   ***2.50      0.25%                         2.25%
***1.00                    0.00%                         1.75%


** [Greater than]
*** [Less than or equal to]
provided that, (a) if Domestic Borrower's audited financial statements for any fiscal year delivered pursuant to Section 8.1.3(a) of the Agreement reflect a Leverage Ratio that yields a different Applicable Margin than that yielded by the monthly financial statements previously delivered pursuant to Section 8.1.3(c) of the Agreement for the last month of such fiscal year, the Applicable Margin shall be readjusted retroactive to the preceding Adjustment Date and (b) if Borrowers fail to deliver the financial statements required to be delivered pursuant to Section 8.1.3(a) or Section 8.1.3(c) of the Agreement on or before the due date thereof, the interest rate shall automatically adjust to the highest interest rate set forth above, effective prospectively from such due date until the next Adjustment Date.

          "Applicable Measurement Period" - with respect to the last day of each fiscal quarter of Domestic Borrower (each, a "Test Date") ending after the Closing Date, (a) if the Test Date occurs prior to the date which is the last day of the fourth full fiscal quarter of Domestic Borrower ending after the Closing Date, "Applicable Measurement Period" shall mean the period from the Closing Date through the Test Date, and (b) if the Test Date occurs on or subsequent to the date which is the last day of the fourth full fiscal quarter of Domestic Borrower ending after the Closing Date, "Applicable Measurement Period" shall mean the four fiscal quarters of Domestic Borrower ending on the Test Date.

          "Bank" - Fleet National Bank, or its successor.

          "Bankruptcy Event" - with respect to any Person, such Person shall suffer the appointment of a receiver, trustee, administrator, administrative receiver, interim receiver, sheriff, monitor, sequestrator, custodian or similar fiduciary, or shall pass or convene any meeting for the purpose of considering any resolution for winding up or administration, or shall make an assignment, composition or arrangement for the benefit of creditors, or any petition for an order for relief (or similar proceedings, including, without limitation, an application for a stay order or filing of a proposal or notice of intention to make a proposal) shall be filed by or against such Person under the United States federal bankruptcy laws, the Insolvency Laws of Canada, England's Insolvency Act of 1986 or any other insolvency laws in the United Kingdom (and the continuation of such proceeding for more than 30 days or, with respect to any proceeding in the United Kingdom, 14 days), or such Person shall make any offer of settlement, extension or composition to their respective unsecured creditors generally. With respect to any Person organized under the laws of the United Kingdom, a petition has been presented or a meeting convened or application made for the purpose of appointing an administrator or receiver or other similar officer of, or for the making of an administration order in respect of such Person and (other than in the case of a petition to appoint an administrator or receiver to which a grace period shall not apply), such petition or application is not stayed or discharged within 14 days or in any event before it is heard.

          "BA Treasury Account" - the brokerage account of Domestic Borrower held by Banc of America Investment Services, Inc., Account No. W78-607916, that holds solely treasury stock of Domestic Borrower purchased from time to time.

          "Bermuda Account" - Channell Bermuda's account number 719-1-372353 at JP Morgan Chase Bank.

          "BofA Account" - Domestic Borrower's account number 14594-14269 at Bank of America, N.A.

          "BofA Letter of Credit" - the letter of credit number 3049513 dated June 24, 2002 issued by Bank of America, N.A. for the account of Domestic Borrower in favor of United States Fire Insurance Company in the amount of $550,000.

          "Borrowers" - as defined in the preamble to the Agreement.

          "Borrower Representative" - Domestic Borrower.

          "Borrowing Base Certificate" - a certificate by a responsible officer of Borrower Representative, substantially in the form of Exhibit 8.1.4 (or another form acceptable to Administrative Agent) setting forth the calculation of the Domestic Borrowing Base, the Canadian Borrowing Base and the UK Borrowing Base, including a calculation of each component thereof, all in such detail as shall be satisfactory to Administrative Agent. All calculations of the Domestic Borrowing Base, Canadian Borrowing Base and UK Borrowing Base in connection with the preparation of any Borrowing Base Certificate shall originally be made by Borrower Representative and certified to Administrative Agent; provided, that each of Administrative Agent, Canadian Agent and UK Agent, as applicable, shall have the right to review and adjust, in the exercise of its reasonable credit judgment, any such calculation after giving notice thereof to Borrower Representative, (a) to reflect its reasonable estimate of declines in value of any of the Collateral described therein, and (b) to the extent that such calculation is not in accordance with this Agreement.

          "Business Day" - (a) any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the State of California or is a day on which banking institutions located in the State of California are closed, (b) with respect to any disbursements and payments in and calculations pertaining to any Canadian Revolving Credit Loan, any day which is a Business Day in clause
(a) above and which is also not a day on which commercial banks in Toronto, Canada, Atlanta, Georgia and New York, New York are authorized or required by law to close, (c) with respect to any disbursements and payments in and calculations pertaining to any UK Revolving Credit Loan or the UK Term Loans, any day which is a Business Day in clause (a) above and which is also not a day on which commercial banks in the City of London, England are authorized or required by law to close, and (d) with respect to the making, continuing, prepaying or repaying of any Domestic LIBOR Loan or UK LIBOR Loan, any day which is a Business Day described in clauses (a),
(b) and (c) above and which is also a day on which dealings in U.S. Dollars are carried on in the London interbank eurodollar market.

          "Canadian Agent" - Fleet Canada in its capacity as Canadian Agent for the Canadian Lender and the Canadian Participating Lenders under the Agreement and any successor in that capacity appointed pursuant to Section 11.11 of the Agreement.

          "Canadian Availability" - the amount of additional money which Canadian Borrower is entitled to borrow from time to time as Canadian Revolving Credit Loans, such amount being the lesser of (i) the Canadian Revolving Credit Sub-Limit minus the Dollar Equivalent of the Canadian Revolving Credit Loans outstanding, and (ii) the difference derived when the sum of the Dollar Equivalent of the principal amount of Canadian Revolving Credit Loans to Canadian Borrower then outstanding (including any amounts which Administrative Agent, Canadian Agent or Canadian Lender may have paid for the account of Canadian Borrower pursuant to any of the Loan Documents and which have not been reimbursed by Canadian Borrower), and the Dollar Equivalent of any Reserves is subtracted from the Dollar Equivalent of the Canadian Borrowing Base, subject in each case to the other limitations in Section 1.1.2 of the Agreement. If the amount outstanding is equal to or greater than the Canadian Revolving Credit Sub-Limit or the Canadian Borrowing Base, Canadian Availability is $0.

          "Canadian Base Rate" - the Canadian Prime.

          "Canadian Benefit Plans" - all material employee benefit plans, programs or arrangements of any nature or kind whatsoever that are not Canadian Pension Plans and are maintained or contributed to by, or to which there is or may be an obligation to contribute by, Canadian Borrower or its Subsidiaries in respect to their employees or former employees in Canada.

          "Canadian Borrower" - as defined in the preamble to the Agreement.

          "Canadian Borrower Guaranty" - the continuing guaranty agreement executed by the Canadian Borrower, in form and substance satisfactory to Administrative Agent.

          "Canadian Borrowing Base" - as at any date of determination thereof, the Dollar Equivalent of an amount equal to the lesser of the following:

          (a)  the Canadian Revolving Credit Sub-Limit; and

          (b) an amount equal to 85% of the net amount of Eligible Accounts of Canadian Borrower outstanding at such date.

          The advance rate set forth above may be adjusted downward by Canadian Agent as Canadian Agent shall deem necessary or appropriate in its reasonable credit judgment, including, without limitation, adjustments with respect to Prior Claims or inventory subject to rights of suppliers under Section 81.1 of Bankruptcy and Insolvency Act (Canada). For purposes hereof, the net amount of Eligible Accounts at any time shall be the face amount of such Eligible Accounts less any and all returns, rebates, discounts (which may, at Canadian Agent's option, be calculated on shortest terms), credits, allowances or excise taxes of any nature at any time issued, owing, claimed by Account Debtors, granted, outstanding or payable in connection with such Accounts at such time.

          "Canadian Collateral" - all of the Property and interests in Property of Canadian Borrower described in Section 5 of the Agreement, and all other Property and interests in Property of Canadian Borrower that now or hereafter secures the payment and performance of any of the Canadian Obligations, and all other Property and interest in Property of any Person that is identified in a Loan Document as "Canadian Collateral".

          "Canadian Dollar Equivalent" - at any time, as to any amount denominated in U.S. Dollars, the equivalent amount in Canadian Dollars determined by the Administrative Agent at such time on the basis of the spot rate for the purchase by Canadian Agent of such U.S. Dollars with Canadian Dollars through a foreign exchange trading office selected by Canadian Agent or such other rate which Administrative Agent may select based on reasonable commercial practices.

          "Canadian Dollar Refunding Amount" - as defined in Section 3.2.6 of the Agreement.

          "Canadian Dollars and cdn$" - each, lawful currency of Canada.

          "Canadian Fronting Fee" - as defined in Section 2.6(a) of the
Agreement.

          "Canadian Lender" - Fleet Canada, in its capacity as provider of Canadian Revolving Credit Loans.

          "Canadian Loan Account" - as defined in Section 3.6 of the Agreement.

          "Canadian Non-Excluded Taxes" - as defined in Section 2.13.9 of the Agreement.

          "Canadian Obligations" - all Loans made by the Canadian Lender and all other advances, debts, liabilities, obligations, covenants and duties, together with all interest (including, without limitation, whether accruing prior to or subsequent to the commencement of a bankruptcy or similar proceeding with Canadian Borrower as a debtor thereof and whether or not such interest is an allowed claim in any such proceeding), fees and other charges thereon, owing, arising, due or payable from Canadian Borrower to Canadian Agent, for its own benefit, or from Canadian Borrower to Canadian Agent for the benefit of Canadian Lender or Canadian Participating Lenders, or from Canadian Borrower to UK Agent, UK Lender or any UK Participating Lender, of any kind or nature, present or future, whether or not evidenced by any note, guaranty or other instrument, whether arising under the Agreement or any of the other Loan Documents or otherwise, whether direct or indirect (including those acquired by assignment), absolute or contingent, primary or secondary, due or to become due, now existing or hereafter arising and however acquired, including without limitation any Derivative Obligations owing by Canadian Borrower to Canadian Agent, Canadian Lender or any Canadian Participating Lender.

          "Canadian Participating Lender" - each Lender (other than Canadian Lender) that has a Canadian Percentage as identified on Schedule 1.1; it being understood and agreed that each Canadian Affiliate of a Domestic Lender (other than Fleet) which is not a non-resident of Canada for purposes of Part XIII of the Income Tax Act (Canada) or any successor provision thereto shall be a Canadian Participating Lender.

          "Canadian Participation Fee" - as defined in Section 2.6 of the Agreement.

          "Canadian Pension Plan" - means each plan, program or arrangement which is considered to be a pension plan under any applicable pension benefits standard or tax statute and/or regulation in Canada established, maintained or contributed to by, or to which there is or may be an obligation to contribute by, Canadian Borrower or its Subsidiaries in respect of its employees or former employees.

          "Canadian Percentage" - relative to the Canadian Lender and any Canadian Participating Lender, the applicable percentage relating to such Person's obligation to fund Canadian Revolving Credit Loans pursuant to Section
3.2.6 of the Agreement as set forth opposite its name on Schedule 1.1 to the Agreement, as such percentage may be adjusted from time to time pursuant to assignment agreements executed by such Lender and delivered pursuant to Section
11.9 of the Agreement. A Lender shall not have any Canadian Percentage if its percentage under the Canadian Percentage column is zero or is blank.

          "Canadian Prime" - the annual rate of interest announced by the Canadian Agent as its "reference rate" for commercial loans made by it in Canada in Canadian Dollars. The "reference rate" is a rate set by the Canadian Agent based upon various factors including its cost and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in the reference rate announced by the Canadian Agent shall take effect at the opening of business on the day specified in the public announcement of such change.

          "Canadian Revolving Credit Exposure" - at any date, the amount equal to the Dollar Equivalent of the aggregate principal amount of all Canadian Revolving Credit Loans.

          "Canadian Revolving Credit Loan" - as defined in Section 1.1.2 of the Agreement.

          "Canadian Revolving Credit Sub-Limit" - $1,500,000, as such amount may be reduced from time to time in accordance with the provisions of the Agreement.

          "Capital Expenditures" - expenditures made or liabilities incurred for the acquisition of any fixed assets or improvements, replacements, substitutions or additions thereto which have a useful life of more than one year, including the total principal portion of Capitalized Lease Obligations; provided that "Capital Expenditures" shall exclude (i) an amount up to $250,000 during each consecutive twelve-month period corresponding to the net proceeds of dispositions of Equipment and Fixed Assets made in accordance with Section 6.4.2(a), (ii) replacements of Equipment or fixed assets made in accordance with
Section 6.4.2(b), and (iii) any capital expenditures made by Borrowers or their Subsidiaries using the proceeds from the sale of the UK Real Estate (to the extent permitted by Section 5.5) to which Borrowers and their Subsidiaries are entitled pursuant to Section 5.5.

          "Capitalized Lease Obligation" - any Indebtedness represented by obligations under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP.

          "CCEL" - as defined in Section 1.4 of the Agreement.

          "CCEL Term Loan" - as defined in Section 1.3.2 of the Agreement.

          "CERCLA" - as defined in the definition of "Environmental Laws".

          "Change of Control" - (A) a transfer (by lease, management or operation agreement, assignment, sale or otherwise), in any single transaction or series of related transactions, of all or substantially all of the properties and assets of FleetBoston Financial ("FBF") to another Person or group of affiliated Persons (other than to any

Person or group of affiliated Persons which is a Subsidiary of FBF); or (B) the acquisition by any Person or group of affiliated Persons (other than by any Person or group of affiliated Persons which is a Subsidiary of FBF)(whether by way of merger, consolidation, amalgamation, other corporate transaction, purchase or in any other manner) of beneficial ownership (within the meaning of Rule 13(d)(3) under the Securities Exchange Act of 1934, as amended) of securities of FBF (or other securities convertible into such securities) representing fifty-one percent (51%) or more of the combined voting power of all outstanding securities of FBF entitled to vote in the election of directors.

          "Channell Australia" - Channell Pty Ltd., a corporation organized under the laws of Australia.

          "Channell Bermuda" - Channell (Bermuda) Limited, a company incorporated in the islands of Bermuda.

          "Closing Date" - the date on which all of the conditions precedent in
Section 9 of the Agreement are satisfied or waived by the Agents and the Lenders and the initial Loans are made or the initial Letters of Credit or LC Guaranties are issued under the Agreement.

          "Closing Date Lenders" - Fleet, Fleet Canada and Fleet UK.

          "CLU" - as defined in Section 1.4 of the Agreement.

          "CLU Term Loan" - as defined in Section 1.3.2 of the Agreement.

          "Code" - the Internal Revenue Code of 1986, as amended, and regulations promulgated thereunder.

          "Collateral" - collectively, the Canadian Collateral, the Domestic Collateral and the UK Collateral.

          "Commitment Termination" - collectively, the termination of the Domestic Revolving Credit Commitments, the termination of the obligation of Canadian Lender to fund Canadian Revolving Credit Loans to Canadian Borrower under Section 1.1.2 of the Agreement, the termination of the obligation of UK Lender to fund UK Revolving Credit Loans to UK Borrowers under Section 1.1.3 of the Agreement, and the termination of the obligation of UK Lender to fund the UK Term Loans to UK Borrowers under Section 1.3.2 of the Agreement.

          "Computer Hardware and Software" - all of Borrowers' rights (including rights as licensee and lessee) with respect to (a) computer and other electronic data processing hardware, including all integrated computer systems, central processing units, memory units, display terminals, printers, computer elements, card readers, tape drives, hard and soft disk drives, cables, electrical supply hardware, generators, power equalizers, accessories, peripheral devices and other related computer hardware; (b) all Software and all software programs designed for use on the computers and electronic data processing hardware described in clause (a) above, including all operating system software, utilities and application programs in any form (source code and object code in magnetic tape, disk or hard copy format or any other listings whatsoever); (c) any firmware associated with any of the foregoing; and (d) any documentation for hardware, Software and firmware described in clauses (a), (b) and (c) above, including flow charts, logic diagrams, manuals, specifications, training materials, charts and pseudo codes.

          "Consolidated" - the consolidation in accordance with GAAP of the accounts or other items as to which such term applies.

          "Contract Right" - any right of Borrowers to payment under a contract for the sale or lease of goods or the rendering of services, which right is at the time not yet earned by performance.

          "Current Assets" - at any date means the amount at which all of the current assets of a Person would be properly classified as current assets shown on a balance sheet at such date in accordance with GAAP.

          "Dated Account" - those Accounts of Domestic Borrower with respect to which Domestic Borrower has granted seasonal or promotional terms up to 90 days from normal terms.

          "Default" - an event or condition the occurrence of which would, with the lapse of time or the giving of notice, or both, become an Event of Default.

          "Default Rate" - as defined in Section 2.1.2 of the Agreement.

          "Derivative Obligations" - every obligation of a Person under any forward contract, futures contract, swap, option or other financing agreement or arrangement (including, without limitation, caps, floors, collars and similar agreements), the value of which is dependent upon interest rates, currency exchange rates, commodities or other indices.

          "Designated Affiliate" - a Person: (a) which is not an officer of any Borrower or any Subsidiary of Domestic Borrower, or an immediate family member of the family of William H. Channell, Sr.; (b) which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, a Person; (c) which beneficially owns or holds 10% or more of any class of the Voting Stock of a Person; or (d) 10% or more of the Voting Stock (or in the case of a Person which is not a corporation, 10% or more of the equity interest) of which is beneficially owned or held by a Person or a Subsidiary of a Person.

          "Distribution" - in respect of any Person means and includes: (a) the payment of any dividends or other distributions on Securities (except distributions in such Securities) and (b) the redemption or acquisition of Securities of such Person, as the case may be, unless made contemporaneously from the net proceeds of the sale of Securities.

          "Dollars", "dollar", "U.S. Dollar", "U.S. dollar" and "$" - each, lawful currency of the United States.

          "Dollar Equivalent" - at any time (a) as to any amount denominated in U.S. Dollars, the amount thereof at such time, (b) as to any amount denominated in Canadian Dollars, the equivalent amount in U.S. Dollars determined by the Administrative Agent at such time on the basis of the spot rate for the purchase by Canadian Agent of such Canadian Dollars with U.S. Dollars through a foreign exchange trading office selected by Canadian Agent or such other rate which Administrative Agent may select based on reasonable commercial practices, and
(c) as to any amount denominated in Sterling, the equivalent amount in U.S. Dollars determined by the Administrative Agent at such time on the basis of the spot rate for the purchase by UK Agent of such Sterling with U.S. Dollars through a foreign exchange trading office selected by UK Agent or such other rate which Administrative Agent may select based on reasonable commercial practices.

          "Domestic Availability" - the amount of additional money which Domestic Borrower is entitled to borrow from time to time as Domestic Revolving Credit Loans, such amount being the lesser of (i) the aggregate Domestic Revolving Credit Commitments minus the principal amount of Domestic Revolving Credit Loans outstanding and the outstanding principal amount of the Domestic Term Loan and the Domestic LC Amount and the outstanding Domestic LC Obligations, and (ii) the difference derived when the sum of the principal amount of Domestic Revolving Credit Loans to Domestic Borrower then outstanding (including any amounts which Administrative Agent or any Lender may have paid for the account of Domestic Borrower pursuant to any of the Loan Documents and which have not been reimbursed by Domestic Borrower), and the amount of any Reserves and the outstanding principal amount of the Domestic Term Loan and the Domestic LC Amount and the outstanding Domestic LC Obligations are subtracted from the Domestic Borrowing Base, subject in each case to the other limitations in Section 1.1.1 of the Agreement. If the amount outstanding is equal to or greater than the aggregate Domestic Revolving Credit Commitments or the Domestic Borrowing Base, Domestic Availability is $0.

          "Domestic Base Rate" - the rate of interest announced or quoted by Bank from time to time as its prime rate for commercial loans, whether or not such rate is the lowest rate charged by Bank to its most preferred borrowers; and, if such prime rate for commercial loans is discontinued by Bank as a standard, a comparable reference rate designated by Bank as a substitute therefor shall be the Domestic Base Rate.

          "Domestic Base Rate Loan" - any Loan hereunder bearing interest computed by reference to the Domestic Base Rate, including, without limitation, that portion of the outstanding principal amount of the Domestic Term Loan bearing interest with reference to the Domestic Base Rate.

          "Domestic Borrower" - as defined in the preamble to the Agreement.

          "Domestic Borrower Guaranties" - the continuing guaranty agreements executed by the Domestic Borrower, in form and substance satisfactory to Agents.

          "Domestic Borrowing Base" - as at any date of determination thereof, an amount equal to (without duplication) the sum of (a) 85% of the net amount of Eligible Accounts of the Domestic Borrower plus (b) the Inventory Component. The advance rate set forth above may be adjusted downward by Administrative Agent as Administrative Agent shall deem necessary or appropriate in its reasonable credit judgment. For purposes hereof, the net amount of Eligible Accounts at any time shall be the face amount of such Eligible Accounts less any and all returns, rebates, discounts (which may, at Administrative Agent's option, be calculated on shortest terms), credits, allowances or excise taxes of any nature at any time issued, owing, claimed by Account Debtors, granted, outstanding or payable in connection with such Accounts at such time.

          "Domestic Collateral" - all of the Property and interests in Property of Domestic Borrower described in Section 5 of the Agreement, and all other Property and interests in Property of Domestic Borrower or any Subsidiary of Domestic Borrower (other than Canadian Borrower and UK Borrowers) that now or hereafter secures the payment and performance of any of the Domestic Obligations, and all other Property and interest in Property of any Person that is identified in a Loan Document as "Domestic Collateral".

          "Domestic LC Amount" - at any time, the aggregate undrawn available amount of all Domestic Letters of Credit and Domestic LC Guaranties then outstanding.

          "Domestic LC Guaranty" - any guaranty pursuant to which Administrative Agent or any Affiliate of Administrative Agent shall guaranty the payment or performance by Domestic Borrower of its reimbursement obligation under any Domestic Letter of Credit.

          "Domestic LC Margin" - the Applicable Margin then in effect for Domestic LIBOR Loans which are Domestic Revolving Credit Loans per annum.

          "Domestic LC Obligations" - Any Obligations that arise from any draw against any Domestic Letter of Credit or against any Domestic Letter of Credit supported by a Domestic LC Guaranty.

          "Domestic Lender" - as defined in Section 1.1.1 of the Agreement.

          "Domestic Letter of Credit" - any standby or commercial letter of credit issued by Administrative Agent, Bank or any Affiliate of Administrative Agent or Bank for the account of Domestic Borrower.

          "Domestic LIBOR Loan" - any Loan made hereunder to Domestic Borrower bearing interest computed by reference to the LIBOR, including, without limitation, that portion of the outstanding principal amount of the Domestic Term Loan bearing interest with reference to the LIBOR.

          "Domestic Loan Account" - as defined in Section 3.6 of the Agreement.

          "Domestic Non-Excluded Taxes" - as defined in Section 2.13.1 of the Agreement.

          "Domestic Obligations" - all Loans made by any Domestic Lender, all Domestic LC Obligations and all other advances, debts, liabilities, obligations, covenants and duties, together with all interest (including, without limitation, whether accruing prior to or subsequent to the commencement of a bankruptcy or similar proceeding with Domestic Borrower as a debtor thereof and whether or not such interest is an allowed claim in any such proceeding), fees and other charges thereon, owing, arising, due or payable from Domestic Borrower to Administrative Agent, Canadian Agent or UK Agent, for its own benefit and the benefit of the Lenders, or from Domestic Borrower to Bank or to any other affiliate of Fleet, of any kind or nature, present or future, whether or not evidenced by any note, guaranty or other instrument, whether arising under the Agreement or any of the other Loan Documents or otherwise, whether direct or indirect (including those acquired by assignment), absolute or contingent, primary or secondary, due or to become due, now existing or hereafter arising and however acquired, including without limitation any Derivative Obligations owing by Domestic Borrower to Administrative Agent, Canadian Agent, UK Agent any Lender or Bank.

          "Domestic Revolving Credit Commitment" - as to any Lender, the obligation of such Lender to make Domestic Revolving Credit Loans and a portion of the Domestic Term Loan to the Domestic Borrower hereunder and to participate in Domestic Letters of Credit issued for the account of Domestic Borrower, subject in each case to the limitations provided herein and the other terms hereof, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth below such Lender's name on Schedule 1.1 hereto under the heading "Domestic Revolving Credit Commitment", as such amount may be reduced from time to time in accordance with the provisions of this Agreement. The Domestic Revolving Credit Commitments of all the Lenders shall not exceed $25,000,000, as such amount may be reduced from time to time in accordance with the provisions of this Agreement.

          "Domestic Revolving Credit Exposure" - at any date, (a) as to all Domestic Lenders, the amount equal to the sum of the aggregate outstanding principal amount of all Domestic Revolving Credit Loans, the Domestic LC Amount and all Domestic LC Obligations then outstanding, and (b) as to any Domestic Lender, the amount equal to the sum of (i) the aggregate principal amount of all then outstanding Domestic Revolving Credit Loans made by such Domestic Lender, and (ii) such Domestic Lender's Domestic Revolving Loan Percentage of the Domestic LC Amount and the then outstanding Domestic LC Obligations.

          "Domestic Revolving Credit Loan" - as defined in Section 1.1.1 of the Agreement.

          "Domestic Revolving Loan Percentage" - with respect to each Domestic Lender, the percentage equal to the quotient of such Domestic Lender's Domestic Revolving Credit Commitment divided by the aggregate of all Domestic Revolving Credit Commitments.

          "Domestic Subsidiary" - a Subsidiary of a Borrower that is not a Foreign Subsidiary or a Borrower.

          "Domestic Term Loan" - as defined in Section 1.3.1 of the Agreement.

          "Domestic Term Loan Commitment" - with respect to any Domestic Lender, the amount of such Domestic Lender's commitment under the Domestic Term Loan subfacility of the Domestic Revolving Credit Loan facility to make a term loan to Domestic Borrower pursuant to Section 1.3.1 of the Agreement, as set forth below such Domestic Lender's name on Schedule 1.1 hereto under the heading "Domestic Term Loan Commitment".

          "Domestic Term Loan Percentage" - with respect to each Domestic Lender, the percentage equal to the quotient of the outstanding principal amount of the Domestic Term Loan owing to such Domestic Lender divided by the aggregate outstanding principal amount of the Domestic Term Loan.

          "Dominion Account" - a special bank account or accounts of Administrative Agent, Canadian Agent or UK Agent, as the case may be, established by Borrowers and their Subsidiaries pursuant to Section 6.2.4 of the Agreement at a bank or banks selected by Borrowers (provided that UK Borrowers shall select Fleet UK) and their Subsidiaries, but acceptable to Administrative Agent, Canadian Agent or UK Agent, as the case may be, in its reasonable discretion, and over which Administrative Agent, Canadian Agent and UK Agent, as the case may be, shall have access and control for withdrawal purposes in accordance with the terms of the applicable blocked account arrangements approved by the applicable Agents.

          "EBITDA" - for any period, without duplication, the Consolidated net income (or loss) of Borrowers, plus (a) Borrowers' Consolidated interest expense for that period (including fees paid in cash associated with this Agreement), including without limitation any rent payable with respect to Capitalized Lease Obligations which should, in accordance with GAAP, be treated as interest expense, to the extent paid during that period in cash, plus (b) the aggregate amount of federal, state and provincial income taxes on or measured by such Consolidated net income of Borrowers to the extent paid or accrued for that period, plus (c) the Consolidated depreciation and amortization expense of Borrowers for that period, plus (d) the Consolidated non-cash expenses of Borrowers for that period, minus (e) any Consolidated non-cash income of Borrowers for that period, in each case determined in accordance with GAAP, consistently applied.

          "Egerton" - A.C. Egerton (Holdings) Limited (Company No. 00818919), a company incorporated under the laws of England and Wales.

          "Eligible Account" - an Account of an Account Creditor arising in the ordinary course of the business of the applicable Account Creditor from the sale of goods or rendition of services which Administrative Agent, in its reasonable credit judgment, deems to be an Eligible Account. Without limiting the generality of the foregoing, no Account shall be an Eligible Account if:

               (a) it arises out of a sale made or services rendered by the applicable Account Creditor to a Subsidiary of any Borrower or an Affiliate of any Borrower (excluding, with respect to Accounts arising out of sale, such portion of such Accounts which arises out of services rendered in connection with such sales); or

               (b) it remains unpaid more than 90 days after the original invoice date unless (i) such Account is a Dated Account, or (ii) the sale pertaining to such Account is on letter of credit, guaranty or acceptance terms, or is insured by credit insurance, in each case acceptable to Administrative Agent in its reasonable credit judgment; or

               (c) it is owed by an Account Debtor with respect to which the total unpaid Accounts of such Account Debtor exceed 20% of the net amount of all Eligible Accounts, but only to the extent of such excess; or

               (d) any material covenant, representation or warranty contained in the Agreement with respect to such Account has been breached; or

               (e)  it is a "contra" account; or

               (f) the Account Debtor is also a creditor or supplier of the applicable Account Creditor or any Subsidiary of the applicable Account Creditor, or the Account Debtor has disputed liability with respect to such Account, or the Account Debtor has made any claim with respect to any other Account due from such Account Debtor to the applicable Account Creditor or any Subsidiary of the applicable Account Creditor, or the Account otherwise is or may become subject to right of setoff by the Account Debtor, provided, that any such Account shall be eligible to the extent such amount thereof exceeds such contract, dispute, claim, setoff or similar right; or

               (g) the Account Debtor has commenced a voluntary case under the United States federal bankruptcy laws, the Insolvency Laws of Canada or England's Insolvency Act of 1986 (or any other applicable insolvency laws) as now constituted or hereafter amended, or made an assignment for the benefit of creditors, or a decree or order for relief has been entered by a court having jurisdiction in the premises in respect of the Account Debtor in an involuntary case under the United States federal bankruptcy laws, the Insolvency Laws of Canada or England's Insolvency Act of 1986 (or any other applicable insolvency laws), as now constituted or hereafter amended, or any other petition or other application for relief under the United States federal bankruptcy laws, the Insolvency Laws of Canada or England's Insolvency Act of 1986 (or any other applicable insolvency laws), as now constituted or hereafter amended, has been filed against the Account Debtor, or if the Account Debtor has failed, suspended business, ceased to be Solvent, or consented to or suffered a receiver, trustee, liquidator or custodian to be appointed for it or for all or a significant portion of its assets or affairs, unless in any such case the sale pertaining to such Account is on letter of credit, guaranty or acceptance terms, or is insured by credit insurance, in each case acceptable to Administrative Agent in its reasonable credit judgment; or

               (h) (i) in the case of Domestic Borrower, it arises from a sale made or services rendered to an Account Debtor headquartered outside the United States of America, unless the sale is either (A) to an Account Debtor headquartered in Ontario or any other province of Canada in which the PPSA has been adopted in substantially the same form or with the same effect as currently in effect in Ontario, or (B) on letter of credit, guaranty or acceptance terms, in each case acceptable to Administrative Agent in its reasonable credit judgment (or insured by credit insurance acceptable to Administrative Agent in its sole discretion), and (ii) in the case of Canadian Borrower, it arises from a sale made or services rendered to an Account Debtor headquartered outside Canada, unless the sale is either (A) to an Account Debtor headquartered in the United States of America, or (B) on letter of credit, guaranty or acceptance terms, in each case acceptable to the Administrative Agent and the Canadian Agent in their reasonable credit judgment (or insured by credit insurance acceptable to Canadian Agent in its sole discretion), and (iii) in the case of UK Borrowers, it arises from a sale made or services rendered to an Account Debtor headquartered outside of the United Kingdom, the United States of America or Canada unless the sale is on letter of credit, guaranty or acceptance terms, in each case acceptable to Administrative Agent and UK Agent in their reasonable credit judgment; or

               (i) (i) in the case of Domestic Borrower, it arises from a sale made or services rendered to an Account Debtor not organized under the laws of the United States of America, unless the sale is either (A) to an Account Debtor organized under the laws of Ontario or any other province of Canada in which the PPSA has been adopted in substantially the same form or with the same effect as currently in effect in Ontario, or (B) on letter of credit, guaranty or acceptance terms, in each case acceptable to Administrative Agent in its reasonable credit judgment (or insured by credit insurance acceptable to Administrative Agent in its sole discretion), and (ii) in the case of Canadian Borrower, it arises from a sale made or services rendered to an Account Debtor not organized under the laws of Canada, unless the sale is either (A) to an Account Debtor organized under the laws of the United States of America, or (B) on letter of credit, guaranty or acceptance terms, in each case acceptable to the Administrative Agent and the Canadian Agent in their reasonable credit judgment (or insured by credit insurance acceptable to Canadian Agent in its sole discretion), and (iii) in the case of UK Borrowers, it arises from a sale made or services rendered to an Account Debtor not organized under the laws of the United Kingdom, the United States of America or Canada unless the sale is on letter of credit, guaranty or acceptance terms, in each case acceptable to Administrative Agent and UK Agent in their reasonable credit judgment; or

               (j) (a) it arises from a sale to the Account Debtor on a bill-and-hold or consignment basis; or (b) it is subject to a reserve established by the applicable Account Creditor or any of its Subsidiaries for potential returns or refunds, to the extent of such reserve; or

               (k) the Account Debtor is the United States of America, the United Kingdom (or any country therein), or Her Majesty the Queen in right of Canada or any department, agency or instrumentality thereof, unless the applicable Account Creditor assigns its right to payment of such Account to Administrative Agent, in a manner satisfactory to Administrative Agent, in its reasonable credit judgment, so as to comply with the Assignment of Claims Act of 1940 (31 U.S.C. (S)203 et seq., as amended) or the Financial Administration Act (Canada) as applicable; or

               (l) it is not at all times subject to Administrative Agent's, Canadian Agent's or UK Agent's, as the case may be, duly perfected, first priority security interest and to no other Lien that is not a Permitted Lien; or

               (m) the goods giving rise to such Account have not been shipped to the Account Debtor or the services giving rise to such Account have not been performed by the applicable Account Creditor and accepted by the Account Debtor or the Account otherwise does not represent a final sale; or

               (n) the Account is evidenced by chattel paper or an instrument of any kind, or has been reduced to judgment; or

               (o) if such Account is a Dated Account, such account remains unpaid more than 120 days after the original invoice date; or

               (p) the applicable Account Creditor or a Subsidiary of the applicable Account Creditor has made any agreement with the Account Debtor for any deduction therefrom (but only to the extent of such deduction), except for discounts or allowances which are made in the ordinary course of business for prompt payment or otherwise and which discounts or allowances are reflected in the calculation of the face value of each invoice related to such Account; or

               (q) more than 25% of the Accounts owing from the Account Debtor are not Eligible Accounts hereunder, or, with respect to Accounts owing to Canadian Borrower from Rogers Cable TV and for periods of determination from the Closing Date through and including December 31, 2002, more than 50% of the Accounts owing from such Account Debtor are not Eligible Accounts hereunder; or

               (r) it is not otherwise acceptable to Administrative Agent in its reasonable credit judgment.

          "Eligible Inventory" - Inventory of Domestic Borrower (other than packaging materials and supplies, tooling, samples and literature) which Administrative Agent, in its reasonable credit judgment, deems to be Eligible Inventory. Without limiting the generality of the foregoing, no Inventory shall be Eligible Inventory if:

               (a)  it is not raw materials or finished goods; or

               (b)  it is not in good, new and saleable condition; or

               (c)  it is slow-moving, obsolete or unmerchantable; or

               (d) it does not meet all standards imposed by any governmental agency or authority; or

               (e) it does not conform in all material respect to any covenants, warranties and representations set forth in the Agreement; or

               (f) it is not at all times subject to Administrative Agent's duly perfected, first priority security interest and no other Lien except a Permitted Lien; or

               (g) it is not situated at a location in compliance with the Agreement or is in transit, provided that Inventory situated at a location not owned by Domestic Borrower will be Eligible Inventory only if Administrative Agent has received a satisfactory landlord's agreement or bailee letter, as applicable, with respect to such location; or

               (h) it is not otherwise acceptable to Administrative Agent in its reasonable credit judgment.

          "Environmental Claim" - any written accusation, allegation, notice of violation, claim, demand, order, directive, cost recovery action or other cause of action by, or on behalf of, any governmental authority or any Person for damages, injunctive or equitable relief, personal injury (including sickness, disease or death), remedial action costs, tangible or intangible property damage, natural resource damages, nuisance relating to Hazardous Material, pollution, any adverse effect on the environment caused by any Hazardous Material, or fines, penalties or restrictions, resulting from or based upon: (a) the existence, or the continuation of the existence, of a Release (including sudden or non-sudden, accidental or non-accidental Releases); (b) exposure to any Hazardous Material; (c) the presence, use, handling, transportation, storage, treatment or disposal of any Hazardous Material; or (d) the violation or alleged violation of any Environmental Law or Environmental Permit.

          "Environmental Laws" - all applicable federal, provincial, state, municipal or local (whether in the United States of America, Canada or United Kingdom) laws, statutes, common law duties, rules, regulations, ordinances and codes, together with all administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any governmental authorities, in each case relating to environmental, health, safety and land use matters, including without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), the Clean Air Act, the Federal Water Pollution Control Act of 1972, the Solid Waste Disposal Act, the Federal Resource Conservation and Recovery Act, the Toxic Substances Control Act, and, to the extent legally enforceable, the Emergency Planning and Community Right-to-Know Act, the Environmental Protection Act (Ontario) or any other act, rule, guideline or policy of Canada or any jurisdiction thereof having the force of law relating to environmental, health, safety and land use matters.

          "Environmental Permit" - any applicable permit, approval, authorization, certificate, license, variance, filing or permission required by or from any governmental authority pursuant to any Environmental Law.

          "ERISA" - the Employee Retirement Income Security Act of 1974, as amended, and all rules and regulations from time to time promulgated thereunder.

          "ERISA Affiliate" - any trade or business (whether or not incorporated) that, together with Domestic Borrower, is treated as a single employer under Section 414(b) or (c) of the Code, or, solely for purposes of
Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

          "Event of Default" - as defined in Section 10.1 of the Agreement.

          "Fee Letter" - as defined in Section 2.3 of the Agreement.

          "Fixed Charge Coverage Ratio" - as of the last day of any fiscal quarter of Domestic Borrower, and for the Applicable Measurement Period, the ratio of (a) (i) EBITDA for the Applicable Measurement Period, minus (ii) Consolidated payments made in cash with respect to tax expense of Borrowers for the Applicable Measurement Period, minus (iii) Consolidated unfinanced (i.e., not financed by third-party financing) Capital Expenditures of Borrowers for the Applicable Measurement Period to (b) Consolidated Fixed Charges of Borrowers for the Applicable Measurement Period.

          "Fixed Charges" - for any period, with respect to any Borrower or any of their Subsidiaries, the sum of cash interest expense, scheduled principal payments and scheduled payments with respect to Capitalized Lease Obligations, in each case made during such period.

          "Fleet" - as defined in the preamble to the Agreement, or its successor.

          "Fleet Canada" - as defined in the preamble to the Agreement, or its successor.

          "Fleet UK" - as defined in the preamble to the Agreement, or its successor.

          "Foreign Subsidiary" - a Subsidiary of a Borrower that (a) is organized under the laws of a country (or political subdivision thereof) other than the United States of America and (b) holds all or substantially all of its assets outside the United States of America.

          "Further Taxes" - any and all present or future taxes, levies, assessments, imposts, duties, deductions, fees, withholdings or similar charges (including net income taxes and franchise taxes), and all liabilities with respect thereto, imposed by any jurisdiction on account of amounts payable or paid pursuant to Section 2.13 of the Agreement.

          "GAAP" - generally accepted accounting principles in the United States of America in effect from time to time.

          "Guarantors" - each Borrower, and each Subsidiary of Domestic Borrower which is neither a Borrower nor a Restricted Subsidiary, and each other Person who now or hereafter guarantees payment or performance of the whole or any part of the Obligations.

          "Guaranty Agreements" - the Domestic Borrower Guaranties, the Canadian Borrower Guaranty, the UK Borrower Guaranty and the continuing guaranty agreements executed by the Subsidiaries of Domestic Borrower which are neither Borrowers nor Restricted Subsidiaries, in form and substance satisfactory to Administrative Agent, together with each other guaranty hereafter executed by any Guarantor.

          "Guaranty Security Agreements" - the security agreements executed by the Subsidiaries of Domestic Borrower which are neither Borrowers nor Restricted Subsidiaries, in form and substance satisfactory to Administrative Agent, as collateral security for the payment and performance of the obligations of the Guarantors under the applicable Guaranty Agreements.

          "Hazardous Materials" - all explosive or radioactive substances or wastes, hazardous or toxic substances or wastes, pollutants, solid, liquid or gaseous wastes, including petroleum or petroleum distillates, friable asbestos or asbestos-containing materials, polychlorinated biphenyls ("PCBs") or PCB-containing materials or equipment, radon gas, infectious or medical wastes regulated pursuant to any Environmental Law and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

          "Indebtedness" - as applied to a Person means, without duplication:

               (a) all items which in accordance with GAAP would be included in determining total liabilities as shown on the liability side of a balance sheet of such Person as at the date as of which Indebtedness is to be determined, including, without limitation, Capitalized Lease Obligations;

               (b) all obligations of other Persons which such Person has guaranteed;

               (c) all reimbursement obligations in connection with letters of credit or letter of credit guaranties issued for the account of such Person;

               (d)  Derivative Obligations; and

               (e) in the case of Borrowers (without duplication), the applicable Obligations.

          "Indemnitee" - as defined in Section 12.2 of the Agreement.

          "Insolvency Laws of Canada" - each of the Bankruptcy and Insolvency Act (Canada) and the Companies Creditors' Arrangement Act (Canada), each as now and hereafter in effect, any successors to such statutes and any other applicable insolvency or other similar law of any Canadian jurisdiction including, without limitation, any law of any Canadian jurisdiction permitting a debtor to obtain a stay or a compromise of the claims of its creditors against it.

          "Intellectual Property" - all past, present and future: trade secrets, know-how and other proprietary information; trademarks, internet domain names, service marks, trade dress, trade names, business names, designs, logos, slogans (and all translations, adaptations, derivations and combinations of the foregoing) indicia and other source and/or business identifiers, and the goodwill of the business relating thereto and all registrations or applications for registrations which have heretofore been or may hereafter be issued thereon throughout the world; copyrights (including copyrights for computer programs) and copyright registrations or applications for registrations which have heretofore been or may hereafter be issued throughout the world and all tangible property embodying the copyrights; unpatented inventions (whether or not patentable); patent applications and patents; industrial design applications and registered industrial designs; license agreements related to any of the foregoing and income therefrom; books, records, writings, computer tapes or disks, flow diagrams, specification sheets, computer software, source codes, object codes, executable code, data, databases and other physical manifestations, embodiments or incorporations of any of the foregoing; the right to sue for all past, present and future infringements of any of the foregoing; all other intellectual property; and all common law and other rights throughout the world in and to all of the foregoing.

          "Interest Payment Date" - as to any Domestic Base Rate Loan, Domestic LIBOR Loan, UK Base Rate Loan or Canadian Revolving Credit Loan, the first calendar day of each month (for the immediately preceding month), computed through the last calendar day of the preceding month, and as to any UK LIBOR Loan, the last day of the applicable Interest Period, provided, however, that if any Interest Period for a UK LIBOR Loan exceeds three months, the date which is three months after the beginning of such Interest Period, and each date which is three months thereafter prior to the end of such Interest Period, are also Interest Payment Dates.

          "Interest Period" - as applicable to any Domestic LIBOR Loan or UK LIBOR Loan, a period commencing on the date such Domestic LIBOR Loan or UK LIBOR Loan is made, continued or converted, and ending on the date which is one (1) month, two (2) months, three (3) months, or six (6) months later, as may then be requested by Borrower Representative (or a UK Borrower, as provided in the Agreement); provided that (a) any Interest Period which would otherwise end on a day which is not a Business Day shall end on the next preceding or succeeding Business Day as is Administrative Agent's or UK Agent's custom in the market to which such Domestic LIBOR Loan or UK LIBOR Loan relates; (b) there remains a minimum of one (1) month, two (2) months, three (3) months or six (6) months (depending upon which Interest Period Borrower Representative (or a UK Borrower, as provided in the Agreement, selects) in the Term; and (c) all Interest Periods of the same duration which commence on the same date shall end on the same date.

          "Inventory Component" - as at any date of determination, the lesser of
(a) $8,000,000 and (b) the sum of (i) 47% of the value of Eligible Inventory consisting of raw materials, plus (ii) 70% of the value of Eligible Inventory consisting of finished goods. As used herein, "value" shall be determined on a first-in, first-out, lower of cost or market basis in accordance with GAAP.

          "Judgment Currency" - as defined in Section 12.15 of the Agreement.

          "Judgments" - as defined in Section 10.1.15 of the Agreement.

          "LC Guaranties" - the Domestic LC Guaranties and the UK LC Guaranties, in the aggregate.

          "Legal Requirement" - any requirement imposed upon Administrative Agent, Canadian Agent, UK Agent or any Lender by any law of the United States of America or Canada or the United Kingdom or by any regulation, order, interpretation, ruling or official directive (whether or not having the force of law) of the Federal Reserve Board, the Bank of Canada, the Bank of England or any other board, central bank or governmental or administrative agency, institution or authority of the United States of America, Canada, the United Kingdom or any political subdivision of either thereof.

          "Lender" -as defined in the preamble to the Agreement.

          "Letters of Credit" - the Domestic Letters of Credit and the UK Letters of Credit, in the aggregate.

          "Leverage Ratio" - as of the last day of any fiscal quarter of Domestic Borrower, the ratio of (a) Consolidated Indebtedness for Money Borrowed of Borrowers as of such date, to (b) Annualized EBITDA as of such date.

          "LIBOR" -

               (a) as applicable to any Domestic LIBOR Loan, the rate per annum (rounded upward, if necessary, to the nearest 1/32nd of one percent) as determined on the basis of the offered rates for deposits in U.S. dollars for a period of time comparable to such Domestic LIBOR Loan which appears on the Telerate page 3750 as of 11:00 a.m. (London Time) on the date that is two (2) London Banking Days preceding the first day of such LIBOR Loan; provided, however, if the rate described above does not appear on the Telerate System on any applicable interest determination date, the LIBOR rate shall be the rate (rounded upwards as described above, if necessary) for deposits in U.S. dollars for a period substantially equal to the interest period on the Reuters Page "LIBO" (or such other page as may replace the LIBO Page on that service for the purpose of displaying such rates), as of 11:00 a.m. (London Time), on the day that is two (2) London Banking Days prior to the beginning of such interest period. If both the Telerate and Reuters systems are unavailable, then the rate for that date will be determined on the basis of the offered rates for deposits in U.S. dollars for a period of time comparable to such LIBOR Loan which are offered by four (4) major banks in the London interbank market at approximately 11:00 a.m. (London time), on the day that is two (2) London Banking Days preceding the first day of such Domestic LIBOR Loan as selected by Administrative Agent. The principal London office of each of the major London banks so selected will be requested to provide a quotation of its U.S. dollar deposit offered rate. If at least two (2) such quotations are provided, the rate for that date will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, the rate for that date will be determined on the basis of the rates quoted for loans in U.S. dollars to leading European banks for a period of time comparable to such Domestic LIBOR Loan offered by major banks in New York City at approximately 11:00 a.m. (New York City time), on the date that is two (2) London Banking Days preceding the first day of such Domestic LIBOR Loan. In the event that Administrative Agent is unable to obtain any such quotation as provided above, it will be determined that LIBOR pursuant to such Domestic LIBOR Loan cannot be determined. In the event that the Board of Governors of the Federal Reserve System shall impose a Reserve Percentage with respect to LIBOR deposits of Bank then, for any period during which such Reserve Percentage shall apply, LIBOR shall be equal to the amount determined above divided by an amount equal to 1 minus the Reserve Percentage.

               (b) as applicable to any UK LIBOR Loan (all of which shall be in Sterling), (i) the rate for the applicable Interest Period appearing on page 3750 of the Telerate screen which displays British Bankers Association Interest Settlement Rates for deposits in Sterling (or such other page or service as may replace such page on such system or service for the purpose of displaying such rates) at or about 11:00 a.m. on the quotation date for the Interest Period; or
(ii) if no such display rate is then available for deposits in Sterling or for the Interest Period relating to such UK LIBOR

Loan by prime banks in the London interbank market at or about 11:00 a.m. on the quotation date for the Interest Period, the arithmetic mean (rounded upwards to four decimal places) of the rates, as supplied to Fleet UK at its request, quoted by the Reference Banks to leading banks in the London interbank market.

          "LIBOR Loan" - either a Domestic LIBOR Loan or a UK LIBOR Loan, as the context may require.

          "Lien" - any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based on common law, statute or contract. The term "Lien" shall also include hypothecs, rights of sellers under conditional sales contracts or title retention agreements, reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances affecting Property. For the purpose of the Agreement, Borrowers (and their applicable Subsidiaries) shall be deemed to be the owner of any Property which they have acquired or hold subject to a conditional sale agreement or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person for security purposes.

          "Loan Account" - as defined in Section 3.6 of the Agreement.

          "Loan Documents" - the Agreement, the Other Agreements and the Security Documents.

          "Loan Party" - collectively, Borrowers, each Subsidiary of a Borrower which has either guarantied any of the Obligations or provided a security interest in any of its assets to secure any of the Obligations, each Guarantor, and any other Person which has provided a security interest in any of its assets to secure any of the Obligations. As of the Closing Date, none of the UK Borrowers, Channell Australia nor Egerton are Loan Parties.

          "Loans" - all loans and advances of any kind made by Administrative Agent, Canadian Agent, UK Agent or any Lender (or by any affiliate of Fleet) pursuant to the Agreement.

          "London Banking Day" - any date on which commercial banks are open for business in London, England.

          "Majority Lenders" - as of any date, Domestic Lenders holding 51% of the sum of the aggregate Domestic Revolving Credit Commitments plus the aggregate outstanding principal amount of the Domestic Term Loan and following the termination of the Domestic Revolving Credit Commitments, Lenders holding 51% or more of the outstanding Loans (including affiliates of such Domestic Lenders which are Canadian Participating Lenders and UK Participating Lenders, whether or not a refunding has occurred), Domestic LC Amounts, Domestic LC Obligations not yet reimbursed by Domestic Borrower or funded with a Domestic Revolving Credit Loan, UK LC Amounts and UK LC Obligations not yet reimbursed by UK Borrowers or funded with a UK Revolving Credit Loan, provided, that (a) in each case, if there are 2 or more Lenders with outstanding Loans, a portion of the Domestic LC Amount or UK LC Amount, unfunded and unreimbursed Domestic LC Obligations or UK LC Obligations or Domestic Revolving Credit Commitments, at least 2 Lenders shall be required to constitute Majority Lenders; and (b) prior to termination of the Domestic Revolving Credit Commitments, if any Domestic Lender breaches its obligation to fund any requested Domestic Revolving Credit Loan, for so long as such breach exists, its voting rights hereunder shall be calculated with reference to its outstanding Loans, portion of the Domestic LC Amount and unfunded and unreimbursed Domestic LC Obligations, rather than its Domestic Revolving Credit Commitment.

          "Mandatory Costs" - with respect to a Loan, the cost of complying with certain regulatory requirements expressed as a percentage per annum calculated by Administrative Agent in accordance with Schedule A.

          "Material Adverse Effect" - (a) a material adverse effect on the business, condition (financial or otherwise), operation, performance or properties of Borrowers and their Subsidiaries taken as a whole, (b) a material adverse effect on the rights and remedies of Administrative Agent, Canadian Agent, UK Agent or Lenders under the Loan Documents, or (c) the material impairment of the ability of Borrowers or any of their Subsidiaries to perform their obligations hereunder or under any other Loan Document.

          "Maximum Rate" - as defined in Section 2.1.3(a) of the Agreement.

          "Money Borrowed" - means, without duplication, (a) Indebtedness arising from the lending of money by any Person to any Borrower or any of its Subsidiaries; (b) Indebtedness, whether or not in any such case arising from the lending by any Person of money to any Borrower or any of its Subsidiaries, (i) which is represented by notes payable or drafts accepted that evidence extensions of credit, (ii) which constitutes obligations evidenced by bonds, debentures, notes or similar instruments, or (iii) upon which interest charges are customarily paid (other than accounts payable) or that was issued or assumed as full or partial payment for Property; (c) Indebtedness that constitutes a Capitalized Lease Obligation; (d) reimbursement obligations with respect to letters of credit or guaranties of letters of credit and (e) Indebtedness of any Borrower or any of its Subsidiaries under any guaranty of obligations that would constitute Indebtedness for Money Borrowed under clauses (a) through (c) hereof, if owed directly by such Borrower or any of its Subsidiaries. Money Borrowed shall not include trade payables or accrued expenses.

          "Mortgages" - All mortgages, deeds of trust and comparable documents now or at any time hereafter securing the whole or any part of the Obligations.

          "Multiemployer Plan" - has the meaning set forth in Section 4001(a)(3) of ERISA.

          "Notes" - the Revolving Notes and the Term Notes.

          "Notice of Canadian Revolving Loan Refunding" - as defined in Section
3.2.6 of the Agreement.

          "Notice of UK Revolving Loan Refunding" - as defined in Section 3.2.7 of the Agreement.

          "Notice of UK Term Loan Refunding" - as defined in Section 3.2.7 of the Agreement.

          "Obligations" - the Canadian Obligations, the Domestic Obligations and the UK Obligations, collectively.

          "Organizational I.D. Number" - with respect to any Borrower or any Subsidiary of any Borrower, the organizational identification number assigned to such Borrower or such Subsidiary by the applicable governmental unit or agency of the jurisdiction of organization of such Borrower or such Subsidiary.

          "Other Agreements" - any and all agreements, instruments and documents (other than the Agreement and the Security Documents), heretofore, now or hereafter executed by any Borrower, any Subsidiary of any Borrower or any other third party and delivered to Administrative Agent, Canadian Agent, UK Agent or any Lender in respect of the transactions contemplated by the Agreement, in each case either as originally executed or as the same may from time to time be supplemented, modified, amended, restated, extended or supplanted.

          "Owned Properties" - as defined in Section 7.1.26(a) of the Agreement.

          "Participant" - as defined in Section 11.9.2 of the Agreement.

          "PAYE Reserve" - a reserve of funds maintained for the purpose of meeting any claims in respect of preferential debts of UK Borrowers as such debts are defined pursuant to or in accordance with the provisions of Section 386 and Schedule 6 of the Insolvency Act of 1986.

          "PBGC" - the Pension Benefit Guaranty Corporation referred to and defined in ERISA.

          "PCBs" - as defined in the definition of "Hazardous Materials".

          "Permitted Intercompany Loans" - collectively, (a) any intercompany loans in existence on the Closing Date and identified on Schedule 8.2.3(b), and
(b) intercompany loans and advances made by any Borrower to another Borrower or any Subsidiary of any Borrower or by any Subsidiary to any Borrower, provided that (i) each Borrower and each Subsidiary shall record all such intercompany transactions on its books and records in a manner reasonably satisfactory to Agents, (ii) the obligations of any recipient of any such intercompany loans or advances which is a Borrower or Subsidiary which has guarantied any of the Obligations shall be subordinated to the applicable Obligations of such Borrower or such guarantied Obligations in a manner reasonably satisfactory to Agents,
(iii) at the time any such intercompany loan or advance is made and after giving effect thereto, the applicable Borrower making the loan or advance shall be Solvent and the applicable recipient of the proceeds of the intercompany loan or advance shall not have suffered a Bankruptcy Event, (iv) no Default or Event of Default would occur and be continuing after giving effect to any such proposed intercompany loan or advance, (v) all such intercompany loans or advances shall at all times be unsecured, (vi) Administrative Agent shall not have reasonably determined that any such intercompany loan could result in any material adverse legal consequences to any Agent, Bank or any Lender or could have any material adverse effect whatsoever on the enforceability of any of the Loan Documents,
(vii) no such intercompany loan or advance shall be illegal or otherwise violate any law applicable to Borrowers and their Subsidiaries, (viii) the aggregate principal amount of all such outstanding loans and advances described in this clause (b) which are made by Canadian Borrower to Domestic Borrower shall not exceed $1,500,000 at any time, and (ix) the aggregate principal amount of all such outstanding loans and advances described in this clause (b) (other than clause (b)(viii)) shall not exceed at any time the sum of (A) $250,000 plus (B) any additional amounts to be funded by any Borrower to Channell Australia approved in advance by Administrative Agent in its reasonable credit judgment.

          "Permitted Liens" - any Lien of a kind specified in Section 8.2.5 of the Agreement.

          "Permitted Purchase Money Indebtedness" - Purchase Money Indebtedness of Borrowers permitted pursuant to Section 8.2.3(g) hereof.

          "Person" - an individual, partnership, corporation, limited liability company, joint stock company, land trust, business trust, or unincorporated organization, or a government or agency or political subdivision thereof.

          "Plan" - in the case of Domestic Borrower or a Domestic Subsidiary, an employee benefit plan (as defined in Section 3(3) of ERISA) subject to ERISA which any Borrower or any ERISA Affiliate sponsors or maintains or to which any Borrower or any ERISA Affiliate makes, is making, or is obligated to make contributions or otherwise has any liability.

          "PPSA" - the Personal Property Security Act (Ontario) as in effect from time to time; provided that in the event that, by reason of mandatory provisions of law, the validity, perfection and effect of perfection or non-perfection of a security interest or other applicable Lien is governed by other personal property security laws, the term "PPSA" means such other personal property security laws, including, without limitation, the Civil Code of Quebec.

          "Preferential Creditors" - as to UK Borrowers, holders of "preferential debts" as interpreted in Section 386 of the Insolvency Act 1986 of England and Wales and listed in Schedule 6 of that Act.

          "Prior Claims" - all Liens created by applicable law (in contrast with Liens voluntarily granted) which rank or are capable of ranking prior or pari passu with Canadian Agent's or UK Agent's, as applicable, Lien (or the applicable equivalent of such Liens) against all or part of the Canadian Collateral or the UK Collateral, as applicable, including for amounts owing for vacation pay, employee deductions and contributions, goods and services taxes, sales taxes, realty taxes, business taxes, workers' compensation, pension plan or fund obligations and overdue rents (to the extent, in the case of rents, that such rents are not already the subject of a reserve).

          "Projections" - Borrowers' forecasted Consolidated and consolidating
(a) balance sheets, (b) profit and loss statements, (c) cash flow statements and
(d) capitalization statements, all prepared on a consistent basis with the historical financial statements of Borrowers and their Subsidiaries, together with appropriate supporting details and a statement of underlying assumptions.

          "Property" - any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

          "Purchase Money Indebtedness" - means and includes (a) Indebtedness (other than the Obligations) for the payment of all or any part of the purchase price of any fixed assets, (b) any Indebtedness (other than the Obligations) incurred at the time of or within 10 days prior to or after the acquisition of any fixed assets for the purpose of financing all or any part of the purchase price thereof, and (c) any renewals, extensions or refinancings thereof, but not any increases in the principal amounts thereof outstanding at the time.

          "Purchase Money Lien" - a Lien upon fixed assets which secures Purchase Money Indebtedness, but only if such Lien shall at all times be confined solely to the fixed assets the purchase price of which was financed through the incurrence of the Purchase Money Indebtedness secured by such Lien.

          "RBC Account" - the account maintained at The Royal Bank of Canada of Canadian Borrower, Account Number 1068840, Account Transit Number 00002.

          "Reference Banks" - with respect to LIBOR, the principal London offices of Barclays Bank PLC, The Royal Bank of Scotland and HSBC or such other banks as may be appointed by Fleet UK (acting on the instructions of the Majority Lenders) in consultation with the Borrower Representative.

          "Release" - any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injection, escaping, leaching, dumping, disposing, or depositing, or threat thereof, of any Hazardous Material in, into, onto or through the environment.

          "Reportable Event" - any of the events set forth in Section 4043(b) of ERISA.

          "Reserve Percentage" - the maximum aggregate reserve requirement (including all basic, supplemental, marginal and other reserves) which is imposed on member banks of the Federal Reserve System against "Eurocurrency Liabilities" as defined in Regulation D.

          "Reserves" - as defined in Section 1.1.5 of the Agreement.

          "Restricted Investment" - any investment made in cash or by delivery of Property to any Person, whether by acquisition of stock, Indebtedness for Money Borrowed or other obligation or Security, or by loan, advance or capital contribution, or otherwise, or in any Property except the following:

               (a) Permitted Intercompany Loans and any other investments by any Borrower, to the extent existing on the Closing Date, in one or more Subsidiaries of any Borrower;

               (b) Property to be used in the ordinary course of business;

               (c) Current Assets arising from the sale of goods and services in the ordinary course of business of Borrowers or any of their Subsidiaries;

               (d) investments in direct obligations of the United States of America, or any agency thereof or obligations guaranteed by the United States of America, provided that such obligations mature within one year from the date of acquisition thereof;

               (e) investments in certificates of deposit maturing within one year from the date of acquisition and fully insured by the Federal Deposit Insurance Corporation;

               (f) investments in commercial paper given the highest rating by a national credit rating agency and maturing not more than 270 days from the date of creation thereof;

               (g) investments in money market, mutual or similar funds having assets in excess of $100,000,000 and the investments of which are limited to investment grade securities;

               (h) investments existing on the date hereof and listed on
Schedule 8.2.13 hereto;

               (i) written agreements between any Borrower and one or more financial institutions providing for "swap", "cap", "collar" or other interest rate protection with respect to Indebtedness for Money Borrowed; and

               (j) investments otherwise expressly permitted pursuant to the Agreement.

          "Restricted Subsidiary" - as of any date of determination, a Subsidiary of Domestic Borrower which (a) possesses less than 2.5% of Consolidated assets of Domestic Borrower, determined in accordance with GAAP and does not own any material Intellectual Property, or (b) a Foreign Subsidiary which the Majority Lenders have agreed, in writing, prior to such date, to classify as a "Restricted Subsidiary" because of "deemed dividend" concerns with respect to such Foreign Subsidiary under United States tax laws; provided, however, that the term "Restricted Subsidiary" shall not include Canadian Borrower or UK Borrowers. As of the Closing Date, the Subsidiaries listed on
Schedule 7.1.4B hereto are the sole Restricted Subsidiaries, and as of the UK Closing Date, Egerton and Channell Australia shall cease to be a Restricted Subsidiary (provided that the requirements of the UK Side Letter, and not Section 8.1.8 of the Agreement, shall govern the security interest and guaranty requirements with respect to those Subsidiaries to the extent not in place on the Closing Date).

          "Revolving Credit Loans" - collectively, the Domestic Revolving Credit Loans, Canadian Revolving Credit Loans and UK Revolving Credit Loans made by any Lender pursuant to Section 1.1 of the Agreement.

          "Revolving Credit Maximum Amount" - $25,000,000, as such amount may be reduced from time to time pursuant to the terms of the Agreement.

          "Revolving Notes" - the secured promissory notes to be executed by Borrowers in favor of each Lender to evidence the Revolving Credit Loans, which shall be in the form of Exhibit 1.2 to the Agreement, together with any replacement or successor notes therefor.

          "Security" - all shares of stock, partnership interests, membership interests, membership units or other ownership interests in any other Person and all warrants, options or other rights to acquire the same.

          "Security Documents" - the Guaranty Agreements, the Guaranty Security Agreements, the Mortgages and all other instruments and agreements now or at any time hereafter securing the whole or any part of the Obligations, in each case either as originally executed or as the same may from time to time be supplemented, modified, amended, restated, extended or supplanted.

          "Solvent" - as to any Person, such Person (a) organized under the laws of any state of the United States of America, (i) owns Property whose fair saleable value is greater than the amount required to pay all of such Person's Indebtedness (including contingent debts discounted based on the likelihood of their having to be paid), (ii) is able to pay all of its Indebtedness as such Indebtedness matures and (iii) has capital sufficient to carry on its business and transactions and all business and transactions in which it is about to engage, (b) organized under the laws of the United Kingdom, that at the time of determination such Person is not unable to pay its debts as they fall due within the meaning of Section 123 of the Insolvency Act of 1986, and (c) with respect to any Person on a particular date, (i) the property of such Person is sufficient, if disposed of at a fairly conducted sale under legal process, to enable payment of all its obligations, due and accruing due, (ii) the property of such Person is, at a fair valuation, greater than the total amount of liabilities, including contingent liabilities, of such Person, and (iii) such Person has not ceased paying its current obligations in the ordinary course of business as they generally become due.

          "Sterling" - the lawful currency of Great Britain.

          "Sterling Equivalent" - at any time, as to any amount denominated in U.S. Dollars, the equivalent amount in Sterling determined by the Administrative Agent at such time on the basis of the spot rate for the purchase by UK Agent of such U.S. Dollars, as applicable, with Sterling through a foreign exchange trading office selected by UK Agent or such other rate which Administrative Agent may select based on reasonable commercial practices.

          "Subordinated Debt" - Indebtedness of any Borrower or any Subsidiary of any Borrower that is subordinated to the Obligations in a manner satisfactory to Agents, and contains terms, including without limitation, payment terms, satisfactory to Agents.

          "Subsidiary" - any Person of which another Person owns, directly or indirectly through one or more intermediaries, more than 50% of the Voting Stock at the time of determination.

          "Term" - as defined in Section 4.1 of the Agreement.

          "Term Loans" - the UK Term Loans and the Domestic Term Loan, collectively.

          "Term Notes" - the secured promissory notes to be executed by Borrowers in favor of each applicable Lender to evidence the Term Loans, which shall be in the form of Exhibit 1.3 to the Agreement, together with any replacement or successor notes therefor.

          "Transferee" - as defined in Section 2.13.1 of the Agreement.

          "Type of Organization" - with respect to any Borrower or any Subsidiary of any Borrower, the kind or type of entity by which such Borrower or such Subsidiary is organized, such as a corporation or limited liability company.

          "UCC" - the Uniform Commercial Code as in effect in the State of California on the date of this Agreement, as the UCC may be amended or otherwise modified.

          "UK Availability" - the amount of additional money which UK Borrowers are entitled to borrow from time to time as UK Revolving Credit Loans, such amount being the lesser of (i) the UK Revolving Credit Sub-Limit minus the Dollar Equivalent of the UK Revolving Credit Loans outstanding and the Dollar Equivalent of the outstanding principal amount of the UK Term Loans and the Dollar Equivalent of the UK LC Amount and the Dollar Equivalent of the UK LC Obligations, and (ii) the difference derived when the sum of the Dollar Equivalent of the principal amount of UK Revolving Credit Loans to UK Borrowers then outstanding (including any amounts which Administrative Agent, UK Agent or UK Lender may have paid for the account of UK Borrowers pursuant to any of the Loan Documents and which have not been reimbursed by UK Borrowers), and the Dollar Equivalent of any Reserves and the Dollar Equivalent of the outstanding principal amount of the UK Term Loans and the Dollar Equivalent of the UK LC Amount and the Dollar Equivalent of the UK LC Obligations is subtracted from the Dollar Equivalent of the UK Borrowing Base, subject in each case to the other limitations in Section 1.1.3 of the Agreement. If the amount outstanding is equal to or greater than the UK Revolving Credit Sub-Limit or the UK Borrowing Base, UK Availability is $0.

          "UK Base Rate" - the rate of interest announced or quoted by Fleet UK as its U.K. Base Rate for Sterling, whether or not such rate is the lowest rate charged by Fleet UK to its most preferred borrowers; and, if such UK Base Rate is discontinued by Fleet UK as a standard, a comparable reference rate designated by Fleet UK as a substitute therefor shall be the UK Base Rate.

          "UK Base Rate Loan" - any Loan hereunder bearing interest computed by reference to the UK Base Rate, including, without limitation, that portion of the outstanding principal amount of the UK Term Loans bearing interest with reference to the UK Base Rate.

          "UK Borrower Guaranty" - the continuing guaranty agreement executed by the UK Borrowers, in form and substance satisfactory to Administrative Agent.

          "UK Borrowers" - as defined in Section 1.4 of the Agreement.

          "UK Borrowing Base" - as at any date of determination thereof, the Dollar Equivalent of an amount equal to the lesser of the following:

               (a) the UK Revolving Credit Sub-Limit; and

               (b) an amount equal to 75% of the net amount of Eligible Accounts of UK Borrowers outstanding at such date.

          The advance rate set forth above may be adjusted downward by UK Agent as UK Agent shall deem necessary or appropriate in its reasonable credit judgment, including, without limitation, adjustments with respect to Prior Claims. For purposes hereof, the net amount of Eligible Accounts at any time shall be the face amount of such Eligible Accounts less any and all returns, rebates, discounts (which may, at UK Agent's option, be calculated on shortest terms), credits, allowances or excise taxes of any nature at any time issued, owing, claimed by Account Debtors, granted, outstanding or payable in connection with such Accounts at such time.

          "UK Closing Date" - the date on which all of the conditions precedent in the UK Side Letter are satisfied or waived by the Agents and the Lenders and the initial UK Revolving Credit Loans are made and the UK Term Loans are made or the initial UK Letters of Credit or UK LC Guaranties are issued under the Agreement.

          "UK Collateral" - all of the Property and interests in Property of UK Borrowers described in Section 5 of the Agreement, and all other Property and interests in Property of either UK Borrower that now or hereafter secures the payment and performance of any of the UK Obligations, and all other Property and interest in Property of any Person that is identified in a Loan Document as "UK Collateral".

          "UK Fronting Fee" - as defined in Section 2.6(b) of the Agreement.

          "UK Lender" - Fleet UK, in its capacity as provider of UK Revolving Credit Loans and the UK Term Loans and issuer of UK Letters of Credit and UK LC Guaranties.

          "UK Letter of Credit" - any standby or commercial letter of credit, bank guarantee or similar instrument issued by Fleet UK or any Affiliate of Fleet UK for the account of a UK Borrower.

          "UK LC Amount" - at any time, the Dollar Equivalent of the aggregate undrawn available amount of all UK Letters of Credit and UK LC Guaranties then outstanding.

          "UK LC Guaranty" - any guaranty pursuant to which Fleet UK or any Affiliate of Fleet UK shall guaranty the payment or performance by any UK Borrower of its reimbursement obligation under any UK Letter of Credit.

          "UK LC Margin" - the Applicable Margin then in effect for UK LIBOR Loans which are UK Revolving Credit Loans per annum.

          "UK LC Obligations" - Any Obligations that arise from any draw against any UK Letter of Credit or against any UK Letter of Credit supported by a UK LC Guaranty.

          "UK LIBOR Loan" - any Loan made hereunder to a UK Borrower bearing interest computed by reference to the LIBOR, including, without limitation, that portion of the outstanding principal amount of the UK Term Loans bearing interest with reference to the LIBOR.

          "UK Loan Account" - as defined in Section 3.6 of the Agreement.

          "UK Loss" - for any period, without duplication, the difference between (a)(i) net income (or loss) of UK Borrowers, plus (ii) UK Borrowers' interest expense for that period, including without limitation any rent payable with respect to Capitalized Lease Obligations which should, in accordance with GAAP, be treated as interest expense, to the extent paid during that period in cash, plus (iii) the aggregate amount of federal, state and provincial income taxes on or measured by such net income to the extent paid or accrued for that period, plus (iv) the depreciation and amortization expense of UK Borrowers for that period, plus (v) the non-cash expenses of UK Borrowers for that period, minus (vi) any non-cash income for that period, in each case determined in accordance with GAAP, consistently applied minus (b) Capital Expenditures of UK Borrowers for that period.

          "UK Non-Excluded Taxes" - as defined in Section 2.13.10 of the Agreement.

          "UK Obligations" - all Loans made by the UK Lender, all UK LC Obligations and all other advances, debts, liabilities, obligations, covenants and duties, together with all interest (including, without limitation, whether accruing prior to or subsequent to the commencement of a bankruptcy or similar proceeding with either

UK Borrower as a debtor thereof and whether or not such interest is an allowed claim in any such proceeding), fees and other charges thereon, owing, arising, due or payable from either UK Borrower to UK Agent, for its own benefit, or from either UK Borrower to UK Agent for the benefit of UK Lender or UK Participating Lenders, or from either UK Borrower to Canadian Agent, Canadian Lender or Canadian Participating Lenders, or from either UK Borrower to Fleet UK or any Affiliate of Fleet UK, of any kind or nature, present or future, whether or not evidenced by any note, guaranty or other instrument, whether arising under the Agreement or any of the other Loan Documents or otherwise, whether direct or indirect (including those acquired by assignment), absolute or contingent, primary or secondary, due or to become due, now existing or hereafter arising and however acquired, including without limitation any Derivative Obligations owing by either UK Borrower to UK Agent, UK Lender, or any UK Participating Lender.

          "UK Participating Lender" - each Lender (other than UK Lender) that has a UK Percentage as identified on Schedule 1.1; it being understood and agreed that each of the following shall be a UK Participating Lender: each United Kingdom Affiliate of a Domestic Lender (other than Fleet) which is: (i) in respect of a Loan made to a UK Borrower by a person that was a bank (as defined for the purposes of Section 349 of the Income and Corporation Taxes Act 1988 (as amended, the "Taxes Act") currently in Section 840A of the Taxes Act) at the time that the Loan was made, which Lender is beneficially entitled to and within the charge to United Kingdom corporation tax as respects any payment of interest made in respect of that Loan; or (ii) which is beneficially entitled to interest payable to it in respect of a Loan to the UK Borrower and is: (A) a company resident in the United Kingdom for United Kingdom tax purposes, or (B) a partnership, each member of which is a company resident in the United Kingdom for United Kingdom tax purposes, or (C) a company not resident in the United Kingdom for United Kingdom tax purposes which carries on a trade in the United Kingdom through a branch or agency and which brings into account interest payable in respect of that Loan in computing its chargeable profits (within the meaning given by Section 11(2) of the Taxes Act).

          "UK Participation Fee" - as defined in Section 2.6 of the Agreement.

          "UK Percentage" - relative to the UK Lender and any UK Participating Lender, the applicable percentage relating to such Person's obligation to participate in UK Letters of Credit issued for the account of UK Borrowers and its obligation to fund UK Revolving Credit Loans and a portion of the UK Term Loans pursuant to Section 3.2.7 of the Agreement as set forth opposite its name on Schedule 1.1 to the Agreement, as such percentage may be adjusted from time to time pursuant to assignment agreements executed by such Lender and delivered pursuant to Section 11.9 of the Agreement. A Lender shall not have any UK Percentage if its percentage under the UK Percentage column is zero or is blank.

          "UK Real Estate" - the real (or immovable) Property owned in fee by Egerton consisting of land and buildings located on the north side of Murray Road, Leesons Hill, Orpington, Kent, United Kingdom and registered at Her Majesty's Land Registry with freehold title no. SGL519467.

          "UK Refunding Amount" - as defined in Section 3.2.7 of the Agreement.

          "UK Revolving Credit Exposure" - at any date, the amount equal to the Dollar Equivalent of the aggregate principal amount of all UK Revolving Credit Loans, the UK LC Amount and all UK LC Obligations then outstanding.

          "UK Revolving Credit Loan" - as defined in Section 1.1.3(a) of the Agreement.

          "UK Revolving Credit Sub-Limit" - the lesser of (a) $400,000 (as such amount may be reduced from time to time in accordance with the provisions of the Agreement), and (b) (i) $1,000,000 (as such amount may be reduced from time to time in accordance with the provisions of the Agreement) minus (ii) the aggregate principal amount of the UK Term Loans.

          "UK Side Letter" - the letter agreement dated as of the Closing Date between Administrative Agent and Domestic Borrower concerning the circumstances under which the UK Borrowers shall become Borrowers under this Agreement.

          "UK Term Loan Funding Date" - the date upon which UK Lender funds the UK Term Loans to UK Borrowers as requested by UK Borrowers, provided that (i) such date must occur prior to the last day of the Term and (ii) no Default or Event of Default shall then have occurred and be continuing.

          "UK Term Loans" - as defined in Section 1.3.2 of the Agreement.

          "Unused Line Fee" - as defined in Section 2.5 of the Agreement.

          "Voting Stock" - Securities of any class or classes of a corporation, limited partnership or limited liability company or any other entity the holders of which are ordinarily, in the absence of contingencies, entitled to vote with respect to the election of corporate directors (or Persons performing similar functions if the entity is not a corporation).

          "Withdrawal Liability" - the liability to a Multiemployer Plan, as defined in Section 4201 of ERISA.

          "yield maintenance fee" - as defined in Section 3.2.5 of the Agreement.

          Other Terms. All other terms contained in the Agreement shall have, when the context so indicates, the meanings provided for by the UCC to the extent the same are used or defined therein.

          Certain Matters of Construction. The terms "herein", "hereof" and "hereunder" and other words of similar import refer to the Agreement as a whole and not to any particular section, paragraph or subdivision. Any pronoun used shall be deemed to cover all genders. The section titles, table of contents and list of exhibits appear as a matter of convenience only and shall not affect the interpretation of the Agreement. All references to statutes and related regulations shall include any amendments of same and any successor statutes and regulations. All references to any of the Loan Documents shall include any and all modifications thereto and any and all extensions or renewals thereof. Any reference herein to "Borrowers and their Subsidiaries" or the like shall refer solely to Borrowers during such times, if any, as Borrowers do not have any Subsidiaries.

                                   EXHIBIT 1.2


                             SECURED PROMISSORY NOTE
                                (REVOLVING NOTE)


$__________                                                   September __, 2002
                                                         Los Angeles, California

          FOR VALUE RECEIVED, the undersigned ("Borrower"), hereby promises to pay to the order of ________________________, _______________ ___________
(hereinafter "Lender"), at its offices located at ________________________ __________________________________________________________, in such coin or currency of the United States which shall be legal tender in payment of all debts and dues, public and private, at the time of payment, the principal sum of $____________ or such lesser aggregate amount of Loans as may be made pursuant to the Lender's pro rata share of the Domestic Revolving Credit Commitment under the Loan Agreement referred to below, together with any accrued and unpaid interest thereon from and after the date hereof (i) on the unpaid principal balance outstanding consisting of Domestic Base Rate Loans at a fluctuating rate per annum equal to the Domestic Base Rate plus the Applicable Margin and (ii) if Borrower has properly exercised the option to obtain Domestic LIBOR Loans as provided in Section 3.1.7 of the Loan Agreement (as defined below), on the unpaid principal balance outstanding consisting of Domestic LIBOR Loans at a fixed rate per annum equal to the LIBOR plus the Applicable Margin for the corresponding Interest Period.

          This Note is one of the Revolving Notes referred to in, and is issued pursuant to, that certain Loan and Security Agreement dated as of September __, 2002, by and among Channell Commercial Corporation, a Delaware corporation, Channell Commercial Canada Inc., an Ontario corporation, the UK Borrowers party thereto, if any, the lenders from time to time a party thereto, Fleet Capital Corporation, as Administrative Agent, Fleet Capital Canada Corporation, as Canadian Agent, and Fleet National Bank, London U.K. Branch, trading as FleetBoston Financial, as UK Agent (as amended, extended, renewed, supplemented, or otherwise modified from time to time, the "Loan Agreement"). This Note is entitled to all of the benefits and security of the Loan Agreement and is subject to all of the terms, covenants and conditions of the Loan Agreement. All capitalized terms used herein, unless otherwise specifically defined in this Note, shall have the meanings ascribed to them in the Loan Agreement.

          The rate of interest in effect hereunder with respect to Domestic Base Rate Loans shall increase or decrease by an amount equal to any increase or decrease in the Domestic Base Rate, effective as of the opening of business on the date that any such change in the Domestic Base Rate occurs. Interest shall be computed in the manner provided in the Loan Agreement.

          For so long as no Event of Default shall have occurred, the principal amount of, and accrued interest on, this Note shall be due and payable on the dates and in the manner hereinafter set forth:

                  (a) Interest on each Domestic Base Rate Loan evidenced hereby shall be due and payable monthly on the first calendar day of each month (for the immediately preceding month), computed through the last calendar day of the preceding month, commencing on the first calendar day of the first month after the funding of such Domestic Base Rate Loan, and continuing until such time as the full principal balance of such Domestic Base Rate Loan shall have been paid in full;

                  (b) Interest on each Domestic LIBOR Loan evidenced hereby shall be due and payable on the first calendar day of each month (for the immediately preceding month) during and immediately following the applicable Interest Period, computed through the last calendar day of the preceding month, commencing on the first calendar day of the first month after the funding of such Domestic LIBOR Loan, and continuing until such time as the full principal balance of such Domestic LIBOR Loan shall have been paid in full or converted into a Domestic Base Rate Loan as provided in Section 3.1.9 of the Loan Agreement; and

                  (c) Principal shall be payable on the dates and in the manner set forth in the Loan Agreement.

          Notwithstanding any provisions in the Loan Agreement, the entire unpaid principal balance and accrued interest on this Note shall be due and payable immediately upon any termination of the Loan Agreement pursuant to
Section 4.2 thereof.

          This Note shall be subject to mandatory prepayment in accordance with the provisions of Section 3.3 of the Loan Agreement. Borrower may also terminate the Loan Agreement and, in connection with such termination, prepay this Note in the manner provided in Section 4.2.2 of the Loan Agreement.

          Upon the occurrence of an Event of Default, Lender shall have all of the rights and remedies set forth in Section 10 of the Loan Agreement.

          Time is of the essence of this Note. To the fullest extent permitted by applicable law, Borrower, for itself and its legal representatives, successors and assigns, expressly waives presentment, demand, protest, notice of dishonor, notice of non-payment, notice of maturity, notice of protest, presentment for the purpose of accelerating maturity and diligence in collection.

          Wherever possible, each provision of this Note shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Note shall be prohibited or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or remaining provisions of this Note. No delay or failure on the part of Lender in the exercise of any right or remedy hereunder shall operate as a waiver thereof, nor as an acquiescence in any default, nor shall any single or partial exercise by Lender of any right or remedy preclude any other right or remedy. Lender, at its option, may enforce its rights against any collateral securing this Note without enforcing its rights against Borrower, any guarantor of the indebtedness evidenced hereby or any other property or indebtedness due or to become due to Borrower. Borrower agrees that, without releasing or impairing Borrower's liability hereunder, Lender may at any time release, surrender, substitute or exchange any collateral securing this Note and may at any time release any party primarily or secondarily liable for the indebtedness evidenced by this Note.

          This Note shall be governed by, and construed and enforced in accordance with, the laws of the State of California.

          IN WITNESS WHEREOF, Borrower has caused this Note to be duly executed and delivered in Los Angeles, California on the date first above written.

                                                 CHANNELL COMMERCIAL
                                                 CORPORATION,
                                                 a Delaware corporation

                                                 By: ___________________________
                                                 Name: _________________________
                                                 Title: ________________________

                                   EXHIBIT 1.3

                             SECURED PROMISSORY NOTE
                                   (TERM NOTE)


$______________                                              September ___, 2002
                                                         Los Angeles, California


          FOR VALUE RECEIVED, the undersigned ("Borrower"), hereby promises to pay to the order of _____________________ _______________________________
(hereinafter "Lender"), at its offices located at ___________________________________________________________________, in such coin or currency of the United States which shall be legal tender in payment of all debts and dues, public and private, at the time of payment, the principal sum of $______________ together with any accrued and unpaid interest thereon from and after the date hereof (i) on the unpaid principal balance outstanding consisting of Domestic Base Rate Loans made by Lender to Borrower at a fluctuating rate per annum equal to the Domestic Base Rate plus the Applicable Margin and (ii) if Borrower has properly exercised the option to obtain Domestic LIBOR Loans as provided in Section 3.1.7(a) of the Loan Agreement (as defined below), on the unpaid principal balance outstanding consisting of Domestic LIBOR Loans made by Lender to Borrower, at a fixed rate per annum equal to the Applicable Margin plus the LIBOR for the corresponding Interest Period.

          This Note is one of the Term Notes referred to in, and is issued pursuant to, that certain Loan and Security Agreement dated as of September __, 2002, by and among Channell Commercial Corporation, a Delaware corporation, Channell Commercial Canada Inc., an Ontario corporation, the UK Borrowers party thereto, if any, the lenders from time to time a party thereto, Fleet Capital Corporation, as Administrative Agent, Fleet Capital Canada Corporation, as Canadian Agent, and Fleet National Bank, London U.K. Branch, trading as FleetBoston Financial, as UK Agent (as amended, extended, renewed, supplemented, or otherwise modified from time to time, the "Loan Agreement"). This Note is entitled to all of the benefits and security of the Loan Agreement and is subject to all of the terms, covenants and conditions of the Loan Agreement. All capitalized terms used herein, unless otherwise specifically defined in this Note, shall have the meanings ascribed to them in the Loan Agreement.

          The rate of interest in effect hereunder with respect to Domestic Base Rate Loans shall increase or decrease by an amount equal to any increase or decrease in the Domestic Base Rate effective as of the opening of business on the date that any such change in the Domestic Base Rate occurs. Interest shall be computed in the manner provided in the Loan Agreement.

          For so long as no Event of Default shall have occurred, the principal amount of, and accrued interest on, this Note shall be due and payable on the dates and in the manner hereinafter set forth:

               (a) Interest on each Domestic Base Rate Loan made by Lender to Borrower shall be due and payable monthly on the first calendar day of each month (for the immediately preceding month), computed through the last calendar day of the preceding month, commencing on the first calendar day of the first month after the funding of such Domestic Base Rate Loan, and continuing until such time as the full principal balance of such Domestic Base Rate Loan shall have been paid in full;

               (b) Interest on each Domestic LIBOR Loan made by Lender to Borrower shall be due and payable on the first calendar day of each month (for the immediately preceding month) during and immediately following the applicable Interest Period, computed through the last calendar day of the preceding month, commencing on the first calendar day of the first month after the funding of such Domestic LIBOR Loan, and continuing until such time as the full principal balance of such Domestic LIBOR Loan shall have been paid in full or converted into a Domestic Base Rate Loan as provided in Section 3.1.9 of the Loan Agreement;

               (c) Principal shall be payable in eleven (11) quarterly installments of $____________ each, commencing on January 1, 2003 and continuing on the first day of each quarter thereafter, through and including July 1, 2005; and

               (d) The entire remaining principal amount then outstanding, together with any and all other amounts due hereunder, shall be due and payable on September 30, 2005.

          Notwithstanding the foregoing, the entire unpaid principal balance and accrued interest on this Note shall be due and payable immediately upon any termination of the Loan Agreement pursuant to Section 4.2 thereof.

          This Note shall be subject to mandatory prepayment in accordance with the provisions of Section 3.3 of the Loan Agreement. Borrower may also terminate the Loan Agreement and, in connection with such termination, prepay this Note in the manner provided in Section 4.2.2 of the Loan Agreement.

          Upon the occurrence of an Event of Default, Lender shall have all of the rights and remedies set forth in Section 10 of the Loan Agreement.

          Time is of the essence of this Note. To the fullest extent permitted by applicable law, Borrower, for itself and its legal representatives, successors and assigns, expressly waives presentment, demand, protest, notice of dishonor, notice of non-payment, notice of maturity, notice of protest, presentment for the purpose of accelerating maturity, and diligence in collection, except for notices expressly provided for in the Loan Agreement.

          Wherever possible, each provision of this Note shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Note shall be prohibited or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or remaining provisions of this Note. No delay or failure on the part of Lender in the exercise of any right or remedy hereunder shall operate as a waiver thereof, nor as an acquiescence in any default, nor shall any single or partial exercise by Lender of any right or remedy preclude any other right or remedy. Lender, at its option, may enforce its rights against any collateral securing this Note without enforcing its rights against Borrower, any guarantor of the indebtedness evidenced hereby or any other property or indebtedness due or to become due to Lender. Borrower agrees that, without releasing or impairing Borrower's liability hereunder, Lender may at any time release, surrender, substitute or exchange any collateral securing this Note and may at any time release any party primarily or secondarily liable for the indebtedness evidenced by this Note.

          This Note shall be governed by, and construed and enforced in accordance with, the laws of the State of California.

          IN WITNESS WHEREOF, Borrower has caused this Note to be duly executed and delivered to Lender (or Agent on behalf of Lender) on the date first above written.


                                            CHANNELL COMMERCIAL
                                            CORPORATION,
                                            a Delaware corporation


                                            By:_________________________________
                                            Name:_______________________________
                                            Title:______________________________

                                   EXHIBIT 1.4

                                JOINDER AGREEMENT

     THIS JOINDER AGREEMENT ("Joinder Agreement") is executed as of ___________, 200_, by Channell Limited, a limited liability company incorporated under the laws of England and Wales ("CL") and Channell Commercial Europe Limited, a limited liability company incorporated under the laws of England and Wales ("CCEL" and, together with CL, "Joining Borrowers"), and delivered to Fleet Capital Corporation, as Administrative Agent, pursuant to Section 1.4 of the Loan and Security Agreement dated as of September __, 2002, by and among Channell Commercial Corporation, a Delaware corporation ("Domestic Borrower"), Channell Commercial Canada Inc., an Ontario corporation ("Canadian Borrower", collectively with Domestic Borrower, "Borrowers"), the lenders from time to time a party thereto (collectively, the "Lenders"), Fleet Capital Corporation, as Administrative Agent, and Fleet Capital Canada Corporation, as Canadian Agent (as amended, extended, renewed, supplemented, or otherwise modified from time to time, the "Loan Agreement"). Terms used but not defined in this Joinder Agreement shall have the respective meanings specified in the Loan Agreement.

                                    RECITALS

          A. Pursuant to Section 1.4 of the Loan Agreement, in order become UK Borrowers under the Loan Agreement, this Joinder Agreement must be executed by Joining Borrowers and accepted by Administrative Agent.

          B. Joining Borrowers wish to join the Loan Agreement as UK Borrowers, and Fleet National Bank, London U.K. Branch, trading as FleetBoston Financial ("Fleet UK") wishes to join the Loan Agreement as UK Agent and UK Lender.

          NOW, THEREFORE, the Joining Borrowers agree as follows:

                                    AGREEMENT

     1. Joinder. By this Joinder Agreement, each Joining Borrower shall become a "UK Borrower" under the Loan Agreement. Each Joining Borrower agrees that such Joining Borrower will be bound by all covenants, terms, conditions, and duties applicable to a UK Borrower under the Loan Agreement.

     2. Joinder of Fleet UK. By this Joinder Agreement, Fleet UK hereby becomes the "UK Agent" and "UK Lender" under the Loan Agreement with respect to all of the obligations of the UK Agent and UK Lender under the Loan Agreement. Fleet agrees that it will be bound by all provisions applicable to the UK Agent and UK Lender in the Loan Agreement.

     3. Representations and Warranties of Joining Borrowers. Each Joining Borrower represents and warrants to the Lenders that it is a company duly incorporated and validly existing under the laws of England and Wales. Each Joining Borrower further represents and warrants to the Lenders that, as of the Effective Date, except as disclosed by such Joining

Borrower (which disclosures shall be deemed to amend the Schedules and other disclosures delivered as contemplated in Article 7 of the Loan Agreement) the representations and warranties contained in Article 7 of the Loan Agreement are true and correct as applied to such Joining Borrower as a UK Borrower on and as of the Effective Date as though made on that date.

     4. Solvency of UK Borrowers. Joining Borrowers represent and warrant that the table attached hereto as Annex 1 indicates the manner in which UK Borrowers have been made Solvent subsequent to the Closing Date.

     5. Further Assurances. Joining Borrowers agree to execute and deliver such other instruments, financing statements and documents and take such other action as the Administrative Agent may reasonably request in connection with the transactions contemplated by this Joinder Agreement.

     6. GOVERNING LAW ; JURISDICTION AND VENUE. THIS JOINDER AGREEMENT HAS BEEN NEGOTIATED AND DELIVERED IN AND SHALL BE DEEMED TO HAVE BEEN MADE IN LOS ANGELES, CALIFORNIA. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA; PROVIDED, HOWEVER, THAT IF ANY OF THE COLLATERAL SHALL BE LOCATED IN ANY JURISDICTION OTHER THAN CALIFORNIA, THE LAWS OF SUCH JURISDICTION SHALL GOVERN THE METHOD, MANNER AND PROCEDURE FOR FORECLOSURE OF, OR REALIZATION UNDER, ADMINISTRATIVE AGENT'S, CANADIAN AGENT'S OR UK AGENT'S LIEN UPON SUCH COLLATERAL AND THE ENFORCEMENT OF ADMINISTRATIVE AGENT'S, CANADIAN AGENT'S OR UK AGENT'S OTHER REMEDIES IN RESPECT OF SUCH COLLATERAL TO THE EXTENT THAT THE LAWS OF SUCH JURISDICTION ARE DIFFERENT FROM OR INCONSISTENT WITH THE LAWS OF CALIFORNIA. AS PART OF THE CONSIDERATION FOR NEW VALUE RECEIVED, AND REGARDLESS OF ANY PRESENT OR FUTURE DOMICILE OR PRINCIPAL PLACE OF BUSINESS OF ANY BORROWER, ADMINISTRATIVE AGENT, CANADIAN AGENT, UK AGENT OR ANY LENDER, EACH JOINING BORROWER HEREBY CONSENTS AND AGREES THAT THE SUPERIOR COURT OF LOS ANGELES COUNTY, CALIFORNIA, OR, AT ADMINISTRATIVE AGENT'S, CANADIAN AGENT'S OR UK AGENT'S OPTION, THE UNITED STATES DISTRICT COURT FOR THE CENTRAL DISTRICT OF CALIFORNIA, SHALL HAVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN ANY JOINING BORROWER ON THE ONE HAND AND ADMINISTRATIVE AGENT, CANADIAN AGENT, UK AGENT OR ANY LENDER ON THE OTHER HAND PERTAINING TO THIS AGREEMENT OR TO ANY MATTER ARISING OUT OF OR RELATED TO THIS AGREEMENT; PROVIDED THAT ADMINISTRATIVE AGENT, CANADIAN AGENT, UK AGENT AND/OR ANY LENDER MAY INITIATE LEGAL OR EQUITABLE PROCEEDINGS IN ANY OTHER COURT WHICH HAS SUBJECT MATTER JURISDICTION OVER THE MATTER IN CONTROVERSY. EACH JOINING BORROWER EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND EACH JOINING BORROWER HEREBY WAIVES ANY OBJECTION WHICH SUCH BORROWER

MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS AND HEREBY CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT. EACH JOINING BORROWER HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINT AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO THE JOINING BORROWER REPRESENTATIVE AT THE ADDRESS SET FORTH IN THIS AGREEMENT AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF THE JOINING BORROWER REPRESENTATIVE'S ACTUAL RECEIPT THEREOF OR 3 DAYS AFTER DEPOSIT IN THE U.S. MAILS, PROPER POSTAGE PREPAID. NOTHING IN THIS AGREEMENT SHALL BE DEEMED OR OPERATE TO AFFECT THE RIGHT OF ADMINISTRATIVE AGENT, CANADIAN AGENT, UK AGENT OR ANY LENDER TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW, OR TO PRECLUDE THE ENFORCEMENT BY ADMINISTRATIVE AGENT, CANADIAN AGENT, UK AGENT OR ANY LENDER OF ANY JUDGMENT OR ORDER OBTAINED IN SUCH FORUM OR THE TAKING OF ANY ACTION UNDER THIS AGREEMENT TO ENFORCE SAME IN ANY OTHER APPROPRIATE FORUM OR JURISDICTION.

     7. The effective date (the "Effective Date") of this Joinder Agreement is _________, 200_.

                            [signature page follows]

          IN WITNESS WHEREOF, each Joining Borrower, and Fleet UK, has executed this Joinder Agreement by its duly authorized officer as of the date first written above.

                                         "Joining Borrowers"

                                         CHANNELL LIMITED, a limited liability
                                         company incorporated under the laws of
                                         England and Wales


                                         By: __________________________________

                                         Its: _________________________________
                                                [Printed Name and Title]

                                         CHANNELL COMMERCIAL EUROPE LIMITED, a
                                         limited liability company incorporated
                                         under the laws of England and Wales


                                         By: __________________________________

                                         Its: _________________________________
                                                [Printed Name and Title]

                                         FLEET NATIONAL BANK, LONDON U.K.
                                         BRANCH, trading as FleetBoston
                                         Financial, as UK Agent and UK Lender


                                         By:___________________________________

                                         Its: _________________________________
                                                [Printed Name and Title]

ACKNOWLEDGED AND APPROVED:

FLEET CAPITAL CORPORATION,
as Administrative Agent


By:___________________________________

Its: _________________________________
       [Printed Name and Title]



FLEET CAPITAL CANADA CORPORATION,
as Canadian Agent and Canadian Lender


By:___________________________________

Its: _________________________________
       [Printed Name and Title]

                                  EXHIBIT 8.1.3

                             COMPLIANCE CERTIFICATE

                           [________________________]


                                         __________________, ___

Fleet Capital Corporation, as Administrative Agent
15260 Ventura Boulevard, Suite 400
Sherman Oaks, California 91403


          The undersigned, the chief financial officer of Channell Commercial Corporation, a Delaware corporation ("Domestic Borrower"), gives this certificate to Fleet Capital Corporation, in its capacity as Administrative Agent ("Administrative Agent") in accordance with the requirements of Section
8.1.3 of that certain Loan and Security Agreement dated as of September ____, 2002 among Channell Commercial Corporation, a Delaware corporation ("Domestic Borrower"), Channell Commercial Canada Inc., an Ontario corporation ("Canadian Borrower"), the UK Borrowers party thereto, if any (together with Domestic Borrower and Canadian Borrower, "Borrowers"), Administrative Agent, Fleet Capital Canada Corporation, in its capacity as Canadian Agent, Fleet National Bank, London U.K. branch, trading as FleetBoston Financial, in its capacity as UK Agent, and the Lenders party thereto (as amended or otherwise modified, the "Loan Agreement"). Capitalized terms used in this Certificate, unless otherwise defined herein, shall have the meanings ascribed to them in the Loan Agreement.

          Based upon my review of the balance sheets and statements of income of Domestic Borrower and its Subsidiaries for the [monthly period] [fiscal year] ending _______________, ____ (the "Determination Date"), copies of which are attached hereto, I hereby certify that:

               1. Section 8.2.3(h). As of the Determination Date, the aggregate principal amount of intercompany loans and advances not identified on Schedule 8.2.3(b) as in effect on the Closing Date is $_____________.

               2. Section 8.2.3(g). The aggregate unpaid principal amount of Purchase Money Indebtedness and Capitalized Lease Obligations as of the Determination Date was $______________.

                              Exhibit 8.1.3-Page 1

               3. Section 8.2.3(i). As of the Determination Date, the amount of the guarantied obligations under guaranties of the nature described in Section 8.2.3(i) by Subsidiaries of Domestic Borrowers was $__________.

               4. Section 8.2.3(k). As of the Determination Date, outstanding Indebtedness of Borrowers and their Subsidiaries not included in paragraphs (a) through (j) of Section 8.2.3 of the Agreement was $_____________.

               5. Section 8.2.7(c). The aggregate amount of Distributions by Domestic Borrower consisting of the repurchase of the common stock of Domestic Borrower in the open market made during each fiscal year (or, for monthly reports, during the fiscal-year-to-date through the end of such month) of Domestic Borrower was $_____________, and each such Distribution was made in compliance with the limitations set forth in Section 8.2.7(c).

               6. Section 8.2.8. The aggregate amount of Capital Expenditures made by Borrowers and their Subsidiaries during the fiscal year (or, for monthly reports, during the fiscal-year-to-date through the end of such month) of Domestic Borrower ending on the Determination Date was $_________. The amount excluded from the foregoing determination as permitted by the proviso in the definition of "Capital Expenditures" for such period was $_________.

               7. Section 8.2.9. The aggregate obligations to make cash payments of Borrowers and their Subsidiaries under operating leases in the fiscal year (or, for monthly reports, during the fiscal-year-to-date through the end of such month) of Domestic Borrower ending on the Determination Date in excess of the amount set forth in Schedule 8.2.9 as of the Closing Date was $___________.

               8. Section 8.2.18. Aggregate Availability is not to be less than $1,500,000 at any time.

               9. Section 8.2.19. As of the Determination Date, UK Loss for the calendar month ending on the Determination Date was $_________. Aggregate UK Loss since the Closing Date was $_________.

               10. Section 8.2.20. As of the Determination Date, the amount on deposit in the Bermuda Account was $________.

               11. Section 8.3. As of the Determination Date (if the Determination Date is the last day of a fiscal quarter of Domestic Borrower), the Fixed Charge Coverage Ratio was ____ to 1.00.

               12. As of the Determination Date (if the Determination Date is the last day of a fiscal quarter of Domestic Borrower), the Leverage Ratio (for purposes of determining the Applicable Margin) was _____ to 1.00.

                              Exhibit 8.1.3-Page 2

               13. As of the Determination Date, the Subsidiaries of Domestic Borrower which possess less than 2.5% of Consolidated assets of Domestic Borrower, determined in accordance with GAAP and do not own any material Intellectual Property are the following: ___________________________.

               No Default exists on the date hereof, other than: _____________ ________________________________________________ [if none, so state]; and

               No Event of Default exists on the date hereof, other than _______ ____________________________________________________ [if none, so state].

                                          Very truly yours,



                                          --------------------------------------
                                          Chief Financial Officer

                              Exhibit 8.1.3-Page 3

                                EXHIBIT 8.1.3(g)

                          STATUTORY PAYABLE CERTIFICATE
                          -----------------------------

STATUTORY PAYABLES
------------------

AS AT:
------------

COMPANY NAME:
-------------

--------------------------------------------------------------------------------------------------
                                                     TOTAL OWED      DATE PAID      AMOUNT IN
                                                                                    ARREARS

--------------------------------------------------------------------------------------------------
       Employee Income Tax Withholdings

--------------------------------------------------------------------------------------------------
       Unemployment Insurance (UIC) -
       Employees' Portion

--------------------------------------------------------------------------------------------------
       Canada Pension Plan (CPP) -
       Employee's Portion

--------------------------------------------------------------------------------------------------
       Employer's Share of Payroll taxes

--------------------------------------------------------------------------------------------------
       Corporate Income Tax

--------------------------------------------------------------------------------------------------
       Goods & Services Tax (GST)

--------------------------------------------------------------------------------------------------
       Provincial Sales Tax (PST)

--------------------------------------------------------------------------------------------------
       Municipal Taxes

--------------------------------------------------------------------------------------------------
       Workplace Safety and Insurance

--------------------------------------------------------------------------------------------------
       Pension Plan

--------------------------------------------------------------------------------------------------
       Vacation Pay

--------------------------------------------------------------------------------------------------
       TOTAL

--------------------------------------------------------------------------------------------------

The foregoing information is certified correct.



Officer:______________________

                             Exhibit 8.2.12-Page 1

                  Exhibit 8.1.4
                            Fleet Capital Corporation
                              Borrowing Certificate
================================================================================
Client:  Borrowers (a)               Report Date:
--------------------------------------------------------------------------------
Assignment Number:
================================================================================
================================================================================
A/R Loan Number:                     Inventory Loan Number:
--------------------------------------------------------------------------------
Dates Covered - A/R:                 Dates Covered - Inventory:
================================================================================
================================================================================
         ACCOUNTS RECEIVABLE                               INVENTORY
--------------------------------------------------------------------------------
             Collateral                                    Collateral
--------------------------------------------------------------------------------
Beginning Balance                    Beginning Balance
--------------------------------------------------------------------------------
 2. Sales (+)                        2.  Inventory Additions (+)
--------------------------------------------------------------------------------
 3. Credit Memos (-)
--------------------------------------------------------------------------------
 4. Adjustment (+)                   4.  Adjustment (+)
--------------------------------------------------------------------------------
 5. Adjustment (-)                   5.  Adjustment (-)
--------------------------------------------------------------------------------
 6. Net Collections (-)              6.  Inventory Removal (-)
--------------------------------------------------------------------------------
 7. Discounts (-)
--------------------------------------------------------------------------------
 8. Overpayments (+)
--------------------------------------------------------------------------------
 9. Unapplied Cash
--------------------------------------------------------------------------------
Current Balance                      Current Balance
--------------------------------------------------------------------------------
Unapplied Cash Balance               Unapplied Cash Balance
--------------------------------------------------------------------------------
Ineligible                           Ineligible
--------------------------------------------------------------------------------
Eligible Collateral                  Eligible Collateral
--------------------------------------------------------------------------------
Less Reserves:                       Less Reserves:
--------------------------------------------------------------------------------
Statutory Accounts                   Rent Reserves
--------------------------------------------------------------------------------
Statutory Accounts                   Other
--------------------------------------------------------------------------------
Dilution Reserve
--------------------------------------------------------------------------------
Other
--------------------------------------------------------------------------------
Qualified Collateral                 Qualified Collateral
--------------------------------------------------------------------------------
                Loan                                          Loan
--------------------------------------------------------------------------------
Beginning Balance                    Beginning Balance
--------------------------------------------------------------------------------
10. Cash (Checks/ACH) (-)
--------------------------------------------------------------------------------
11. Cash (Wire) (-)
--------------------------------------------------------------------------------
12. Adjustment (+/-)                 12. Adjustment (+/-)
--------------------------------------------------------------------------------
13. Advance (+)
--------------------------------------------------------------------------------
Current Balance                      Current Balance
--------------------------------------------------------------------------------
Remaining Availability               Remaining Availability
================================================================================
(a) Borrowing Base Certificates to be submitted for Channell Commerical Corporation, Channell Commercial Canada Inc., Channell Commercial Europe Limited, and Channell Limited UK

The foregoing information is delivered to Fleet Capital Corporation in accordance with a Loan and Security Agreement between Fleet Capital and ______________________, dated __________ . I hereby certify that the information contained herein is true and correct as of the dates shown herein. Nothing contained herein shall constitute a waiver, modification, or limitation of any of the terms or conditions set forth in the referenced Loan and Security Agreement.

================================================================================
Approved by:                         Prepared by:
--------------------------------------------------------------------------------
Title:                               Title:
--------------------------------------------------------------------------------
Date:                                Date:
================================================================================

                                   EXHIBIT 8.3

                               FINANCIAL COVENANTS

Minimum Fixed Charge Coverage Ratio. Borrowers shall not permit, as of the last day of any fiscal quarter of Domestic Borrower (beginning with the fiscal quarter ending December 31, 2002), the Fixed Charge Coverage Ratio to be less than 1.15 to 1.00.

                               Exhibit 8.3-Page 1

                                  EXHIBIT 12.18

                            JOINT BORROWER PROVISIONS

            UK Borrowers acknowledge and agree that UK Borrowers shall be jointly and severally liable for all UK Obligations arising under the Loan Documents. In furtherance thereof, UK Borrowers acknowledge and agree as follows:

     1. For the purpose of implementing the joint borrower provisions of the Loan Documents, UK Borrowers hereby irrevocably appoint each other as their agent and attorney-in-fact for all purposes of the Loan Documents, including the giving and receiving of notices and other communications.

     2. It is understood and agreed that the handling of this credit facility on a joint borrowing basis as set forth in this Agreement is solely as an accommodation to UK Borrowers and at their request, and that neither the Administrative Agent nor the Lenders shall incur any liability to UK Borrowers as a result thereof. To induce the Lenders to do so, and in consideration thereof, UK Borrowers hereby agree to indemnify Administrative Agent and the Lenders and hold Administrative Agent and the Lenders harmless from and against any and all liabilities, expenses, losses, damages and/or claims of damage or injury asserted against Administrative Agent or the Lenders by UK Borrowers or by any other person or entity arising from or incurred by reason of Administrative Agent's or the Lenders' handling of the financing arrangement of UK Borrowers as herein provided, reliance by Administrative Agent or the Lenders on any requests or instructions from UK Borrowers or any other action taken by Administrative Agent or the Lenders; other than liabilities, expenses, losses, damages and/or claims of damage or injury arising out of the gross negligence or willful misconduct of the Lenders or any of them or the Administrative Agent.

     3. Each UK Borrower acknowledges that the liens created or granted by the Loan Documents will or may secure UK Obligations of persons other than such UK Borrower and, in full recognition of that fact, UK Borrowers consent and agree that the Lenders may, at any time and from time to time, without notice or demand (except to the extent required pursuant to this Agreement), and without affecting the enforceability or security hereof or of any other Loan Document:

                  (a) supplement, modify, amend, extend, renew, accelerate, or otherwise change the time for payment or the terms of the UK Obligations or any part thereof, including any increase or decrease of the rate(s) of interest thereon, in each case in accordance with the terms of the applicable Loan Documents;

                  (b) supplement, modify, amend or waive, or enter into or give any agreement, approval or consent with respect to, the UK Obligations or any part thereof or any of the Loan Documents or any additional security or guaranties, or any condition, covenant, default, remedy, right, representation or term thereof or thereunder in accordance with the terms of the applicable Loan Documents;

                (c) accept new or additional instruments, documents or agreements in exchange for or relative to any of the Loan Documents or the UK Obligations or any part thereof;

                (d) accept partial payments on the UK Obligations;

                (e) receive and hold additional security or guaranties for the UK Obligations or any part thereof;

                (f) release, reconvey, terminate, waive, abandon, fail to perfect, subordinate, exchange, substitute, transfer, enforce any security or guaranties, and apply any security and direct the order or manner of sale thereof as the Lenders in their sole and absolute discretion may determine in accordance with the terms of the applicable Loan Documents;

                (g) release any person from any personal liability with respect to the UK Obligations or any part thereof;

                (h) settle, release on terms satisfactory to the Lenders or by operation of applicable laws or otherwise liquidate or enforce any UK Obligations and any security or guaranty in any manner, consent to the transfer of any security and bid and purchase at any sale in accordance with the terms of the applicable Loan Documents; and/or

                (i) consent to the merger, change or any other restructuring or termination of the corporate or other existence of UK Borrowers or any other person, and correspondingly restructure the UK Obligations, and any such merger, change, restructuring or termination shall not affect the liability of UK Borrowers or the continuing existence of any lien hereunder, under any other Loan Document to which any UK Borrower is a party or the enforceability hereof or thereof with respect to all or any part of the UK Obligations.

            Upon the occurrence of and during the continuance of any Event of Default, the Lenders may enforce this Agreement and the other Loan Documents independently as to each UK Borrower and independently of any other remedy or security the Lenders at any time may have or hold in connection with the UK Obligations, and it shall not be necessary for the Lenders to marshal assets in favor of any UK Borrower or any other person or to proceed upon or against and/or exhaust any other security or remedy before proceeding to enforce this Agreement and the other Loan Documents. Each UK Borrower expressly waives any right to require the Lenders to marshal assets in favor of any UK Borrower or any other person or to proceed against any other person or any Collateral provided by any other person, and agrees that the Lenders may proceed against any persons and/or Collateral in such order as they shall determine in their sole and absolute discretion. The Lenders may file a separate action or actions against either UK Borrower, whether action is brought or prosecuted with respect to any other security or against any other person, or whether any other person is joined in any such action or actions. Each UK Borrower agrees that the Lenders and each UK Borrower and any affiliate of UK Borrowers may deal with each other in connection with the UK

Obligations or otherwise, or alter any contracts or agreements now or hereafter existing between any of them, in any manner whatsoever, all without in any way altering or affecting the security of this Agreement or the other Loan Documents. Each UK Borrower expressly waives the benefit of any statute(s) of limitations affecting its liability hereunder or the enforcement of the UK Obligations or any liens created or granted herein or by any other Loan Document. The rights of the Lenders hereunder and under the other Loan Documents shall be reinstated and revived, and the enforceability of this Agreement and the other Loan Documents shall continue, with respect to any amount at any time paid on account of the UK Obligations which thereafter shall be required to be restored or returned by the Lenders upon bankruptcy, insolvency or reorganization of any UK Borrower or otherwise, all as though such amount had not been paid. The enforceability of this Agreement and the other Loan Documents at all times shall remain effective, as to each UK Borrower, even though the UK Obligations, including any part thereof or any other security or guaranty therefor, may be or hereafter may become invalid or otherwise unenforceable as against the other UK Borrowers or any other party and whether or not the other UK Borrowers or any other party shall have any personal liability with respect thereto. Each UK Borrower expressly waives any and all defenses now or hereafter arising or asserted by reason of (a) any disability or other defense of the other UK Borrowers or any other person with respect to the UK Obligations, (b) the unenforceability or invalidity of any security or guaranty for the UK Obligations or the lack of perfection or continuing perfection or failure of priority of any security for the UK Obligations (other than any security or guaranty given by such UK Borrower), (c) the cessation for any cause whatsoever of the liability of the other UK Borrowers or any other person (other than by reason of the full payment and performance of all UK Obligations), (d) any failure of the Lenders to marshal assets in favor of any UK Borrower or any other person, (e) any failure of the Lenders to give notice of sale or other disposition of Collateral to the other UK Borrowers or any other person or any defect in any notice that may be given in connection with any sale or disposition of Collateral, (f) any act or omission of the Lenders or others that directly or indirectly results in or aids the discharge or release of any UK Borrower or any other person or the UK Obligations or any other security or guaranty therefor by operation of law or otherwise, other than through the gross negligence or willful misconduct of the Lenders or any of them or the Administrative Agent, (g) any law which provides that the obligation of a surety or guarantor must neither be larger in amount nor in other respects more burdensome than that of the principal or which reduces a surety's or guarantor's obligation in proportion to the principal obligation, (h) any failure of the Lenders to file or enforce a claim in any bankruptcy or other proceeding with respect to any person, (i) the election by the Lenders, in any bankruptcy proceeding of any person, of the application or non-application of Section 1111(b)(2) of the United States Bankruptcy Code, (j) any extension of credit or the grant of any lien under Section 364 of the United States Bankruptcy Code,
(k) any use of cash collateral under Section 363 of the United States Bankruptcy Code, (l) any agreement or stipulation with respect to the provision of adequate protection in any bankruptcy proceeding of any person, (m) the avoidance of any lien in favor of the Lenders for any reason (other than, as to each UK Borrower, the avoidance of any lien in favor of the Lenders granted by such UK Borrower),
(n) any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, liquidation or dissolution proceeding commenced by or against any person, including any discharge of, or bar or stay against collecting, all or any of the UK Obligations (or any interest thereon) in or as a result of any such proceeding, (o) to the extent permitted, the benefits of any form of one-action rule under any applicable law or (p) any action taken by the Lenders that is authorized by any provision of any Loan Document and otherwise enforceable under applicable law. Each UK Borrower waives all rights and defenses arising out of an election of remedies by Lender, even though that election of remedies, such as a nonjudicial foreclosure with respect to security for the obligations of UK Borrowers has destroyed such UK Borrower's rights of subrogation and reimbursement against the principal by the operation of Section 580d of the California Code of Civil Procedure or otherwise. Except as provided herein, each UK Borrower expressly waives all setoffs and counterclaims and all presentments, demands for payment or performance, notices of nonpayment or nonperformance, protests, notices of protest, notices of dishonor and all other notices or demands of any kind or nature whatsoever with respect to the UK Obligations, and all notices of acceptance of this Agreement or of the existence, creation or incurring of new or additional UK Obligations.

     4. Each UK Borrower represents and warrants to the Lenders that such UK Borrower has established adequate means of obtaining from the other UK Borrower, on a continuing basis, financial and other information pertaining to the businesses, operations and condition (financial and otherwise) of the other UK Borrower and its respective properties, and each UK Borrower now is and hereafter will be completely familiar with the businesses, operations and condition (financial and otherwise) of the other UK Borrower and its respective properties. Each UK Borrower hereby expressly waives and relinquishes any duty on the part of the Lenders or Administrative Agent (should any such duty exist) to disclose to such UK Borrower any matter, fact or thing related to the businesses, operations or condition (financial or otherwise) of the other UK Borrower or the other UK Borrower's properties, whether now known or hereafter known by the Lenders or Administrative Agent during the life of this Agreement. With respect to any of the UK Obligations, the Lenders need not inquire into the powers of any UK Borrower or the officers or employees acting or purporting to act on their behalf.

     5. In the event that all or any part of the obligations of UK Borrowers at any time are secured by any one or more deeds of trust or mortgages creating or granting liens on any interests in real property, each UK Borrower authorizes the Lenders, upon the occurrence of and during the continuance of any Event of Default, at the Lenders' sole option, without notice or demand and without affecting any obligations of UK Borrowers, the enforceability of this Agreement, or the validity or enforceability of any liens or security interests of the Lenders on any Collateral, to foreclose any or all of such deeds of trust or mortgages by judicial or nonjudicial sale. Each UK Borrower expressly waives any defenses to the enforcement of this Agreement or the other Loan Documents or any liens or security interests created or granted hereby or by the other Loan Documents or to the recovery by the Lenders against the other UK Borrowers or any other person or entity liable therefor of any deficiency after a judicial or nonjudicial foreclosure or sale, even though such a foreclosure or sale may impair the subrogation rights of such UK Borrower and may preclude any of them from obtaining reimbursement or contribution from any other person. Each UK Borrower expressly waives any defenses or benefits that may be derived from California Code of Civil Procedure ss.ss. 580a, 580b, 580d or 726, or comparable provisions of the laws of any other jurisdiction, and all other suretyship defenses it otherwise might or would have under California law or other applicable law.

     6. Until no part of any commitment to lend under this Agreement remains outstanding and all of the UK Obligations have been paid and performed in full, notwithstanding anything to the contrary elsewhere contained herein or in any other Loan Document to which any UK Borrower is a party, each UK Borrower hereby waives with respect to the other UK Borrower and its respective successors and assigns (including any surety) and any other person any and all rights at law or in equity to subrogation, to reimbursement, to exoneration, to contribution, to indemnity, to setoff or to any other rights that could accrue to a surety against a principal, to a guarantor against a maker or obligor, to an accommodation party against the party accommodated, or to a holder or transferee against a maker and which any UK Borrower may have or hereafter acquire against the other UK Borrower or any other party in connection with or as a result of any UK Borrower's execution, delivery and/or performance of the Loan Agreement or any other Loan Document to which such UK Borrower is a party. Each UK Borrower agrees that it shall not have or assert any such rights against the other UK Borrower or the other UK Borrower's successors and assigns or any other person (including any surety), either directly or as an attempted setoff to any action commenced against such UK Borrower by the other such UK Borrower (as borrower or in any other capacity) or any other person. Each UK Borrower hereby acknowledges and agrees that this waiver is intended to benefit the Lenders and shall not limit or otherwise affect any UK Borrower's liability hereunder, under any other Loan Document to which such UK Borrower is a party, or the enforceability hereof or thereof. Until such time, if any, as all of the UK Obligations have been paid and performed in full and no portion of any commitment to lend under this Agreement remains in effect, each UK Borrower expressly waives any right to enforce any remedy that the Lenders now have or hereafter may have against the other UK Borrower and waives the benefit of, or any right to participate in, any Collateral now or hereafter held by the Lenders.

     7. Without limiting the generality of the foregoing, each UK Borrower hereby waives discharge, to the fullest extent permitted under applicable law, by waiving all defenses based on suretyship or impairment of collateral.

     8. Each UK Borrower warrants and agrees that each of the waivers and consents set forth herein is made after consultation with legal counsel and with full knowledge of their significance and consequences, with the understanding that events giving rise to any defense or right waived may diminish, destroy or otherwise adversely affect rights which each UK Borrower otherwise may have against the other UK Borrowers, the Lenders, or others, or against any Collateral, and that, under the circumstances, the waivers and consents herein given are reasonable. If any of the waivers or consents herein are determined to be contrary to any applicable law or public policy, such waivers and consents shall be effective to the maximum extent permitted by law.

     9. For purposes of this Agreement, the provisions of Sections 5 and 6 of this Exhibit 12.18 shall apply and be effective only to the extent that any court, tribunal or other governmental agency shall have deemed UK Borrowers to be sureties of one another rather than co-borrowers.

     10. For purposes of clarification, Agents, Lenders and Borrowers acknowledge and agree that this Agreement does not, and shall not be construed to, constitute a guaranty by either UK Borrower of any of the Domestic Obligations under the Loan Agreement or any obligation comparable to such a guaranty of the Domestic Obligations, and each such UK Borrower, Agents, and Lenders specifically disclaim the existence of any such guaranty under this Agreement.

                                   SCHEDULE A

      Mandatory Costs Formulae applicable to Lenders lending from the U.K.
         NB. may not be appropriate if only UK Base Rate Loans are made

1. The Mandatory Cost is an addition to the interest rate to compensate Lenders for the cost of compliance with (a) the requirements of the Bank of England and/or the Financial Services Authority (or, in either case, any other authority which replaces all or any of its functions) or (b) the requirements of the European Central Bank.

2. On the first day of each Interest Period (or as soon as possible thereafter) UK Agent shall calculate, as a percentage rate, a rate (the "Associated Costs Rate") for UK Lender and each UK Participating Lender (together with the UK Lender, the "Subject Lenders"), in accordance with the paragraphs set out below. The Mandatory Cost will be calculated by the UK Agent for the purposes of this Schedule A (the "Agent") as a weighted average of the Subject Lenders' Associated Costs Rates (weighted in proportion to the percentage participation of each Subject Lender in the relevant Loan) and will be expressed as a percentage rate per annum.

3. The Associated Costs Rate for any Subject Lender lending from a facility office in a Participating Member State (as defined below) will be the percentage notified by that Subject Lender to Agent. This percentage will be certified by that Subject Lender in its notice to Agent to be its reasonable determination of the cost (expressed as a percentage of that Subject Lender's participation in all advances made from that facility office) of complying with the minimum reserve requirements of the European Central Bank in respect of loans made from that facility office.

4. The Associated Costs Rate for any Subject Lender lending from a facility office in the United Kingdom will be calculated by Agent as follows:

                   AB + C(B--D) + E x 0.01 per cent. per annum
                   -------------------------------------------
                                   100 - (A+C)

         where:

         A. is the percentage of Eligible Liabilities (assuming these to be in excess of any stated minimum) which that Subject Lender is from time to time required to maintain as an interest free cash ratio deposit with the Bank of England to comply with cash ratio requirements;

         B. is the percentage rate of interest (excluding the Applicable Margin and the Mandatory Cost and, if the Loan is an unpaid sum, the additional rate of interest specified in subsection 2.1.2 of the Agreement) payable for the relevant Interest Period on the Loan;

                                   SCHEDULE A

                  C. is the percentage (if any) of Eligible Liabilities which that Subject Lender is required from time to time to maintain as interest bearing Special Deposits with the Bank of England;

                  D. is the percentage rate per annum payable by the Bank of England to Agent on interest bearing Special Deposits; and

                  E. is designed to compensate Subject Lenders for amounts payable under the Fees Rules and is calculated by Agent as being the average of the most recent rates of charge supplied by the Reference Banks to Agent pursuant to paragraph 7 below and expressed in pounds per (Pounds)1,000,000.

5.   For the purposes of this Schedule:

                  (a) "Eligible Liabilities" and "Special Deposits" have the meanings given to them from time to time under or pursuant to the Bank of England Act 1998 or (as may be appropriate) by the Bank of England;

                  (b) "Fees Rules" means the rules on periodic fees contained in the FSA Supervision Manual or such other law or regulation as may be in force from time to time in respect of the payment of fees for the acceptance of deposits;

                  (c) "Fee Tariffs" means the fee tariffs specified in the Fees Rules under the activity group A.1 Deposit acceptors (ignoring any minimum fee or zero rated fee required pursuant to the Fees Rules but taking into account any applicable discount rate); and

                  (d) "Tariff Base" has the meaning given to it in, and will be calculated in accordance with, the Fees Rules.

6. In application of the above formulae, A, B, C and D will be included in the formulae as percentages (i.e., 5 per cent. will be included in the formula as 5 and not as 0.05). A negative result obtained by subtracting D from B shall be taken as zero. The resulting figures shall be rounded up to four decimal places.

7. If requested by Agent, each Reference Bank shall, as soon as practicable after publication by the Financial Services Authority, supply to Agent, the rate of charge payable by that Reference Bank to the Financial Services Authority pursuant to the Fees Rules in respect of the relevant financial year of the Financial Services Authority (calculated for this purpose by that Reference Bank as being the average of the Fee Tariffs applicable to that Reference Bank for that financial year) and expressed in pounds per (Pounds)1,000,000 of the Tariff Base of that Reference Bank.

8. Each Subject Lender shall supply any information required by Agent for the purpose of calculating its Associated Costs Rate. In particular, but without limitation,

                                   SCHEDULE A
each Subject Lender shall supply the following information in writing on or prior to the date on which it becomes a Subject Lender:

                  (a) its jurisdiction of incorporation and jurisdiction of its facility office; and

                  (b) any other information that Agent may reasonably require for such purpose.

Each Subject Lender shall promptly notify Agent in writing of any change to the information provided by it pursuant to this paragraph.

9. The percentages of each Subject Lender for the purpose of A and C above and the rates of charge of each Reference Bank for the purpose of E above shall be determined by Agent based upon the information supplied to it pursuant to paragraphs 7 and 8 above and on the assumption that, unless a Subject Lender notifies Agent to the contrary, each Subject Lender's obligations in relation to cash ratio deposits and Special Deposits are the same as those of a typical bank from its jurisdiction of incorporation with a facility office in the same jurisdiction as its facility office.

10. Agent shall have no liability to any person if such determination results in an Associated Costs Rate which over or under compensates any Subject Lender and shall be entitled to assume that the information provided by any Subject Lender or Reference Bank pursuant to paragraphs 3, 7 and 8 above is true and correct in all respects.

11. Agent shall distribute the additional amounts received as a result of the Mandatory Costs to the Subject Lenders on the basis of the Associated Costs Rate for each Subject Lender based on the information provided by each Subject Lender and each Reference Bank pursuant to paragraphs 3, 7 and 8 above.

12. Any determination by Agent pursuant to this Schedule in relation to a formula, the Mandatory Cost, an Associated Costs Rate or any amount payable to a Subject Lender shall, in the absence of manifest error, be conclusive and binding on all parties to this Agreement.

13. Agent may from time to time, after consultation (but without their consent) with the Borrower Representative and the Subject Lenders, determine and notify to all parties to this Agreement any amendments which are required to be made to this Schedule in order to comply with any change in law, regulation or any requirements from time to time imposed by the Bank of England, the Financial Services Authority or the European Central Bank (or, in any case, any other authority which replaces all or any of its functions). Any such determination shall, in the absence of manifest error, be conclusive and binding on all such parties.

                                   SCHEDULE A

14.      For the purposes of this Schedule:

                  (a) "Participating Member State" means any member state of the European Communities that adopts or has adopted the Euro as its lawful currency in accordance with legislation of the European Community relating to Economic and Monetary Union.

                  (b) "Reference Banks" means, with respect to LIBOR, the principal London offices of Barclays Bank PLC, The Royal Bank of Scotland and HSBC or such other banks as may be appointed by Fleet UK (acting on the instructions of the Majority Lenders) in consultation with the Borrower Representative.

                                   SCHEDULE A